As filed with the Securities and Exchange Commission on June 22, 2012

Registration No. 333-180736

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARMORED AUTOGROUP INC.
Additional Registrants listed on Schedule A hereto
 (Exact name of registrants as specified in their charters)

Delaware (State or other jurisdiction of incorporation or organization)	5013 (Primary Standard Industrial Classification Code Number)	27-3620112 (I.R.S. Employer Identification No.)

39 Old Ridgebury Road
Danbury, Connecticut 06810
(203) 205-2900
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Frank Judge
Armored AutoGroup Inc.
Vice President, General Counsel & Secretary
39 Old Ridgebury Road
Danbury, Connecticut 06810
(203) 205-2900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua N. Korff
Jason K. Zachary
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022-4611
(212) 446-4800

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

9.25% Senior Notes Due 2018	$275,000,000	$275,000,000	$31,515(2)

Guarantees of 9.25% Senior Notes Due 2018	$275,000,000	—	(3)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Previously paid.

(3)
Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Additional Registrants

Schedule A

Exact Name of Additional Registrant	Jurisdiction of Incorporation or Formation	Principal Executive Office	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
The Armor All/STP Products
Company	Delaware	39 Old Ridgebury Road Danbury, CT 06810	5013	36-2999270
STP Products Manufacturing
Company	Delaware	39 Old Ridgebury Road Danbury, CT 06810	5013	06-1408442
Armored AutoGroup Sales Inc.	Delaware	39 Old Ridgebury Road Danbury, CT 06810	5013	27-5136040
AA Group (U.S.)—A LLC	Delaware	39 Old Ridgebury Road Danbury, CT 06810	5013	45-4070567
AA Group (U.S.)—B LLC	Delaware	39 Old Ridgebury Road Danbury, CT 06810	5013	45-4070646

The information in this prospectus is not complete and may be changed. We may not complete this exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 22, 2012

PROSPECTUS

ARMORED AUTOGROUP INC.

Offer to Exchange

$275,000,000 aggregate principal amount of 9.25% Senior Notes due 2018 that have been registered under the Securities Act of 1933
for any and all outstanding unregistered 9.25% Senior Notes due 2018

         Offer for any and all outstanding 9.25% Senior Notes due 2018, in the aggregate principal amount of $275,000,000 (which we refer to as the "Old Notes") that were issued in a private offering on November 5, 2010, in exchange for up to $275,000,000 in aggregate principal amount of 9.25% Senior Notes due 2018, which have been registered under the Securities Act of 1933, as amended (which we refer to as the "Exchange Notes" and, together with the Old Notes, the "Notes"). We are offering to exchange the Exchange Notes for the Old Notes to satisfy our obligations contained in the registration rights agreement that we entered into in connection with the issuance of the Old Notes. We will not receive any proceeds from the exchange offer, and issuance of the Exchange Notes will not result in any increase in our outstanding debt.

Terms of the Exchange Offer

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  Expires 5:00 p.m., New York City time,                , 2012, unless extended.

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  You may withdraw tendered outstanding Old Notes any time before the expiration or termination of the exchange offer.

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  Not subject to any condition other than that the exchange offer does not violate applicable law or any interpretation of the staff of the Securities and Exchange Commission.

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  We can amend or terminate the exchange offer.

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  We will not receive any proceeds from the exchange offer.

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  The exchange of Old Notes for the Exchange Notes should not be a taxable event for United States federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

Terms of the Exchange Notes

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  The Exchange Notes will be general unsecured obligations and will rank equally in right of payment with all of our existing and future indebtedness that is not expressly subordinated thereto, senior in right of payment to any existing and future indebtedness that is expressly subordinated in right of payment thereto and effectively junior to our existing and future secured indebtedness, including our existing senior secured credit facilities, to the extent of the value of the collateral securing such indebtedness.

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  The Exchange Notes will be fully, jointly, severally and unconditionally guaranteed on a senior unsecured basis by all of our existing and future direct and indirect subsidiaries that guarantee any of our other indebtedness, all of which we refer to in this prospectus as the guarantors.

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  The Exchange Notes will mature on November 1, 2018.

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  The Exchange Notes will accrue interest at a rate per annum equal to 9.25% and will be payable semi-annually on each May 1 and November 1, beginning on May 1, 2012.

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  We may redeem the Exchange Notes in whole or in part from time to time. See "Description of Exchange Notes."

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  If we experience certain changes of control, we must offer to purchase the Exchange Notes at 101% of their aggregate principal amount, plus accrued and unpaid interest, if any.

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  The terms of the Exchange Notes are substantially identical to those of the outstanding Old Notes, except the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the Exchange Notes.

         We are an "emerging growth company" under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

         For a discussion of the specific risks that you should consider before tendering your outstanding Old Notes in the exchange offer, see "Risk Factors" beginning on page 16 of this prospectus.

         There is no established trading market for the Old Notes or the Exchange Notes. We do not intend to list the Exchange Notes on any securities exchange or seek approval for quotation through any automated trading system.

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. A broker-dealer who acquired Old Notes as a result of market making or other trading activities may use this exchange offer prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2012

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). A broker-dealer who acquired Old Notes as a result of market making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes. We have agreed that, for a period of up to 180 days after the closing of the exchange offer, we will make this prospectus available for use in connection with any such resale. See "Plan of Distribution."

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or issuing the Exchange Notes.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements," including statements about our plans, strategies, prospects and industry estimates. These forward-looking statements identify prospective information and can generally be identified by the use of forward-looking terminology, including the terms "believes," "estimates," "anticipates," "expects," "seeks," "projects," "intends," "plans," "may," "will" or "should" or, in each case, their negative or other variations or comparable terminology. Examples of forward-looking statements include, but are not limited to, statements we make regarding: (i) our liquidity, including our belief that our existing cash and anticipated revenues are sufficient to fund our existing operating expenses, capital expenditures and liquidity requirements for at least the next twelve months; (ii) our outlook and expectations including, without limitation, in connection with continued market expansion and penetration for our products and (iii) expected new product launch dates and market exclusivity periods. The foregoing is not an exclusive list of all forward-looking statements we make. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. The matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

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  we face intense competition in our business, which could lead to reduced profitability if we cannot compete effectively.

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  harm to our reputation or the reputation of one or more of our leading brands could have an adverse effect on our business.

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  customer support of our marketing and advertising programs and new product launches is critical for our success.

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  a significant portion of our net sales and net earnings is derived from a few key customers. The loss of any one or more of these customers could cause a material decline in our operating results.

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  sales growth may be difficult to achieve.

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  we may not successfully develop and introduce new products and line extensions.

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  our operating results and net earnings may not meet expectations.

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  acquisitions, new venture investments and divestitures may not be successful.

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  changes in market distributor relationships that are not managed successfully could result in a disruption in one or more of the affected markets.

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  our quarterly results of operations are subject to fluctuations due to the seasonality of our business and other events.

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  we are exposed to commodity fluctuation risk and may not be able to adequately hedge our exposure, if at all.

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  we may be adversely affected by the current economic environment or future volatility in global economies.

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  failure to protect our intellectual property rights could impact our competitiveness, allow our competitors to develop and market products with features similar to our products and demand for our products could decline.

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  if we are found to have infringed the intellectual property rights of others or cannot obtain necessary intellectual property rights from others, our competitiveness could be adversely impacted.

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  in the ordinary course of business, we may be subject to product liability claims and lawsuits, including potential class actions, alleging that our products have resulted in or could result in unsafe condition or injury.

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  our dependence upon third parties for the manufacture and supply of a substantial portion of our products could prevent us from delivering our products to our customers in the required quantities or within the required timeframe, which could result in order cancellations and decreased net sales.

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  reliance on a limited base of third party contract manufacturers, logistics and procurement service providers may result in disruption to our business.

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  our facilities and those of our suppliers are subject to disruption by events beyond our control.

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  we operate under a Federal Trade Commission consent order, which requires certain compliance policies and procedures. Should we violate our requirements thereunder, we may face significant fines and penalties.

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  compliance with environmental law and other government regulations could impose material costs.

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  operations outside the United States expose us to uncertain conditions and other risks in international markets.

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  because we operate and sell our products in foreign countries, changes in currency exchange rates could adversely affect our operations and financial results.

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  we may not be able to hire or retain the number of qualified personnel required for our business, which would harm the development and sales of our products and limit our ability to grow.

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  if we lose the services of our key personnel, our business could be adversely affected.

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  a failure of a key information technology system could adversely impact our ability to conduct business.

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  our continued growth and expansion and increasing reliance on third-party service providers could adversely affect our internal control over financial reporting, which could harm our business and financial results.

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  our historical financial information may not be representative of our results as a stand-alone company or indicative of our future financial performance.

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  transition activities are complicated and may distract the organization from operating the business. Additionally, successful carve-out execution is risky, complex and requires substantial resources and expenditures.

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  we may experience difficulties operating as a stand-alone company.

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  changes in tax laws could adversely affect the taxes we pay and our profitability.

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  we may not be able to raise additional funds when needed for our business or to exploit opportunities.

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  following the completion of the exchange offer for the Old Notes, we will be subject to financial reporting and other requirements for which our accounting and other management systems and resources may not be adequately prepared.

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  we may incur increased ongoing costs as a result of being obligated to file reports with the Securities and Exchange Commission and our management will be required to devote substantial time to new compliance initiatives when we are effectively registered.

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  as an "emerging growth company" under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.

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  other factors that are described in "Risk Factors," beginning on page 16.

        Any forward-looking statement made by us in this prospectus speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward- looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

MARKET SHARE, RANKING AND INDUSTRY DATA AND FORECASTS

        This prospectus includes market share, ranking and industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources such as our STP Usage and Attitudes study. As noted in this prospectus, NPD Group, Inc. ("NPD") and Nielsen Holdings N.V. ("Nielsen") were the primary sources for U.S. third party industry data and forecasts. Market share data cited for NPD and Nielsen represents the twelve months ended January 31, 2012. For both NPD and Nielsen, market share data cited for STP represents market share of the performance category, while Armor All market share data cited represents market share of the appearance products category. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market share and ranking are based on market data currently available to us and management's estimates and assumptions made regarding the size of our markets within the automotive aftermarket appearance and performance products categories.

        Statements as to our U.S. market share and ranking were made primarily based upon syndicated data provided by NPD and Nielsen. NPD data is compiled using results from the U.S. automotive retailer channel, including AutoZone, Inc. ("AutoZone"), Advance Auto Parts, Inc. ("Advance Auto"), O'Reilly Automotive Inc. ("O'Reilly's"), The Pep Boys and other auto retailers. We believe this represents approximately 48% and 58% of the overall U.S. appearance and performance products categories, respectively. Nielsen data is compiled using results from the U.S. mass merchandise (excluding Wal-Mart Stores, Inc. ("Wal-Mart")), grocery store, retail drug store channels, Family Dollar, Dollar General and the convenience channel. We believe this represents approximately 11% of the overall U.S. appearance and performance products categories. Importantly, there is no syndicated data available for a substantial part of the overall U.S. appearance and performance products category, respectively, which includes Wal-Mart, and the discount, home/hardware and military channels. We compete in all of these channels in addition to those for which NPD and Nielsen provide syndicated data. It is anticipated that in 2012, Nielsen will begin offering Wal-Mart and Sam's Club sales data, which is estimated to represent 34% and 25% of the overall U.S. appearance and performance product categories, respectively.

        While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus.

 TRADEMARKS, SERVICE MARKS AND COPYRIGHTS

        We own or have rights to use trademarks, service marks, trade names and domain names, including, among others, Armor All®, STP®, Oomph!®, Son of a Gun® and Tuff Stuff®, that we use in connection with the operation of our business. We also own or have rights under patents and copyrights that, among other things, protect the formulations and packaging of our products. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus are listed without the TM, SM, ® and © symbols, but we will assert, to the fullest extent under applicable law or applicable license, our rights or the rights of any applicable licensors to these trademarks, service marks, trade names and copyrights.

PRESENTATION OF FINANCIAL INFORMATION

        As more fully described in this prospectus, on November 5, 2010, affiliates of Avista Capital Holdings, L.P. ("Avista" or "Sponsor") acquired certain equity interests, assets and liabilities of The Clorox Company's ("Clorox") Auto-Care Products Business, excluding the Prestone and YPF licensed brands, that operated through various Clorox wholly-owned or controlled legal entities throughout the world pursuant to the terms of a Purchase and Sale Agreement, dated September 21, 2010 (the "Acquisition"). In this prospectus, this business is referred to as "Global AutoCare" or "Predecessor," with respect to periods prior to the completion of the Acquisition. After completion of the Acquisition, we were renamed as "Armored AutoGroup" ("Successor"). Armored AutoGroup Parent, Inc. ("AAG Parent" or "Parent") indirectly owns all of our issued and outstanding capital stock through its direct subsidiary and our direct parent, Armored AutoGroup Intermediate Inc. Periods presented prior to November 4, 2010 represent the operations of the Predecessor and periods presented after November 4, 2010 represent the operations of the Successor. Concurrent with the Acquisition, on November 5, 2010, our Board of Directors adopted a fiscal year comprised of the twelve consecutive fiscal months ending on December 31. This change commenced with the transition period beginning on July 1, 2010 and ending on December 31, 2010. The Predecessor's last three complete fiscal years ended on June 30, 2010, June 30, 2009, and June 30, 2008.

EMERGING GROWTH COMPANY STATUS

        We are an "emerging growth company" as defined in the recently-enacted Jumpstart Our Business Startups Act ("JOBS Act"), and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies." See "Risk Factors—Risks related to our business—As an "emerging growth company" under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements."

        Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As an "emerging growth company," we have elected to "opt out" of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. Our decision to opt out of the extended transition period is irrevocable.

        We could remain an "emerging growth company" until the earliest of: (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt or (iv) the date on which we are deemed a "large accelerated issuer" as defined under the federal securities laws.

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SUMMARY

        This summary highlights certain information about our business and about this exchange offer. This is a summary of information contained elsewhere in this prospectus, is not complete and does not contain all of the information that may be important to you. For a more complete understanding of our business and this exchange offer, you should read this entire prospectus, including the section entitled "Risk Factors," along with our financial statements and the related notes included elsewhere in this prospectus. Unless the context requires otherwise, references to "Armored AutoGroup," "our Company," "we," "us" and "our" refer to Armored AutoGroup Inc. and its direct and indirect subsidiaries, references to "Intermediate" refer to Armored AutoGroup Intermediate Inc., the parent of Armored AutoGroup, and references to "Parent" refer to Armored AutoGroup Parent Inc., our ultimate parent company.

Company overview

        We are a consumer products company consisting primarily of Armor All and STP, two of the most recognizable brands in the automotive aftermarket appearance products and performance products categories, respectively. Both brands have leading category shares in the United States, with Armor All having a #1 value share of market in the appearance products category and STP a #3 value share of market in the performance products category, in each case, based on sales volume in U.S. dollars as measured by NPD and Nielsen. The NPD and Nielsen syndicated data is further described in the section entitled "Market Share Ranking and Industry Data and Forecasts" on page iv of this prospectus. Armor All's current product line of protectants, wipes, tire and wheel care products, glass cleaners, leather care products, air fresheners and washes is designed to clean, shine and protect interior and exterior automobile surfaces. STP's offering of oil and fuel additives, functional fluids and automotive appearance products has a broad customer base ranging from professional racers to car enthusiasts and "Do-it-Yourselfers." Our brands offer over 200 individual automotive appearance and performance products that can be found in most of the major developed countries around the world. We have a diversified geographic footprint with direct operations in the United States, Canada, Australia and the U.K. and distributor relationships in approximately 50 countries.

        Armor All is the most recognized automotive aftermarket appearance product brand in the United States with a comprehensive and competitively priced product line. Armor All's advertising campaigns, such as the "Go ahead. Stare," "Care for your car" and the new "Armor All Way," build on what we believe to be Armor All's strong brand equity established over its 50 year history to maintain a high level of consumer awareness. We further believe that Armor All has distinguished itself as the leader in the automotive aftermarket appearance products category based upon its household name, high-quality product formulations, convenient application methods and tradition of innovation.

        The STP brand has been characterized by a commitment to technology, performance and motor sports partnerships for over 50 years. Regular use of STP additives as part of basic maintenance helps engines run better by boosting the cleaning performance of gas and saving gas by keeping fuel intake systems clean. We believe the STP brand's fuel and oil additives, functional fluids and automotive appearance products benefit from a rich heritage in the car enthusiast and racing scenes.

        In the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, our net sales were $35.0 million and $281.3 million, respectively; we achieved gross profit of $7.2 million and $123.8 million, respectively; and we incurred net losses of $22.1 million and $17.7 million, respectively.

Industry overview

        The automotive aftermarket industry is generally defined as the manufacturing, distribution, sales and service of all automotive products other than the purchase of an automobile from a new car dealer, according to the Automotive Aftermarket Industry Association ("AAIA"). It includes hard parts such as brakes and tires, and consumables such as Armor All and STP.

        With an estimated size of $233 billion in the United States, according to the AAIA Digital Aftermarket Factbook and Lang Annual, the automotive aftermarket provides consumers with access to automotive maintenance services and products through several categories. The demand for automotive aftermarket products is correlated to the number of miles driven and the average age of cars. Given that both of these indicators are expected to grow over the next several years, we believe the automotive aftermarket should perform well. Consumers have the option of repairing or improving their vehicles themselves (known as the consumer or "Do it Yourself," or "DIY" market) or taking their vehicle to a professional service facility (the "Do it for Me," or "DIFM" market). The consumer market can be segmented further into casual users and car enthusiasts. Automotive aftermarket purchases are driven by car maintenance, beautification, performance enhancements and personalization. Based on our STP Usage and Attitudes study, the typical U.S. automotive aftermarket consumer is a 40-something male whose car has between 85,000 and 90,000 miles. According to R.L. Polk & Co., an automotive market research firm, the average age of cars on U.S. roads is greater than ten years.

Appearance products category

        As a subcategory of the automotive aftermarket, U.S. appearance products category serves retail consumers and the commercial car care and professional detailing channels. The appearance products category can be further classified into interior and exterior products, which include protectants, tire and wheel care, waxes/polishes, wipes, car wash and fabric conditioners. We believe sales of appearance products, such as Armor All, are correlated to new car purchases or "new to consumer" (e.g., used car purchases) because these car owners tend to be more dedicated to upkeep and beautification. Since purchasing a car, whether new or new to consumer, is generally the first or second most expensive purchase made by consumers, we believe auto appearance and performance are of high importance. As a result, we believe consumers exhibit strong brand loyalty by using products they trust. We believe that brand loyalty coupled with competitive price points for the average product discourages consumers from switching to private label products, which we believe explains the low level of private label penetration in this category. Countries outside the United States and Western Europe, with a developing middle class and increasing automobile penetration (e.g., China and India), present attractive growth opportunities for appearance products.

Performance products category

        The U.S. performance products category for additives serves consumers who are interested in increasing the performance of their automobiles or performing their own mechanical-related maintenance. This category can be further classified into fuel additives, oil additives and functional fluids and other niche performance products. Regular use of STP additives as part of basic maintenance helps clean deposits that build up from engine operation and helps engines run better and be more fuel efficient. STP fuel additives also help to maintain a clean fuel system and boost the cleaning performance of gasoline. Our oil additives products reduce metal-to-metal friction by providing a thicker cushion between the moving engine parts, thus protecting against engine wear and reducing oil consumption. STP's functional fluids include brake and power-steering fluids designed to prevent corrosion, wear and breakdown. We believe the need for fuel additives will increase, driven by the rising use of ethanol in fuel blends and the growing prevalence of smaller engines. Both of these trends result in less clean combustion in engines and the need for more performance products. Similar to the appearance products category, brand awareness and the consumer relationship with performance products brands is strong, resulting in low private label penetration.

Our competitive strengths

        We believe that we are well-positioned to capitalize on the following competitive strengths to achieve future growth:

        Recognizable brands with leading market positions.    Armor All and STP are leaders in the automotive aftermarket appearance and performance products categories, respectively. Armor All is the #1 brand overall, in terms of value share of market, based on sales volumes in U.S. dollars in the appearance products category in the United States, as measured by NPD and Nielsen, with products including protectants, wipes and wheel care products. Armor All has maintained this leadership position for nearly 10 years despite new market entrants. STP is the #3 brand, in terms of value share of market, based on sales volumes in U.S. dollars in the performance products category in the United States, as measured by NPD and Nielsen. We believe Armor All and STP enjoy higher brand awareness than the competition. We further believe the strong brand recognition of Armor All and STP is a testament to the deep connection consumers have with both these brands.

        Strong customer relationships.    We have a strong presence in a diversified distribution network which includes specialty auto retailers, mass merchandise retailers, discount stores, grocery stores, retail drug stores and other distributors. The majority of our sales come from mass merchandisers, such as Wal-Mart and Target Corporation ("Target Corp."), and from automotive retail stores, such as AutoZone, Advance Auto, O'Reilly's and The Pep Boys. Armor All and STP perform well for retailers, and, as a consequence, have a strong share of shelf and attractive shelf positioning with our retail partners. We have strong relationships with the major players in the industry and are either a category captain or a category advisor to customers comprising approximately 65% of our net sales in the United States. Category captains and category advisors are selected by retailers to advise the retailer on opportunities to enhance and grow the categories in which we compete.

        Diversified net sales base.    Our net sales base is diversified, both from a product and geographic perspective. We distribute our products in approximately 50 countries worldwide and approximately 29% and 32% of our net sales for the twelve months ended June 30, 2010 and the year ended December 31, 2011, respectively, were sold outside the United States. We have developed an international footprint with multiple appearance and performance products sold globally. Armor All is the U.S. leader in protectants and wipes, having pioneered these product areas, in addition to having a substantial position in the wheel, tire and other appearance categories. STP's current product portfolio is comprised of three different segments: fuel additives, oil additives and functional fluids. We believe this diversification across geographies and within product categories, combined with strong brands, offers further opportunities for expansion in other appearance and performance product areas.

Our business strategy

        Prior to the Acquisition, the brands were managed primarily for short-term profitability with limited resources provided to drive growth in the business. Under our new ownership, we have begun investing to support what we believe are the strong brand equity and category positions of Armor All and STP to grow and expand the brands. We intend to achieve these goals by implementing the following strategies:

        Launching new and innovative products.    Under Clorox ownership, there was minimal innovation in the Armor All and STP product lines. We believe that product introductions are critical to maintaining relevance and generating excitement with retail partners. We further believe that innovation is also an important element of cultivating a strong brand image among consumers in these product categories, especially heavy users and opinion leaders within the appearance and performance products categories. During 2011 we launched seven new Armor All products or improvements, including a new wax product, as well as two new STP products. The new wax product is our entry into the wax category; a category in which we did not previously compete. STP relaunched its entire fuel additives line in a concentrated formula. In 2012, we intend to launch 19 new Armor All stock keeping units ("SKUs"), including an enhanced wax product and a new line of air freshener products, as well as six new STP SKUs.

        Reinvigorating the STP brand.    The marketing and new product support for the STP brand was limited during the last several years. We believe this contributed to the loss of volumes for STP. As such, we launched a new line of STP in concentrate form in 2011. This product was targeted to meet our retail customers' request for a reduced footprint of each STP SKU as well as reduced the packaging waste associated with larger containers. We also returned to racing sponsorship to recapture STP's heritage with automobile racing fans. In 2012, we intend to introduce six new STP SKUs and expand our advertising relative to the new line of concentrates and as investment in re-building the STP brand.

        Building upon relationships with the trade.    Prior to the Acquisition, the brands were managed primarily for short-term profitability, which we believe had a negative impact on our trade relationships. As commodity prices increased during the 2007 to 2009 period, we increased prices on many of our products several times. Retailers did not pass along the last round of these price increases to the end consumer, which resulted in a compression of channel margins. In response, several key retailers cut back on shelf allocations, especially for STP. In order to improve trade relationships and achieve relative pricing parity, in early 2011 we rolled back some of the pricing increases within the performance products category and increased trade spending. We are now taking a more active approach to cultivating trade relationships, including pursuing in-store promotional activities, designing display support and endorsing other merchandising events to drive traffic for the retailer. We believe the combination of these actions should result in improved and sustainable financial performance over the long-term.

        Pursuing international growth.    With distributor relationships in approximately 50 countries, we are poised to expand our international presence, which was not a priority under Clorox ownership. Previously, in many countries outside of the United States, Armor All and STP were a secondary priority for a sales force focused on selling The Clorox Company's core household cleaning products. We believe we can increase our percentage of sales generated in international markets, which accounted for approximately 29% and 32% of our net sales for the twelve months ended June 30, 2010 and the year ended December 31, 2011, respectively. Consumers in many emerging markets, where we have historically not had a presence, are increasing their car buying activity, which should drive demand for automotive aftermarket products. For example, the passenger vehicle market in China, currently the second largest in the world, is expected to grow by 270 million vehicles in the next 25 years and surpass the United States as the largest passenger vehicle market in the world, according to an October 2008 report by McKinsey & Company.

        Opportunistically pursue acquisitions.    The automotive aftermarket industry is comprised of a number of businesses that are non-core to their current owners. In addition, companies with branded products generally tend to have minimal operational infrastructure and can generally be readily integrated into an acquirer because of customer and sales force overlap, small SKU counts and asset light operations. As such, we are currently reviewing the landscape of potential opportunities and pursuing potential acquisitions.

The Transactions

Purchase and Sale Agreement

        On September 21, 2010, Armored Autogroup Inc. (formerly, Viking Acquisition Inc.), entered into a Purchase and Sale Agreement (the "Purchase and Sale Agreement") with Clorox pursuant to which

Armored Autogroup Inc. acquired certain equity interests, assets and liabilities of Global AutoCare, the majority of which are in the United States, Australia, Canada and Europe, including the worldwide rights to distribute the leading Armor All and STP brands (the "Acquisition").

        Pursuant to the Purchase and Sale Agreement, upon the terms and subject to the conditions thereof, Armored Autogroup Inc. acquired from Clorox all of the outstanding equity interests in Clorox Europe Ltd., The Armor All/STP Products Company and STP Products Manufacturing Company. Additionally, certain assets and liabilities relating to Global AutoCare were transferred to Armored Autogroup Inc. As part of the transaction, Armored Autogroup Inc. acquired two auto care manufacturing facilities, one in the United States and one in the United Kingdom. Employees at these facilities, the existing auto care business management team and other employees affiliated with Global AutoCare transferred to or remained with the business.

Financing

        We financed the Acquisition and paid related costs and expenses associated with the Acquisition and the offering of the Old Notes, in part, with the following:

  •
  approximately $258.8 million in common equity contributed by an affiliate of Avista;

  •
  $300.0 million under the Term Loan Facility (defined below); and

  •
  $275.0 million of Old Notes (collectively, all of the transactions described in this paragraph, the "Financing Transactions" and, together with the Acquisition, the "Transactions").

        In connection with the offering of the Old Notes and the Acquisition, we entered into a senior secured credit facility with JPMorgan Chase Bank, N.A. as administrative agent, J.P. Morgan Securities LLC, Natixis, New York Branch and RBC Capital Markets and the several lenders party thereto. The senior secured credit facility consist of (i) a $300.0 million term loan facility with a six-year maturity (the "Term Loan Facility") and (ii) a $50.0 million revolving credit facility with a five-year maturity (the "Revolving Credit Facility" and, together with the Term Loan Facility, the "Credit Facilities"). As of March 31, 2012, we did not have any outstanding amounts drawn under the Revolving Credit Facility. See "Description of Other Indebtedness" for a description of the Credit Facilities.

Equity sponsor

        Avista is a leading private equity firm with offices in New York, New York, Houston, Texas and London, England. Founded in 2005 as a spin-out from the DLJ Merchant Banking Partners ("DLJMB") franchise, Avista's strategy is to make controlling or influential minority investments primarily in growth-oriented healthcare, energy, media, industrial and consumer companies. Through its team of seasoned investment professionals and industry experts, Avista seeks to partner with exceptional management teams to invest in and add value to well-positioned businesses.

Corporate structure

        The chart below illustrates our basic corporate and debt structure upon completion of this exchange offer. The equity ownership percentages are as of March 31, 2012.

(1)
As of March 31 2012, we did not have any outstanding amounts drawn under the Revolving Credit Facility.

Corporate history and information

        Armor All and STP were founded in 1962 and 1954, respectively. The Armor All Products Corporation was acquired by Clorox in 1997. The STP brand was acquired by Clorox through Clorox's purchase of First Brands in 1999. Under Clorox ownership, Armor All and STP were combined into the Global AutoCare business. Avista acquired the Global AutoCare business from Clorox on November 5, 2010.

        Armored Autogroup Inc. is a Delaware corporation. Our principal offices are located at 39 Old Ridgebury Road, Danbury, CT 06810. Our telephone number is (203) 205-2900. The websites for Armor All and STP are located at http://www.armorall.com and http://www.stp.com respectively. These websites and the information contained on these websites are not part of this prospectus. You should rely only on the information contained in this prospectus when making a decision as to whether to invest in the Exchange Notes.

The Exchange Offer

        On November 5, 2010, we sold, through a private placement exempt from the registration requirements of the Securities Act, $275,000,000 of our 9.25% Senior Notes due 2018, all of which are eligible to be exchanged for Exchange Notes. We refer to these notes as "Old Notes" in this prospectus.

        Simultaneously with the private placement, we entered into that certain Registration Rights Agreement, dated November 5, 2010 (the "Registration Rights Agreement"), with the initial purchasers of the Old Notes. Under the Registration Rights Agreement, we are required to use our reasonable best efforts to file a registration statement with the Securities and Exchange Commission (the "SEC") enabling the holders of the Old Notes to exchange their Old Notes for Exchange Notes with identical terms, and to complete the exchange offer not later than 60 days after the date on which the exchange offer registration statement is declared effective by the SEC. You may exchange your Old Notes for Exchange Notes in this exchange offer. You should read the discussion under the headings "—Summary of Exchange Offer," "The Exchange Offer" and "Description of Exchange Notes" for further information regarding the Exchange Notes.

        We did not register the Old Notes under the Securities Act or any state securities law, nor do we intend to after the exchange offer. As a result, the Old Notes may only be transferred in limited circumstances under the securities laws. If the holders of the Old Notes do not exchange their Old Notes in the exchange offer, they lose their right to have the Old Notes registered under the Securities Act, subject to certain limitations. Anyone who still holds Old Notes after the exchange offer may be unable to resell their Old Notes.

Securities Offered	$275.0 million aggregate principal amount of 9.25% Senior Notes due 2018.
Exchange Offer

We are offering to exchange the Old Notes for a like principal amount at maturity of the Exchange Notes. Old Notes may be exchanged only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. This exchange offer is being made pursuant to the Registration Rights Agreement, which grants the initial purchasers and any subsequent holders of the Old Notes certain exchange and registration rights. This exchange offer is intended to satisfy those exchange and registration rights with respect to the Old Notes. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Old Notes.

The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that:
• the Exchange Notes have been registered under the federal securities laws and will not bear any legend restricting their transfers;
• the Exchange Notes bear a different CUSIP number than the Old Notes; and

•

the holders of the Exchange Notes will not be entitled to most rights under the registration rights agreements, including the provisions for an increase in the interest rate on the Old Notes in some circumstances contained in the registration rights agreements relating to the Old Notes.

Expiration Date; Withdrawal of Tender

The exchange offer will expire 5:00 p.m., New York City time, on            , 2012, or a later time if we choose to extend the exchange offer in our sole and absolute discretion. You may withdraw your tender of Old Notes at any time prior to the expiration date. All outstanding Old Notes that are validly tendered and not validly withdrawn will be exchanged. Any Old Notes not accepted by us for exchange for any reason will be returned to you at our expense as promptly as possible after the expiration or termination of the exchange offer.

Resales

We believe that you can offer for resale, resell and otherwise transfer the Exchange Notes without complying with the registration and prospectus delivery requirements of the Securities Act so long as:

• you acquire the Exchange Notes in the ordinary course of business;
• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;
• you are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act; and
• you are not a broker-dealer.

If any of these conditions is not satisfied and you transfer any Exchange Notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume, or indemnify you against, any such liability.

Each broker-dealer acquiring Exchange Notes issued for its own account in exchange for Old Notes, which it acquired through market making activities or other trading activities, must acknowledge that it will deliver a proper prospectus when any Exchange Notes issued in the exchange offer are transferred. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the Exchange Notes issued in the exchange offer.

Conditions to the Exchange Offer

Our obligation to accept for exchange, or to issue the Exchange Notes in exchange for, any Old Notes is subject to certain customary conditions, including our determination that the exchange offer does not violate any law, statute, rule, regulation or interpretation by the Staff of the SEC or any regulatory authority or other foreign, federal, state or local government agency or court of competent jurisdiction, some of which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer—Conditions on the Exchange Offer."

Procedures for Tendering Old Notes held in the Form of Book-Entry Interests

The Old Notes were issued as global securities and were deposited upon issuance with Wells Fargo Bank, National Association, as custodian for the global securities representing the uncertificated depositary interests in those outstanding Old Notes, which represent a 100% interest in those Old Notes, to The Depository Trust Company ("DTC"). Beneficial interests in the outstanding Old Notes, which are held by direct or indirect participants in DTC, are shown on, and transfers of the Old Notes can only be made through, records maintained in book-entry form by DTC.

You may tender your outstanding Old Notes by instructing your broker or bank where you keep the Old Notes to tender them for you. In some cases you may be asked to submit the letter of transmittal that may accompany this prospectus. By tendering your Old Notes you will be deemed to have acknowledged and agreed to be bound by the terms set forth under "The Exchange Offer." Your outstanding Old Notes must be tendered in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

In order for your tender to be considered valid, the exchange agent must receive a confirmation of book-entry transfer of your outstanding Old Notes into the exchange agent's account at DTC, under the procedure described in this prospectus under the heading "The Exchange Offer," on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

United States Federal Income Tax Considerations

The exchange offer should not result in any income, gain or loss to the holders of Old Notes or to us for United States federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offer.
Exchange Agent	Wells Fargo Bank, National Association is serving as the exchange agent for the exchange offer.
Shelf Registration Statement	In limited circumstances, holders of Old Notes may require us to register their Old Notes under a shelf registration statement.

 Consequences of Not Exchanging Old Notes

        If you do not exchange your Old Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer currently applicable to the Old Notes. In general, you may offer or sell your Old Notes only:

  •
  if they are registered under the Securities Act and applicable state securities laws;

  •
  if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

  •
  if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not currently intend to register the Old Notes under the Securities Act. Under some circumstances, however, holders of the Old Notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell Exchange Notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Old Notes by these holders. For more information regarding the consequences of not tendering your Old Notes and our obligation to file a shelf registration statement, see "The Exchange Offer—Consequences of Failure to Exchange" and "The Exchange Offer—Shelf Registration."

 Description of Exchange Notes

        The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes, except that the Exchange Notes will be registered under the Securities Act. As a result, the Exchange Notes will not bear legends restricting their transfer and will not contain the registration rights and additional interest provisions contained in the Old Notes. The Exchange Notes represent the same debt as the Old Notes. The Old Notes and the Exchange Notes are governed by the same indenture and are together considered a single class of securities under that indenture. Unless the context indicates otherwise, we use the term "Notes" in this prospectus to refer collectively to the Old Notes and the Exchange Notes. The following summary contains basic information about the Exchange Notes and is not intended to be complete. For a more complete understanding of the Exchange Notes, please refer to the section entitled "Description of Exchange Notes" in this prospectus

Issuer	Armored Autogroup Inc., a Delaware corporation.
Notes Offered	$275.0 million aggregate principal amount of 9.25% Senior Notes due 2018.
Maturity Date	The Exchange Notes will mature on November 1, 2018.
Interest Rate	The Exchange Notes will bear interest at a rate of 9.25% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Interest Payment Dates	Interest on the Exchange Notes will be payable semi-annually on May 1 and November 1 of each year, commencing on May 1, 2012.
Guarantees

The Exchange Notes will be fully, jointly, severally and unconditionally guaranteed on a senior unsecured basis by all of our existing and future direct and indirect subsidiaries that guarantee any of our other indebtedness, all of which we refer to in this prospectus as the guarantors.

Any subsidiary that guarantees our obligations or the obligations of our domestic subsidiaries under our Credit Facilities in the future will guarantee the Exchange Notes unless we designate such subsidiary as an "unrestricted subsidiary" under the indenture.

Ranking

The Exchange Notes will be general unsecured obligations and will rank equally in right of payment with all of our existing and future indebtedness that is not expressly subordinated thereto, senior in right of payment to any existing and future indebtedness that is expressly subordinated in right of payment thereto and effectively junior to our existing and future secured indebtedness, including our existing senior secured Credit Facilities, to the extent of the value of the collateral securing such indebtedness.

The guarantees will be the guarantors' general unsecured obligations and will rank equally in right of payment with all existing and future indebtedness of each guarantor that is not expressly subordinated thereto, senior in right of payment to any existing and future indebtedness of each guarantor that is expressly subordinated in right of payment thereto and effectively junior to all existing and future secured indebtedness of each guarantor, including our existing senior secured Credit Facilities, to the extent of the value of the collateral securing such indebtedness.

As of March 31, 2012, we had approximately $571.3 million gross amount of total indebtedness, exclusive of remaining unamortized original issuance discount.
Optional Redemption

At any time prior to November 1, 2013, we may redeem up to 35% of the aggregate principal amount of the Exchange Notes with the proceeds of certain equity offerings at the redemption price set forth in this prospectus, plus accrued and unpaid interest, if any, to the redemption date. See "Description of Exchange Notes—Optional redemption."

At any time prior to November 1, 2014, we may also redeem some or all of the Exchange Notes at a price equal to 100% of the principal amount of the Exchange Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date and a "make-whole premium" as described in this prospectus. See "Description of Exchange Notes—Optional redemption."

The Exchange Notes will be redeemable at our option, in whole or in part, at any time on or after November 1, 2014, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption. See "Description of Exchange Notes—Optional redemption."

Change of Control Offer

If we experience certain change of control events, we must offer to repurchase the Exchange Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the applicable repurchase date. See "Description of Exchange Notes—Repurchase at the option of holders—Change of control."

Asset Sale Offer

If we sell assets under certain circumstances we must offer to repurchase the Exchange Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the applicable repurchase date. See "Description of Exchange Notes—Repurchase at the option of holders—Asset sales."

Restrictive Covenants	The Exchange Notes will be issued under the indenture that contains covenants that, among other things, restrict our ability and the ability of our restricted subsidiaries to:
• incur additional indebtedness and guarantee indebtedness;

• pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock;
• prepay, redeem or repurchase certain indebtedness;
• make loans and investments;
• sell or otherwise dispose of assets;
• incur liens;
• enter into transactions with affiliates;
• alter the business we conduct;
• enter into agreements restricting our subsidiaries' ability to pay dividends; and
• consolidate, merge or sell all or substantially all of our assets.
These covenants will be subject to a number of important exceptions and qualifications. See "Description of Exchange Notes—Certain covenants."
No Established Trading Market

The Exchange Notes are new issues of securities with no established trading market. We do not intend to apply for the Exchange Notes to be listed on any securities exchange or included in any automated quotation system. We cannot assure you that a liquid market for the Exchange Notes will develop or be maintained.

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes pursuant to the exchange offer.
Risk Factors

Investment in the Exchange Notes involves substantial risks. You should consider carefully all of the information set forth in this prospectus and, in particular, you should evaluate the specific factors discussed in the section entitled "Risk Factors" before deciding to invest in the Exchange Notes. For more complete information about the Exchange Notes, see "Description of Exchange Notes."

 Summary historical financial and other data

        The following tables set forth our selected financial data for the periods and at the dates indicated. All periods prior to November 5, 2010 are referred to as the Predecessor period and all periods including and after November 5, 2010 are referred to as the Successor period. Concurrent with the Acquisition, on November 5, 2010, our board of directors approved a change in our fiscal year from a fiscal year comprised of the twelve consecutive fiscal months ending on June 30 to a fiscal year comprised of the twelve consecutive fiscal months ending on December 31 of each year. This change in fiscal year commenced with the transition period beginning on July 1, 2010 and ending on December 31, 2010. We derived the statement of operations and cash flow data for the fiscal years ended June 30, 2009 and 2010 (Predecessor), the periods from July 1, 2010 to November 4, 2010 (Predecessor) and November 5, 2010 to December 31, 2010 (Successor), the year ended December 31, 2011 (Successor), and the selected balance sheet data as of June 30, 2010 (Predecessor), November 4, 2010 (Predecessor), December 31, 2010 (Successor) and December 31, 2011 (Successor), from our audited financial statements included elsewhere in this prospectus. We derived the statement of operations and cash flow data for the three months ended March 31, 2011 and 2012 (Successor), and the selected balance sheet data as of March 31, 2012 (Successor), from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The selected statement of operations and cash flow data for the year ended June 30, 2008 and the balance sheet data presented as of June 30, 2008 and 2009 is derived from our audited financial statements not included elsewhere within this prospectus. The unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of our management, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of these data. The results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year or for any future period.

        On November 5, 2010, Avista and its affiliates acquired, through Armored AutoGroup Inc. (formerly known as Viking Acquisition Inc.), The Auto-Care Products Business from Clorox. The Auto-Care Products Business, excluding the Prestone and YPF licensed brands, was a business product line of Clorox that operated through various Clorox wholly-owned or controlled legal entities throughout the world. The Auto-Care Products Business was not operated by Clorox as a stand-alone business or as a distinguishable reporting unit, but rather were components of various other individual businesses within the Clorox management reporting structure. In addition, the Auto-Care Products Business was not segregated in separate legal entities, the primary method by which Clorox maintained its accounting records. Rather, the revenues, expenses and assets related to the Auto-Care Products Business were derived from various data fields that utilized business assignments within the Clorox accounting records. Clorox did not provide the financial information necessary to prepare any financial statements for the Auto-Care Products Business for fiscal year 2007. Because of the length of time that has passed since fiscal year 2007 and the ensuing changes to the structure, composition and operation of the relevant businesses, as well as changes in and turnover of the Clorox staff, including executives who were familiar with these businesses, the preparation of accurate fiscal year 2007 selected financial information of the Auto-Care Products Business is now nearly impossible. The financial information necessary to prepare the financial statements for fiscal year 2007 resides solely with Clorox and Clorox has no obligation to provide such financial information to us. For these reasons and given the amount of time that has passed from this reporting period, we do not believe that the selected financial data attributable to the Predecessor for fiscal year ended June 30, 2007 can be created without unreasonable effort and expense and to the degree of accuracy that is necessary to prepare financial data disclosure.

        We believe the financial information included in this prospectus, taken as a whole, provides potential investors with a thorough understanding of our financial condition, results of operations and general business trends. As a result, we believe that the omission of selected financial information of the Predecessor for fiscal year ended June 30, 2007 does not have a material impact on existing and potential investors' understanding of our financial results and condition and related trends.

        Our historical results are not necessarily indicative of results to be expected for any future period. The following selected financial data presented below has been derived from financial statements that have been prepared in accordance with accounting principles generally accepted in the United States and should be read with our audited financial statements, including the accompanying notes to the financial statements, and with "Risk Factors," "Capitalization," "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

					CONSOLIDATED
	COMBINED
							Three months ended March 31,
	Year ended June 30,
				Period from July 1, 2010 to November 4, 2010	Period from November 5, 2010 to December 31, 2010	Year ended December 31, 2011
	2008	2009	2010				2011	2012
	(Predecessor)	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)	(Successor)	(Successor)	(Successor)
Statement of operations data (in thousands):
Net sales	$318,983	$292,391	$299,537	$94,341	$35,014	$281,317	$80,581	$86,396
Cost of products sold	163,019	156,657	147,672	50,201	20,583	153,114	40,154	43,090
Cost of products sold—acquisition related	—	—	—	—	7,229	4,439	4,439	—

Gross profit	155,964	135,734	151,865	44,140	7,202	123,764	35,988	43,306
Operating expenses:
Selling and administrative expenses	31,925	31,040	34,028	10,916	5,422	40,240	9,153	13,147
Advertising costs	25,922	25,163	23,994	7,582	2,240	24,699	5,497	5,263
Research and development costs	3,999	3,591	3,289	1,063	609	2,307	699	515
Amortization of acquired intangible assets	3	2	3	1	5,709	36,701	9,175	9,175
Acquisition-related charges	—	—	—	—	16,026	1,020	691	—
Restructuring costs (benefits)	1,200	994	11	(146)	—	—	—	—

Total operating expenses	63,049	60,790	61,325	19,416	30,006	104,967	25,215	28,100

Operating profit (loss)	92,915	74,944	90,540	24,724	(22,804)	18,797	10,773	15,206
Non-operating expenses:
Interest expense	—	—	—	—	7,350	48,090	11,826	12,090
Other (income) expense	(696)	758	238	(128)	212	80	(217)	(219)

Earnings (loss) before income taxes	93,611	74,186	90,302	24,852	(30,366)	(29,373)	(836)	3,335
Provision (benefit) for income taxes	34,959	26,626	34,277	8,728	(8,250)	(11,705)	(328)	2,229

Net earnings (loss)	$58,652	$47,560	$56,025	$16,124	$(22,116)	$(17,668)	$(508)	$1,106

					CONSOLIDATED
	COMBINED
							Three months ended March 31,
	Year ended June 30,
				Period from July 1, 2010 to November 4, 2010	Period from November 5, 2010 to December 31, 2010	Year ended December 31, 2011
	2008	2009	2010				2011	2012
	(Predecessor)	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)	(Successor)	(Successor)	(Successor)
Cash flow data (in thousands):
Net cash provided by (used in) operating activities	$62,529	$54,423	$36,539	$(5,295)	$(16,594)	$(9,790)	$(9,649)	$4,649
Net cash used in investing activities	(2,105)	(2,407)	(2,312)	(1,463)	(756,155)	(13,011)	(1,695)	(2,946)
Net cash (used in) provided by financing activities	(60,424)	(52,016)	(34,227)	6,758	804,466	(2,875)	(1,379)	(750)
Capital expenditures	(2,164)	(1,443)	(2,312)	(1,463)	(1,539)	(13,011)	(1,695)	(2,946)

	COMBINED
					CONSOLIDATED
	Balance at June 30,
				Balance at November 4, 2010	Balance at December 31, 2010	Balance at December 31, 2011	Balance at March 31, 2012
	2008	2009	2010
	(Predecessor)	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)	(Successor)	(Successor)
Balance sheet data (in thousands):
Cash	$—	$—	$—	$—	$31,701	$4,935	$6,240
Total current assets	94,606	77,704	112,195	100,786	110,831	118,149	151,058
Total debt	—	—	—	—	554,977	554,331	554,192
Total liabilities	75,728	64,437	74,187	39,640	713,176	709,143	732,577
Total equity	393,681	385,118	410,409	434,025	237,742	218,333	224,050

RISK FACTORS

        You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to participate in the exchange offer. If any of the risks we describe below actually occur, our business, financial condition and results of operations would suffer. In such case, you may lose all or part of your original investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements" in this prospectus.

Risks related to the exchange offer and the Exchange Notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the Exchange Notes.

        We have a significant amount of indebtedness. As of March 31, 2012, we have aggregate gross amount of indebtedness of approximately $571.3 million, exclusive of issuance discounts. Our debt is comprised of a senior secured credit facility ("the Credit Facilities"), consisting of a $300.0 million term loan (the "Term Loan Facility"), of which we have $296.3 million outstanding, notwithstanding $7.8 million remaining unamortized original issue discount, an undrawn $50.0 million revolving credit facility (the "Revolving Credit Facility"), and $275.0 million in aggregate principle amount of outstanding Old Notes, not withstanding $9.3 million remaining unamortized original issue discount.

        Our substantial indebtedness could have important consequences to the holders of the Exchange Notes, including:

  •
  making it more difficult for us to satisfy our obligations with respect to the Exchange Notes and our other indebtedness;

  •
  limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

  •
  requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  increasing our vulnerability to adverse changes in general economic, industry and competitive conditions;

  •
  exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under the Credit Facilities, are at variable rates of interest;

  •
  limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

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  placing us at a disadvantage compared to other, less leveraged competitors; and

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  increasing our cost of borrowing.

        In addition, the indenture that governs the Notes and the credit agreement governing the Credit Facilities contain restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of substantially all of our indebtedness.

Despite our current level of indebtedness, we and our subsidiaries may still be able to incur substantially more indebtedness. This could further exacerbate the risks to our financial condition described above and prevent us from fulfilling our obligations under the Exchange Notes.

        We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although the indenture that governs the Notes and the credit agreement governing the Credit Facilities contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the Exchange Notes, subject to any collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with our insolvency, liquidation, reorganization, dissolution or other winding up as a company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. In addition, our Revolving Credit Facility provides us commitments of up to $50.0 million in the aggregate, none of which is drawn as of March 31, 2012. Our Revolving Credit Facility could increase by $75.0 million, subject to certain conditions. We also can incur additional secured indebtedness if certain specified conditions are met under the credit agreement governing the Credit Facilities. All of those borrowings would be secured indebtedness. If new indebtedness is added to our current indebtedness levels, the related risks that we and the subsidiary guarantors now face could intensify. See "Description of Other Indebtedness" and "Description of Exchange Notes."

We may not be able to generate sufficient cash to service all of our indebtedness, including the Exchange Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or refinance our debt obligations, including the Exchange Notes depends on our financial condition and operating performance, which are subject to prevailing economic, industry and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Exchange Notes.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional indebtedness or equity capital or restructure or refinance our indebtedness, including the Exchange Notes. We may not be able to effect any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The credit agreement governing the Credit Facilities and the indenture that governs the Notes restrict our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. See "Description of Other Indebtedness" and "Description of Exchange Notes."

        In addition, we conduct a substantial portion of our operations through our subsidiaries, certain of which are not guarantors of the Exchange Notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the Exchange Notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the Exchange Notes or our other indebtedness, our subsidiaries do not have any obligation to pay amounts due on the Exchange Notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the Exchange Notes. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture that governs the Notes and the agreements governing certain of our other existing indebtedness limit the ability of certain of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the Exchange Notes.

        Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the Exchange Notes.

        If we cannot make scheduled payments on our indebtedness, we will be in default and holders of the Exchange Notes could declare all outstanding principal and interest to be due and payable, the lenders under the Revolving Credit Facility could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your entire investment in the Notes.

The terms of our credit agreement governing the Credit Facilities and the indenture that governs the Notes restricts our current and future operations, particularly our ability to respond to changes or to take certain actions.

        The credit agreement governing the Credit Facilities and the indenture that governs the Notes contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including, among other things, restrictions on our ability to:

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  incur additional indebtedness and guarantee indebtedness;

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  pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock;

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  prepay, redeem or repurchase certain indebtedness;

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  make loans and investments;

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  sell or otherwise dispose of assets;

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  incur liens;

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  enter into transactions with affiliates;

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  alter the businesses we conduct;

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  enter into agreements restricting our subsidiaries' ability to pay dividends; and

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  consolidate, merge or sell all or substantially all of our assets.

        In addition, the restrictive covenants in the credit agreement governing the Credit Facilities require us to maintain specified financial ratios and satisfy other financial condition tests in order to utilize the Revolving Facility. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we may not be able to meet them.

        These restrictive covenants could adversely affect our ability to:

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  finance our operations;

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  make needed capital expenditures;

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  make strategic acquisitions or investments or enter into joint ventures;

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  withstand a future downturn in our business, the industry or the economy in general;

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  engage in business activities, including future opportunities, that may be in our best interest; and

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  plan for or react to market conditions or otherwise execute our business strategies.

        These restrictions may affect our ability to grow in accordance with our plans.

        A breach of the covenants under the indenture that governs the Notes or under the credit agreement governing the Credit Facilities could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related indebtedness and may result in the acceleration of any other indebtedness to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the credit agreement governing the Revolving Credit Facility would permit the lenders under the Revolving Credit Facility to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under the Revolving Credit Facility, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or note holders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Borrowings under the Credit Facilities are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remained the same, and our net earnings and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming all revolving loans are fully drawn, each quarter point change in interest rates would result in a $0.9 million change in annual interest expense on our indebtedness under the Credit Facilities. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk, or may create additional risks.

The Exchange Notes will be effectively subordinated to our and our subsidiary guarantors' indebtedness under the Credit Facilities and our other secured indebtedness to the extent of the value of the assets securing that indebtedness.

        The Exchange Notes will not be secured by any of our or our subsidiary guarantors' assets. As a result, the Exchange Notes and the guarantees will be effectively subordinated to our and our subsidiary guarantors' indebtedness under the Credit Facilities with respect to the assets that secure that indebtedness. As of March 31, 2012, we had approximately $296.3 million of indebtedness under the Term Loan Facility, all of which would have been effectively senior to the Notes, and approximately $50.0 million of additional borrowing capacity under the Revolving Credit Facility, which could increase by $75.0 million, subject to certain conditions. We also can incur additional secured indebtedness if certain specified conditions are met under the credit agreement governing the Credit Facilities. See "Description of Other Indebtedness." In addition, we may incur additional secured indebtedness in the future. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company or the subsidiary guarantors of the Credit Facilities or of that other secured indebtedness, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the Exchange Notes only after all indebtedness under the Credit Facilities and that other secured indebtedness has been paid in full. As a result, the holders of the Exchange Notes may receive less, ratably, than the holders of secured indebtedness in the event of our or our subsidiary guarantors' bankruptcy, insolvency, liquidation, dissolution or reorganization.

The Exchange Notes will be structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the Exchange Notes.

        Each of our existing and future subsidiaries that is a borrower under or that guarantees obligations under the Credit Facilities or that guarantees our other indebtedness or indebtedness of a guarantor will guarantee the Exchange Notes on a joint, several and unconditional basis. Our subsidiaries that do not guarantee the Exchange Notes, including all of our non-domestic subsidiaries, will have no obligation, contingent or otherwise, to pay amounts due under the Exchange Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The Exchange Notes will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary's creditors, including trade creditors and preferred stockholders, if any, would be entitled to payment in full out of that subsidiary's assets before we would be entitled to any payment.

        In addition, the indenture that governs the Notes will, subject to some limitations, permit these subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

        Our non-guarantor subsidiaries include all of our international subsidiaries. For the twelve months ended June 30, 2010 and the year ended December 31, 2011, our international operations represented approximately 29% and 32% of our total consolidated net sales, respectively.

        In addition, our subsidiaries that provide, or will provide, guarantees of the Exchange Notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

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  the designation of that subsidiary guarantor as an unrestricted subsidiary;

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  the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the Exchange Notes by such subsidiary guarantor; or

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  the sale or other disposition, including the sale of substantially all the assets, of that subsidiary guarantor.

        If any subsidiary guarantee is released, no holder of the Exchange Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the Exchange Notes. See "Description of Exchange Notes—Guarantees."

We may not be able to repurchase the Exchange Notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding Exchange Notes at 101% of their principal amount, together with accrued and unpaid interest, if any, to the purchase date. Additionally, under the Credit Facilities, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the respective agreements and terminate their commitments to lend. The source of funds for any purchase of the Exchange Notes and repayment of borrowings under the Credit Facilities would be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the

Exchange Notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the Exchange Notes may be limited by law. In order to avoid the obligations to repurchase the Exchange Notes and events of default and potential breaches of the credit agreement governing the Credit Facilities, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

        In addition, some important corporate events, such as leveraged recapitalizations, may not, under the indenture that governs the Notes, constitute a "change of control" that would require us to repurchase the Exchange Notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings, financial condition or the value of the Exchange Notes. See "Description of Exchange Notes—Repurchase at the option of holders—Change of control."

Holders of the Exchange Notes may not be able to determine when a change of control giving rise to their right to have the Exchange Notes repurchased has occurred following a sale of "substantially all" of our assets.

        The definition of change of control in the indenture that governs the Notes includes a phrase relating to the sale of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of Exchange Notes to require us to repurchase its Exchange Notes as a result of a sale of less than all of our assets to another person may be uncertain.

Federal and state fraudulent transfer laws may permit a court to void the Exchange Notes or the guarantees, and if that occurs, you may not receive any payments on the Exchange Notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Exchange Notes and the incurrence of the guarantees of the Exchange Notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Exchange Notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if we or any of the guarantors, as applicable, (a) issued the Exchange Notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the Exchange Notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

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  we or any of the subsidiary guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the Exchange Notes or the incurrence of the guarantees;

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  the issuance of the Exchange Notes or the incurrence of the guarantees left us or any of the subsidiary guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

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  we or any of the subsidiary guarantors intended to, or believed that we or such subsidiary guarantor would, incur indebtedness beyond our or the subsidiary guarantor's ability to pay as they mature; or

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  we or any of the subsidiary guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the subsidiary guarantor if, in either case, the judgment is unsatisfied after final judgment.

        As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the Exchange Notes.

        We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the Exchange Notes or the guarantees would be subordinated to our or any of our subsidiary guarantors' other indebtedness. In general, however, a court would deem an entity insolvent if:

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  the sum of its indebtedness, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

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  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing indebtedness, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its indebtedness as they became due.

        If a court were to find that the issuance of the Exchange Notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the Exchange Notes or that guarantee, could subordinate the Exchange Notes or that guarantee to presently existing and future indebtedness of ours or of the related subsidiary guarantor or could require the holders of the Exchange Notes to repay any amounts received with respect to that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the Exchange Notes could result in an event of default with respect to our and our subsidiaries' other indebtedness that could result in acceleration of that indebtedness.

        Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the Exchange Notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of Exchange Notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Holders of Old Notes who fail to exchange their Old Notes in the exchange offer will continue to be subject to restrictions on transfer.

        If you do not exchange your Old Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Old Notes under the Securities Act. In addition, if there are only a small number of Old Notes outstanding, there may not be a very liquid market in those Old Notes. There may be few investors that will purchase unregistered securities in which there is not a liquid market. For further information regarding the consequences of tendering your Old Notes in the exchange offer, see the discussion below under the caption "The Exchange Offer—Consequences of Failure to Exchange."

If an active trading market does not develop for the Exchange Notes, you may not be able to resell them.

        The Exchange Notes are a new issue of securities. We do not intend to apply to list the Exchange Notes on any securities exchange or to arrange for quotation on any automated dealer quotation systems. There is no established public trading market for the Exchange Notes, and an active trading market may not develop. If no active trading market develops, you may not be able to resell your Exchange Notes at their fair market value or at all. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and financial condition, the number of holders of Exchange Notes and the market for similar securities. We cannot assure you that the market, if any, for the Exchange Notes will be free from disruptions or that any such disruptions may not adversely affect the prices at which you may sell your Exchange Notes.

The market price of the Exchange Notes may be volatile, which could affect the value of your investment.

        It is impossible to predict whether the price of the Exchange Notes will rise or fall. Trading prices of the Exchange Notes will be influenced by our operating results and prospects and by economic, financial, regulatory and other factors. General market conditions, including the level of, and fluctuations in, the prices of high-yield notes, will also have an impact.

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

        Delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of book-entry transfer of Old Notes into the exchange agent's account at DTC, as depositary, including an Agent's Message (as defined herein). We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the Registration Rights Agreement will terminate. See "The Exchange Offer—Procedures for Tendering Old Notes Through Brokers and Banks" and "The Exchange Offer—Consequences of Failure to Exchange."

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

        Our debt has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Exchange Notes. Credit ratings are not recommendations to purchase, hold or sell the Exchange Notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the Exchange Notes. Any downgrade by either Standard & Poor's or Moody's would increase the interest rate on the Credit Facilities, decrease our earnings and may result in higher borrowing costs.

        Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the Exchange Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your Exchange Notes at a favorable price or at all.

Many of the covenants in the indenture that governs the Notes will not apply during any period in which the Notes are rated investment grade by both Moody's and Standard & Poor's.

        Many of the covenants in the indenture that governs the Notes will not apply to us during any period in which the Exchange Notes are rated investment grade by both Moody's and Standard & Poor's, provided at such time no default or event of default has occurred and is continuing. These covenants will restrict, among other things, our ability to pay distributions, incur indebtedness and enter into certain other transactions. There can be no assurance that the Exchange Notes will ever be rated investment grade, or that if they are rated investment grade, that the Exchange Notes will maintain these ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. To the extent the covenants are subsequently reinstated, any such actions taken while the covenants were suspended would not result in an event of default under the indenture that governs the Notes. See "Description of Exchange Notes—Certain covenants—Effectiveness of covenants."

Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Based on interpretations by the SEC in no-action letters, we believe, with respect to Exchange Notes issued in the exchange offer, that:

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  holders who are not "affiliates" of ours within the meaning of Rule 405 of the Securities Act;

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  holders who acquire their Exchange Notes in the ordinary course of business;

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  holders who do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes; and

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  are not broker-dealers,

do not have to comply with the registration and prospectus delivery requirements of the Securities Act.

        Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria. Holders that do not meet these criteria could not rely on interpretations of the SEC in no-action letters, and will have to register the Exchange Notes they receive in the exchange offer and deliver a prospectus for them. In addition, holders that are broker-dealers may be deemed "underwriters" within the meaning of the Securities Act in connection with any resale of Exchange Notes acquired in the exchange offer. Holders that are broker-dealers must acknowledge that they acquired their outstanding Exchange Notes in market-making activities or other trading activities and must deliver a prospectus when they resell Exchange Notes they acquire in the exchange offer in order not to be deemed an underwriter.

We are indirectly owned and controlled by Avista and their interests may conflict with yours as a creditor.

        Avista and several of its employees together own approximately 99.3% of Parent, which is the sole stockholder of Intermediate, our parent company. As a result, Avista has the power to elect our board of directors and effectively controls major decisions regardless of whether holders of the Exchange Notes believe that any such decisions are in their own best interests. The interests of Avista as an equity holder may conflict with your interests as a holder of the Exchange Notes. Avista may have an incentive to increase the value of its investment or cause us to distribute funds at the expense of our financial condition and affect our ability to make payments on the Exchange Notes. In addition, Avista may have an interest in pursuing acquisitions, divestitures, financings or other transactions that it believes could enhance its equity investments even though such transactions might involve risks to you as a note holder.

Risks related to our business

We face intense competition in our business, which could lead to reduced profitability if we cannot compete effectively.

        We face intense competition from automotive aftermarket product companies both in the United States and in international markets for the limited space available for the display of these products to the consumer. Most of our products compete with other widely-promoted and advertised brands within each of our product categories. We also encounter competition from similar and alternative products, many of which are produced and marketed by major multinational or domestic companies.

        Our products generally compete on the basis of product performance, brand recognition, price, value, quality or other benefits to consumers. Advertising, promotion, merchandising and packaging also have a significant impact on consumer purchasing decisions. A newly introduced consumer product, whether improved or newly developed, usually encounters intense competition requiring substantial expenditures for advertising, sales promotion and trade merchandising. If a product gains consumer acceptance, it normally requires continued advertising, promotional support and product enhancements to maintain its relative competitive position.

        Some of our competitors are larger and have greater financial resources than we do. These competitors may be able to spend more aggressively on advertising and promotional activities, introduce competing products more quickly, offer customers more attractive trade terms and respond more effectively to changing business and economic conditions than we can. We also compete against premium and niche competitors. In addition, our competitors have attempted in the past, and may attempt in the future, to gain market share by offering products at prices at or below those typically offered by us. Competitive activity may require us to increase spending on advertising and promotions or reduce prices and could lead to reduced profits or a loss of market share, either of which could adversely affect our results of operations. We may not be able to compete successfully against current and future competitors and competitive pressures we face may have a material adverse effect on our business, financial condition and results of operations.

Harm to our reputation or the reputation of one or more of our leading brands could have an adverse effect on our business.

        We believe that maintaining and developing our brand names, including Armor All and STP are critical to our success and that the importance of brand recognition increases as competitors offer products similar to our products. Maintaining a strong reputation with consumers, customers and trade partners is critical to the success of our business. We devote significant time and incur substantial marketing and promotional expenditures to create and maintain brand loyalty as well as increase brand awareness of our products. As a company, we also focus on ethics and compliance, sustainability, and product safety and quality initiatives, among others to protect our reputation and brand image. Despite these efforts, adverse publicity about us, including product safety or quality or similar concerns, whether real or perceived, could harm our image and result in an adverse effect on our business, as well as require resources to rebuild our reputation. Prior to the Acquisition, we significantly reduced our spending on, investing in and promoting of our brands by ceasing to promote motor sports to the same levels we had done in the past, which resulted in a loss of market share and lower brand awareness. If our brand-building strategy is unsuccessful, expenses for rebuilding our brands may never be recovered, and we may be unable to increase our future revenues or implement our business strategy.

Customer support of our marketing and advertising programs and new product launches is critical for our success.

        The support of our customers is critical for the success of our marketing and trade promotion programs and any new strategic initiatives we seek to undertake, and the successful execution of these initiatives, will depend on our ability to maintain alignment with and support from our customers. We depend on our customers for merchandising and checkout support, and our customers set the prices for end consumers. If our efforts to build alignment with our customers are unsuccessful, it may result in a delay in the implementation of our marketing and advertising programs and other key initiatives. The failure of our customers to support our marketing programs and strategic initiatives could adversely affect our ability to implement our business strategy and could materially harm our business, results of operations and financial condition. Additionally, the success of any new product introductions will be dependent upon our ability to secure distribution from our retail partners.

A significant portion of our net sales and net earnings is derived from a few key customers. The loss of any one or more of these customers could cause a material decline in our operating results.

        A limited number of customers account for a large percentage of our net sales. We had one customer (Wal-Mart) who represented more than 10% of total net sales. Wal-Mart represented 23%, 22%, 19%, 28% and 20% of net sales for the twelve months ended June 30, 2009 and 2010, the period from July 1, 2010 to November 4, 2010, the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011. Further, net sales to our seven largest customers represented approximately 67% and 65% of U.S. net sales for the twelve months ended June 30, 2010 and the year ended December 31, 2011, respectively. Additionally, each of our individual brands may also be subjected to customer sales concentration. The loss of, or reduction in, orders from any of our most significant customers could have a material adverse effect on our brands, business, financial condition and results of operations. In addition, continued consolidation within the retail industry has resulted in an increasingly concentrated retail base. To the extent such consolidation continues to occur, our net sales and profitability may be increasingly sensitive to deterioration in the financial condition of, or other adverse developments involving our relationship with, one or more customers.

        Large customers also seek price reductions, added support or promotional concessions, which may negatively impact our ability to maintain existing profit margins. We expect that a significant portion of our net sales will continue to be derived from a small number of customers. As a result, changes in the strategies of our largest customers, including a reduction in merchandising support for our products, a reduction in the number of brands they carry or a shift of shelf space to "private-label" or competitors' products, may harm our sales. Reduced support from our customers has a negative effect on our profitability and may reduce our ability to bring new innovative products to consumers.

        In addition, our business is based primarily upon individual sales orders, and we typically do not enter into long-term contracts with our customers. Accordingly, these customers could reduce their purchasing levels or cease buying products from us at any time and for any reason. We are also subject to changes in customer purchasing patterns. These types of changes may result from changes in the manner in which customers purchase and manage inventory levels, or display and promote products within their stores. Other potential factors such as customer disputes regarding shipments, fees, merchandise condition or related matters may also impact operating results. If we do not effectively respond to the demands of our customers, they could decrease their purchases from us or cease doing business with us, causing harm to our business, financial condition and results of operations.

Sales growth may be difficult to achieve.

        Our ability to achieve sales growth will depend on our ability to drive growth through innovation, investment in our established brands and enhanced and more effective merchandising and promotional activity. Accelerated growth is partially dependent on our ability to capture market share from competitors and our ability to acquire additional brands. We may be forced to increase prices on one or more of our products in response to increased costs for components and raw materials. Product price increases may slow sales volume growth or create declines in volume in the short term as customers adjust to sales price increases. If we are unable to increase market share in existing product lines, secure additional shelf share, develop product improvements, undertake sales, advertising and trade promotions to grow our product categories, develop, acquire or successfully launch new products, provide attractive trade terms or successfully penetrate new and developing markets, we may not achieve our sales growth objectives.

We may not successfully develop and introduce new products and line extensions.

        Our future performance and growth depend, in part, on our ability to successfully develop and introduce new products and line extensions. We may not be able to successfully achieve those goals. We compete in product categories where there are frequent introductions of new products and line extensions. The ability to understand consumer preferences and identify technological trends is critical to maintaining and improving the competitiveness of our product offerings. Our success depends on our ability to identify, originate and define automotive consumer product trends, as well as to anticipate, gauge and react to changing consumer demands in a timely manner and engender retailer support for new product introductions. Our automotive consumer products must appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to rapid change. We may not be able to continue to develop appealing automotive aftermarket products or meet changing consumer demands in the future. If we misjudge the market for our products, we may be faced with significant excess inventories for some products and missed opportunities for other products.

        The development and introduction of new products, as well as the improvement of current products and product lines, require substantial and effective research, development and marketing expenditures, which we may be unable to recoup if the new or renovated products and line extensions do not gain widespread market acceptance. There are inherent risks associated with new product development and new product launches, including:

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  product development or launch delays, which could result in us not being first to market;

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  the failure of new products and line extensions to achieve anticipated levels of market acceptance;

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  the cost of failed product introductions;

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  the availability of alternative products from our competitors;

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  the price of our products in relation to those of our competitors; and

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  timing of market entry.

        As we continue to focus on innovation, our business, financial condition or results of operations could be adversely affected in the event that we are not able to effectively develop and introduce new or renovated products and line extensions.

Our operating results and net earnings may not meet expectations.

        We cannot be sure that our operating results and cash flows will meet expectations. If our assumptions and estimates are incorrect or do not come to fruition, or if we do not achieve all of our key goals, then our actual performance could vary materially from our expectations. Our operating results and net earnings may be influenced by a number of factors, including the following:

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  significant increases in the costs of finished goods, components, raw materials or transportation;

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  our ability to control internal costs and generate expected cost savings and efficiencies;

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  our ability to efficiently manage our supply chain and manufacturing process and to effectively provide supply assurances to our customers;

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  the impact of general economic conditions in the United States and in other countries in which we currently do business;

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  consumer and customer reaction to sales price increases;

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  changes in product sales pricing by us or our competitors;

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  the introduction of new products and line extensions by us or our competitors;

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  the impact of a potential product withdrawal, recall or other quality issue;

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  our ability to ensure compliance with applicable laws both foreign and domestic and with our policies and procedures;

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  the impact of environmental compliance costs;

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  the mix of products with varying profitability sold in a given period;

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  the effectiveness of our advertising, marketing and promotional programs;

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  our ability to execute our strategies and to maintain and enhance profits in the face of a consolidating retail environment;

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  our ability to achieve our business plans, including sales volume growth and sales pricing plans, as a result of high levels of competitive activity;

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  our ability to maintain key customer relationships;

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  the impact of potential emerging technologies on our existing product lines, including any potential future obsolescence;

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  our ability to maintain the value and reputation of our brands;

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  the ability of major customers and other debtors to meet their obligations as they come due;

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  our ability to successfully manage our separation from Clorox;

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  the failure of parties contracting with us to perform their obligations and the loss of or inability to renew contracts of importance to our performance;

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  the ability to successfully manage regulatory, tax and legal matters, including resolution of pending matters within current estimates;

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  substantial costs associated with regulatory compliance;

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  our ability to attract and retain qualified personnel;

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  the ability to maintain the overall quality of new and existing products;

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  our ability to penetrate and grow domestic and international markets and distribution channels;

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  the impact of interest rate and foreign currency exchange rate fluctuations;

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  the impact of commodity hedges and/or commodity fluctuations;

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  the impact of foreign import and export restrictions or other trade regulations;

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  charges resulting from any restructuring that management may, from time to time, choose to undertake;

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  our ability to manage inventory at appropriate levels, including decisions regarding obsolescence;

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  our reliance on brokers for the grocery channel, convenience stores, gas stations and auto retailers;

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  significant increases in insurance costs, healthcare or other employee benefit costs;

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  the impact of any litigation or product liability claims; and

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  fluctuations in federal, state, local and foreign taxes; and

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  Our ability to successfully implement our new enterprise resource planning ("ERP") system in our international markets on a timely and economic basis.

        In addition, sales volume growth, whether due to acquisitions or internal growth, can place burdens on management resources and financial controls that, in turn, can have a negative impact on operating results and net earnings. To some extent, we plan our expense levels in anticipation of future revenues. If actual revenues fall short of these expectations, operating results and net earnings are likely to be adversely affected.

Acquisitions, new venture investments and divestitures may not be successful.

        As part of our strategy, we may seek to increase growth through acquisitions and any such acquisition may be significant. Not only is the identification of good acquisition candidates difficult and competitive, but these transactions also involve numerous risks, including the ability to:

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  successfully integrate acquired companies, products, systems or personnel into our existing business, especially with respect to businesses or operations that are outside of the United States;

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  minimize any potential interruption to our ongoing business;

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  successfully enter categories and markets in which we may have limited or no prior experience;

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  achieve expected synergies and obtain the desired financial or strategic benefits from acquisitions;

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  retain key relationships with employees, customers, partners and suppliers of acquired companies; and

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  maintain uniform standards, controls, procedures and policies throughout acquired companies.

        Companies, businesses or operations acquired or joint ventures created may not be profitable or may not achieve sales levels and profitability that justify the investments made. Future acquisitions could also result in the incurrence of indebtedness, the assumption of contingent liabilities, material expenses related to certain intangible assets and increased operating expenses, which could adversely affect our results of operations and financial condition. Future acquisitions of foreign companies would increase our exposure to foreign exchange risks. In addition, to the extent that the economic benefits associated with any of our acquisitions diminish in the future, we may be required to record write-downs of goodwill, intangible assets or other assets associated with such acquisitions, which could adversely affect our operating results. The automotive aftermarket industry is comprised of a number of businesses that are non-core to their current owners. In addition, companies with branded products generally tend to have minimal operational infrastructure and can generally be readily integrated into an acquirer because of customer and sales force overlap, small SKU counts and asset light operations (generally minimal owned manufacturing facilities and distribution centers). As such, we are currently reviewing the landscape of potential opportunities and pursuing potential acquisitions. These opportunities offer us the potential to strengthen our brands and business, increase product offerings and/or leverage our scale to achieve cost-savings through integration synergies, while considering our immediate organic growth opportunities and the execution risks associated with the integration efforts surrounding our recent separation from Clorox. There can be no assurance that such efforts will result in a proposed transaction or in a definitive agreement for such a transaction being entered into. As part of our evolving acquisition criteria and as opportunities presented by various potential transactions appear, we may finance a potential transaction with debt, equity or a combination thereof, although any potential transaction and related financing should be accretive across our capital structure.

        We may also decide to divest certain assets, businesses or brands that do not meet our strategic objectives or growth targets. With respect to any divestiture, we may encounter difficulty finding potential acquirers or other divestiture options on favorable terms. Any divestiture could affect our profitability, either as a result of the gains or losses on such sale of a business or brand, the loss of the operating income resulting from such sale or the costs or liabilities that are not assumed by the acquirer that may negatively impact profitability subsequent to any divestiture. We may also be required to recognize impairment charges as the result of a divesture.

        Any potential future acquisitions, new ventures or divestitures may divert the attention of management and may divert resources from matters that are core or critical to the business.

Changes in marketing distributor relationships that are not managed successfully could result in a disruption in one or more of the affected markets.

        We distribute our products throughout the world in one of two ways: (1) through direct distribution, in which products are sold directly by us to wholesalers and retailers, for example, in the United States, Canada, Australia, the United Kingdom and Germany; and (2) through marketing distribution, in which products are sold to exclusive marketing distributors who in turn sell to wholesalers and retailers. The marketing distribution model is generally used in countries where we do not have direct company-owned operations. Instead, we partner with local companies who perform the sales, marketing and distribution functions. We invest time and resources in these relationships. Should key personnel change and/or the relationship change or terminate, we could be at risk until such time as a suitable replacement can be found and our key marketing strategies implemented. There is a risk that changes in such marketing distributor relationships that are not managed successfully could result in a disruption in one or more of the affected markets and that such disruption could have an adverse material effect on our business, financial condition and results of operations. Additionally, in some countries, local laws may require substantial payments to terminate existing relationships, which could also have an adverse material effect on our business, financial condition and results of operations.

Our quarterly results of operations are subject to fluctuations due to the seasonality of our business and other events.

        Our business is moderately seasonal. Our sales are typically higher in the first half of the calendar year as our customers purchase stock for the spring and summer seasons when weather is warmer than in the fall and winter months. Because our business is moderately seasonal, results for any one quarter are not necessarily indicative of the results that may be achieved for any other quarter or for the full fiscal year. In addition, weather conditions in North America and Europe can have a significant impact on the timing of sales in the spring selling season and overall annual sales. An abnormally wet and/or cold spring throughout North America or Europe could adversely affect appearance products category sales and, therefore, our financial results.

We are exposed to commodity fluctuation risk and may not be able to adequately hedge our exposure, if at all.

        The raw materials for the products that we produce include silicone, jet fuel, base oil and other chemicals. Our packaging includes resin products, which is sensitive to change in fuel costs, and corrugated materials. Our profitability is sensitive to changes in the costs of these commodities caused by changes in supply or other market conditions, over which we have little or no control. Increases in the cost of energy, transportation and other necessary supplies or services, including the cost of diesel or jet fuel, may also harm our profits and operating results. During the twelve months ended June 30, 2009 and the year ended December 31, 2011, we experienced an increase in the prices of certain commodities, which negatively impacted our margins. When there are price increases for silicone, jet fuel, base oil or any of the principal raw materials or other supplies or services we use, we may not be able to pass on these increases, in whole or in part, to our customers, or we may be delayed in our ability to do so, or we may be unable to achieve cost savings to offset such price increases. In addition, if we increase the prices of our products in response to increases in the cost of commodities, and the commodity costs decline, we may not be able to sustain our price increases over time. Also, competitors may not adjust their prices, which could lead to sales declines and loss of market share. During the three months ended June 30, 2011, we increased our prices on many stock-keeping units to cover increases in commodity costs. Sustained price increases may lead to declines in volume, and while we seek to project tradeoffs between price increases and volume, our projections may not accurately predict the volume impact of price increases. Historically, our Predecessor entered into commodity hedges in order to minimize the risk of commodity price changes. However, there is no assurance that such activities will fully offset any adverse movements in commodity prices. For example, despite the fact that our Predecessor had hedged a portion of our commodity exposure during the twelve months ended June 30, 2009, we experienced significant commodity price increases. Additionally, hedging activities, if entered into, may negatively impact our financial results if commodity prices fall.

We may be adversely affected by the current economic environment or future volatility in global economies.

        Our performance is subject to general economic conditions and their impact on levels of consumer confidence and consumer spending. In calendar years 2009 and 2010, consumer confidence and consumer spending deteriorated significantly, only recently stabilizing, but could remain depressed for an extended period of time. Reduced consumer discretionary spending due to economic uncertainty or unfavorable economic conditions may lead to reduced sales volumes or cause a shift in our product mix from higher margin to lower margin products. Some of the factors that could influence the deterioration of consumer confidence and consumer spending include financial market volatility, fluctuating interest rates and credit availability, fluctuating fuel and other energy costs, fluctuating commodity prices, higher levels of unemployment, higher consumer debt levels, reductions in net worth based on market declines, home foreclosures and reductions in home values, and general uncertainty regarding the overall future economic environment, all of which are beyond our control. The current global economic environment has weakened consumer confidence and impacted the consumer's ability and desire to spend discretionary dollars. Consumer purchases of discretionary items generally decline during periods where disposable income is adversely affected or there is economic uncertainty, and a prolonged reduction in consumer spending levels may negatively impact our financial condition and results of operations. In the twelve months ended June 30, 2009 and 2010, the period from July 1, 2010 to November 4, 2010, the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, our sales volumes were negatively impacted by the effects of the global recession. We cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

Failure to protect our intellectual property rights could impact our competitiveness, allow our competitors to develop and market products with features similar to our products and demand for our products could decline.

        Our commercial success depends in part on our intellectual property rights and we rely upon the trademark, trade secret, patent and copyright laws of the United States and other countries to protect our brands, products, technologies and formulations and packaging. Our intellectual property rights may not be maximized or may not be successfully asserted against others. Further, we may not be able to obtain and perfect our intellectual property rights or, where appropriate, license the intellectual property necessary to support new product introductions. These rights, if obtained, may later be invalidated, circumvented or challenged, and we could incur significant costs in connection with legal actions to assert our intellectual property rights, or to defend those rights from assertions of invalidity. In addition, even if such rights are obtained in the United States, the laws of some of the other countries in which our products are or may be sold may not protect intellectual property rights to the same extent as the laws of the United States. If other parties infringe on our intellectual property rights, they may dilute the value of our brands in the marketplace, which could diminish their value and harm our business. We will only be able to protect our intellectual property from unauthorized use by third parties to the extent that valid and enforceable patents, trademarks or copyrights cover them, and we may not be able to preempt third parties from infringing our intellectual property rights. The failure to perfect or successfully assert our intellectual property rights could make us less competitive and could have a material adverse effect on our business, financial condition and results of operations.

If we are found to have infringed the intellectual property rights of others or cannot obtain necessary intellectual property rights from others, our competitiveness could be adversely impacted.

        We cannot be certain that the conduct of our business does not and will not infringe the intellectual property rights of others. If we are found liable for infringement, we could be required to cease use of a trademark, trade secret, copyrighted work or patented invention in our business, pay damages, pay legal defense fees, enter into licensing agreements, if available on acceptable terms or at all and to cease making or selling certain products. Moreover, we may need to redesign some of our products to avoid future infringement liability. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

In the ordinary course of business, we may be subject to product liability claims and lawsuits, including potential class actions, alleging that our products have resulted in or could result in unsafe condition or injury.

        We may be required to pay for losses or injuries purportedly caused by our products. Claims could be based on allegations that, among other things, our products contain contaminants or provide inadequate instructions regarding their use, or inadequate warnings concerning interactions with other substances, or damage property. Product liability claims could result in negative publicity that could harm our sales, reputation, value of our brands and operating results. In addition, if one of our products is found to be defective, we could be required to recall it, which could result in adverse publicity and significant expenses. Although we maintain product liability insurance coverage, potential product liability claims may exceed the amount of insurance coverage or certain product liability claims may be excluded under the terms of the policy. Any product liability claim brought against us, with or without merit, could be costly to defend and could result in an increase of our insurance premiums. Our other business activities may also expose us to litigation risks, including risks that may not be covered by insurance. If successful claims are asserted by third parties against us for uninsured liabilities or liabilities in excess of applicable insured limits of coverage, our business, financial condition and results of operations may be adversely affected.

        Additionally, our products may be associated with competitor products or other products in the same category, which may be alleged to have caused harm to consumers. As a result of this association, we may be named in unwarranted legal actions. The potential costs of defense may materially affect our business, financial condition and results of operations in future periods.

Our dependence upon third parties for the manufacture and supply of a substantial portion of our products could prevent us from delivering our products to our customers in the required quantities or within the required timeframe, which could result in order cancellations and decreased net sales.

        We rely on a limited number of suppliers, including single-source suppliers for certain of our raw materials, packaging, product components and other necessary supplies. Because we do not control the actual production of many of the products we sell, we may be subject to delays caused by interruptions in production based on conditions outside of our control. If we are unable to maintain supplier arrangements and relations or if we are unable to contract with suppliers at the quantity and quality levels needed for our business, find alternative suppliers or if any of our key suppliers becomes insolvent or experience other financial distress, we could experience disruptions in production, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Reliance on a limited base of third-party contract manufacturers, logistics and procurement service providers may result in disruption to our business.

        We rely on a limited number of third-party contract manufacturers for the production of our finished goods and third-party logistics providers for the distribution of our products to customers. We also rely on a third-party procurement service provider. We do not have direct control over the management or business of these third-party contract manufacturers, logistics and procurement service providers, except indirectly through terms as negotiated in contracts with such third parties. Should the terms of doing business with our primary contract manufacturers, logistics and procurement service providers change, our business may be disrupted, which could have an adverse effect on our business, financial condition and results of operations. The general availability of contract manufacturing allows new entrants easy access to the consumer product markets in which we compete.

Our facilities and those of our suppliers are subject to disruption by events beyond our control.

        Operations at our facilities and the facilities of our suppliers are subject to disruption for a variety of reasons, including work stoppages, disease outbreaks or pandemics, acts of war, terrorism, fire, earthquakes, flooding or other natural disasters. If a major disruption were to occur, it could result in harm to people or the natural environment, temporary loss of access to critical data, delays in shipments of products to customers or suspension of operations.

We operate under an FTC consent order, which requires certain compliance policies and procedures. Should we violate our requirements thereunder, we may face significant fines and penalties.

        In 1978, a Predecessor company entered into a consent order with the Federal Trade Commission ("FTC") settling charges that it had engaged in deceptive advertising. The order essentially prohibits certain representations about STP products and requires compliance with the law on truthful advertising. In 1995, the Predecessor company settled charges that it had violated that order. Clorox maintained certain compliance practices to ensure compliance with the order which have been continued since the Acquisition. Since the 1995 complaint, the FTC has not raised any issues about our advertising practices. We are still subject to the consent order. While we believe it is unlikely that this order will result in significant future liability, we could become subject to significant fines and penalties should we be found to be in violation of the consent order. For more information on the consent order, see "Business—Marketing—Consent order."

Compliance with environmental law and other government regulations could impose material costs.

        We are subject to numerous environmental laws and regulations that impose various environmental controls on our business operations, including, among other things, the discharge of pollutants into the air and water, the handling, use, treatment, storage and clean-up of solid and hazardous wastes and the investigation and remediation of soil and groundwater affected by hazardous substances. Such laws and regulations may otherwise relate to various health and safety matters that impose burdens upon our operations. These laws and regulations govern actions that may have adverse environmental effects and also require compliance with certain practices when handling and disposing of hazardous wastes. These laws and regulations also impose strict, retroactive and joint and several liability for the costs of, and damages resulting from, cleaning up current sites, past spills, disposals and other releases of hazardous substances. We cannot assure you that we have been or will be in compliance with environmental and health and safety laws at all times. If we violate these laws, we could be fined, criminally charged or otherwise sanctioned by regulators. We may be required to incur further costs to comply with current or future environmental and safety laws and regulations. In addition, in the event of accidental contamination or injury from these materials, we could be held liable for any damages that result and any such liability could exceed our resources. We believe that our expenditures related to environmental matters have not had, and are not currently expected to have, a material adverse effect on our business, financial condition or results of operations. However, the environmental laws under which we operate are complicated and often increasingly more stringent, and may be applied retroactively. Accordingly, we may be required to make additional expenditures to remain in, or to achieve, compliance with environmental laws in the future and such additional expenditures may have a material adverse effect on our business, financial condition or results of operations.

        Some of our products have chemical compositions that are controlled by various state, federal and international laws and regulations. We are required to comply with these laws and regulations and we seek to anticipate regulatory developments that could impact our ability to continue to produce and market our products. We invest in research and development to maintain product formulations that comply with such laws and regulations. We may be required to alter the chemical composition of one or more of our products in a way that will have an adverse effect upon the product's efficacy or marketability. A delay or other inability on our part to complete product research and development in response to any such regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.

        Generally, the manufacturing, packaging, storage, distribution and labeling of our products and our business operations all must comply with extensive federal, state and foreign laws and regulations. It is possible that the government will increase regulation of the transportation, storage or use of certain chemicals to enhance homeland security or protect the environment and that such regulation could negatively impact raw material, component or finished goods supplies or costs.

Operations outside the United States expose us to uncertain conditions and other risks in international markets.

        Our net sales outside the United States were approximately 27% and 29% of net sales in the twelve month periods ending June 30, 2009 and 2010, respectively, and were approximately 32% of net sales in the year ended December 31, 2011 and our strategy includes expanding our international business. We face, and will continue to face, substantial risks associated with having international operations, including:

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  economic or political instability in our international markets;

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  difficulty in obtaining non-local currency (e.g., British Pounds or Euros) to pay for the raw materials needed to manufacture our products and contract-manufactured products;

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  restrictions on or costs relating to the repatriation of foreign profits to the United States, including possible taxes or withholding obligations on any repatriations;

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  exposure to local economic conditions, which has been heightened during the current global economic downturn;

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  transportation and supply chain disruptions and increased expenses as a result of epidemics, terrorist activity, acts of war or hostility, increased security and less-developed infrastructure;

  •
  differences in regulatory requirements;

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  unexpected unfavorable legislative or regulatory developments and differing government policies;

  •
  the imposition of tariffs or trade restrictions or other governmental actions;

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  many of our international sales are generated through brokerage relationships who we do not directly control; and

  •
  our ability to separate and efficiently operate the international operations previously run by Clorox.

        These risks could have a significant impact on our ability to sell our products on a competitive basis in international markets and could have a material adverse effect on our business, financial condition and results of operations.

        Part of our business strategy is the expansion of our brands internationally. Our ability to identify, originate and define auto care products trends, as well as gauge and react to changing consumer demands, may be more difficult in foreign markets. We may not be able to develop appealing automotive consumer products for international markets or meet changing consumer demands in those markets.

        In addition, our operations outside of the United States are subject to risks relating to appropriate compliance with legal and regulatory requirements in local jurisdictions, potential difficulties in staffing and managing local operations, import and export laws, potentially higher incidence of fraud or corruption and greater difficulty in maintaining effective internal controls, credit risk of local customers and distributors and potentially adverse tax consequences, including those related to transfer pricing regulations. We could become subject to inquiries or investigations by government and other regulatory bodies. Any determination that our operations or activities are not in compliance with United States laws, including the Foreign Corrupt Practices Act, or various international laws and regulations could expose us to significant fines, penalties or other sanctions that may harm our business and reputation.

Because we operate and sell our products in foreign countries, changes in currency exchange rates could adversely affect our operations and financial results.

        With the exception of Puerto Rico and the United Kingdom, the functional currency of our foreign operations is the applicable local currency. In preparing our financial statements, we translate net sales and expenses in foreign countries from their local currencies into U.S. dollars using weighted average exchange rates. If the value of the U.S. dollar rises relative to the value of local currencies in the countries in which we have operations, the net sales reported on our financial statements for those countries will decrease. We do not use instruments to hedge foreign currency risks and as such, we are not protected against foreign currency fluctuations. Accordingly, we could be adversely affected by changes in currency exchange rates. Given our inability to predict the degree of exchange rate fluctuations, we cannot estimate the effect these fluctuations may have upon future reported results or our overall financial conditions, but they could materially and adversely affect our results of operations and financial condition. Additionally, any favorable impacts to profit margins or financial results from fluctuations in foreign currency exchange rates are likely to be unsustainable over time.

We may not be able to hire or retain the number of qualified personnel required for our business, which would harm the development and sales of our products and limit our ability to grow.

        If we are unable to retain existing personnel, or attract and train additional qualified personnel, either because of competition in our industry for such personnel or because of insufficient financial resources, our growth may be limited and it could have a material adverse effect on our business.

If we lose the services of our key personnel, our business could be adversely affected.

        Our success is substantially dependent upon the performance, contributions and expertise of our chief executive officer, executive leadership and senior management team. Some members of our executive leadership and senior management team play a significant role in generating new business and retaining existing customers. Our inability to retain our existing executive leadership and senior management team or attract and retain additional qualified personnel could have a materially adverse effect on our business.

A failure of a key information technology system could adversely impact our ability to conduct business.

        We rely extensively on information technology systems, some of which are managed by third-party service providers, in order to conduct business as we continue to develop and execute our transition to a stand-alone company. These systems may include, but are not limited to, programs and processes relating to communicating internally and externally with other parties, ordering and managing materials from suppliers, converting materials to finished products, shipping products to customers, processing transactions, summarizing and reporting results of operations, complying with regulatory, legal or tax requirements and other processes involved in managing the business. We are implementing hardware, software and operating systems, including initiating an international enterprise resource planning system (ERP), in order to support our existing operations and future growth. If our future technology systems and processes do not adequately support the future growth of our business or we suffer an ineffective implementation, our business may be adversely impacted. Although we will have network security measures in place, the systems may be vulnerable to computer viruses, security breaches, and other similar disruptions from unauthorized users. While we will have business continuity plans in place, if the systems are damaged or cease to function properly due to any number of causes, including catastrophic events, power outages, security breaches or other similar events, and if the business continuity plans do not effectively resolve such issues on a timely basis, we may suffer interruptions in the ability to manage or conduct business, which may adversely impact our business.

Our continued growth and expansion and increasing reliance on third-party service providers could adversely affect our internal control over financial reporting, which could harm our business and financial results.

        Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with generally accepted accounting principles ("GAAP"). Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a misstatement of our financial statements would be prevented or detected. Our continuing growth and expansion in domestic and globally dispersed markets will place significant additional pressure on our system of internal control over financial reporting. Moreover, we increasingly engage the services of third parties to assist with business operations and financial reporting processes, which inserts additional monitoring obligations and risk into the system of internal control. Any failure to maintain an effective system of internal control over financial reporting could limit our ability to report our financial results accurately and on a timely basis or to detect and prevent fraud. Until the completion of our operational separation from Clorox, we will remain reliant on Clorox for certain accounting services under our Transition Services Agreement. Consequently, we will also be reliant on some of Clorox's internal control procedures until the Transition Services Agreement is terminated. Any failure by Clorox to maintain certain financial information for the Company and provide full access to such information to the Company and its financial advisors as provided for under the Transition Services Agreement and through its duration could limit our ability to report our financial results accurately and on a timely basis or to detect and prevent fraud.

Our historical financial information may not be representative of our results as a stand-alone company or indicative of our future financial performance.

        Some financial information included in this prospectus has been derived from the consolidated financial statements of Clorox, which owned our business prior to November 5, 2010. This financial information relies on assumptions and estimates that relate to the ownership of our business by Clorox and, as a result, the financial information may not reflect what our results of operations, financial position and cash flows would have been had we been a stand-alone entity during the periods presented or what our results of operations, financial position and cash flows will be in the future, because:

  •
  costs reflected in periods prior to the Acquisition may differ from the costs we would have incurred had we operated as a stand-alone entity during the periods presented;

  •
  we have made certain adjustments and allocations since we did not operate as and were not accounted for as, a single, stand-alone business for the periods presented; and

  •
  the information does not reflect certain changes that occurred in our operations as a result of our separation from Clorox.

        Accordingly, our historical results of operations may not be indicative of our future operating or financial performance.

        Additionally, we were reliant upon Clorox for some of the financial information used to produce our financial results after the closing of the Acquisition. Clorox provided these services to us as part of a Transition Services Agreement we entered into at the time of the Acquisition. The information they provided included accounts receivable, accounts payable, inventory and fixed asset transaction and balances, plus customer invoicing and revenue cost accounting and depreciation calculations on fixed assets and complete financial statement transaction processing and reporting on all of our foreign operations except for the United Kingdom and Europe, Middle East and Africa ("EMEA").

Transition activities are complicated and may distract the organization from operating the business. Additionally, successful carve-out execution is risky, complex and requires substantial resources and expenditures.

        Prior to the Acquisition, Clorox allocated expenses and other centralized operating costs to us. The allocated costs included in our historical financial statements could differ from amounts that would have been incurred by us if we operated on a stand-alone basis and are not necessarily indicative of costs to be incurred in the future. Additionally, the costs we have incurred since the Acquisition for services Clorox has provided under the Transition Services Agreement may not be reflective of the costs we will incur to provide these services on a stand-alone basis. To the extent that these expenses exceed our estimates, our liquidity and results of operations may be adversely affected.

        Since the closing of the Acquisition, we have implemented certain administrative functions, including executing our own global insurance program, treasury and cash management operations, preparing and filing taxes, implementing health and welfare benefits, retirement programs and payroll. While we will have support from Clorox for substantially all other functions for up to 18 months after the completion of the Acquisition, we have made progress on our transition to a stand-alone company since the closing of the Acquisition and have terminated certain services which were provided to us by Clorox immediately after the closing of the Acquisition. For example, on November 1, 2011, we completed the transition of our North American and export operations from Clorox provisioning to stand-alone operations. However, we are continuing to refine our new systems and procedures, including network infrastructure, order-to-cash management systems, ERP systems, audit and internal controls policies and capabilities, hiring, training and development of personnel, and financial reporting as well as complying with reporting requirements associated with the debt we have outstanding. Additionally, we have yet to complete the transition to stand-alone operations for our international operations. The continued refinement, implementation and execution of these infrastructure and administrative functions will require significant time and monetary resources. Further, these transition activities may distract management from promoting and operating the business. Should completing these transition activities require greater attention, resources and time than currently anticipated, should completing the transition to a stand-alone company overrun our expected costs and capital expenditures, and should management be unduly distracted, our operating results may be adversely affected. At the same time, while our new ERP system has been successfully implemented for our North American and export operations, we may discover operational defects or other issues with our new system which could have an adverse impact on our business. See "Certain Relationships and Related-Party Transactions."

We may experience difficulties operating as a stand-alone company.

        We have historically operated as part of Clorox, which provided us with many services required by us for the operation of our business. Clorox is contractually obligated to provide us with certain transitional services at specified service levels over varying time periods. Following the expiration of these agreements, we will be required to perform these services ourselves or to arrange substitute services from others. We have made progress on our transition to a stand-alone company since the closing of the Acquisition and have terminated certain services which were provided to us by Clorox immediately after the closing of the Acquisition. For example, on November 1, 2011, we completed the transition of our North American and export operations from Clorox provisioning to stand-alone operations and plan to complete the transition to stand-alone operations for our international operations within fiscal 2012. However, if we are unable to implement substitute arrangements in a timely manner, on terms that are favorable to us, or at all, our business, financial condition and results of operations would be adversely affected.

        Further, due to the size and scale of Clorox, we indirectly received benefits in select materials purchasing, insurance and other administrative expenses. We may not be able to procure or implement our own administrative and operational functions as cost effectively as Clorox due to our much smaller size and scale.

Changes in tax laws could adversely affect the taxes we pay and our profitability.

        We are subject to income and other taxes in the United States and certain foreign jurisdictions. Our effective income tax rate in the future could be adversely affected by a number of factors, including: changes in the mix of earnings in countries with different statutory tax rates; regulations relating to transfer pricing; changes in the valuation of deferred tax assets and liabilities; changes in tax laws; the outcome of income tax audits in jurisdictions around the world; and any repatriation of non-U.S. earnings for which we have not previously provided for U.S. taxes.

We may not be able to raise additional funds when needed for our business or to exploit opportunities.

        Prior to the Acquisition, our primary source of financing was Clorox. Clorox has no obligation to provide any additional financing to us, and we no longer have access to the borrowing capacity, cash flow or assets of Clorox. Our future liquidity and capital requirements will depend upon numerous factors, some of which are outside our control, including the future development of the markets we participate in. We may need to raise additional funds to support expansion, develop new or enhanced services, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. If our capital resources are not sufficient to satisfy our liquidity needs, we may seek to sell additional debt or equity securities or obtain other debt financing. The incurrence of indebtedness would result in increased expenses and could include covenants that would further restrict our operations. We may not be able to obtain additional financing, if required, in amounts or on terms acceptable to us, or at all.

Following the completion of the exchange offer for the old Notes, we will be subject to financial reporting and other requirements for which our accounting and other management systems and resources may not be adequately prepared.

        We are not currently subject to the periodic reporting and other requirements of the Exchange Act. However, under the terms of the indenture that governs the Notes, we have agreed that whether or not we are required to do so by the rules and regulations of the SEC, after the exchange offer is completed and as long as the Notes remain outstanding, we will furnish to the trustee and holders of the Notes and file with the SEC (unless the SEC will not accept such filing) (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q if we were required to file such reports, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (2) all reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports, in each case within the time periods specified in the rules and regulations of the SEC. These reporting and other obligations will place significant demands on our management, administrative and operational resources, including our accounting resources. In connection with the completion of the exchange offer, we have begun implementing systems, additional financial and management controls, reporting systems and procedures and hired some additional accounting and finance staff. If we are unable to implement new systems, implement additional financial and management controls, reporting systems and procedures or hire additional accounting and finance staff in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired.

We may incur increased ongoing costs as a result of being obligated to file reports with the SEC and our management will be required to devote substantial time to new compliance initiatives when we are effectively registered.

        As a stand-alone company, we incur or will have to incur legal, accounting and other expenses that we did not incur as part of Clorox, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, requirements under the Sarbanes-Oxley Act of 2002, or "Sarbanes-Oxley," and other SEC rules and regulations. Once we are required to meet Sarbanes-Oxley 404 compliance, we expect these rules and regulations to increase substantially our legal and financial compliance costs and to make some activities more time-consuming and costly.

As an "emerging growth company" under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.

        As an "emerging growth company" under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We are an emerging growth company until the earliest of: (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt or (iv) the date on which we are deemed a "large accelerated issuer" as defined under the federal securities laws. For so long as we remain an emerging growth company, we will not be required to:

  •
  have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

  •
  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board ("PCAOB") regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (auditor discussion and analysis);

  •
  submit certain executive compensation matters to shareholders advisory votes pursuant to the "say on frequency" and "say on pay" provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute" provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and

  •
  include detailed compensation discussion and analysis in our filings under the Exchange Act, and instead may provide a reduced level of disclosure concerning executive compensation.

        We may choose to take advantage of some but not all of these reduced burdens. We have not taken advantage of many of these reduced reporting burdens in this Registration Statement, although we may choose to do so in future filings and if we do, the information that we provide you in our public filings may be different than that of other public companies in which you hold securities. For example, as an "emerging growth company" under the JOBS Act, we are permitted to, and may elect to, have only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations. Although we intend to rely on certain exemptions provided in the JOBS Act, the exact implications of the JOBS Act for us are still subject to interpretations and guidance by the SEC and other regulatory agencies. In addition, as our business grows, we may no longer satisfy the conditions of an emerging growth company. We are currently evaluating and monitoring developments with respect to these new rules and we cannot assure you that we will be able to take advantage of all of the benefits from the JOBS Act.

        In addition, as an "emerging growth company," we are choosing to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Our decision to opt out of the extended transition period is irrevocable.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods shown on a combined basis for the Predecessor periods and on a consolidated basis for the Successor periods. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of debt discount, amortization of debt issuance costs and an interest factor attributable to operating leases.

	COMBINED				CONSOLIDATED
				Period from July 1, 2010 to November 4, 2010	Period from November 5, 2010 to December 31, 2010		Three months ended March 31,
	Year ended June 30,
						Year ended December 31, 2011
	2008	2009	2010				2011	2012
	(Predecessor)	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)	(Successor)	(Successor)	(Successor)
Earnings (loss) before income taxes	$93,611	$74,186	$90,302	$24,852	$(30,366)	$(29,373)	$(836)	$3,335
Add: Fixed charges (from below)	104	112	71	19	7,465	48,239	11,866	12,044

Earnings as defined	$93,715	$74,298	$90,373	$24,871	$(22,901)	$18,866	$11,030	$15,379

Fixed charges:
Interest expense	—	—	—	—	6,865	44,257	10,916	11,016
Amortization of debt discount	—	—	—	—	352	2,354	568	610
Amortization of debt issuance costs	—	—	—	—	216	1,482	346	376
Estimated interest factor from rental expense	104	112	71	19	32	146	36	42

Total fixed charges	$104	$112	$71	$19	$7,465	$48,239	$11,866	$12,044

Ratio of earnings to fixed charges(1)	901.1x	661.2x	1,281.5x	1,321.9x	—	—	—	1.3x

(1)
The ratio of earnings to fixed charges is computed by dividing earnings (loss) from operations plus fixed charges by fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of debt discount, amortization of debt issuance costs and that portion of rental payments under operating leases that we believe to be representative of interest. For the period from November 5, 2010 to December 31, 2010, the year ended December 31, 2011 and the three months ended March 31, 2011, there was a deficiency in the amount of earnings to fixed charges of $30.4 million, $29.4 million and $0.9 million, respectively.

USE OF PROCEEDS

        The exchange offer is intended to satisfy certain of our and the guarantors' obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the Exchange Notes and have agreed to pay the expenses of the exchange offer, other than certain taxes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange, Old Notes in a like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except as otherwise described herein under "The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Outstanding Old Notes." The Old Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our outstanding indebtedness.

 CAPITALIZATION

        The following table sets forth our cash and capitalization as of March 31, 2012. You should read the following table in conjunction with the sections of this prospectus entitled "Summary—Summary historical financial and other data," "Description of Other Indebtedness" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our unaudited condensed interim financial statements and the related notes and our audited financial statements and the related notes included elsewhere in this prospectus.

(Dollars in thousands)	As of March 31, 2012
Cash	$6,240

Debt:
Credit Facilities(1)(2):
Term Loan Facility	$296,250
Revolving Credit Facility	—

Total secured debt	296,250
9.25% Senior Notes due 2018(3)	275,000

Total debt	571,250
Total shareholder's equity	224,050

Total capitalization	$795,300

(1)
The Credit Facilities consist of (i) the $300.0 million Term Loan Facility with a six-year maturity and (ii) the $50.0 million Revolving Credit Facility with a five-year maturity. See "Description of Other Indebtedness." Represents the principal amount of loans excluding any offering discount.

(2)
Does not give effect to $9.8 million of original issue discount on the Credit Facilities. The remaining unamortized balance of the original issue discount was $7.8 million as of March 31, 2012.

(3)
Does not give effect to $10.6 million of original issue discount on the 9.25% Senior Notes due 2018. The remaining unamortized balance of the original issue discount was $9.3 million as of March 31, 2012.

 SELECTED HISTORICAL FINANCIAL DATA

        The following tables set forth our selected financial data for the periods and at the dates indicated. All periods prior to November 5, 2010 are referred to as the Predecessor period and all periods including and after November 5, 2010 are referred to as the Successor period. Concurrent with the Acquisition, on November 5, 2010, our board of directors approved a change in our fiscal year from a fiscal year comprised of the twelve consecutive fiscal months ending on June 30 to a fiscal year comprised of the twelve consecutive fiscal months ending on December 31 of each year. This change in fiscal year commenced with the transition period beginning on July 1, 2010 and ending on December 31, 2010. We derived the statement of operations and cash flow data for the fiscal years ended June 30, 2009 and 2010 (Predecessor), the periods from July 1, 2010 to November 4, 2010 (Predecessor) and November 5, 2010 to December 31, 2010 (Successor), the year ended December 31, 2011 (Successor), and the selected balance sheet data as of June 30, 2010 (Predecessor), November 4, 2010 (Predecessor), December 31, 2010 (Successor) and December 31, 2011 (Successor), from our audited financial statements included elsewhere in this prospectus. We derived the statement of operations and cash flow data for the three months ended March 31, 2011 and 2012 (Successor), and the selected balance sheet data as of March 31, 2012 (Successor), from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The selected statement of operations and cash flow data for the year ended June 30, 2008 and the balance sheet data presented as of June 30, 2008 and 2009 is derived from our audited financial statements not included elsewhere within this prospectus. The unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of our management, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of these data. The results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year or for any future period.

        On November 5, 2010, Avista and its affiliates acquired, through Armored AutoGroup Inc. (formerly known as Viking Acquisition Inc.), The Auto-Care Products Business from Clorox. The Auto-Care Products Business, excluding the Prestone and YPF licensed brands, was a business product line of Clorox that operated through various Clorox wholly-owned or controlled legal entities throughout the world. The Auto-Care Products Business was not operated by Clorox as a stand-alone business or as a distinguishable reporting unit, but rather were components of various other individual businesses within the Clorox management reporting structure. In addition, the Auto-Care Products Business was not segregated in separate legal entities, the primary method by which Clorox maintained its accounting records. Rather, the revenues, expenses and assets related to the Auto-Care Products Business were derived from various data fields that utilized business assignments within the Clorox accounting records. Clorox did not provide the financial information necessary to prepare any financial statements for the Auto-Care Products Business for fiscal year 2007. Because of the length of time that has passed since fiscal year 2007 and the ensuing changes to the structure, composition and operation of the relevant businesses, as well as changes in and turnover of the Clorox staff, including executives who were familiar with these businesses, the preparation of accurate fiscal year 2007 selected financial information of the Auto-Care Products Business is now nearly impossible. The financial information necessary to prepare the financial statements for fiscal year 2007 resides solely with Clorox and Clorox has no obligation to provide such financial information to us. For these reasons and given the amount of time that has passed from this reporting period, we do not believe that the selected financial data attributable to the Predecessor for fiscal year ended June 30, 2007 can be created without unreasonable effort and expense and to the degree of accuracy that is necessary to prepare financial data disclosure.

        We believe the financial information included in this prospectus, taken as a whole, provides potential investors with a thorough understanding of our financial condition, results of operations and general business trends. As a result, we believe that the omission of selected financial information of the Predecessor for fiscal year ended June 30, 2007 does not have a material impact on existing and potential investors' understanding of our financial results and condition and related trends.

        Our historical results are not necessarily indicative of results to be expected for any future period. The following selected financial data presented below has been derived from financial statements that have been prepared in accordance with accounting principles generally accepted in the United States and should be read with our audited financial statements, including the accompanying notes to the financial statements, and with "Risk Factors," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

					CONSOLIDATED
	COMBINED
							Three months ended March 31,
	Year ended June 30,
				Period from July 1, 2010 to November 4, 2010	Period from November 5, 2010 to December 31, 2010	Year ended December 31, 2011
	2008	2009	2010				2011	2012
	(Predecessor)	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)	(Successor)	(Successor)	(Successor)
Statement of operations data (in thousands):
Net sales	$318,983	$292,391	$299,537	$94,341	$35,014	$281,317	$80,581	$86,396
Cost of products sold	163,019	156,657	147,672	50,201	20,583	153,114	40,154	43,090
Cost of products sold—acquisition related	—	—	—	—	7,229	4,439	4,439	—

Gross profit	155,964	135,734	151,865	44,140	7,202	123,764	35,988	43,306
Operating expenses:
Selling and administrative expenses	31,925	31,040	34,028	10,916	5,422	40,240	9,153	13,147
Advertising costs	25,922	25,163	23,994	7,582	2,240	24,699	5,497	5,263
Research and development costs	3,999	3,591	3,289	1,063	609	2,307	699	515
Amortization of acquired intangible assets	3	2	3	1	5,709	36,701	9,175	9,175
Acquisition-related charges	—	—	—	—	16,026	1,020	691	—
Restructuring costs (benefits)	1,200	994	11	(146)	—	—	—	—

Total operating expenses	63,049	60,790	61,325	19,416	30,006	104,967	25,215	28,100

Operating profit (loss)	92,915	74,944	90,540	24,724	(22,804)	18,797	10,773	15,206
Non-operating expenses:
Interest expense	—	—	—	—	7,350	48,090	11,826	12,090
Other expense (income)	(696)	758	238	(128)	212	80	(217)	(219)

Earnings (loss) before income taxes	93,611	74,186	90,302	24,852	(30,366)	(29,373)	(836)	3,335
Provision (benefit) for income taxes	34,959	26,626	34,277	8,728	(8,250)	(11,705)	(328)	2,229

Net earnings (loss)	$58,652	$47,560	$56,025	$16,124	$(22,116)	$(17,668)	$(508)	$1,106

					CONSOLIDATED
	COMBINED
							Three months ended March 31,
	Year ended June 30,
				Period from July 1, 2010 to November 4, 2010	Period from November 5, 2010 to December 31, 2010	Year ended December 31, 2011
	2008	2009	2010				2011	2012
	(Predecessor)	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)	(Successor)	(Successor)	(Successor)
Cash flow data (in thousands):
Net cash provided by (used in) operating activities	$62,529	$54,423	$36,539	$(5,295)	$(16,594)	$(9,790)	$(9,649)	$4,649
Net cash used in investing activities	(2,105)	(2,407)	(2,312)	(1,463)	(756,155)	(13,011)	(1,695)	(2,946)
Net cash provided by (used in) financing activities	(60,424)	(52,016)	(34,227)	6,758	804,466	(2,875)	(1,379)	(750)
Capital expenditures	(2,164)	(1,443)	(2,312)	(1,463)	(1,539)	(13,011)	(1,695)	(2,946)

	COMBINED
					CONSOLIDATED
	Balance at June 30,
				Balance at November 4, 2010	Balance at December 31, 2010	Balance at December 31, 2011	Balance at March 31, 2012
	2008	2009	2010
	(Predecessor)	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)	(Successor)	(Successor)
Balance sheet data (in thousands):
Cash	$—	$—	$—	$—	$31,701	$4,935	$6,240
Total current assets	94,606	77,704	112,195	100,786	110,831	118,149	151,058
Total debt	—	—	—	—	554,977	554,331	554,192
Total liabilities	75,728	64,437	74,187	39,640	713,176	709,143	732,577
Total equity	393,681	385,118	410,409	434,025	237,742	218,333	224,050

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

        The following discussion and analysis of our financial condition and results of operations covers periods prior to the consummation of the Acquisition ("Predecessor period") and periods after the Acquisition ("Successor period"). Accordingly, the discussion and analysis of the Predecessor period does not reflect the significant impact that the Acquisition had on us, including, without limitation, increased leverage, the impact of acquisition accounting and debt service requirements. You should read the following discussion and analysis in conjunction with our audited financial statements and unaudited condensed consolidated financial statements and related notes thereto included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that are based on management's current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of various factors, including the factors we describe under "Cautionary Statement Regarding Forward-Looking Statements," "Risk Factors" and elsewhere in this prospectus. References to "Predecessor fiscal year" or "Predecessor fiscal" refer to our Predecessor's fiscal years ending on June 30, 2009 and 2010. References to "Successor fiscal year" or "Successor fiscal" refer to Successor's fiscal periods ending December 31, 2010 and 2011.

Overview

        We are a consumer products company consisting primarily of Armor All and STP, two of the most recognizable brands in the automotive aftermarket appearance products and performance products categories, respectively. Both brands have leading category shares in the United States, with Armor All having a #1 value share of market in the appearance products category and STP a #3 value share of market in the performance products category, in each case, based on sales volumes in U.S. dollars as measured by NPD and Nielsen, our primary sources for U.S. third-party industry data and forecasts. The NPD and Nielsen syndicated data is further described in the section entitled "Market Share, Ranking and Industry Data and Forecasts" on page iv of this prospectus. Armor All's current product line of protectants, wipes, tire and wheel care products, glass cleaners, leather care products, air fresheners and washes is designed to clean, shine and protect interior and exterior automobile surfaces. STP's offering of oil and fuel additives, functional fluids and automotive appearance products has a broad customer base ranging from professional racers to car enthusiasts and "Do-it-Yourselfers." Our brands offer over 200 individual automotive appearance and performance products that can be found in most of the major developed countries around the world. We have a diversified geographic footprint with direct operations in the United States, Canada, Australia and the United Kingdom and distributor relationships in approximately 50 countries.

        Armor All is the most recognized automotive aftermarket appearance product brand in the United States with a comprehensive and competitively priced product line. Armor All's advertising campaigns, such as the "Go ahead. Stare," "Care for your car" and the new "Armor All Way" build on what we believe to be Armor All's strong brand equity established over its 50 year history to maintain a high level of consumer awareness. We further believe that Armor All has distinguished itself as the leader in the automotive aftermarket appearance products category based upon its household name, high-quality product formulations, convenient application methods and tradition of innovation.

        The STP brand has been characterized by a commitment to technology, performance and motor sports partnerships for over 50 years. Regular use of STP additives as part of basic maintenance helps engines run better by boosting the cleaning performance of gas and saving gas by keeping fuel intake systems clean. We believe the STP brand's fuel and oil additives, functional fluids and automotive appearance products benefit from a rich heritage in the car enthusiast and racing scenes.

        Prior to the Acquisition, the brands were managed primarily for short-term profitability, with limited resources provided to drive growth in the business. In anticipation of a potential sale of the business by Clorox, the AutoCare Products Business was established as a stand-alone division. Following the Acquisition, we began to address several of the issues that had constrained the business. Specifically, we invested in increased merchandising support, increased racing sponsorships and changed the advertising on Armor All. During the three months ended June 30, 2011, we raised our prices for the first time since our Acquisition as a result of increased commodity costs. We are also focused on innovation and building a pipeline of new products. We continue to invest in the business to build upon what we believe are strong brand equity and category positions of Armor All and STP and to create strong growth momentum.

Fiscal year end

        Concurrent with the Acquisition on November 5, 2010, our Board of Directors adopted a fiscal year comprised of the twelve consecutive fiscal months ending on December 31. This change commenced with the transition period beginning on July 1, 2010 and ending on December 31, 2010. The Predecessor's last two complete fiscal years ended on June 30, 2010 and June 30, 2009. For purposes of management's discussion and analysis, we compare the Successor's actual results for 2011 to pro forma results for 2010, discuss the two stub periods separately and then for comparative purposes compare the Predecessor's 2010 to 2009.

Industry trends

        During calendar years from 2009 through 2011, the general economic environment put downward pressure on the appearance and performance products categories. Reduced disposable income levels for consumers resulted in a weak demand environment for our products. In both the appearance and performance products categories, rising commodity prices also resulted in pressure on profitability. As commodity prices rose, we passed price increases along to our customers and trade promotions and advertising were reduced, all of which negatively affected our volumes.

        We believe the factors that resulted in the recent industry trends discussed above are not representative of the long-term growth prospects for the industry. Meanwhile, we believe there are other trends that foster attractive long-term dynamics. For example, partially due to the general economic environment, the average age of cars over the past two years has increased to ten years from eight years. Older cars require more maintenance to keep them operating.

        We believe innovation is another important contributor to category growth because new product introductions stimulate consumer interest in the category by fulfilling unmet consumer needs and bringing attention to the appearance and performance products categories. Truly innovative products have a history of driving category growth in appearance and performance products. For example, our introduction of wipes in 2001 fostered strong growth for the overall appearance products category.

        Competition remains intense in the categories we serve. Recently, smaller brands in both the appearance and performance products categories have had success gaining market share. Meanwhile, established brands continue to invest significant resources in advertising campaigns and with trade partners on promotional activities. While we believe our brands and customer relationships are strong, there is no assurance we will be able to maintain or improve our current competitive position.

Our strategy

        We intend to build on our success by pursuing the following strategies:

  •
  Launching new and innovative products.  During 2011, we launched seven new Armor All products or improvements as well as two new STP products. For 2012, we intend to launch 19 new Armor All SKUs, six new STP SKUs as well as one SKU under the Tuff Stuff equity.

  •
  Reinvigorating the STP brand.  Marketing and new product support for the STP brand was limited under Clorox ownership. To address this deficiency in 2011, we launched two new products, re-launched the STP line of fuel additives in concentrate form and returned to a major part of our STP heritage in 2011 through racing sponsorships in NASCAR, the National Hot Rod Association (NHRA) and the World of Outlaws Sprint Car league. In 2012, we intend to continue with our new product introductions and racing sponsorships and we will significantly increase our marketing spending on TV, print and online advertising.

  •
  Building upon trade relationships.  Management plans to take a more active approach to cultivating trade relationships, including pursuing in-store promotional activities, designing display support and endorsing other merchandising events to drive traffic for the retailer.

  •
  Pursuing international growth.  Previously, in many countries outside of the United States, Armor All and STP were a secondary priority for a sales force focused on selling Clorox's core household cleaning products. Although approximately 29% and 32% of our net sales for the twelve months ended June 30, 2010 and the year ended December 31, 2011, respectively, were sold outside the United States, we believe we can increase our percentage of sales generated in international markets.

  •
  Entering into adjacent markets.  The Armor All brand is grounded in its ability to clean, shine and protect and this has applications in both the automotive aftermarket appearance category and other uses within the home and for recreation. Additionally, both brands have opportunities to compete in the DIFM market.

  •
  Opportunistically pursuing acquisitions.  We plan to opportunistically evaluate transactions that can create value across our capital structure.

Key performance indicators

        Management reviews and analyzes several key performance indicators in order to manage our business and assess the quality of, and potential variability of, our earnings and cash flows. These key performance indicators include:

  •
  Net sales, which is an indicator of our overall business growth;

  •
  Gross profit, which remains a key factor in the relative strength of our brands as gross profits enable us to generate cash to maintain marketing support, and therefore improve brand health;

  •
  Operating expenses as a percentage of net sales, which is an indicator of the efficiency of our business and our ability to manage our business to budget;

  •
  Market share, which is a key measure of success relative to our competition.

Critical accounting policies

Use of Estimates

        Preparation of financial statements in conformity with U.S. generally accepted accounting principles (U.S. GAAP) requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying disclosures. These estimates are based on management's best knowledge of current events and actions we may undertake in the future.

        Estimates are used in accounting for, among other items, consumer and trade promotion accruals, future product volume and pricing estimates, future cost trends, credit worthiness of customers, allowance for excess and obsolete inventory, share-based compensation costs, valuation of acquired intangible assets, useful lives for depreciation and amortization of long-lived assets, future cash flows associated with impairment testing for goodwill and indefinite-lived intangible assets, uncertain income tax positions, contingencies and allowance for doubtful accounts. Actual results may ultimately differ from estimates, although management does not generally believe such differences would materially affect the financial statements in any individual year. However, in regard to ongoing impairment testing of goodwill and indefinite-lived intangible assets, significant deterioration in future cash flow projections or other assumptions used in valuation models, versus those anticipated at the time of the valuations, could result in impairment charges that may materially affect the financial statements in a given year. As to our receivables, the loss of a single significant customer to bankruptcy or otherwise leading to a bad debt write-off could materially affect the financial statements in a given year. Similarly, an unexpected write-off or obsolescence of an item or category of inventory or a material litigation, regulatory or other proceeding against us could materially affect the financial statements.

        We believe certain estimates described above are incorporated into our Critical Accounting policies as follows:

Carve-out methodology

        The combined financial statements for the period from July 1, 2010 to November 4, 2010 and the years ended June 30, 2010 and 2009 have been prepared on a "carve-out" basis from Clorox's consolidated financial statements using historical results of operations, assets and liabilities attributable to the Predecessor, and include allocations of certain expenses from Clorox. The Predecessor has eliminated from its financial results all intercompany transactions between entities included in the combined financial statements.

        The combined financial statements of the Predecessor may not be indicative of our future performance and do not necessarily reflect what its combined results of operations, financial position and cash flows would have been had the Predecessor operated as an independent company during the periods presented. To the extent that an asset, liability, revenue or expense is associated with the Predecessor, it is reflected in the Predecessor's combined financial statements.

        During the predecessor periods presented, the total equity represented Clorox's interest in the recorded net assets of the Predecessor, plus other comprehensive income or loss. The net Clorox investment balance represented the cumulative net investment by Clorox in the Predecessor through that date and included cumulative operating results. In addition, allocated expenses and settlement of intercompany transactions were also included in Clorox's net investment.

        Clorox provided certain corporate services to the Predecessor and costs associated with these services have been allocated to the Predecessor. Management believes such allocations are reasonable; however, they may not be indicative of the actual expense that would have been incurred had the Predecessor been operating independent of Clorox for the periods presented. The charges for these services are included primarily in "selling and administrative expenses" in the Predecessor's combined statements of operations. Subsequent to the Acquisition, Clorox continues to provide certain significant services to us under a Transition Services Agreement.

        Central treasury activities included the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt and interest rate management. All Clorox funding to the Predecessor since inception have been accounted for as capital contributions from Clorox and all cash remittances from the Predecessor to Clorox have been accounted for as distributions to Clorox. Accordingly, no cash, debt or related interest charges from Clorox were reflected in the combined financial statements. For each of the two years ended June 30, 2010, the Predecessor had significant net positive cash flows, which had been accounted for as distributions to Clorox. For the period from July 1, 2010 to November 4, 2010, the Predecessor had net negative cash flows, which had been accounted for as contributions from Clorox.

        The Successor applied purchase accounting and began a new basis of accounting for the period from November 5, 2010 to December 31, 2010 ("successor period") and for the year ended December 31, 2011. As a result of purchase accounting, the predecessor period and successor period financial statements are not comparable.

        Related-party transactions and activities involving Clorox are not always consummated on terms equivalent to those that would prevail in an arm's-length transaction where conditions of competitive, free-market dealings may exist.

Revenue recognition

        Sales are recognized as revenue when: (i) persuasive evidence of a firm sales arrangement exists; (ii) the product has been shipped and the customer takes ownership, which can be on the date of shipment or the date of receipt by the customer, and assumes the risk of loss; (iii) the selling price is fixed or determinable; and (iv) collection of the resulting receivable is reasonably assured. Sales are recorded net of allowances for cash discounts, trade promotions, and damaged goods at the time of the sale based upon customer terms and our historical experience in the same period that the revenue is recognized.

        Trade promotions, consisting primarily of customer pricing allowances, merchandising funds and consumer coupons, are offered through various programs to customers and consumers. Sales are recorded net of trade promotion spending, which is accrued at the time of the sale. Most of these arrangements have terms of approximately one year. Accruals for expected payouts under these programs are included as accrued expenses and other liabilities in the Consolidated Balance Sheets.

        Trade accruals are calculated based primarily on historical rates and consideration of recent promotional activities. We maintain liability reserves at the end of each financial reporting period for the estimated expenses incurred, but unpaid for these programs. The determination of accrued trade and the related liabilities require us to use judgment for estimates that include current and past trade promotion spending patterns, status of trade promotion activities and the interpretation of historical spending trends by customer and category. We review our assumptions and adjust our reserves accordingly on a quarterly basis. We believe that the estimation methodologies employed, combined with the nature of the promotional campaigns, make the likelihood remote that our obligation would be misstated by a material amount. However, our consolidated financial statements could be materially impacted if the actual promotion rates are different from the estimated rates. Our related trade and promotional expense accrual for 2011 was $6.3 million. If our accrual estimates for expected trade payouts at December 31, 2011 were to differ by 10%, the impact on net sales would be approximately $0.6 million.

Cost of products sold

        Cost of products sold is primarily comprised of direct materials and supplies consumed in the manufacture of product, as well as manufacturing labor, depreciation expense and direct overhead expense necessary to acquire and convert the purchased materials and supplies into finished product. Cost of products sold also includes the cost to distribute products to customers, inbound freight costs, internal transfer costs, warehousing costs and other shipping and handling activity.

        Under U.S. GAAP, shipping and handling costs may be reported as either a component of cost of products sold or selling and administrative expenses. We report such costs, primarily related to warehousing and outbound freight, in the Consolidated Statements of Operations as a component of cost of products sold. Accordingly, our gross profit margin is not comparable with the gross profit margin of those companies that include shipping and handling charges within their selling and administrative expenses.

        A significant change in customer demand or market conditions could render certain inventory obsolete and thus could have a material impact on our operating results in the period the change occurs. At December 31, 2011, we reported $37.3 million of inventories, net of our allowance for obsolescence of $2.1 million. If our allowance for obsolescence at December 31, 2011 were to differ by 10%, the impact on inventories and gross profit would be approximately $0.2 million.

Income taxes

        Our effective tax rate is based on income by tax jurisdiction, statutory tax rates and tax planning opportunities available to us in the various jurisdictions in which we operate. Significant judgment is required in determining our effective tax rate and in evaluating our tax positions.

        We provide for uncertain tax positions when such tax positions do not meet certain recognition thresholds or measurement standards. Amounts for uncertain tax positions are adjusted in quarters when new information becomes available or when positions are effectively settled.

        United States federal income tax expense is provided on remittances of foreign earnings and on unremitted foreign earnings that are not indefinitely reinvested. United States income taxes and foreign withholding taxes are not provided when foreign earnings are indefinitely reinvested. We determine whether our foreign subsidiaries will invest their undistributed earnings indefinitely and reassesses this determination on a periodic basis. A change to our determination may be warranted based on our experience as well as plans regarding future international operations and expected remittances. Changes in our determination would likely require an adjustment to the income tax provision in the quarter in which the determination is made.

        A significant change in local tax legislation, market conditions or our performance against the projections used in arriving at our effective tax rate could have a material impact on our provision for income taxes in the period the change occurs. At December 31, 2011, we reported a tax benefit of $11.7 million in our Consolidated Statement of Operations. If its provision for income taxes at December 31, 2011 were to differ by 10%, the impact on our net loss would be approximately $1.2 million.

Valuation of goodwill and other long-lived intangible assets

        Goodwill impairment occurs when the carrying amount of a reporting unit's goodwill exceeds its implied fair value. An impairment charge is recorded for the difference between the carrying amount and the implied fair value of the reporting unit's goodwill. For trademarks and other intangible assets with indefinite lives, impairment occurs when the carrying amount of an asset is greater than its estimated fair value. An impairment charge is recorded for the difference between the carrying amount and the fair value. Our estimates of fair value are based primarily on a discounted cash flow approach that requires significant management judgment with respect to future volumes, revenue and expense growth rates, changes in working capital use, foreign-exchange rates, devaluation, inflation and the selection of an appropriate discount rate. We test our goodwill, trademarks with indefinite lives and other indefinite-lived intangible assets annually on October 1st unless there are indications during a different interim period that these assets may have become impaired.

        Property, plant and equipment and finite-lived intangible assets are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expenses are calculated by the straight-line method using the estimated useful lives of the related assets. Property, plant and equipment and finite-lived intangible assets are reviewed for impairment whenever events or changes in circumstances occur that indicate that the carrying amount of an asset (or asset group) may not be recoverable. Our impairment review is based on an estimate of the undiscounted cash flows at the lowest level for which identifiable cash flows exist. Impairment occurs when the book value of the asset exceeds the estimated future undiscounted cash flows generated by the asset. When an impairment is indicated, a charge is recorded for the difference between the book value of the asset and its fair value. Depending on the asset, estimated fair value may be determined either by use of a discounted cash flow model, or by reference to estimated selling values of assets in a similar condition.

        As part of our annual test for impairment of goodwill and indefinite-lived intangible assets as of October 1, 2011, management estimated the discounted cash flows of each reporting unit and calculated an average earnings before interest, tax, depreciation and amortization ("EBITDA") multiple of a selected public-company peer group. We have four reporting units with goodwill. The aggregate fair value exceeded the carrying value by 25.4%. No individual reporting unit's fair value exceeded its carrying value by less than 20%. As a result of our analysis, we did not record an impairment charge in 2011.

        The discount rates utilized in the analyses, as well as future cash flows may be influenced by such factors as changes in interest rates, rates of inflation and changes in regional risk. Additionally, should the related fair values of goodwill and intangible assets be adversely affected as a result of declining sales or margins caused by competition, changing consumer preferences, technological advances or reductions in advertising and promotional expenses, we may be required to record impairment charges in the future.

        As to finite-lived intangible assets, we have noted no significant events or changes in circumstances indicating the carrying value of the assets may not be recoverable. As such, no follow-on detail reviews or tests have been conducted, and no impairment charges have been recorded nor changes to original estimates of useful lives made in 2011 or the three months ended March 31, 2012.

JOBS Act

        On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. We qualify as an "emerging growth company" pursuant to the provisions of the JOBS Act. Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Our decision to opt out of the extended transition period is irrevocable.

        Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an "emerging growth company," we may choose to rely on certain exemptions. See "Risk Factors—Risks related to our business—As an "emerging growth company" under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements."

Unaudited Pro Forma Statement of Operations
for the Year Ended December 31, 2010

        On September 21, 2010, we entered into an agreement to acquire the Auto-Care Business, excluding the Prestone and YPF licensed brands, from Clorox. This Acquisition closed on November 5, 2010 and included employees in the United States and other countries, related product patent and developed technology and certain other assets, including the manufacturing facilities located in Painesville, Ohio and Wales, U.K.

        The following table summarizes the purchase price accounting for the Acquisition (in thousands):

Purchase consideration	$754,616

Assets acquired
Accounts receivable	3,425
Inventories	52,420
Property, plant and equipment	21,471
Customer relationships	325,300
Trademarks and brands	99,400
Other intangibles	6,500
Other assets	484
Liabilities assumed
Accounts payable	(861)
Accrued expenses and other liabilities	(752)
Legal pre-acquisition contingency	(2,500)
Net deferred tax liability	(135,709)

Net assets acquired	369,178

Excess of fair value consideration over fair value of net assets acquired	$385,438

        The following unaudited pro forma statement of operations for the twelve month pro forma period ended December 31, 2010 has been developed by applying pro forma adjustments to the mathematical addition of the Predecessor period from January 1, 2010 to November 4, 2010 and the Successor period from November 5, 2010 to December 31, 2010. The Predecessor period from January 1, 2010 to November 4, 2010, was derived by combining the Predecessor's results of operations for the quarter ended March 31, 2010, the quarter ended June 30, 2010, and the period from July 1, 2010 to November 4, 2010.

        The pro forma adjustments give effect to the Acquisition as if it had occurred on January 1, 2010. We describe the assumptions underlying the pro forma adjustments in the accompanying notes, which should be read in conjunction with this unaudited pro forma statement of operations.

        The unaudited pro forma condensed statement of operations should be read in conjunction with the information contained in "Selected Historical Financial Data," "Management's Discussion and

Analysis of Financial Condition and Results of Operations" and our audited financial statements and the related notes included elsewhere in this prospectus.

	Historical
(in thousands)	January 1, 2010 to November 4, 2010	November 5, 2010 to December 31, 2010	Pro Forma Adjustments		Pro Forma
	(Predecessor)	(Successor)
Net sales	$261,473	$35,014	$—		$296,487
Cost of products sold	129,741	20,583	1,043	(a)(d)	151,367
Cost of products sold—acquisition related	—	7,229	(7,229)	(e)	—

Gross profit	131,732	7,202	6,186		145,120
Operating expenses:
Selling and administrative expenses	28,899	5,422	654	(a)(b)(c)(i)(j)	34,975
Advertising costs	22,067	2,240	—		24,307
Research and development costs	2,383	609	(99)	(a)	2,893
Amortization of acquired intangible assets	3	5,709	30,989	(d)	36,701
Acquisition-related charges	—	16,026	(16,026)	(f)	—
Restructuring benefits	(135)	—	—		(135)

Total operating expenses	53,217	30,006	15,518		98,741

Operating profit (loss)	78,515	(22,804)	(9,332)		46,379
Non-operating expenses:
Interest expense	—	7,350	40,035	(g)	47,385
Other expense	171	212	—		383

Earnings (loss) before income taxes	78,344	(30,366)	(49,367)		(1,389)
Provision (benefit) for income taxes	29,032	(8,250)	(21,304)	(h)	(522)

Net earnings (loss)	$49,312	$(22,116)	$(28,063)		$(867)

 Notes to Unaudited Pro Forma Condensed Statements of Operations

(Subject to rounding)

        (a)   Represents reductions of share-based compensation recorded in the historical financial statements for share-based payment plans that discontinued upon the change in control net of share-based compensation related to grants awarded in 2010 after the Acquisition under the Successor's new share-based payment plan that were made to management and key employees. The Successor grants include time-based options for 5,455,000 shares of the Parent's common stock that vest over five years and performance-based options for 9,849,000 shares of the Parent's common stock that vest subject to a liquidity event (e.g., an initial public offering or change in control, as defined) based upon the attainment of specified returns on capital to our shareholders. Time-based and performance-based options expire ten years from the date of grant. Time-based options vest immediately upon a change in control event, subject to certain conditions. Compensation expense on performance-based option grants is not recognized until a liquidity event (e.g., an initial public offering or change of control, as defined) occurs. We have not recognized compensation expense related to our performance-based grants in the 2010 pro forma financial statements given that the performance condition (a liquidity event) did not occur in either 2010 or 2011. The net impact of reducing historical share-based compensation is as follows (in thousands):

Cost of products sold:
Share-based compensation estimated under new plan(1)	$6
Less amount recorded in historical statements in cost of products sold	(152)

Net reduction of cost of products sold	$(146)

Selling and administrative expenses:
Share-based compensation estimated under new plan(1)	$96
Less amount recorded in historical statements in selling and administrative expenses	(1,342)

Net reduction of selling and administrative expenses	$(1,246)

Research and development costs:
Share-based compensation estimated under new plan(1)	$6
Less amount recorded in historical statements in research and development costs	(105)

Net reduction of research and development costs	$(99)

(1)
Reflects annualized share-based compensation expense for time-based options made to management and key employees under the new plan in 2010 with a weighted average fair value per share of $0.21 estimated at the grant date using the Black-Scholes option-pricing model with the following assumptions.

Expected life	6.5 years
Expected volatity	50%
Risk-free interest rate	1.53%-2.26%
Dividend yield	0%

        (b)   Represents the annual management fee payable to Avista under terms of their management agreement (in thousands):

Annual management fee	$1,000
Less: amount recorded in historical statements	(153)

Net increase to selling and administrative expenses	$847

        (c)   Represents the estimated net impact of reducing expenses recorded for U.S. defined benefit pension plans and postretirement plans which were discontinued after the Acquisition. These plans were not replaced. The impact of these actions on historical financial statements is as follows (in thousands):

Selling and administrative expenses	$(243)

        (d)   Represents amortization and depreciation expense associated with recording the acquired definite lived intangible assets and property and equipment at fair value on a straight-line basis over their respective useful lives pursuant to purchase accounting as if the Acquisition occurred on January 1, 2010 (in thousands):

	Amount Acquired	Useful Life	Pro Forma Amortization / Depreciation	Historical Amortization / Depreciation	Pro Forma Adjustment
Intangible assets:
Customer Relationships Subject to Amortization:
Armor All	$258,300	10 years	$25,830	$4,018	$21,812
STP	67,000	7 years	9,571	1,489	8,082
Other Intangibles Subject to Amortization	6,500	5 years	1,300	202	1,098

Total acquisition-related intangible assets subject to amortization	$331,800		36,701	5,709	30,992

Amortization on pre-acquisition related intangible assets			—	3	(3)

Impact on amortization of acquired intangible assets			$36,701	$5,712	$30,989

Step up of property and equipment to fair value:
Land and improvements	$269	10 years	$27	$—	$27
Buildings	954	10 years	95	16	79
Machinery and equipment	5,903	5 years	1,181	98	1,083

Total	$7,126		$1,303	$114	$1,189

        (e)   Represents the reversal of cost of products sold associated with recording the acquired inventory at fair value.

        (f)    Represents the reversal of one-time acquisition related charges recorded in connection with the Acquisition.

        (g)   Reflects pro forma interest expense, incremental to historical amounts, resulting from our new capital structure as follows (in thousands):

Revolving credit facility(1)	$—
Term loan(1)	15,150
Senior notes due 2018(2)	21,481
Commitment fees(3)	317

Total cash interest expense	36,948
Amortization of original issue discount	1,921
Amortization of capitalized debt issuance costs(4)	1,166

Total pro forma interest expense	$40,035

(1)
Reflects pro forma cash interest expense on the new term loan and the revolving credit facility, assuming interest rates at a rate of the sum of (i) the greater of LIBOR or 1.75% and (ii) 4.25% and an average aggregate outstanding principal balance of $300,000,000 for the period ended December 31, 2010. A 0.125% change in interest rates on these floating rate borrowings would change the cash interest expense by $375,000 for the year ended December 31, 2010.

(2)
Reflects pro forma cash interest expense on the $275,000,000 Senior Notes bearing annual interest of 9.25%

(3)
Reflects commitment fees of 0.75% on an assumed $50,000,000 average undrawn balance under the revolving credit line.

(4)
Reflects non-cash amortization of deferred debt issuance costs over the term of our indebtedness based on the effective interest method as if the Acquisition had occurred on January 1, 2010 (in thousands):

	Amount Recognized	Term of Indebtedness	Pro Forma Amortization	Historical Amortization	Pro Forma Adjustment
Capitalized debt issuance costs:
Revolving credit facility	$2,203	5 years	$422	$66	$356
Term loan	3,262	6 years	448	71	377
Senior notes due 2018	4,164	8 years	513	80	433

Total	$9,629		$1,383	$217	$1,166

        (h)   Represents the tax benefit for pro forma adjustments net of acquisition-related charges disallowed for income tax purposes primarily at the blended U.S. Federal and State tax rate of 37.6% as the majority of these adjustments impact the U.S. entities (in thousands):

Net effect of pro forma adjustments on earnings (loss) before income taxes	$(49,367)
Acquistion-related charges disallowed for income tax purposes	(7,492)
Other—rate differential in Predecessor period	199

$(56,660)

Tax at 37.6%	$(21,304)

        (i)    Represents the annual consulting fee payable to Charles McIlvaine, a Director of the Company and Industry Executive of Avista, under the terms of the consulting agreement with him to provide services associated with corporate development and other strategic initiatives (in thousands):

Annual consulting fee	$240
Less: amount recorded in historical statements	(20)

Net increase to selling and administrative expenses	$220

        (j)    Represents the impact of the compensation agreement with David P. Lundstedt, Chief Executive Officer, as if the Acquistion had occurred on January 1, 2010 (in thousands):

Base salary	$650
Bonus	488
401(k)	26
All other compensation	4

Subtotal	1,168
Less amount recorded in historical statements	(92)

Impact on selling, general and administrative	$1,076

Results of operations

Three months ended March 31, 2012 compared to three months ended March 31, 2011

        Financial data for the three months ended March 31, 2011 and 2012 are as follows (in thousands, except percentages):

	Three months ended March 31,
	2011	2012	Change	%
Net sales	$80,581	$86,396	$5,815	7%
Cost of products sold	40,154	43,090	2,936	7
Cost of products sold—acquisition related	4,439	—	(4,439)	(100)

Gross profit	35,988	43,306	7,318	20
Operating expenses:
Selling and administrative expenses	9,153	13,147	3,994	44
Advertising costs	5,497	5,263	(234)	(4)
Research and development costs	699	515	(184)	(26)
Amortization of acquired intangible assets	9,175	9,175	—	—
Acquisition-related charges	691	—	(691)	(100)

Total operating expenses	25,215	28,100	2,885

Operating profit	10,773	15,206	4,433
Non-operating expenses (income):
Interest expense	11,826	12,090	264	2
Other (income)	(217)	(219)	(2)	1

(Loss) earnings before (benefit) provision for income taxes	(836)	3,335	4,171
(Benefit) provision for income taxes	(328)	2,229	2,557

Net (loss) earnings	$(508)	$1,106	$1,614

Net sales

        Net sales in the three months ended March 31, 2012 increased by 7% to $86.4 million from $80.6 million in the three months ended March 31, 2011. The increase in net sales is principally on account of volume, mainly in our appearance products, with demand driven by the launch of new Armor All products and favorable weather conditions throughout North America.

Cost of products sold

        Cost of products sold in the three months ended March 31, 2012 increased by 7% to $43.1 million from $40.2 million in the three months ended March 31, 2011. The increase is consistent with the increase in net sales.

Cost of products sold-acquisition related

        During the three months ended March 31, 2011, $4.4 million associated with the step-up in the value of inventory of $11.7 million that was recorded in connection with the Acquisition was recorded in cost of products sold-acquisition related as the inventory was sold.

Gross profit

        Gross profit increased by 20% to $43.3 million in the three months ended March 31, 2012 from $36.0 million in the three months ended March 31, 2011 and increased as a percentage of net sales to 50%. Gross profit in the three months ended March 31, 2011 included amortization of inventory step-up resulting from purchase accounting. Notwithstanding the impact of that purchase accounting, gross profit for the three months ended March 31, 2011 would also have been 50% as a percentage of net sales.

Selling and administrative expenses

        Selling and administrative expenses increased by $4.0 million or 44% in the three months ended March 31, 2012 to $13.1 million from $9.2 million in the three months ended March 31, 2011. In the early months post acquisition we had but a formative group of selling, marketing, finance and administrative staff whereas by the first quarter of 2012 we had built-out these functions to approximately 50 employees in the U.S. with annualized personnel costs approximating $12 million, and a further 40 employees and attendant costs outside of the U.S. Further, we had an additional $0.9 million of expenses related to our new ERP system in the first quarter of 2012 as compared to 2011, but then offsets of $1.0 million reduced costs under the Clorox TSA and $0.3 million lower stand-alone company transition costs quarter-on-quarter.

Advertising costs

        Advertising costs decreased by $0.2 million or 4% in the three months ended March 31, 2012 to $5.3 million from $5.5 million in the three months ended March 31, 2011. The decrease is based on timing of expenditures.

Research and development costs

        Research and development costs decreased by $0.2 million or 26% in the three months ended March 31, 2012 to $0.5 million from $0.7 million in the three months ended March 31, 2011. The decrease was primarily due to the cessation of research and development services as of July 1, 2011 rendered by Clorox under the TSA.

Amortization of acquired intangible assets

        Amortization of acquired intangible assets is related to intangible assets of $431.2 million acquired in the Acquisition, and was $9.2 million in each of the three months ended March 31, 2012 and 2011.

Acquisition-related charges

        We recognized $0.7 million of transaction costs related to the Acquisition in legal, consulting, accounting, and tax advisory services in the three months ended March 31, 2011.

Non-operating expenses

        Interest expense represents interest on our term loan, revolver and senior notes, amortization of debt issuance costs and accretion of original issue discount and the change was not significant. Other expenses were not material in either period.

Provision (benefit) for income taxes

        The effective tax rate was 39.2% and 66.8% in the three months ended March 31, 2011 and 2012, respectively. The effective tax rate for the first quarter of 2012 reflects the anticipated effective tax rate for 2012, which will differ from the statutory tax rate primarily due to an increase in U.S. federal manufacturing benefits expected for 2012 and the impact of tax planning during the latter part of 2011 which increases the benefit rate on the anticipated loss for 2012. Although we were profitable in the first quarter of 2012, ASC 740 requires the application of an effective rate to actual earnings unless reliable jurisdictional projections are not available.

        The effective tax rate for the three months ended March 31, 2011 differed from the statutory tax rate primarily due to U.S. federal manufacturing benefits recognized during the period, which increased the benefit rate on the loss for the quarter. For the three months ended March 31, 2011, we determined that the actual tax expense for the period represented the best estimate of the tax provision for the year to date, in lieu of the general effective rate model.

Net sales by segment

North America

        The following table summarizes net sales for the North America segment for products marketed and sold to customers in the United States and Canada by product line for the three months ended March 31, 2011 and 2012 (in thousands, except percentages):

	Three months ended March 31,		Change from Prior Year		% of Net Sales
	2011	2012	$	%	2011	2012
Net sales
North America:
Armor All products	$46,381	$51,877	$5,496	12%	58%	60%
STP products	16,328	15,106	(1,222)	(7)%	20%	17%

Total North America	$62,709	$66,983	4,274	7%	78%	78%

        Net sales in North America increased by $4.3 million to $67.0 million for the three months ended March 31, 2012 from $62.7 million in the three months ended March 31, 2011. The increase in net sales is principally on account of volume, mainly in our appearance products, with demand driven by the launch of new Armor All products and favorable weather conditions throughout North America in the three months ended March 31, 2012 compared to the three months ended March 31, 2011.

        Net sales of Armor All products in the North America segment increased by 12% to $51.9 million for the three months ended March 31, 2012 compared to $46.4 million in the three months ended March 31, 2011.

        Net sales of STP products in the North America segment decreased by 7% to $15.1 million for the three months ended March 31, 2012 compared to $16.3 million in the three months ended March 31, 2011. We continue to experience increased competitive activity in this product line. In 2012 we began an increased investment in new products and racing sponsorships. We are expanding these initiatives in 2012 and are adding spending on TV, print and online advertising to reinvigorate the STB brand.

International

        The following table summarizes net sales for the International segment for the three months ended March 31, 2011 and 2012 (in thousands, except percentages):

	Three months ended March 31,		Change from Prior Year		% of Net Sales
	2011	2012	$	%	2011	2012
Net sales	$17,872	$19,413	1,541	9%	22%	22%

        Net sales increased $1.5 million or 9% during the three months ended March 31, 2012 as compared to the same period in 2011 principally due to distribution gains in certain international markets.

Successor fiscal year ended December 31, 2011 compared to twelve month pro forma period ended December 31, 2010

	Year Ended December 31,
(in thousands, except percentages)	2010	2011	Change	%
	(Pro Forma)	(Successor)
Net sales	$296,487	$281,317	$(15,170)	(5)%
Cost of products sold	151,367	153,114	1,747	1
Cost of products sold—acquisition related	—	4,439	4,439	100

Gross profit	145,120	123,764	(21,356)	(15)
Operating expenses:
Selling and administrative expenses	34,975	40,240	5,265	15
Advertising costs	24,307	24,699	392	2
Research and development costs	2,893	2,307	(586)	(20)
Amortization of acquired intangible assets	36,701	36,701	—	—
Acquisition-related charges	—	1,020	1,020	100
Restructuring benefits	(135)	—	135	(100)

Total operating expenses	98,741	104,967	6,226

Operating profit	46,379	18,797	(27,582)
Non-operating expenses:
Interest expense	47,385	48,090	705	1
Other expense	383	80	(303)	(79)

Loss before income taxes	(1,389)	(29,373)	(27,984)	*
Benefit for income taxes	(522)	(11,705)	(11,183)	*

Net income (loss)	$(867)	$(17,668)	$(16,801)	*

*
Denotes that the percentage change calculated for this line item was deemed not meaningful.

Net sales

        Net sales in the year ended December 31, 2011 decreased by 5% to $281.3 million from $296.5 million in the twelve month pro forma period ended December 31, 2010. The decrease was primarily due to reduced merchandising support from our customers and increased competitive activity. The reduced customer merchandising support was principally in the form of fewer promotional events and in-store displays of our products. A portion of the decline in sales volume of our appearance products which is consistent with lower sales volume in the automotive aftermarket appearance products category resulted from adverse weather conditions throughout North America from March through December 2011 and economic conditions that adversely affected consumer spending. The adverse weather conditions impact resulted principally from more frequent rains in the eastern United States and extreme drought in the southwest United States which discouraged car washing.

Cost of products sold

        Cost of products sold in the year ended December 31, 2011 increased 1% to $153.1 million from $151.4 million in the twelve month pro forma period ended December 31, 2010. This increase was primarily due to increased commodity costs and additional costs to establish our new supply chain following separation from the Clorox supply chain.

Cost of products sold-acquisition related

        During the year ended December 31, 2011, $4.4 million associated with the step-up in the value of inventory of $11.7 million that was recorded in connection with the Acquisition was recorded in cost of products sold-acquisition related as the inventory was sold.

Gross profit

        Gross profit decreased by 15% to $123.8 million in the year ended December 31, 2011 from $145.1 million in the twelve month pro forma period ended December 31, 2010 and decreased as a percentage of net sales to 44% from 49%. Gross profit for the fiscal year ended December 31, 2011 includes an acquisition related charge of $4.4 million (1.6% of net sales) related to the amortization of acquired inventory at fair value. Gross profit contraction in the year ended December 31, 2011 was also related to a greater per unit absorption of plant costs as a result of lower production on decreased sales volume as a result of the adverse weather conditions throughout North America, increased commodity costs, and additional costs incurred to establish our new supply chain following separation from the Clorox supply chain.

Selling and administrative expenses

        Selling and administrative expenses increased by 19% to $40.2 million in the year ended December 31, 2011 from $33.7 million in the twelve month pro forma period ended December 31, 2010. The increase was primarily due to $2.4 million incremental costs under our TSA with Clorox in 2011 over 2010, and $1.5 million of expenses related to implementing our new ERP system.

Advertising costs

        Advertising costs increased by 2% to $24.7 million in the year ended December 31, 2011 from $24.3 million in twelve month pro forma period ended December 31, 2010. This increase was primarily due to an increase in spending on print and radio promotions, costs associated with product launches in certain international countries and increased expenditures in racing sponsorships in accordance with management's brand support strategy.

Research and development costs

        Research and development costs decreased by 20% to $2.3 million in the year ended December 31, 2011 from $2.9 million in the twelve month pro forma period ended December 31, 2010. The decrease was primarily due to the cessation of research and development services as of July 1, 2011 rendered by Clorox under the TSA.

Amortization of acquired intangible assets

        Amortization of acquired intangible assets is related to intangible assets of $431.2 million acquired in the Acquisition and was flat between the year ended December 31, 2011 and the twelve month pro forma period ended December 31, 2010.

Acquisition-related charges

        We recognized $1.0 million in the year ended December 31, 2011 of transaction costs related to the Acquisition in legal, consulting, accounting, and tax advisory services. Corresponding acquisition-related charges of $16.0 million have been removed from the twelve month pro forma period ended December 31, 2010.

Non-operating expenses

        Interest expense represents interest on our term loan, revolver and senior notes as well as amortization of debt issuance costs and the change was not significant. Other expenses were not material in either period.

Benefit for income taxes

        The effective tax rate was 40% and 38% in the year ended December 31, 2011 and the twelve month pro forma period ended December 31, 2010, respectively. The fiscal year 2011 tax rate was higher than in twelve month pro forma period ended December 31, 2010 primarily due to foreign taxes.

Net sales by segment

North America

        The following table summarizes net sales for the North America segment for products marketed and sold to customers in the United States and Canada by product line for the twelve month pro forma period ended December 31, 2010 and the year ended December 31, 2011 (in thousands, except percentages):

	Year ended December 31,		Change from Prior Year		% of Net Sales
	2010	2011	$	%	2010	2011
	(Pro forma)	(Successor)
Net sales
North America:
Armor All products	$156,104	$146,169	$(9,935)	(6)%	53%	52%
STP products	74,763	65,945	(8,818)	(12)%	25%	23%

Total North America	$230,867	$212,114	(18,753)	(8)%	78%	75%

        Net sales in North America decreased by $18.8 million primarily due to reduced merchandising support from our customers and increased competitive activity. A portion of our appearance product decrease was due to lower sales as a result of adverse weather conditions in North America from March through December 2011 and economic conditions that adversely affected consumer spending.

        Net sales of Armor All products in the North America segment decreased by 6% to $146.2 million for the year ended December 31, 2011 compared to $156.1 million in the twelve month pro forma period ended December 31, 2010. This decrease was primarily due to lower sales as a result of adverse weather conditions throughout North America from March through September 2011 consistent with lower sales volume in the automotive aftermarket appearance products category as a whole.

        Net sales of STP products in the North America segment decreased by 12% to $65.9 million for the year ended December 31, 2011 compared to $74.8 million in the twelve month pro forma period ended December 31, 2010. The decrease was due to reduced merchandising support from our customers and increased competitive activity that continued downward trend we have been experiencing in this product line.

International

        The following table summarizes net sales for the International segment for products sold to customers outside North America for the twelve month pro forma period ended December 31, 2010 and the year ended December 31, 2011 (in thousands, except percentages):

	Year ended December 31,		Change from Prior Year		% of Net Sales
	2010	2011	$	%	2010	2011
	(Pro forma)	(Successor)
Net sales	$65,620	$69,203	3,583	5%	22%	25%

        Net sales increased during the year ended December 31, 2011 over the twelve month pro forma period ended December 31, 2010 primarily due to product mix and benefits from fluctuations in certain foreign exchange rates.

Successor period from November 5, 2010 to December 31, 2010 and Predecessor period from July 1, 2010 to November 4, 2010

        The results of operations for the Successor period from November 5, 2010 to December 31, 2010 and the Predecessor period from July 1, 2010 to November 4, 2010 are not comparable to each other, nor are they comparable to the results of operations for the fiscal year ended December 31, 2011 (Successor) or the years ended June 30, 2010 or 2009 (Predecessor) due to their differing short-term periods, the seasonal nature of our business and expenses directly attributable to the Acquisition.

        Net sales and gross profit were $35.0 million and $7.2 million, respectively, in the Successor period from November 5, 2010 to December 31, 2010. Net sales during this period were negatively impacted by delays in customer purchasing in anticipation of the release of the new STP concentrate formula and the impact of price rollbacks initiated prior to July 1, 2010. Gross profit includes an acquisition related charge of $7.2 million related to the amortization of acquired inventory at fair value which caused gross profit as a percentage of net sales to be unusually low at 21% during this period. Operating expenses during this period were $30.0 million and included acquisition-related charges of $16.0 million and amortization of acquired intangible assets of $5.7 million together with other operating expenses of $8.3 million. Also contributing to the loss before income taxes during this period of $30.4 million was interest expense of $7.4 million related to our Senior notes due 2018 and our Credit Facilities issued in conjunction with the Acquisition.

        Net sales and gross profit were $94.3 million and $44.1 million, respectively, in the Predecessor period from July 1, 2010 to November 4, 2010. Net sales during this period were also negatively impacted by purchasing delays in anticipation of the release of the new STP concentrate formula and the impact of price rollbacks initiated prior to July 1, 2010. Gross profit as a percentage of net sales was 47% during this period. Total operating expenses during this period were $19.4 million and represented 21% of net sales, consistent with the Predecessor years ended June 30, 2010 and 2009.

Predecessor fiscal year ended June 30, 2010 compared to predecessor fiscal year ended June 30, 2009

	Year Ended June 30,
(in thousands, except percentages)	2009	2010	Change	%
	(Predecessor)	(Predecessor)
Net sales	$292,391	$299,537	$7,146	2%
Cost of products sold	156,657	147,672	(8,985)	(6)

Gross profit	135,734	151,865	16,131	12
Operating expenses:
Selling and administrative expenses	31,040	34,028	2,988	10
Advertising costs	25,163	23,994	(1,169)	(5)
Research and development costs	3,591	3,289	(302)	(8)
Amortization of acquired intangible assets	2	3	1	50
Restructuring costs	994	11	(983)	*

Total operating expenses	60,790	61,325	535	1

Operating profit	74,944	90,540	15,596	21
Non-operating expenses:
Other expense	758	238	(520)	(69)

Earnings before income taxes	74,186	90,302	16,116	22
Provision for income taxes	26,626	34,277	7,651	29

Net earnings	$47,560	$56,025	$8,465	18

Net sales

        Net sales in Predecessor fiscal year 2010 increased by 2.4% to $299.5 million from $292.4 million in Predecessor fiscal year 2009. Volume decreased by 1% primarily due to lower shipments of STP products as a result of reduced promotional activities and SKU assortment in non-core items. The decrease in volume was offset by increased shipments of Armor All due to merchandising events and the impact of price rollbacks in the fourth quarter of Predecessor fiscal year 2010. Net sales growth outpaced volume primarily due to favorable trade promotions and advertising, partially offset by an unfavorable product mix as we experienced lower sales of some of our higher priced products.

        During the first three quarters of Predecessor fiscal year 2010 we continued to see the negative effects of our non-competitive pricing in the Armor All and STP brands, as our overall U.S. volume for Armor All decreased 3.5% and U.S. volume for STP declined 21.7% as a result of decreased trade support and weak economic conditions. In order to improve our trade relationships and achieve price competitiveness, management rolled back the price increases for certain of our products in the third quarter of Predecessor fiscal year 2010, which were reflected at retail in the fourth quarter of fiscal year 2010. As a result, volumes increased in the fourth quarter of Predecessor fiscal year 2010, as Armor All volumes increased 29.8% and STP volumes were flat versus the fourth quarter of Predecessor fiscal year 2009.

Gross profit

        Gross profit increased by 12% to $151.9 million in Predecessor fiscal year 2010 from $135.7 million in Predecessor fiscal year 2009 and increased as a percentage of net sales to 51%. Gross margin expansion in Predecessor fiscal year 2010 was primarily from favorable commodity costs, such as jet fuel, silicone and resin, product cost savings, lower trade spending and the benefits of foreign exchange movements in our international operations (primarily Australia), partially offset by an unfavorable product mix.

Selling and administrative expenses

        Selling and administrative expenses increased by 10% in Predecessor fiscal year 2010 from $31.0 million to $34.0 million primarily due to an increase in market research investment and increased commission costs. Partially offsetting this increase was a decrease in bad debt expense.

Advertising costs

        Advertising costs decreased by 5% in Predecessor fiscal year 2010 from $25.2 million to $24.0 million primarily due to approximately $0.9 million decrease in spending on print and radio promotions, offset by costs associated with product launches in certain international countries.

Research and development costs

        Research and development costs decreased by 8% in Predecessor fiscal year 2010 from $3.6 million to $3.3 million compared to the prior period, primarily due to utilizing a more efficient approach to innovation whereby both internal research teams and external partners were used strategically.

Restructuring costs

        Restructuring costs were $0.0 million and $1.0 million in Predecessor fiscal years 2010 and 2009, respectively. As part of our network simplification project, Clorox made the decision to close the Mentor facility, which was originally scheduled to close in July 2011. Management re-evaluated the continued use of the Mentor facility and determined to continue using this facility through the expiration of the lease in September 2012. A portion of our restructuring in Predecessor fiscal year 2009 was due to carry-over restructuring costs associated with the closing of our Paulsboro plant facility in Predecessor fiscal year 2008.

        Total restructuring charges (benefits), including amounts reflected in cost of products sold, were approximately $(0.1) million and $1.7 million in Predecessor fiscal years 2010 and 2009, respectively. Restructuring charges (benefits) included in cost of products sold decreased from $0.7 million in Predecessor fiscal year 2009 to $(0.1) million in Predecessor fiscal year 2010 primarily due to accelerated depreciation of the Mentor facility. In Predecessor fiscal year 2010, cost of products sold also included the acceleration of a deferred rent credit on the Mentor facility of approximately $0.5 million.

        Total severance payments for Predecessor fiscal years 2010 and 2009 were $0.0 million and $1.3 million, respectively. Total accrued severance was $0.3 million for both Predecessor fiscal years 2010 and 2009.

        We may, from time to time, decide to pursue additional restructuring related initiatives and, therefore, may incur restructuring, asset impairment, severance and related charges in the future.

Interest and other expense, net

        Interest and other expense, net major components for the Predecessor fiscal years 2010 and 2009 are as follows (in thousands):

	Twelve months ended June 30,
	2009	2010
Foreign exchange transaction losses, net	$1,070	$384
Royalty income	(288)	(253)
Other	(24)	107

Total other expense (income), net	$758	$238

        The foreign exchange transaction losses for Predecessor fiscal years 2010 and 2009 were primarily related to the depreciation of the British pound and the Euro from the conversion of local currency balances to U.S. dollars.

Earnings before income taxes

        Earnings before income taxes or "EBT" in Predecessor fiscal year 2010 increased by 21.7% to $90.3 million from $74.2 million in Predecessor fiscal year 2009. The primary driver for the increase in EBT was a decrease in commodity prices, resulting in lower costs for our products, an improvement in the performance of our international markets, including the benefit of foreign exchange movements, lower trade spending and our ongoing efforts to improve our cost production. Offsetting the improvement in EBT were the declines in volume and our decision to decrease prices on products and deterioration in product mix.

Income taxes

        The effective tax rate was 38.0% and 35.9% in Predecessor fiscal years 2010 and 2009, respectively. The fiscal year 2010 tax rate was higher than in Predecessor fiscal year 2009 primarily due to fiscal year 2010 decreases in benefits related to federal manufacturing tax credits.

Net sales by segment

North America

        The following table summarizes net sales for the North America segment for products marketed and sold to customers in the United States and Canada by product line for the Predecessor fiscal years ended June 30, 2010 and 2009 (in thousands, except percentages):

	Twelve months ended June 30,		Change from Prior Year		% of Net Sales
	2009	2010	$	%	2009	2010
Net sales
North America:
Armor All products	$149,305	$160,651	$11,346	8%	51%	54%
STP products	83,524	72,512	(11,012)	(13)%	29%	24%

Total North America	$232,829	$233,163	$334	0%	80%	78%

        Net sales in North America were flat in the Predecessor fiscal years ended June 30, 2010 and 2009. Volume decreased 2% primarily due to lower shipments of STP products, partially offset by increased shipments of Armor All. Net sales growth outpaced volume primarily due to trade promotions and advertising partially offset by an unfavorable product mix and the impact of pricing.

        Net sales of Armor All products in the North America segment increased by 8% to $160.7 million for Predecessor fiscal year 2010 compared to $149.3 million in Predecessor fiscal year 2009. This increase was due primarily to increased volume driven by merchandising events and the impact of price declines.

        Net sales of STP products in the North America segment decreased by 13% to $72.5 million for Predecessor fiscal year 2010 compared to $83.5 million in Predecessor fiscal year 2009. The decrease was due primarily to a decline in merchandising events as well as distributor losses.

International

        The following table summarizes net sales for the International segment for products sold to customers outside North America for the Predecessor fiscal years ended June 30, 2010 and 2009 (in thousands, except percentages):

	Twelve months ended June 30,		Change from Prior Year		% of Net Sales
	2009	2010	$	%	2009	2010
Net sales	$59,562	$66,374	6,812	11%	20%	22%

        Net sales and volume increased during Predecessor fiscal year 2010. Volume increased 3% primarily due to increased shipments. The variance between the change in net sales and the change in volume is primarily due to favorable foreign exchange transactions and product mix.

Liquidity and capital resources

Cash flows

        Our principal sources of liquidity are our cash of $4.9 million as of December 31, 2011 and our $50.0 million revolving credit facility under which we had no amounts outstanding as of December 31, 2011. The following table summarizes our cash activities (in thousands):

				CONSOLIDATED
	COMBINED
						Three months ended March 31,
	Twelve months ended June 30,
			Period from July 1, 2010 to November 4, 2010	Period from November 5, 2010 to December 31, 2010	Year ended December 31, 2011
	2009	2010				2011	2012
	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)	(Successor) (As restated)
Net cash provided by (used in) operating activities	$54,423	$36,539	$(5,295)	$(16,594)	$(9,790)	$(9,649)	$4,649
Net cash used in investing activities	(2,407)	(2,312)	(1,463)	(756,155)	(13,011)	(1,695)	(2,946)
Net cash (used in) provided by financing activities	(52,016)	(34,227)	6,758	804,466	(2,875)	(1,379)	(750)

Operating activities

        Net cash used in operating activities for the three months ended March 31, 2011 was primarily attributable to an increase in net operating assets of $15.9 million and our net loss of $0.5 million, partially offset by non-cash charges of $6.8 million. Net cash provided by operating activities for the three months ended March 31, 2012 was primarily attributable to non-cash charges of $8.4 million and our net earnings of $1.1 million, partially offset by an increase in net operating assets of $4.9 million. The increase in our operating assets in the three months ended March 31, 2012 was comprised of an increase of $35.4 million in accounts receivable, net which was primarily attributable to an increase in net sales of $26.9 million in the first quarter of 2012 compared to the fourth quarter of 2011; an increase in inventories of $5.1 million and an increase in accounts payable of $13.3 million as we increased purchases of commodities and ramped up production of inventory in preparation for seasonal sales in the second quarter; a decrease in the amounts due from Clorox as we completed the transition of our North American and export operations from Clorox provisioning to stand-alone operations; and an increase in accrued expenses and other liabilities primarily related to an increase accrued interest payable of $6.4 million on our Senior Notes due 2018 which is payable semi-annually on May 1 and November 1 and an increase in broker commissions and trade fund accruals related to the sales increase.

        Net cash used in operating activities of $9.8 million for the year ended December 31, 2011 was primarily attributable to our net loss of $17.7 million and an increase in operating assets and liabilities of $23.9 million, partially offset by non-cash charges of $31.8 million. The increase in operating assets was principally due to increased accounts receivables following the Acquisition which did not include the purchase of accounts receivables from customers. Net cash used in operating activities of $16.6 million for the period from November 5, 2010 to December 31, 2010 was primarily attributable to our net loss of $22.1 million, partially offset by a decrease in operating assets and liabilities of $5.6 million. Net cash used in operating activities of $5.3 million for the period from July 1, 2010 to November 4, 2010 was primarily attributable to an increase in operating assets and liabilities of $24.5 million, partially offset by our net earnings of $16.1 million and non-cash charges of $3.1 million.

        Net cash provided by operating activities decreased to approximately $36.5 million in Predecessor fiscal year 2010 from $54.4 million in Predecessor fiscal year 2009. The year over year decrease was primarily due to higher accounts receivable, primarily due to a change in credit terms for certain of the business customers and inventory builds for merchandising events, partially offset by an increase in accounts payable and accrued liabilities, mainly driven by the volume of purchases and increased co-packer fees and raw material purchases.

Investing activities

        The net cash used in investing activities for the three months ended March 31, 2011 and 2012 was comprised solely of capital expenditures as we continue to invest in our ERP system implementation. Capital spending as a percentage of net sales was 2% and 3%, respectively, for the three months ending March 31, 2011 and 2012.

        Net cash used in investing activities of $13.0 million for the year ended December 31, 2011 was due to capital expenditures primarily related to our ERP system implementation. Net cash used in investing activities for the period from November 5, 2010 to December 31, 2010 was due primarily to cash paid for the Acquisition of $754.6 million. Capital expenditures were approximately $1.5 million for each of the periods from July 1, 2010 to November 4, 2010 and from November 5, 2010 to December 31, 2010 and $1.4 million and $2.3 million, respectively, in Predecessor fiscal years 2009 and 2010. Capital spending as a percentage of net sales was 2%, 4% and 5%, respectively for the period from July 1, 2010 to November 4, 2010, the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011 and less than 1% for each of the Predecessor fiscal years 2009 and 2010.

Financing activities

        Net cash used in financing activities for the three months ended March 31, 2011 included $0.8 million of principal payments on our term loan and $0.6 million of debt financing costs incurred related to amending our term loan and revolver. Net cash used in financing activities for the three months ended March 31, 2012 included $0.8 million of principal payments on our term loan.

        Net cash used in financing activities for the year ended December 31, 2011 was $2.9 million as a result of repayments of $29.5 million on our Revolver, scheduled quarterly installment payments totaling $3.0 million on our term loan and debt financing costs of $0.7 million related to amending our Credit Facility, partially offset by borrowings of $29.5 million on our Revolver, and $0.8 million advanced from our Parent.

        Net cash provided by financing activities for the period from November 5, 2010 to December 31, 2010 was $804.5 million due to proceeds from issuance of common stock of $258.8 million, borrowings under our term loan facility of $290.3 million, and net proceeds from our bond issuance of $264.4 million, net of deferred financing costs of $9.0 million. Net cash provided by (used in) financing activities for the period from July 1, 2010 to November 4, 2010 and Predecessor fiscal years 2009 and 2010 was related to the net contributions from (distributions to) Clorox.

Off-balance sheet arrangements

        We currently have no material off-balance sheet arrangements.

Credit facilities

        In connection with the Acquisition, on November 5, 2010, we entered into a credit agreement with Armored AutoGroup Intermediate Inc. (f/k/a Viking Intermediate Inc.), the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Facility"). The Credit Facility was amended on March 16, 2011, whereby certain limitations on our ability to incur indebtedness or liens, or make certain investments were modified to allow us more flexibility going forward and the financial maintenance covenants were removed for purposes of the $300 million Term Loan Facility portion of the Credit Facility.

        Under the Credit Facility, we incurred a $300.0 million term loan with quarterly principal payments of $750,000 that began March 31, 2011 and the remaining principal maturing in November 2016. In addition to the term loan, the Credit Facility provides for a secured $50.0 million revolving credit facility (the "Revolver"), which matures in November 2015. An annual commitment fee of 0.75% is charged quarterly based on the average daily unused portion of the Revolver. As of December 31, 2011, there were no amounts outstanding under the $50.0 million Revolver.

        We are subject to certain customary financial and non-financial covenants. The Credit Facilities contain covenants that impose restrictions on, among other things, additional indebtedness, liens, investments, advances, guarantees and mergers and acquisitions. These covenants also place restrictions on asset sales, sale and leaseback transactions, dividends, payments between us and our subsidiaries and certain transactions with affiliates. For more information on the Credit Facilities, see "Description of Other Indebtedness—Credit Facilities."

Old Notes

        On November 5, 2010, we completed the sale of $275.0 million aggregate principal amount of 9.25% senior notes due 2018 at an issue price of 100% (the "Old Notes") in a private offering exempt from the registration requirements of the Securities Act, to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Old Notes were issued pursuant to an indenture, dated November 5, 2010, between us and Wells Fargo Bank, National Association, as trustee (the "Trustee"), as supplemented by a supplemental indenture, dated November 5, 2010 (as supplemented, the "Indenture"), entered into by and among us, the Trustee and the Guarantors signatory thereto.

        The Old Notes are our senior unsecured obligations and are guaranteed on a senior basis by each of our U.S. subsidiaries to the extent such guarantor is a guarantor of our obligations under the Credit Facilities. Interest is payable on the Old Notes on each May 1 and November 1, payment commenced on May 1, 2011 and has been paid to and including November 1, 2011. We may redeem some or all of the Old Notes at any time prior to November 1, 2014 at a price equal to 100% of the principal amount of the Old Notes redeemed plus accrued and unpaid interest, if any, and an applicable make-whole premium. On or after November 1, 2014, we may redeem some or all of the Old Notes at redemption prices set forth in the Indenture. In addition, at any time prior to November 1, 2013, we may redeem up to 35% of the aggregate principal amount of the Old Notes, at a specified redemption price with the net cash proceeds of certain equity offerings.

        The Indenture contains covenants that, among other things, restrict our ability and the Guarantors' ability to: incur, assume or guarantee additional indebtedness; pay dividends or redeem or repurchase capital stock; make other restricted payments; incur liens; redeem debt that is junior in right of payment to the Old Notes; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; and enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications. In addition, in certain circumstances, if we sell assets or experiences certain changes of control, we must offer to purchase the Old Notes.

        We used the net proceeds from the offering of the Old Notes, together with borrowings under the Term Loan Facility and an equity contribution by the Sponsor and management, to finance the Transactions.

Certain Information Concerning Contractual Obligations

        The following table presents information relating to our contractual obligations. Amounts set forth below are on an actual basis as of December 31, 2011, our most recent fiscal year end for which audited financial statements are available (in thousands). Future events could cause actual payments to differ significantly from these amounts.

	Payments due by period
	2012	2013	2014	2015	2016	Thereafter	Total
Notes payable, including current portion and interest	$46,436	$46,254	$46,071	$45,889	$325,020	$321,706	$831,376
Warehousing obligations(1)	4,328	4,328	3,993	3,041	2,027	—	17,717
Sponsorship obligations(1)	6,308	6,528	1,470	—	—	—	14,306
Operating leases	2,081	738	595	459	237	3	4,113

Total contractual obligations	$59,153	$57,848	$52,129	$49,389	$327,284	$321,709	$867,512

(1)
Warehousing and sponsorship obligations are defined as agreements that are enforceable and legally binding and that specify all significant terms, including quantity, price and the approximate timing of the transaction. For obligations subject to variable price and/or quantity provisions, an estimate of the price and/or quantity has been made. Examples of our obligations include commitments for raw material and contract packing purchases and advertising contracts. Any amounts reflected on the consolidated balance sheet as accounts payable or accrued expenses and other liabilities are excluded from the table above.

        At December 31, 2011, the liability recorded for uncertain tax positions, excluding associated interest and penalties, was approximately $0.4 million. Since the ultimate amount and timing of further cash settlements cannot be predicted with reasonable certainty, liabilities for uncertain tax positions are excluded from the contractual obligation table.

        Subsequent to December 31, 2011, there have been no material changes to our contractual obligations that are outside the normal course.

Commitments and Contingencies

        The Company is subject to various lawsuits and claims relating to issues such as contract disputes, product liability, patents and trademarks, advertising, employee and other matters. Although the results of claims and litigation cannot be predicted with certainty, it is the opinion of management that the ultimate disposition of these matters, to the extent not previously provided for, will not have a material adverse effect, individually or in the aggregate, on the Company's financial statements taken as a whole.

        In connection with the Acquisition, Clorox retained liability associated with a potential contract claim and also certain environmental matters. In conjunction with the Acquisition, the Successor has agreed to indemnify and reimburse Clorox for 50% of the first $5,000,000 in costs related to the contract claim. As of March 31, 2012, the Company has accrued $2,500,000 in long-term liabilities related to this contingency.

Quantitative and qualitative disclosures about market risk

Foreign currency risk

        We sell our products in many countries outside of the United States and, as such, are exposed to foreign currency exchange risk. However, our foreign currency exchange exposure is limited due to the concentration of our revenues and profitability in the United States. Our net sales are typically earned in the same currency in which we incur our expenses in the United States and Europe, which also mitigates for foreign exchange exposure. Given management's belief that our business faces limited foreign exchange risk, we currently do not have any currency hedging programs in place; however, we will continue to assess our foreign exchange risk management strategy as our business outside of the United States grows.

Interest rate risk

        We are exposed to interest rate risk associated with our debt instruments. As of March 31, 2012, we had approximately $571.3 million of total gross amount of debt outstanding, excluding $50.0 million of unused commitments under the Revolving Credit Facility, of which $296.3 million have been bearing interest at variable rates. A one percentage point change in interest rates on our variable rate debt would have resulted in interest expense fluctuating approximately $3.0 million and $0.7 million for the year ended December 31, 2011 and the three months ended March 31, 2012. We currently do not have any interest rate swaps; however, we continually assess our interest rate risk for purposes of determining whether interest rate hedges would be consistent with our overall risk management strategy.

Recently issued accounting pronouncements

        In September 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2011-08, Testing Goodwill for Impairment ("ASU 2011-08"), which changes the way a company completes its annual impairment review process. The provisions of this pronouncement provide an entity with the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. ASU 2011-08 allows an entity the option to bypass the qualitative assessment for any reporting unit in any period and proceed directly to performing the first step of the two-step goodwill impairment test. The pronouncement does not change the current guidance for testing other indefinite-lived intangible assets for impairment. This standard is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. The Company will adopt this pronouncement in fiscal 2012 and does not expect the adoption of ASU 2011-08 to have a material effect on its financial position or results of operations.

        In June 2011, the FASB issued ASU No. 2011-05, Presentation of Comprehensive Income ("ASU 2011-05"), which will require companies to present the components of net income and other comprehensive income either in a single continuous statement or in two separate but consecutive statements. It eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders' equity. The pronouncement does not change the current option for presenting components of other comprehensive income, gross or net of the effect of income taxes, provided that such tax effects are presented in the statement in which other comprehensive income is presented or disclosed in the notes to the financial statements. The pronouncement does not affect the calculation or reporting of earnings per share. The pronouncement also does not change the items which must be reported in other comprehensive income, how such items are measured, or when they must be reclassified to net income. This standard is effective for reporting periods beginning after December 15, 2011. Early adoption is permitted. The Company will adopt this pronouncement in the first quarter of 2012 and it will have no effect on its financial position or results of operations, but will impact the way the Company presents comprehensive income.

        In May 2011, the FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs ("ASU 2011-04"), which is intended to result in convergence between U.S. GAAP and International Financial Reporting Standards requirements for measurement of, and disclosures about, fair value. ASU 2011-04 clarifies or changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. This pronouncement is effective for reporting periods beginning after December 15, 2011, with early adoption prohibited for public companies. The new guidance will require prospective application. The Company will adopt this pronouncement in the first quarter of 2012 and does not expect its adoption to have a material effect on its financial position or results of operations.

BUSINESS

Company overview

        We are a consumer products company consisting primarily of Armor All and STP, two of the most recognizable brands in the automotive aftermarket appearance products and performance products categories, respectively. Both brands have leading category shares in the United States, with Armor All having a #1 value share of market in the appearance products category and STP a #3 value share of market in the performance products category, in each case, based on sales volume in U.S. dollars as measured by NPD and Nielsen. The NPD and Nielsen syndicated data is further described in the section entitled "Market Share, Ranking and Industry Data and Forecasts" on page iv of this prospectus. Armor All's current product line of protectants, wipes, tire and wheel care products, glass cleaners, leather care products, air fresheners and washes is designed to clean, shine and protect interior and exterior automobile surfaces. STP's offering of oil and fuel additives, functional fluids and automotive appearance products has a broad customer base ranging from professional racers to car enthusiasts and "Do-it-Yourselfers." Our brands offer over 200 individual automotive appearance and performance products that can be found in most of the major developed countries around the world. We have a diversified geographic footprint with direct operations in the United States, Canada, Australia and the U.K. and distributor relationships in approximately 50 countries.

        Armor All is the most recognized automotive aftermarket appearance product brand in the United States with a comprehensive and competitively priced product line. Armor All's advertising campaigns, such as the "Go ahead. Stare," "Care for your car" and the new "Armor All Way," build on what we believe to be Armor All's strong brand equity established over its 50 year history to maintain a high level of consumer awareness. We further believe that Armor All has distinguished itself as the leader in the automotive aftermarket appearance products category based upon its household name, high-quality product formulations, convenient application methods and tradition of innovation.

        The STP brand has been characterized by a commitment to technology, performance and motor sports partnerships for over 50 years. Regular use of STP additives as part of basic maintenance helps engines run better by boosting the cleaning performance of gas and saving gas by keeping fuel intake systems clean. We believe the STP brand's fuel and oil additives, functional fluids and automotive appearance products benefit from a rich heritage in the car enthusiast and racing scenes.

        In the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, our net sales were $35.0 million and $281.3 million, respectively; we achieved gross profit of $7.2 million and $123.8 million, respectively; and we incurred net losses of $22.1 million and $17.7 million, respectively.

Industry overview

        The automotive aftermarket industry is generally defined as the manufacturing, distribution, sales and service of all automotive products other than the purchase of an automobile from a new car dealer, according to the AAIA. It includes hard parts such as brakes and tires, and consumables such as Armor All and STP.

        With an estimated size of $233 billion in the United States, according to the AAIA Digital Aftermarket Factbook and Lang Annual, the automotive aftermarket provides consumers with access to automotive maintenance services and products through several categories. The demand for automotive aftermarket products is correlated to the number of miles driven and the average age of cars. Given that both of these indicators are expected to grow over the next several years, we believe the automotive aftermarket should perform well. Consumers have the option of repairing or improving their vehicles themselves (known as the consumer or "Do it Yourself," or "DIY" market) or taking their vehicle to a professional service facility (the "Do it for Me," or "DIFM" market). The consumer market can be segmented further into casual users and car enthusiasts. Automotive aftermarket purchases are driven by car maintenance, beautification, performance enhancements and personalization. Based on our STP Usage and Attitudes study, the typical U.S. automotive aftermarket consumer is a 40-something male whose car has between 85,000 and 90,000 miles. According to R.L. Polk & Co., an automotive market research firm, the average age of cars on U.S. roads is greater than ten years.

Appearance products category

        As a subcategory of the automotive aftermarket, U.S. appearance products category serves retail consumers and the commercial car care and professional detailing channels. The appearance products category can be further classified into interior and exterior products, which include protectants, tire and wheel care, waxes/polishes, wipes, car wash and fabric conditioners. We believe sales of appearance products, such as Armor All, are correlated to new car purchases or "new to consumer" (e.g., used car purchases) because these car owners tend to be more dedicated to upkeep and beautification. Since purchasing a car, whether new or new to consumer, is generally the first or second most expensive purchase made by consumers, we believe auto appearance and performance are of high importance. As a result, we believe consumers exhibit strong brand loyalty by using products they trust. We believe that brand loyalty coupled with competitive price points for the average product discourages consumers from switching to private label products, which we believe explains the low level of private label penetration in this category. Countries outside the United States and Western Europe, with a developing middle class and increasing automobile penetration (e.g., China and India), present attractive growth opportunities for appearance products.

Performance products category

        The U.S. performance products category for additives serves consumers who are interested in increasing the performance of their automobiles or performing their own mechanical-related maintenance. This category can be further classified into fuel additives, oil additives and functional fluids and other niche performance products. Regular use of STP additives as part of basic maintenance helps clean deposits that build up from engine operation and helps engines run better and be more fuel efficient. STP fuel additives also help to maintain a clean fuel system and boost the cleaning performance of gasoline. Our oil additives products reduce metal-to-metal friction by providing a thicker cushion between the moving engine parts, thus protecting against engine wear and reducing oil consumption. STP's functional fluids include brake and power-steering fluids designed to prevent corrosion, wear and breakdown. We believe the need for fuel additives will increase, driven by the rising use of ethanol in fuel blends and the growing prevalence of smaller engines. Both of these trends result in less clean combustion in engines and the need for more performance products. Similar to the appearance products category, brand awareness and the consumer relationship with performance products brands is strong, resulting in low private label penetration.

Our competitive strengths

        We believe that we are well-positioned to capitalize on the following competitive strengths to achieve future growth:

        Recognizable brands with leading market positions.    Armor All and STP are leaders in the automotive aftermarket appearance and performance products categories, respectively. Armor All is the #1 brand overall, in terms of value share of market, based on sales volumes in U.S. dollars in the appearance products category in the United States, as measured by NPD and Nielsen, with products including protectants, wipes and wheel care products. Armor All has maintained this leadership position for nearly 10 years despite new market entrants. STP is the #3 brand, in terms of value share of market, based on sales volumes in U.S. dollars in the performance products category in the United States, as measured by NPD and Nielsen. We believe Armor All and STP enjoy higher brand awareness than the competition. We believe the strong brand recognition of Armor All and STP is a testament to the deep connection consumers have with both these brands.

        Strong customer relationships.    We have a strong presence in a diversified distribution network which includes specialty auto retailers, mass merchandise retailers, discount stores, grocery stores, retail drug stores and other distributors. The majority of our sales come from mass merchandisers, such as Wal-Mart and Target Corp., and from automotive retail stores, such as AutoZone, Advance Auto, O'Reilly's and The Pep Boys. Armor All and STP perform well for retailers, and, as a consequence, have a strong share of shelf and attractive shelf positioning with our retail partners. We have strong relationships with the major players in the industry and are either a category captain or a category advisor to customers comprising approximately 65% of our net sales in the United States. Category captains and category advisors are selected by retailers to advise the retailer on opportunities to enhance and grow the categories in which we compete.

        Diversified net sales base.    Our net sales base is diversified, both from a product and geographic perspective. We distribute our products in approximately 50 countries worldwide and approximately 29% and 32% of our net sales for the twelve months ended June 30, 2010 and the year ended December 31, 2011, respectively, were sold outside the United States. We have developed an international footprint with multiple appearance and performance products sold globally. Armor All is the U.S. leader in protectants and wipes, having pioneered these product areas, in addition to having a substantial position in the wheel, tire and other appearance categories. STP's current product portfolio is comprised of three different segments: fuel additives, oil additives and functional fluids. We believe this diversification across geographies and within product categories, combined with strong brands, offers further opportunities for expansion in other appearance and performance product areas.

Our business strategy

        Prior to the Acquisition, the brands were managed primarily for short-term profitability with limited resources provided to drive growth in the business. Under our new ownership, we have begun investing to support what we believe are the strong brand equity and category positions of Armor All and STP to grow and expand the brands. We intend to achieve these goals by implementing the following strategies:

        Launching new and innovative products.    Under Clorox ownership, there was minimal innovation in the Armor All and STP product lines. We believe that product introductions are critical to maintaining relevance and generating excitement with retail partners. We further believe that innovation is also an important element of cultivating a strong brand image among consumers in these product categories, especially heavy users and opinion leaders within the appearance and performance products categories. During 2011 we launched seven new Armor All products or improvements, including a new wax product, as well as two new STP products. The new wax product is our entry into the wax category; a category in which we did not previously compete. STP relaunched its entire fuel additives line in a concentrated formula. In 2012, we intend to launch 19 new Armor All stock keeping units ("SKUs"), including an enhanced wax product and a new line of air freshener products, as well as six new STP SKUs.

        Reinvigorating the STP brand.    The marketing and new product support for the STP brand was limited during the last several years. We believe this contributed to the loss of volumes for STP. As such, we launched a new line of STP in concentrate form in 2011. This product was targeted to meet our retail customers' request for a reduced footprint of each STP SKU as well as reduced the packaging waste associated with larger containers. We also returned to racing sponsorship to recapture STP's heritage with automobile racing fans. In 2012, we intend to introduce six new STP SKUs and expand our advertising relative to the new line of concentrates and as investment in re-building the STP brand.

        Building upon relationships with the trade.    Prior to the Acquisition, the brands were managed primarily for short-term profitability, which we believe had a negative impact on our trade relationships. As commodity prices increased during the 2007 to 2009 period, we increased prices on many of our products several times. Retailers did not pass along the last round of these price increases to the end consumer, which resulted in a compression of channel margins. In response, several key retailers cut back on shelf allocations, especially for STP. In order to improve trade relationships and achieve relative pricing parity, in early 2011 we rolled back some of the pricing increases within the performance products category and increased trade spending. We are now taking a more active approach to cultivating trade relationships, including pursuing in-store promotional activities, designing display support and endorsing other merchandising events to drive traffic for the retailer. We believe the combination of these actions should result in improved and sustainable financial performance over the long-term.

        Pursuing international growth.    With distributor relationships in approximately 50 countries, we are poised to expand our international presence, which was not a priority under Clorox ownership. Previously, in many countries outside of the United States, Armor All and STP were a secondary priority for a sales force focused on selling The Clorox Company's core household cleaning products. We believe we can increase our percentage of sales generated in international markets, which accounted for approximately 29% and 32% of our net sales for the twelve months ended June 30, 2010 and the year ended December 31, 2011, respectively. Consumers in many emerging markets, where we have historically not had a presence, are increasing their car buying activity, which should drive demand for automotive aftermarket products. For example, the passenger vehicle market in China, currently the second largest in the world, is expected to grow by 270 million vehicles in the next 25 years and surpass the United States as the largest passenger vehicle market in the world, according to an October 2008 report by McKinsey & Company.

        Opportunistically pursue acquisitions.    The automotive aftermarket industry is comprised of a number of businesses that are non-core to their current owners. In addition, companies with branded products generally tend to have minimal operational infrastructure and can generally be readily integrated into an acquirer because of customer and sales force overlap, small SKU counts and asset light operations. As such, we are currently reviewing the landscape of potential opportunities and pursuing potential acquisitions.

Current Armor All product offering

        Armor All is the most recognized automotive aftermarket appearance product brand in the United States with a comprehensive and competitively priced product line. We believe that Armor All has distinguished itself as the leader in the automotive aftermarket appearance products category based upon its household name, high-quality product formulations, convenient application methods and tradition of innovation. Armor All's current product line of protectants, wipes, tire and wheel care products, glass cleaners, leather care products, air fresheners and washes is designed to clean, shine and protect interior and exterior automobile surfaces.

        Armor All's product offering includes the following:

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  Protectants—These products both beautify and protect interior car surfaces. Use of our protectant products helps to prevent premature cracking, fading and discoloration of interior surfaces and brings out a deep shine in car interiors. Armor All offers several protectant products, including Ultra Shine and Natural Finish detailer.

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  Wipes—These products are comprised of disposable towelettes which are moistened with active ingredients designed to clean and protect interior and exterior car surfaces. We offer a variety of wipe formulations which are tailored to general cleaning, as well as glass, leather, plastic and rubber surfaces.

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  Tire & Wheel—Our tire & wheel product line provides consumers with multiple tools to enhance the appearance of their tires and wheels. These products borrow from our strengths in protectants, but also deliver cleaning capabilities and a high gloss shine. We offer multiple tire and wheel products, including Tire Foam Protectant, Tire Shine in aerosol, gel and spray formulations, foaming protectant and wheel cleaner.

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  Wash & Wax—These products are designed to clean and protect the car's exterior. Our offerings consist of car wash, car waxes and polishes as well as spray detailers. In 2012 we intend to launch our new Armor All Extreme Shield Wax which actually repels dirt from the cars exterior paint surfaces.

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  Air Care—In 2012, we launched a line of air freshener products including hanging cards as well as vent clips. These products come in a variety of scents, including Mountain Air, Cool Mist, Wild Berry, New Car and Vanilla. We also have a line of air freshening protectants and wipes.

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  Other—We have focused on rounding out our product offering in the appearance category by also providing consumers with a variety of other products, including glass cleaners, leather care products, multipurpose cleaners and degreasers and holiday gift packs, which bundle a variety of Armor All products.

Current STP product offering

        The STP brand has been characterized by a commitment to technology, performance and motor sports partnerships for over 50 years. Regular use of STP additives as part of basic maintenance helps engines run better by boosting the cleaning performance of gas and saving gas by keeping fuel intake systems clean. We believe the STP brand's fuel and oil additives, functional fluids and automotive appearance products benefit from a rich heritage in the car enthusiast and racing scenes.

        STP's product offering includes the following:

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  Fuel Additives—Our fuel additive products are poured into fuel tanks and help maximize fuel efficiency and avoid engine problems including rough idling, weak acceleration, stumbling and stalling. These products clean engine system components and reduce friction, thereby enhancing performance. Our fuel additive product line includes gas treatment, fuel injector cleaners, complete fuel system cleaners, octane boosters, winterizing treatments and diesel fuel injector treatments.

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  Oil Additives—We also sell a line of oil additives which help keep engines lubricated and target specific issues consumers may encounter with their oil systems including engine friction, minor engine leaks and excessive engine smoking.

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  Functional Fluids—Our STP product offering also includes an array of functional fluids that are required for proper vehicle function. These products include power steering fluid and brake fluid.

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  Multi-Purpose Motor Treatment—This product works in the fuel system, crankcase and intake. This multi-purpose product helps clean deposits in the fuel system, stabilize fuel, protects against crankcase sludge and provides upper cylinder lubrication. This product is safe for use in all gasoline and diesel engines including cars, boats, lawnmowers, ATVs and other motorized equipment.

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  Appearance Products—We also offer a line of automotive appearance products under the STP brand umbrella, which are sub-branded as Son of a Gun. These products include a protectant formulation which cleans and shines vehicle interiors and a tire cleaner product.

Distribution

        We operate a broad distribution network, which includes big box auto, auto specialty retail, mass retailers, food and drug retailers, convenience retailers and distributors who focus on the DIFM market. We utilize an experienced sales force dedicated to serving major clients globally. We also sell our products directly through brokers and licensees and via other methods.

Channel overview

        We market our products in the United States through a number of channels and use a number of sales strategies. Our top three U.S. sales channels, mass merchandisers, auto retailers and discount stores, account for a majority of total shipments in the United States. Sales personnel call directly on major accounts and have support teams for supply and marketing. Our small regional and convenience store customers are serviced by brokers and distributors.

Customer relationships

        We have significant penetration of our products into flagship retailers and our top seven largest customers represented approximately 67% and 65% of U.S. net sales for the twelve months ended June 30, 2010 and the year ended December 31, 2011, respectively. Typically, these large retailers focus their efforts and shelf space on leading brands only. We had one customer (Wal-Mart) who represented more than 10% of total net sales. Wal-Mart represented 23%, 22%, 19%, 28% and 20% of total net sales in the twelve months ended June 30, 2009 and 2010 the period from July 1, 2010 to November 4, 2010, the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, respectively.

        We provide distinctive customer support through category advisory services (CAS), shopper and sales-based information used to improve assortment, shelving, pricing and merchandising strategies to maximize category sales. CAS, coupled with brand marketing efforts, help to create programs that allow customers to drive purchases by people already in-store and attract new category purchasers.

International distribution overview

        International distribution varies by region and is often executed on a country-by-country basis. A majority of our international sales are completed using distributors, except for in the United Kingdom, where the direct model is most often used. Australia and Germany also have some major direct customers.

Marketing

Brand positioning

        Armor All and STP are two of the most recognizable brands in the auto care appearance products and performance products categories. Our marketing strategies have historically been targeted toward the auto enthusiast. In particular, we believe our sponsorships of local races and rally teams help gain the trust of these consumers. Armor All's brand awareness is aided by its advertising programs which capture a significant share of the advertising voice within the appearance products category and remained strong despite Clorox's decision to manage the business for short-term profitability. In contrast, STP received little marketing investment due to our prior owner's priorities in recent years.

        We believe the DIY consumer is our greatest growth opportunity and represents the focus of our marketing strategies for Armor All and STP. We believe our growth and value are driven through the integration of marketing communication, pulse period merchandising, partnering with retailers with programs like Wal-Mart's "Simple Solutions" and linking auto care to other DIY behavior. Empowering DIY-prone consumers to use Armor All and STP products and promoting overall auto care represent a significant market opportunity. We seek to combine marketing efforts for STP and Armor All wherever appropriate, leveraging the brand equity of both brands to expand audience and reach. Additionally, we are continuing to drive value through efficient innovation in aesthetics, packaging and positioning in new and existing segments.

Marketing campaigns and strategies

  Armor All

        Armor All's marketing efforts are focused on empowering DIY consumers to take care of their cars' appearance on a regular basis. The brand showcases its new and existing products in a manner that is both educational and entertaining across a variety of traditional, online and grassroots media. Traditional media primarily leverages television and print advertising in a variety of male, DIY, sports and automotive programs and publications. Online marketing efforts involve providing engaging and educational content on Armorall.com, Facebook and other websites, running banner ads on websites with DIY, sports and automotive content and optimizing the brand's presence on major search engines. Grassroots efforts involve the use of key spokesmen and partnerships to appeal to racing-involved consumers, taking advantage of the strong link between car care and racing, leveraging the implied expertise.

        High resonance advertising campaigns such as "Go Ahead Stare," "Care for your Car" and the new "Armor All Way" target DIY consumers and consistently keep brand awareness at high levels. Armor All has a strong global presence in the auto racing scene with key sponsorships that help capture the race / car enthusiast market in the U.S. (NASCAR, World of Outlaws), Australia (V8 Supercars) and Europe (rally cars). These programs also provide a halo effect to a broader, more everyday user base. Notably, Armor All is endorsed by NASCAR driver Tony Stewart, who has scored 11 driving championships in his racing career, including the 2011 NASCAR Sprint Cup. Armor All (along with STP) is also one of the official car care products of the World of Outlaws Sprint Car Series and a sponsor of 4-time World of Outlaws Series champion Donny Schatz.

  STP

        Even more than Armor All, the STP brand has been associated with a rich heritage in the auto enthusiast and auto racing scene since the 1950s. STP has backed drivers attempting to break the world land speed record and has been associated through sponsorship, personal services and endorsement agreements with some of the most famous names in motorsports including Andy Granatelli, Mario Andretti, Richard Petty, Al Unser and Alex Zanardi. The brand sponsored Richard Petty for 30 years until 2001. Subsequently, Petty has maintained a personal services contract with STP and has been the voice of the brand to both customers and in consumer communication. STP's longstanding support of motorsports figures has had a meaningful impact on consumers and has fostered compelling brand loyalty, making it the most recognized additives brand. The brand had been supported more modestly from a consumer communications perspective over the last several years under Clorox ownership. However, in 2011, the brand returned to a more substantial presence in motorsports with sponsorship of the famous #43 car (formerly driven by Richard Petty) in the NASCAR Sprint Cup Series, title sponsorship of the STP 400 NASCAR Sprint Cup race in Kansas City and the STP 300 NASCAR Nationwide Series race in Chicago. The brand also assumed sponsorship of Championship Funny Car driver Tony Pedregon in the NHRA drag racing series and, along with Armor All, sponsorship of both the World of Outlaws Sprint Car Series and 4-time champion Sprint Car driver Donny Schatz. In addition to the increased presence in motorsports, STP will also return to television advertising in 2012 for the first time in eight years with its "Left Lane" and "Stop Sign" campaigns.

Consent order

        In 1978, a Predecessor company entered into a consent order with the FTC settling charges that it had engaged in deceptive advertising. The order cited a number of false or misleading statements, which appeared in STP advertising in the early 1970s. The order essentially prohibited certain representations about STP products and required compliance with the law on truthful advertising. In 1995, the Predecessor company settled charges that it had violated that order. Since the 1995 complaint, the FTC has not raised any issues about our advertising practices. Although we are still subject to the consent order, we review and substantiate our advertising in the ordinary course of our marketing and sales activities and consequently, we do not believe that the order has any greater impact on our business than any other company subject to the same general laws prohibiting false advertising. However, while we believe that our compliance with the general laws governing false advertising will satisfy all of the obligations under the consent order, we could become subject to significant fines and penalties should we be found to be in violation of the consent order.

Distributor / retailer marketing and consumer behavior

        We also reach customers through our distributors, providing print ads, point of sale, promotional materials and digital assets—all with the focus on reaching the DIY audience. Shelving is extremely important in the marketing of the product and in attracting consumers who are already in the store. Premium brands are typically found on the upper shelves, mid-tier brands at eye-level and value brands on the lower shelves. In smaller set sizes, only one brand representation per price tier is feasible; in appearance and fuel additives, Armor All and STP are the leading mid-tier brands, respectively, which insures distinction across a variety of set configurations. We believe this explains our success in gaining extensive distribution outside of the automotive channel with mass, food and drug retailers, while some of our competitors have found that more challenging.

        Based on consumer research we have conducted, we believe that decisions about what type of appearance and performance product to buy is typically made before arriving in-store, but over 70% of brand purchase decisions are ultimately made at shelf. Less than 7% of consumers look for breadth of assortment, but 43% look for brands they trust. The average auto shopper buys products at three different retailers annually and chooses where to shop based on convenience, ease, value and product selection.

        Because shoppers often use price as a proxy for a given product's value and potential benefit, we use clear brand identity and differentiation which allows our products to determine optimal shelf placement and help drive the consumer's decision making process when at the shelf.

        We are also very active in providing CAS and management for our customers. By sharing its expertise for assortment, merchandising, pricing and shelving, we help the retailers grow their overall appearance and performance products business. In addition to strengthening our overall retailer relationships, providing these services leads to "clean" and well-planned shelving, which favors key brands like Armor All and STP.

Raw materials

        We rely upon a limited base of suppliers, including single-source suppliers, for some of the primary components and raw materials for our products. Our primary components and raw materials include resin-based packaging, silicone and petroleum-based products, which are manufactured from commodities that are subject to market price changes. The availability of these components and raw materials is affected by a variety of supply and demand factors, including global market trends, including the cost of petroleum-based products, plant capacity decisions and natural disasters. We expect these components and raw materials to continue to be readily available in the future. However, should any of our current third-party suppliers be unable or unwilling to fulfill its obligations to us, we believe that arrangements for alternative service providers could be made with minimal interruption or cost to our business.

Research and development

        We recognize the importance of innovation and renovation to our long-term success and are focused on and committed to research and new product development activities. Our product development team engages in consumer research, product development, current product improvement and testing activities, and also leverages our development capabilities by partnering with a network of outside resources including our current and prospective outsource suppliers.

Seasonality

        We have historically achieved our highest sales levels during the period from March-June. This pattern is largely reflective of our customers' seasonal purchasing patterns, as well as the timing of our promotional activities. Weather can also influence consumer behavior, especially for appearance products. Our products sell best during warm, dry weather, but perform less strongly if weather is cold and wet.

Manufacturing

        Manufacturing is heavily focused on mixing, filling, and packaging as ingredients are purchased in varied finished states. For Armor All, we manufacture in-house or purchase bottles and fill them with products made primarily from two silicone greases, which are blended with various other ingredients. For STP, we blow the bottles internally and mix the core cleaning additives packages with jet fuel. Aerosols and wipes are co-packed.

        We rely on two manufacturing facilities for our molding, packaging and distribution needs. The Painesville, Ohio facility is a 100,000 square foot facility situated on approximately 6 acres and is the global supplier of Armor All and STP protectants, fuel and oil additives. The Wales, U.K. plant, consisting of a 50,000 square foot production unit and 30,000 square foot warehouse unit, satisfies manufacturing needs in Europe. Our major suppliers are located in the United States and Europe, relatively close to the respective plants. Labels are sourced from six suppliers, bottles from four suppliers, wipes pre-blend from one supplier and silicone, corrugate and jet fuel each come from one primary and one secondary supplier, although alternative sourcing is widely available. We also have relationships with 13 primary co-packers and three secondary co-packers.

Intellectual property

        Most of our brand name consumer products are protected by registered trademarks. As of December 31, 2011, we owned 1,106 trademark registrations and applications, and 65 domain name registrations, around the world, some of which are of material importance to our business. Maintenance of brand equity value is critical to our success. We take steps to maintain and protect our trademarks and pursue apparent infringements of our trademarks wherever we think the infringement could have a material adverse impact on our business. We have 43 patents and patent applications, some of which are material to our business. We are not currently engaged in any material intellectual property litigation, nor are there any material intellectual property claims pending either by or against us.

Competition

        The markets for auto care products are highly competitive. Most of our products compete with other widely-advertised brands and with "private label" brands, which typically are sold at lower prices. We also encounter competition from similar and alternative products, many of which are produced and marketed by major multinational or national companies. Some of our competitors are larger and have greater financial resources than we do. Our products generally compete on the basis of product performance, brand recognition, price, value, quality or other benefits to consumers. Newly introduced consumer product (whether improved or newly developed) usually encounters intense competition requiring substantial expenditures for advertising, sales promotion and trade merchandising. If a product gains consumer acceptance, it normally requires continued advertising and promotional support and ongoing product improvement to maintain its relative market position.

Government regulation

        For further details regarding the impact of government regulations on us, see "Rick Factors—Risks related to our business—Compliance with environmental law and other government regulations could impose material costs" and "Risk factors—Risks related to our business—Operations outside the United States expose us to uncertain conditions and other risks in international markets."

Environmental matters

        We are subject to various federal, state and local environmental regulations. Compliance with applicable environmental regulations is not believed to have a material effect on our capital expenditures, financial condition, results of operations or competitive position. However, increased focus by United States and overseas governmental authorities on environmental matters is likely to lead to new governmental initiatives, particularly in the area of climate change. To the extent that these initiatives cause an increase in our supplies or distribution costs, they may impact our business both directly and indirectly. Furthermore, climate change may exacerbate adverse weather conditions, which could adversely impact our operations or increase our costs in ways which we cannot predict at this time. For more information, see "Risk factors—Compliance with environmental law and other government regulations could impose material costs."

Employees

        As of December 31, 2011, we employed approximately 208 employees. None of our employees are covered by collective bargaining agreements. We consider our relationship with our employees to be good.

Properties

        Our headquarters is located in Danbury, Connecticut where we currently lease approximately 8,773 square feet. This lease expires in February 2016. Our owned facilities consist of approximately 104,000 square feet of manufacturing, office, warehouse and mixed use space. We believe that our existing facilities are generally adequate to meet current requirements, although we have relocated certain administrative and sales personnel who were working in Clorox facilities in the United States, Australia, Canada and Mexico under the Transition Services Agreement during 2011 and will continue to relocate additional personnel during 2012 as part of our separation from Clorox. We believe that suitable additional or substitute space will be available as needed to accommodate such relocations from Clorox facilities, any further physical expansion of corporate operations and for any additional sales offices.

        The following table summarizes information regarding our significant leased and owned properties including properties leased from Clorox as of December 31, 2011:

Location	Square Footage	Owned / Leased
United States
Danbury, Connecticut	8,773	Leased
Pleasanton, California	10,000	Leased
Painesville, Ohio	104,000	Owned
Mentor, Ohio	201,600	Leased
United Kingdom
Vale, Gent, Wales	78,000	Leased
Brentford, Middlesex, England	3,320	Leased

        In January 2012, we entered into a lease for new corporate headquarters in Danbury, Connecticut. The lease is for 18,819 square feet and has a term of 87 months. Management expects to occupy this new facility in June 2012.

Legal proceedings

        We are involved from time to time in various legal proceedings, regulatory investigations and claims incident to the normal conduct of business, which may include proceedings that are specific to us and others generally applicable to business practices within the industries in which we operate. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and on the results of operations in a particular quarter or year. As of December 31, 2011, we had no material ongoing litigation, regulatory or other proceedings and had no knowledge of any investigations by governmental or regulatory authorities in which we are a target that could have a material adverse effect on our current business.

MANAGEMENT

        The following table sets forth the names, ages and positions of the executive officers and directors of our Parent and Armored AutoGroup, as of May 1, 2012. Armored AutoGroup Parent Inc. ("Parent") is our ultimate parent company, and the Board of Directors of Parent (the "Board of Directors") is the primary board that takes action with respect to our business and strategic planning.

Name	Age	Position
David P. Lundstedt	59	Chairman, President and Chief Executive Officer
J. Andrew Bolt	55	Executive Vice President, Chief Financial Officer
Guy J. Andrysick	50	Executive Vice President, Sales and Marketing
David F. Burgstahler	43	Director
David Durkin	43	Director
Charles McIlvaine	46	Director
Allen Yurko	60	Director

        David P. Lundstedt is the Chairman and a member of our Board of Directors and President and Chief Executive Officer, a position he has held since November 2010. Prior to joining us, Mr. Lundstedt was president of Sun Products (a merger of Huish detergents and the Unilever North American laundry business) from September 2008 to January 2010. From February 2008 to September 2008, he served as President and Chief Executive Officer of Huish Detergents. Mr. Lundstedt has had a 31-year career in the automotive aftermarket industry, including serving as President of the Consumer Products division of Honeywell International from 1997 to 2007 and as President and CEO of Prestone Products Corporation from 1994 to 1997. He serves on the board of directors of Consolidated Container Corporation and AireDock Systems. Mr. Lundstedt graduated with a Bachelor degree in Business-Marketing from the University of Illinois. Mr. Lundstedt was chosen as Chairman of Parent's and our Board of Directors because of his extensive experience in the consumer products industry in senior positions. His prior leadership roles at consumer products companies provides him with key experience in the consumer products industry and contributes to his ability to make strategic decisions with respect to our business.

        J. Andrew Bolt is Executive Vice President and Chief Financial Officer, a position he has held since August 2011. From November 2000 to December 2010, Mr. Bolt served as Executive Vice President and Chief Financial Officer of American Safety Razor Company, a privately-held global wet shaving razor and blade manufacturer based in Cedar Knolls, NJ. American Safety Razor filed for Chapter 11 bankruptcy protection in July 2010 and was purchased by Energizer Holdings Inc. in November 2010. Mr. Bolt also held chief financial officer and other senior financial positions with Maple Leaf Foods USA Inc. and Maple Leaf Bakery Inc., US subsidiaries of a publicly-traded Canadian food company, Bidermann Industries, Inc., a privately- held apparel business in New York, NY and with Federal Resources Corporation, a publicly-traded manufacturing, retail consumer and natural resources business in New York, NY. He holds a B.S. in Business Administration (Accounting) from Auburn University and M.A. in Accounting from The University of Alabama.

        Guy J. Andrysick is Executive Vice President of Sales & Marketing, a position he has held since January 2011. Prior to joining us, Mr. Andrysick was Senior Vice President for Honeywell's Consumer Products Group, a division of Honeywell International Inc. Mr. Andrysick joined the division of AlliedSignal that ultimately became Honeywell's Consumer Products Group in 1997. At Honeywell, Mr. Andrysick managed approximately 150 employees and was responsible for the marketing and sales of its automotive aftermarket products brands including Prestone ®, Fram ® and Autolite ®. He holds a B.S. in Business Administration from Wake Forest University.

        David F. Burgstahler is a Director and the Chairman of our Compensation Committee. He was a founding partner of Avista in 2005 and, since 2009, has been President of Avista. Prior to forming

Avista, he was a partner of DLJ Merchant Banking ("DLJMB"). He was at DLJ Investment Banking from 1995 to 1997 and at DLJMB from 1997 through 2005. Prior to that, he worked at Andersen Consulting (now known as Accenture) and McDonnell Douglas (now known as Boeing). He currently serves as a Director of Lantheus Medical Imaging, ConvaTec, INC Research Holdings, Inc., Navilyst Medical, Inc., Visant Corporation and WideOpenWest, LLC. He previously served as a Director of a number of public and private companies, including Warner Chilcott plc and BioReliance Holdings, Inc.. He holds a Bachelor of Science in Aerospace Engineering from the University of Kansas and an M.B.A. from Harvard Business School. Mr. Burgstahler was chosen as a Director of Parent because of his strong finance and management background, with over 17 years in banking and private equity finance. He has extensive experience serving as a director for a diverse group of private and public companies.

        David Durkin is a Director and the Chairman of our Audit Committee. He was a founding partner of Avista in 2005. Prior to forming Avista, Mr. Durkin was a partner of DLJMB. Mr. Durkin was at DLJ Investment Banking from 1996 to 2000 and DLJMB from 2000 to 2005. Prior to joining DLJ Investment Banking, Mr. Durkin worked as a public accountant for Arthur Andersen where he achieved the designation of CPA. Mr. Durkin currently serves as a Director of Anthony International, IWCO and Merrill Corporation. He previously served as a Director of Arcade Marketing, Frontier Drilling ASA, MGM, Prometheus Laboratories and Seabulk International. Mr. Durkin received a B.A. in Economics from Stanford University and an M.B.A. from The Wharton School. Mr. Durkin was chosen as a Director of Parent because of his strong finance, accounting and management background, with over 15 years in investment banking, and his experience serving as director of public and private companies.

        Charles McIlvaine is a Director and member of our Audit Committee. He joined Avista in January 2011 as an Industry Executive. Mr. McIlvaine also provides the Company with consulting services, principally in the area of corporate development. Prior to joining Avista, Mr. McIlvaine served as Co-Global Group Head of the investment banking Consumer Group for Deutsche Bank since 2006 and prior to that was a senior member of J.P. Morgan's Global Consumer Group in its investment bank. Mr. McIlvaine has a B.A. from Duke University and an M.B.A. from The Wharton School. Mr. McIlvaine was chosen as a director of Parent because of his strong finance and management background, with over 20 years in investment banking.

        Allen Yurko is a Director and member of our Compensation Committee. He joined Avista in July 2010, where he is an Industrials Industry Executive, focused on investing in growth oriented industrial and business services companies. Prior to joining Avista, Mr. Yurko was an Industrial Partner at DLJMB from May 2007 to June 2010. From February 2002 to May 2007, he worked at Compass Partners, where he served as an Operating Partner and Director. Mr. Yurko was also the Chairman of three successful Compass Partners buy-outs; SSD Drives plc, FlaktWoods Ag, and Eco Group SpA. Mr. Yurko's public company career spans nearly 25 years, including early management positions with Eaton Corporation and Joy Manufacturing Company in the United States. His prior experience includes serving as Chief Executive Officer of both UK Industrials Group Siebe plc (London) and Invensys plc. He has served as a Director of 21 other public and private companies in 7 different countries and is currently Chairman of the board of directors of Anthony International and on the Board of Directors at Guala Closures SpA. Mr. Yurko holds a Bachelors of Business from Lehigh University and an M.B.A. from Baldwin-Wallace College. Mr. Yurko was chosen as a Director of Parent because of his extensive experience as an operator of a variety of industrial businesses, many of which had consumer-facing components. He also has valuable financial experience after having served as the CFO and in other finance roles at several companies.

Board of Directors

        The Board of Directors is responsible for the management of our business. The Board of Directors is comprised of five directors. Pursuant to the Stockholders Agreement described in "Item 13—Certain Relationships and Related Transactions, and Director Independence—Transactions with Related Persons—Stockholders Agreement," Avista has the right to determine the number of directors on the Board of Directors and to appoint a majority of the members serving on the Board of Directors. Our then-current Chief Executive Officer shall also serve as a member of the Board of Directors. Messrs. Burgstahler, Durkin, McIlvaine and Yurko were appointed by Avista pursuant to the Stockholders Agreement.

        Although not formally considered by the Board of Directors because our securities are not registered or traded on any national securities exchange, we do not believe that any of our directors would be considered independent for either Board of Directors or Audit Committee purposes based upon the listing standards of the New York Stock Exchange as a result of their relationships with Avista, which, through certain entities, controls approximately 99.3% of Parent's issued and outstanding capital stock, as described further under "Security Ownership of Certain Beneficial Owners and Management—Principal Stockholders," and other relationships with us, as described further under "Certain Relationships and Related-Party Transactions."

Board Committees

        The Audit Committee is composed of Messrs. Durkin and McIlvaine. In light of our status as a closely held company and the absence of a public trading market for our common stock, the Board of Directors has not designated any member of the Audit Committee as an "audit committee financial expert." The Compensation Committee is composed of Messrs. Burgstahler and Yurko.

Code of Ethics

        We have adopted a code of conduct and ethics for all of our employees, including our principal executive, financial and accounting officers and our controller, or persons performing similar functions, and each of the non-employee directors on our Board of Directors.

 EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

        The following Compensation Discussion and Analysis describes the material elements of compensation for our most highly compensated executive officers as of December 31, 2011 (collectively our named executive officers). The specific amounts paid or payable to our named executive officers are disclosed in the tables and narrative following this Compensation Discussion and Analysis. We also describe compensation actions taken for fiscal year 2011 and current expectations about future compensation program decisions to the extent that such discussion enhances the understanding of our executive compensation program.

        The Compensation Committee is generally charged with the oversight of our executive compensation program. The Compensation Committee is composed of Messrs. Burgstahler and Yurko. Responsibilities of the Compensation Committee include the review and approval of the following items:

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  executive compensation philosophy and policy;

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  compensation arrangements for executive management;

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  design and administration of the annual incentive plan;

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  design and administration of our equity incentive plans;

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  executive benefits; and

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  any other compensation or benefits related items deemed appropriate by the Compensation Committee.

        In addition, the Compensation Committee considers the proper alignment of executive pay with our values and strategy by overseeing executive compensation policies, measuring and assessing corporate performance and taking into account our Chief Executive Officer's performance assessment of our company. While the Compensation Committee has not historically used the services of independent compensation consultants, it may retain such services in the future to assist in the strategic review of programs and arrangements relating to executive compensation and performance.

        The following executive compensation discussion and analysis describes the principles underlying our executive compensation policies and decisions including material elements of compensation for our named executive officers. Our named executive officers for 2011 were:

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  David P. Lundstedt, Chairman, President and Chief Executive Officer

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  J. Andrew Bolt, Executive Vice President, Chief Financial Officer

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  Derek Gordon, Executive Vice President, President of North America

  •
  Guy J. Andrysick, Executive Vice President, Sales and Marketing

  •
  Frank Judge, Vice President, General Counsel and Secretary

        On December 31, 2011, Mr. Gordon resigned as our Executive Vice President, President of North America.

Compensation Philosophy and Objectives

        The core philosophy of our executive compensation program is to promote and reward leadership, performance and commitment of our executives in order to support our primary objective of offering consumers compelling appearance and performance products within the automotive aftermarket while enhancing our long-term value to our stockholders.

        Specifically, the Compensation Committee believes the most effective executive compensation program for all executives, including named executive officers:

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  reinforces our strategic initiatives;

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  aligns the economic interests of our executives with those of our stockholders; and

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  encourages attraction and long-term retention of key contributors.

        The Compensation Committee considers the following factors when determining compensation for our executive officers, including our named executive officers:

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  the requirements of any applicable employment agreements;

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  the executive's individual performance during the year;

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  his or her projected role and responsibilities for the coming year;

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  his or her actual and potential impact on the successful execution of our strategy;

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  recommendations from our Chief Executive Officer and any independent compensation consultants, if used;

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  an officer's prior compensation, experience, and professional status;

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  internal pay equity considerations; and

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  employment market conditions and compensation practices within our peer group.

        The weighting of these and other relevant factors is determined on an individual basis for each executive upon consideration of the relevant facts and circumstances.

        The Compensation Committee is committed to a strong, positive link between our objectives and our compensation practices. Our compensation philosophy also allows for flexibility in establishing executive compensation based on an evaluation of information prepared by management or other advisors and other objective and subjective considerations deemed appropriate by the Compensation Committee, subject to any contractual agreements with our executives. This flexibility is important to ensure our compensation programs are competitive and that our compensation decisions appropriately reflect the unique contributions and characteristics of our executive officers.

Employment Agreements and Arrangements

        The only named executive officer for which we have an employment agreement is Mr. Lundstedt.

        The term of the employment agreement is two years following the Acquisition, with automatic extensions for one-year periods unless either Mr. Lundstedt or we elect not to renew. Pursuant to the employment agreement, so long as Mr. Lundstedt continues to serve as our Chief Executive Officer and Chairman of our Board of Directors, he will receive $650,000 in annual base salary, subject to any increases in base salary as may be determined from time to time in the sole discretion of the Compensation Committee of our Board of Directors. In addition, Mr. Lundstedt shall be eligible to receive an annual bonus award of at least 75% of his base salary based upon the achievement of certain performance targets. Mr. Lundstedt is also eligible to participate in our health, life and disability insurance, and retirement and fringe employee benefit plans on the same basis as those benefits are generally made available to our other senior executives.

        If we terminate Mr. Lundstedt with cause, Mr. Lundstedt resigns without good reason or Mr. Lundstedt elects not to renew the employment agreement, then he will be entitled to receive his base salary through the date of termination and reimbursement for any unreimbursed business expenses properly incurred by Mr. Lundstedt prior to termination, so long as these claims are submitted within

30 days of termination. In the event of Mr. Lundstedt's resignation without good reason, he will also be entitled to such vested or accrued employee benefits as to which he is entitled under our employee benefit plans.

        If Mr. Lundstedt's employment terminates as a result of his death or if we terminate Mr. Lundstedt due to his physical or mental illness, injury or infirmity which is reasonably likely to prevent or prevents him from performing his essential job functions for 90 consecutive calendar days or an aggregate of 120 calendar days out of any consecutive twelve month period, then Mr. Lundstedt or his estate will be entitled to receive: (a) his base salary through the date of termination; (b) reimbursement for any unreimbursed business expenses properly incurred; (c) any vested or accrued employee benefits as to which he is entitled under our employee benefit plans; (d) the portion of his target annual bonus that has been earned but not paid for any fiscal year that ended prior to the date of termination; and (e) the pro-rata portion of his annual bonus for the fiscal year in which his employment was terminated based on actual results for such fiscal year payable at the same time bonuses are paid to our other senior executives.

        If we terminate Mr. Lundstedt without cause, Mr. Lundstedt resigns with good reason or we elect not to renew the employment agreement, then he will be entitled to receive: (a) his base salary through the date of termination; (b) reimbursement for any unreimbursed business expenses properly incurred; (c) any vested or accrued employee benefits as to which he is entitled under our employee benefit plans; (d) the portion of his target annual bonus that has been earned but not paid for any fiscal year that ended prior to the date of termination; (e) the pro-rata portion of his annual bonus for the fiscal year in which his employment was terminated based on actual results for such fiscal year payable at the same time bonuses are paid to our other senior executives; (f) subject to Mr. Lundstedt's continued compliance with the non-competition, non-solicitation and confidentiality clauses within his employment agreement, continued payment of his base salary in accordance with our normal payroll practices for a period equal to the longer of two years following the Acquisition or twelve months following the date of termination; and (g) for a period equal to the longer of two years following the Acquisition or twelve months following the date of termination, continued life insurance and group medical coverage for Mr. Lundstedt and his eligible dependents upon the same terms as provided to our other senior executive officers and at the same coverage levels, except that such coverage shall cease upon Mr. Lundstedt becoming employed by another employer and eligible for life insurance and/or medical coverage with such other employer. Mr. Lundstedt shall only be entitled to receive the benefits described above in clause (d), (e), (f) and (g) to the extent that he executes an effective general release of claims against us.

Elements of Compensation

        Our compensation program is heavily weighted towards performance based compensation, reflecting our philosophy of increasing our long-term value and supporting strategic imperatives, as discussed above. Total compensation and other benefits consist of the following elements:

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  base salary;

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  annual non-equity incentive compensation;

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  long-term equity incentives in the form of stock options; and

  •
  a 401(k) qualified defined contribution plan with a dollar-for-dollar (100%) employer match, up to $1,000 per year, and a contribution of 10% of pay to the plan to all eligible U.S.-based employees.

        We do not offer a defined benefit pension plan. The Compensation Committee supports a competitive employee benefit package, but does not support executive perquisites or other supplemental programs targeted to executives.

Base Salary

        Base salaries are intended to provide reasonable and competitive fixed compensation for regular job duties and are established by the Chief Executive Officer in consultation with the Compensation Committee for key executive hires. The level of compensation for any individual is influenced by what similarly situated officers of similarly sized consumer products companies are paid and also recognizes the level of responsibility associated with the position the executive is assuming, the experience level of the employee and other subjective factors.

        In 2010, the annualized base salaries of Messrs. Lundstedt, Gordon and Judge were $650,000, $ 330,000 and $275,000, respectively.

Annual Cash Incentive Compensation

        In calendar year 2010, Clorox entered into retention agreements with certain of our employees. 25% of the compensation under these agreements was paid in November 2010 and the remaining 75% was paid in February 2011. In addition, we implemented a transitional incentive compensation plan for employees who were eligible for a bonus under the Clorox Incentive Bonus Plan for Clorox's fiscal year ending June 30, 2011, but did not receive compensation through a retention agreement with Clorox. Payments under this program represent 50% of annual target incentive compensation for these employees under our 2011 Incentive Bonus Plan and was paid in July 2011.

        On February 16, 2011, the Compensation Committee approved an Incentive Bonus Plan for our employees. The purpose of the Incentive Bonus Plan is to annually recognize and reward employees for their contribution to the performance and overall increased profitability and growth of the company. It provides rewards and recognition based on achievement of the company's designated annual financial targets. An employee's capacity for their position to measurably impact the success of the organization in their job position is a criterion for the level of participation in the plan. Bonus levels are set as a percentage of base salary and are established based upon the scope of an individual's job (the "Target"). The Chief Executive Officer makes the final determination of participant eligibility.

        The primary measurement used to determine bonus awards is consolidated earnings before interest, tax, depreciation and amortization ("EBITDA"). All participants will have a minimum of 50% of their bonus based on EBITDA. Based on position responsibilities, individual plan design may also contain additional target metrics. EBITDA may be adjusted by the Board of Directors to exclude the impact of non-recurring items.

        Each year, the Compensation Committee will approve a Base Business Plan and a Stretch Business Plan for EBITDA. The Chief Executive Officer will approve the Base Business Plan and Stretch Business Plan targets for any other target metrics. All performance targets will be established no later than ninety days following the commencement of the applicable fiscal year. Financial performance metrics (EBITDA and other financial metrics, if applicable) will be weighted based on job responsibility and scope. Annually, the Chief Executive Officer will approve the weighting of these metrics for all program participants.

        The Company will use the approved Base Business Plan and Stretch Business Plan targets to determine the incremental amount of EBITDA dollar growth required for an additional one percent increase in bonus payout above the Base Business Plan EBITDA. Other financial metrics used for bonus calculation will work in a similar fashion.

        The Compensation Committee must approve the proposed bonus payout subsequent to the finalization of year-end results. Bonus awards will be paid within a reasonable period of time following such approval. Payment of any bonus amount related to performance in excess of the Stretch Business Plan or 200% of a target bonus in a given year will be deferred until the next year. The deferred bonus will be deemed earned in the subsequent year if the Company achieves at least 90% of the actual Base

Business Plan EBITDA from the prior year. If the deferred bonus is earned, it will be paid in conjunction with the subsequent year bonus or as approved by the Compensation Committee. If the subsequent year of EBITDA is less than 90% of the prior year's actual EBITDA, the deferred portion of the prior year's bonus is forfeited. Deferred bonuses will earn interest at the Company's cash balance floating interest rate.

Long-Term Equity Incentive Awards

        In connection with the Acquisition, the Board of Directors approved and adopted the 2010 Equity Incentive Plan (the "2010 Equity Plan"), which allows grants of options, stock appreciation rights, restricted stock, dividend equivalents or other stock-based awards of Parent. As determined by our Compensation Committee, non-employee directors, officers and employees of, and consultants to us and our subsidiaries will be eligible for grants under the 2010 Equity Plan. The purpose of the 2010 Equity Plan is to:

  •
  promote our long-term financial interests and growth by attracting and retaining management and other personnel and key service providers with the training, experience and abilities to enable them to make substantial contributions to the success of our business;

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  motivate management personnel by means of growth-related incentives to achieve long range goals; and

  •
  further the alignment of interests of participants with those of our stockholders through opportunities for increased stock or stock-based ownership in us.

        Although we look at competitive long-term equity incentive award values when assessing our compensation programs, we do not make annual executive option grants because, following the Acquisition, we issued large upfront stock option grants that vest over time and with the achievement of certain performance goals in lieu of annual grants. The Compensation Committee believes these stock option grants establish performance objectives and incentives and help align our executives' interests with the interests of the stockholders in fostering long-term value. They also motivate sustained increases in our financial performance and help ensure that the investors have received an appropriate return on their invested capital before executive officers receive significant value from these options.

        The maximum number of Parent shares available for issuance under the 2010 Equity Plan is 26,500,000 which may be either authorized and unissued shares or shares held in or acquired for our treasury. In general, if awards under the 2010 Equity Plan for any reason are cancelled, forfeited, expired or terminated, shares covered by such awards will be available for the grant of awards under the 2010 Equity Plan.

        The Compensation Committee has full authority to administer and interpret the 2010 Equity Plan, including the power to determine the form, amount and other terms and conditions of awards. Awards granted under the 2010 Equity Plan will be evidenced by award agreements (which need not be identical) that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award. Except as otherwise provided in the applicable award agreement, a participant has no rights as a stockholder with respect to shares covered by any award until the participant becomes the record holder of such shares. The Compensation Committee, in its sole discretion, may provide in an award agreement that such award is subject to cancellation, in whole or in part, due to violation of covenants relating to non-competition, non-solicitation, non-disclosure and certain other activities that conflict with, or are adverse to, our interests. Notwithstanding any other provision of the 2010 Equity Plan, the Board of Directors may at any time amend any or all of the provisions of the 2010 Equity Plan, or suspend or terminate it entirely, retroactively or otherwise, subject to certain limitations. Awards granted under the 2010 Equity Plan are generally non-transferable (other than by will or the laws of descent and distribution) except that the Compensation Committee may provide for the transferability awards to certain family members and related trusts, partnerships and limited liability companies.

        In 2010, the Compensation Committee approved grants of options to Messrs. Lundstedt, Gordon and Judge under the 2010 Equity Plan. In 2011, the Compensation Committee approved grants of options to Messrs. Bolt and Andrysick under the 2010 Equity Plan. The options have an exercise price equivalent to fair value on the date of grant. Since our common stock is not currently traded on a national securities exchange, fair value is determined reasonably and in good faith by the Board of Directors.

        Generally, the options have a ten-year term and are subject to vesting that is either based on the passage of time (the "Time Vesting Options") or performance targets based on returns achieved by our equity investors (the "Performance Vesting Options"). The combination of Time Vesting Options and Performance Vesting Options is designed to compensate our executive officers, including our named executive officers, for their long-term commitment to us. They are also designed to motivate sustained increases in our financial performance and help ensure that the investors have received an appropriate return on their invested capital before executive officers receive significant value from these options.

        The Time Vesting Options are granted to aid in retention. Consistent with this goal, the Time Vesting Options granted to Messrs. Lundstedt and Gordon vest ratably on the grant date over the following five years are subject to forfeiture or acceleration upon the occurrence of certain events. The Performance Vesting Options are intended to motivate the realization of financial returns in line with our equity investors' expectations. As such, our Performance Vesting Options vest upon the achievement of certain financial return targets for our equity investors.

        For additional information concerning the options awarded in 2011, see "—Summary Compensation Table," "—Outstanding Equity Awards at 2011 Fiscal Year-End" and "—Grants of Plan-Based Awards in Fiscal 2011."

Other Benefits

Retirement Plans

        In order to attract, retain and pay market levels of compensation, we aim to provide benefits to our named executive officers that are consistent with market practices. We offer a 401(k) qualified defined contribution retirement plan for U.S.-based employees, including named executive officers, with a dollar-for-dollar employer match, up to $1,000 per year on any pre-tax or Roth 401(k) contributions. In addition, we may make additional payments to eligible employees under a profit sharing program. Retirement benefits outside the U.S. offer an employer contribution, with contributions varying by country.

Personal Benefits

        In connection with the Acquisition, we reimbursed Mr. Lundstedt for the legal costs associated with negotiating his employment agreement.

Ownership Guidelines

        In the event of exercise of an option grant, the resulting shares of Parent that are issued are subject to the provisions of the Stockholders Agreement which, among other things, restricts the transferability of such shares in order to ensure alignment with our equity investors. We do not maintain formal ownership guidelines.

Severance and Change in Control Benefits

        As noted above, Mr. Lundstedt has entered into an employment agreement which details, among other things his rights upon a termination of employment in exchange for non-competition, non-solicitation and confidentiality covenants. See "—Potential Payment Upon Termination or Change in Control."

        We believe that reasonable severance benefits are appropriate in order to be competitive in our executive retention efforts. These benefits reflect the fact that it may be difficult for such executive to find comparable employment within a short period of time. We also believe formalized severance arrangements are at times a competitive requirement to attract the required talent for the role.

Tax and Accounting Implications

        We were not subject to Section 162(m) of the Internal Revenue Code, as amended in 2010. The Compensation Committee will consider the impact of Section 162(m) in the design of its compensation strategies annually. Under Section 162(m), compensation paid to executive officers in excess of $1,000,000 cannot be taken by us as a tax deduction unless the compensation qualifies as performance-based compensation. We have determined, however, that we will not necessarily seek to limit executive compensation to amounts deductible under Section 162(m) if such limitation is not in the best interests of our stockholders. While considering the tax implications of its compensation decisions, the Compensation Committee believes its primary focus should be to attract, retain and motivate executives and to align the executives' interests with those of our stockholders.

        The Compensation Committee operates its compensation programs with the good faith intention of complying with Section 409A of the Internal Revenue Code. We account for stock based payments with respect to our long-term equity incentive award programs in accordance with the requirements of ASC 718.

Summary Compensation Table

        The following table sets forth certain information with respect to compensation for the years ended December 31, 2011 and 2010 earned by or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
David P. Lundstedt	2011	$650,000	—	$—	$—	$13,263	(5)	$663,263
Chairman, President and Chief Executive Officer	2010	90,000	—	892,520	—	1,630	(5)	984,150
J. Andrew Bolt(1)	2011	118,750	—	355,100	—	1,292	(6)	475,142
Executive Vice President, Chief Financial Officer	2010	—	—	—	—	—	(6)	—
Derek Gordon(2)	2011	330,000	—	—	—	201,234	(7)	531,234
Executive Vice President, President of North America	2010	45,692	—	360,188	—	182,503	(7)	588,383
Guy J. Andrysick(3)	2011	343,269	—	456,595	—	301,812	(8)	1,101,676
Executive Vice President, Sales and Marketing	2010	—	—	—	—	—		—
Frank Judge	2011	275,000	—	—	—	6,940	(9)	281,940
Vice President, General Counsel and Secretary	2010	26,442	—	135,071	—	16,072	(9)	177,585
Daniel Steimle(4)	2011	225,936	—	365,276	—	93,685	(10)	684,897
Former Executive Vice President and Chief Financial Officer	2010	—	—	—	—	90,000	(10)	90,000

(1)
Mr. Bolt joined the Company on August 16, 2011.

(2)
Mr. Gordon resigned effective December 31, 2011.

(3)
Mr. Andrysick joined the Company on January 1, 2011.

(4)
Mr. Steimle resigned effective September 30, 2011.

(5)
Includes employer contributions to 401(k) plan of $9,167 and $1,000 in the year ended December 31, 2011 and the period from November 5, 2010 to December 2010, respectively; life insurance premiums of $3,096 and $476 in the year ended December 31, 2011 and the period from November 5, 2010 to December 2010, respectively; and credit of $1,000 and $154 for opting out of the Company's medical plan in the year ended December 31, 2011 and the period from November 5, 2010 to December 2010, respectively.

(6)
Includes employer contributions to 401(k) plan of $1,000 in the year ended December 31, 2011 and life insurance premiums of $292 in the year ended December 31, 2011.

(7)
Includes retention bonus of $179,025 in both the year ended December 31, 2011 and the period from November 5, 2010 to December 2010; employer contributions to 401(k) plan of $9,167 in the year ended December 31, 2011, auto allowance of $12,269 and $3,300 in the year ended December 31, 2011 and the period from November 5, 2010 to December 2010, respectively; and life insurance premiums of $773 and $178 in the year ended December 31, 2011 and the period from November 5, 2010 to December 2010, respectively.

(8)
Includes sign-on bonus of $300,000 in the year ended December 31, 2011; employer contributions to 401(k) plan of $1,000 in the year ended December 31, 2011; and life insurance premiums of $812 in the year ended December 31, 2011.

(9)
Includes sign-on bonus of $15,000 in period from November 5, 2010 to December 31, 2010; employer contributions to 401(k) plan of $1,635 and $1,000 in the year ended December 31, 2011 and the period from November 5, 2010 to December 31, 2010, respectively; life insurance premiums of $1,161 and $72 in the year ended December 31, 2011 and the period from November 5, 2010 to December 31, 2010, respectively.

(10)
Includes $90,000 of payments to Tatum LLC for consulting services for Mr. Steimle in the period from November 5, 2010 to December 31, 2010; severance payments of $69,231 in the year ended December 31, 2011; relocation and other related reimbursements of $21,588 in the year ended December 31, 2011; life insurance premiums of $1,866 in the year ended December 31, 2011; and employer contributions to 401(k) plan of $1,000 in the year ended December 31, 2011.

Grants of Plan-Based Awards in Fiscal 2011

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (#)(2)
David P. Lundstedt	—	—		—	—
J. Andrew Bolt:
Stock Options—time-based	11/15/2011	706,667	(3)	$1.00	$143,000
Stock Options—performance-based	11/15/2011	1,413,333	(4)	$1.00	$212,000
Guy J. Andrysick:
Stock Options—time-based	2/1/2011	883,333	(3)	$1.00	$192,000
Stock Options—performance-based	2/1/2011	1,766,667	(4)	$1.00	$265,000
Frank Judge	—	—		—	—
Daniel Steimle(5):
Stock Options—time-based	2/11/2011	706,667	(3)	$1.00	$153,000
Stock Options—performance-based	2/11/2011	1,413,333	(4)	$1.00	$212,000

(1)
Represents stock options granted to our named executive officers pursuant to our 2010 Equity Plan.

(2)
Represents the grant date fair value of the time-based options using the Black-Scholes option valuation model and a grant date fair value of the performance-based options using a Monte Carlo simulation model using assumptions outlined in Note 9 of "Notes to Financial Statements" included elsewhere in this prospectus.

(3)
Time-based options vest ratably over five years, on each anniversary of the date of grant.

(4)
Performance-based options vest subject to a liquidity event (e.g., an initial public offering or change in control, as defined) based upon the attainment of specified returns on capital to our shareholders.

(5)
Mr. Steimle's options were forfeited upon his resignation effective September 30, 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

        The following table includes certain information with respect to options held by the named executive officers as of December 31, 2011.

	Option Awards
Plan Category	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
David P. Lundstedt:
Stock Options	353,333	4,946,667	$1.00	11/4/2020
J. Andrew Bolt:
Stock Options	—	2,120,000	1.00	11/14/2021
Guy J. Andrysick:
Stock Options	—	2,650,000	1.00	1/31/2021
Frank Judge:
Stock Options	53,000	742,000	1.00	11/21/2020

Option Exercises and Stock Vested in 2011

        The named executive officers did not exercise any options during 2011. We do not offer any stock awards, other than stock options, from which vesting would occur. During the year ended December 31, 2011, 353,333 and 53,000 options granted to Messrs. Lundstedt and Judge vested, respectively.

2011 Pension Benefits

        We do not offer our executives or others a pension plan. Retirement benefits are limited in the U.S. to participation in our 401(k) plan with a dollar-for-dollar (100%) employer match up to $1,000 per year on any pre-tax or Roth 401(k) contributions employer match. In addition, we may make additional payments to eligible employees under a profit sharing program. Retirement benefits outside of the U.S. offer an employer contribution, varying by country.

Potential Payment Upon Termination or Change in Control

        The information below describes and quantifies certain compensation that would become payable under certain named executive officer's employment agreements if, as of December 31, 2011, his employment had terminated or there was a change in control. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event.

	Termination with Cause or quit without Good Reason	Termination without Cause or quit with Good Reason	Change in Control	Death or Disability
David P. Lundstedt
Cash Severance Payments(1)	$—	$1,200,000	$—	$—
Employee benefits(2)	—	—	—	—

(1)
Mr. Lundstedt is entitled to compensation equal to the payment of his base salary for a period equal to the greater of (x) two years following the date of Acquisition or (y) twelve months following the date of termination if he is terminated without cause or quits with Good Reason.

(2)
Mr. Lundstedt is entitled to continued life insurance and group medical coverage for himself and his eligible dependents for a maximum period equal to the greater of (x) two years following the date of Acquisition or (y) twelve months following the date of his termination under certain circumstances.

2010 Equity Plan

        The 2010 Equity Plan and each individual Stock Option Agreement provides for accelerated vesting of both Time Vesting Options and Performance Vesting Options granted under the 2010 Equity Plan upon a change of control if net cumulative cash proceeds received by our investors exceed certain multiples of their initial investment. If such a change in control occurred on December 31, 2011, each named executive officer's unvested Time Vesting Options and Performance Vesting Options would immediately vest and become exercisable. The aggregate dollar value of unvested stock options held by such named executive officer on December 31, 2011 is as follows:

Name	Option Aggregate Dollar Value(1)
David P. Lundstedt	$—
J. Andrew Bolt	—
Derek Gordon	—
Guy J. Andrysick	—
Frank Judge	—

(1)
The aggregate dollar value is the difference between the fair value of shares of common stock on December 31, 2010 based upon an internal valuation model and the per share exercise price of each option, multiplied by the number of shares subject to the unvested option. Given the short time elapsed since the closing of the initial transaction, the Company's internal model still values these shares at cost.

Director Compensation

        The compensation paid to Mr. Lundstedt, the Chairman of our Board of Directors, is reported in the Summary Plan Compensation Table as he was paid only as in his capacity as Chairman, President and Chief Executive Officer during 2010 and 2011.

        Messrs. Burgstahler and Durkin are Partners of Avista and do not receive any direct compensation for their service as Directors. We pay Avista a management fee of $1,000,000 annually pursuant to the Advisory Services and Management Agreement, dated as of November 5, 2010. See "Certain Relationships and Related-Party Transactions—Transactions with Related Persons—Advisory Services and Monitoring Agreement."

        We have engaged Mr. McIlvaine, a Director of the Company and an Industry Executive of Avista, to provide services associated with corporate development and other strategic initiatives on a consulting basis. In 2010 and 2011, the Company paid Mr. McIlvaine $20,000 and $240,000, respectively, pursuant to this arrangement.

        We do not compensate our board members with per meeting fees. Our directors are reimbursed for any expenses incurred in connection with their service. At the closing of the Acquisition, we made one-time payments to Messrs. Lundstedt, Yurko and McIlvaine of $650,000, $750,000 and $400,000, respectively, for services they performed in connection with the Acquisition.

Compensation Committee Interlocks and Insider Participation

        During 2010 and 2011, the members of our compensation committee were Messrs. Burgstahler and Yurko. Mr. Burgstahler is the President of Avista. Mr. Yurko is an Industry Executive of Avista. Avista provides us with advisory services pursuant to an advisory services and monitoring agreement and has entered into other transactions with us. See "Certain Relationships and Related-Party Transactions—Advisory Services and Monitoring Agreement."

Compensation Committee Report

        Our compensation committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this prospectus with our management. Based upon this review and discussion, the compensation committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this prospectus on Form S-4.

        Respectfully submitted by the Compensation Committee of the Board of Directors.

    David Burgstahler
    Allen Yurko

The information contained in the foregoing report shall not be deemed to be "filed" or to be "soliciting material" with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate it by reference in a filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

        As of March 15, 2012, Parent indirectly owns all of our issued and outstanding capital stock through its direct subsidiary and our direct parent, Intermediate. Avista Capital Partners II, L.P., Avista Capital Partners (Offshore) II, L.P., Avista Capital Partners (Offshore) II-A, LLP and ACP Viking Co-Invest LLC (together, the "Avista Entities") collectively own approximately 99.3% of Parent's issued and outstanding capital stock. Avista Capital Partners II GP, LLC ultimately exercises voting and dispositive power over the shares held by the Avista Entities. Voting and disposition decisions at Avista Capital Partners II GP, LLC with respect to such shares are made by an investment committee, the members of which are Thompson Dean, Steven Webster, David Burgstahler, David Durkin, Oh Sang Kwon, Robert Cabes and Newton Aguiar. In connection with the Acquisition, certain members of management and the Board of Directors purchased shares of Holdings' common stock equaling approximately 0.7% of Parent's issued and outstanding capital stock.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table gives information as of December 31, 2011 about the common stock that may be issued under all of our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	19,603,750	$1.01	6,896,250
Equity compensation plans not approved by security holders	—	—	—

Total	19,603,750		6,896,250

 CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

        Our board of directors is primarily responsible for developing and implementing processes and controls to obtain information from our directors, executive officers and significant shareholders regarding related-person transactions and then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in these transactions. Our audit committee is responsible for review, approval and ratification of "related-person transactions" between us and any related person. Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. In the course of its review and approval or ratification of a related-person transaction, the audit committee considers:

  •
  the nature of the related person's interest in the transaction;

  •
  the material terms of the transaction, including the amount involved and type of transaction;

  •
  the importance of the transaction to the related person and to us;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our shareholders; and

  •
  any other matters the audit committee deems appropriate.

        Any member of the audit committee who is a related person with respect to a transaction under review will not be able to participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

        Other than employment agreements and other transactions entered into in connection with the Acquisition as described below, since December 31, 2011, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

Shareholders agreement

        In connection with the Acquisition, Parent entered into a Stockholders Agreement with the Avista Entities and David Lundstedt, Allen Yurko and Charles McIlvaine, as Management Stockholders, dated November 5, 2010 (the "Stockholders Agreement"). The Stockholders Agreement governs the parties' respective rights, duties and obligations with respect to the ownership of Parent's securities including actions that require the approval of the Avista Entities, restrictions on the transferability of Parent's securities, tag-along and drag-along rights and obligations, pre-emptive rights, repurchase provisions, registrations rights or international rights. Each stockholder party thereto must vote their shares and take such actions to ensure that the composition of the Board of Directors is consistent with the terms of the Stockholders Agreement.

Advisory services and monitoring agreement

        In connection with the closing of the Acquisition, we entered into an advisory services and monitoring agreement with Avista Capital Holdings, L.P. ("Avista Capital Holdings"), dated as of November 5, 2010 (the "Advisory Services and Monitoring Agreement"), pursuant to which we paid Avista Capital Holdings a one-time closing fee equal to $13.5 million for the consulting and advisory and monitoring services to us, our subsidiaries and our parent companies, and reimbursed Avista for all of its fees and expenses incurred in connection with the Acquisition. In addition, the agreement provides for the payment of an annual fee equal to $1 million as consideration for ongoing advisory services. In the year ended December 31, 2011 and the three months ended March 31, 2012, we paid approximately $1.1 million and $0.3 million under the Advisory Services and Monitoring Agreement. To the extent of any future transaction entered into by us or our affiliates, Avista Capital Holdings may be entitled to receive an additional fee that is reasonable and customary for the services it provides in connection with such future transaction. In addition, we will pay directly, or reimburse Avista Capital Holdings for, its out-of-pocket expenses in connection with its performance of services under the Advisory Services and Monitoring Agreement.

Transition services agreement

        In conjunction with the Purchase and Sale Agreement, we entered into the Transition Services Agreement with Clorox whereby Clorox would provide certain services, such as accounting services and access to internal control procedures, equipment and office space to the Company. Additionally under the Transition Services Agreement, we provide certain services to Clorox. We incurred net expenses of approximately $10.6 million, $3.9 million and $0.4 million during the year ended December 31, 2011, and the three months ended March 31, 2011 and March 31, 2012, respectively, for such services under the Transition Services Agreement. As of December 31, 2011 and March 31, 2012, approximately $11.7 million and $0.9 million was due from Clorox, respectively, consisting primarily of receivables collected by Clorox on our behalf. These amounts are net of amounts owed by us to Clorox. The Transition Services Agreement is cancelable by us in part or in whole with 120 days' notice. On November 1, 2011, we completed the transition of our North American and export operations from Clorox provisioning to stand-alone operations. We expect to complete the transition of our international operations to stand-alone operations in fiscal 2012.

McIlvaine Consulting Relationship

        We engaged Mr. McIlvaine, a Director of the Company and Industry Executive of Avista, to provide services associated with corporate development and other strategic initiatives on a consulting basis. We paid Mr. McIlvaine $20,000 and $240,000 pursuant to this arrangement in 2010 and 2011, respectively, for these services.

Employment agreement

        In connection with the Acquisition, we entered into an employment agreement with David P. Lundstedt, our Chairman of our Board of Directors, President and Chief Executive Officer. The term of the employment agreement is two years following the Acquisition, with automatic extensions for one-year periods unless either Mr. Lundstedt or we elect not to renew. Pursuant to the employment agreement, so long as Mr. Lundstedt continues to serve as our Chief Executive Officer and Chairman of our Board of Directors, he will receive $650,000 in annual base salary, subject to any increases in base salary as may be determined from time to time in the sole discretion of the Compensation Committee of our Board of Directors. In addition, Mr. Lundstedt shall be eligible to receive an annual bonus award of at least 75% of his base salary based upon the achievement of certain performance targets. Mr. Lundstedt is also eligible to participate in our health, life and disability insurance, and retirement and fringe employee benefit plans on the same basis as those benefits are generally made available to our other senior executives.

        If we terminate Mr. Lundstedt with cause, Mr. Lundstedt resigns without good reason or Mr. Lundstedt elects not to renew the employment agreement, then he will be entitled to receive his base salary through the date of termination and reimbursement for any unreimbursed business expenses properly incurred by Mr. Lundstedt prior to termination, so long as these claims are submitted within 30 days of termination. In the event of Mr. Lundstedt's resignation without good reason, he will also be entitled to such vested or accrued employee benefits as to which he is entitled under our employee benefit plans.

        If Mr. Lundstedt's employment terminates as a result of his death or if we terminate Mr. Lundstedt due to his physical or mental illness, injury or infirmity which is reasonably likely to prevent or prevents him from performing his essential job functions for 90 consecutive calendar days or an aggregate of 120 calendar days out of any consecutive twelve month period, then Mr. Lundstedt or his estate will be entitled to receive: (a) his base salary through the date of termination; (b) reimbursement for any unreimbursed business expenses properly incurred; (c) any vested or accrued employee benefits as to which he is entitled under our employee benefit plans; (d) the portion of his target annual bonus that has been earned but not paid for any fiscal year that ended prior to the date of termination; and (e) the pro-rata portion of his annual bonus for the fiscal year in which his employment was terminated based on actual results for such fiscal year payable at the same time bonuses are paid to our other senior executives.

        If we terminate Mr. Lundstedt without cause, Mr. Lundstedt resigns with good reason or we elect not to renew the employment agreement, then he will be entitled to receive: (a) his base salary through the date of termination; (b) reimbursement for any unreimbursed business expenses properly incurred; (c) any vested or accrued employee benefits as to which he is entitled under our employee benefit plans; (d) the portion of his target annual bonus that has been earned but not paid for any fiscal year that ended prior to the date of termination; (e) the pro-rata portion of his annual bonus for the fiscal year in which his employment was terminated based on actual results for such fiscal year payable at the same time bonuses are paid to our other senior executives; (f) subject to Mr. Lundstedt's continued compliance with the non-competition, non-solicitation and confidentiality clauses within his employment agreement, continued payment of his base salary in accordance with our normal payroll practices for a period equal to the longer of two years following the Acquisition or twelve months following the date of termination; and (g) for a period equal to the longer of two years following the Acquisition or twelve months following the date of termination, continued life insurance and group medical coverage for Mr. Lundstedt and his eligible dependents upon the same terms as provided to our other senior executive officers and at the same coverage levels, except that such coverage shall cease upon Mr. Lundstedt becoming employed by another employer and eligible for life insurance and/or medical coverage with such other employer. Mr. Lundstedt shall only be entitled to receive the benefits described above in clause (d), (e), (f) and (g) to the extent that he executes an effective general release of claims against us.

 DESCRIPTION OF OTHER INDEBTEDNESS

        The following is a summary of certain provisions of the instruments evidencing our material indebtedness. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the agreements, including the definitions of certain terms therein that are not otherwise defined in this prospectus.

Credit Facilities

        In connection with the Acquisition, on November 5, 2010, we entered into a credit agreement among Armored AutoGroup Intermediate Inc. (f/k/a Viking Intermediate Inc.), the Company, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Facility"). The Credit Facility was amended on March 16, 2011, whereby certain limitations on the Company's ability to incur indebtedness or liens, or make certain investments were modified to allow the Company more flexibility going forward and the financial maintenance covenants with respect to the amended term loan facility were removed.

        Under the Credit Facility, we incurred a $300.0 million term loan with quarterly principal payments of $750,000 that began on March 31, 2011 and the remaining principal maturing in November 2016. In addition to the term loan, the Credit Facility provides for a secured $50.0 million revolving credit facility (the "Revolver"), which matures in November 2015. An annual commitment fee of 0.75% is charged quarterly based on the average daily unused portion of the Revolver. As of March 31, 2012, there were no amounts outstanding under the $50.0 million Revolver.

Interest Rate

        Borrowings under the Credit Facility bear interest at a rate of, at the election of the Company, either (a) in the case of a Eurodollar loan, LIBOR plus the Applicable Margin or (b) in the case of an ABR loan, the greater of the Prime Rate, the federal funds effective rate plus 0.50%, and the Eurodollar rate plus 1.0%, plus the Applicable Margin; provided that in the case of term loans, at no time shall LIBOR be deemed to be less than 1.75% or ABR less than 2.75%. "Applicable Margin" is equal to 3.25% for all ABR loans and 4.25% for all Eurodollar loans. "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City.

Prepayments

        Subject to certain exceptions, the Credit Facility is subject to mandatory prepayments in amounts equal to:

  •
  100% of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation) by us or any of our restricted subsidiaries in excess of a certain amount and subject to customary reinvestment provisions and certain other exceptions;

  •
  100% of the net cash proceeds from issuances or incurrences of indebtedness by us or any of our restricted subsidiaries (other than indebtedness permitted by the Credit Facility); and

  •
  50% (with stepdowns to 25% and 0% based upon achievement of specified total leverage ratios) of our annual excess cash flow and our restricted subsidiaries.

        Voluntary prepayments and commitment reductions are permitted without premium or penalty, subject to minimum amounts and LIBOR breakage costs, as applicable.

Security guarantees

        Our obligations under the Credit Facility are guaranteed by each of our direct and indirect, existing and future, domestic material restricted subsidiaries. The Credit Facility and any swap agreements and cash management arrangements provided by any lender party to the Credit Facility or any of its affiliates are secured on a first priority basis by a perfected security interest in substantially all of our and each subsidiary guarantor's tangible and intangible assets (subject to certain exceptions), including United States registered intellectual property, owned real property above a value to be agreed and all of the capital stock of the borrower and each of its direct and indirect restricted subsidiaries (limited, in the case of foreign subsidiaries, to 66% of the capital stock of first tier foreign subsidiaries).

Covenants

        The Credit Facility contains a number of customary affirmative and negative covenants that, among other things, limit or restrict our ability and our restricted subsidiaries to:

  •
  incur additional indebtedness (including guarantee obligations);

  •
  incur liens;

  •
  engage in mergers, consolidations, liquidations and dissolutions;

  •
  sell assets;

  •
  pay dividends and make other payments in respect of capital stock;

  •
  make capital expenditures;

  •
  make acquisitions, investments, loans and advances;

  •
  pay and modify the terms of certain indebtedness;

  •
  engage in certain transactions with affiliates;

  •
  enter into certain sale and leaseback transactions;

  •
  enter into negative pledge clauses and clauses restricting subsidiary distributions; and

  •
  change its line of business.

        In addition, the Revolver is subject to specified financial ratios.

Events of default

        The Credit Facility contain customary events of default, including nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of a covenant; cross default to material indebtedness; bankruptcy events; certain ERISA events; material judgments; actual or asserted invalidity of any guarantee; non-perfection of security interest; changes in the passive holding company status of our direct parent company; and a change of control. Our ability to borrow under the Credit Facility is dependent on, among other things, our compliance with the above described financial ratios. Failure to comply with these provisions of the Credit Facility (subject to certain grace periods) could, absent a waiver or an amendment from the lenders under such agreement, restrict the availability of the Revolver and permit the acceleration of all outstanding borrowings under the Credit Facility.

 THE EXCHANGE OFFER

        This section of the prospectus describes the exchange offer. Although we believe that the description describes the material terms of the exchange offer, this summary may not contain all of the information that is important to you. You should carefully read this entire document for a complete understanding of the exchange offer.

Purpose of the Exchange Offer

        The exchange offer is designed to provide holders of Old Notes with an opportunity to acquire Exchange Notes which, unlike the Old Notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state "blue sky" laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder's business and the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

        The Old Notes were originally issued and sold on November 5, 2010, to the initial purchasers, pursuant to the Purchase Agreement, dated October 29, 2010. The Old Notes were issued and sold in a transaction not registered under the Securities Act in reliance upon Rule 144A and Regulation S under the Securities Act. The Old Notes may not be reoffered, resold or transferred other than (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act.

        In connection with the original issuance and sale of the Old Notes, we entered into the Registration Rights Agreement, pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the Exchange Notes for the Old Notes, pursuant to the exchange offer. The Registration Rights Agreement provides that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of Old Notes who are able to make certain representations the opportunity to exchange their Old Notes for Exchange Notes.

        Under existing interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the Exchange Notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the Exchange Notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the exchange offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

        We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

        Each holder of Old Notes that exchanges such Old Notes for Exchange Notes in the exchange offer will be deemed to have made certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes and (iii) it is not our affiliate as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of Old Notes or Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

Terms of the Exchange Offer; Period for Tendering Outstanding Old Notes

        Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $2,000 principal amount of Exchange Notes in exchange for each $2,000 principal amount of Old Notes accepted in the exchange offer, and any integral multiple of $1,000 in excess thereof. Holders may tender some or all of their Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

        The form and terms of the Exchange Notes are the same as the form and terms of the outstanding Old Notes except that:

          (1)   the Exchange Notes will be registered under the Securities Act and will not have legends restricting their transfer;

          (2)   the Exchange Notes will not contain the registration rights and additional interest provisions contained in the outstanding Old Notes; and

          (3)   interest on the Exchange Notes will accrue from the last interest date on which interest was paid on your Old Notes.

        The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

        Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

        We will be deemed to have accepted validly tendered Old Notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

        If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of specified other events set forth in this prospectus, the certificates for any unaccepted Old Notes will be promptly returned, without expense, to the tendering holder.

        Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "—Fees and Expenses" and "—Transfer Taxes" below.

        The exchange offer will remain open for at least 20 full business days. The term "expiration date" will mean 5:00 p.m., New York City time, on                    , 2012, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

        To extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

          (1)   notify the exchange agent of any extension by oral notice (promptly confirmed in writing) or written notice, and

          (2)   mail to the registered holders an announcement of any extension, and issue a notice by press release or other public announcement, which notice shall include disclosure of the appropriate number of securities deposited to such date, before such expiration date.

        We reserve the right, in our sole discretion:

          (1)   if any of the conditions below under the heading "—Conditions on the Exchange Offer" shall have not been satisfied;

            (a)   to delay accepting any Old Notes;

            (b)   to extend the exchange offer; or

            (c)   to terminate the exchange offer; or

          (2)   to amend the terms of the exchange offer in any manner; provided, however, that if we amend the exchange offer to make a material change, including the waiver of a material condition, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least five business days after such amendment or waiver; provided further, that if we amend the exchange offer to change the percentage of Old Notes being exchanged or the consideration being offered, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least ten business days after such amendment or waiver.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders.

Procedures for Tendering Old Notes Through Brokers and Banks

        Since the Old Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for Exchange Notes. Therefore, to tender Old Notes subject to this exchange offer and to obtain Exchange Notes, you must instruct the institution where you keep your Old Notes to tender your Old Notes on your behalf so that they are received on or prior to the expiration of this exchange offer.

        The letter of transmittal that may accompany this prospectus may be used by you to give such instructions.

        YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR OLD NOTES TO DETERMINE THE PREFERRED PROCEDURE.

        IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OLD NOTES TO BE TENDERED BEFORE THE 5:00 PM (NEW YORK CITY TIME) DEADLINE ON                , 2012.

Deemed Representations

        To participate in the exchange offer, we require that you represent to us that:

          (1)   you or any other person acquiring Exchange Notes in exchange for your Old Notes in the exchange offer is acquiring them in the ordinary course of business;

          (2)   if you are not a broker-dealer, neither you nor any other person acquiring Exchange Notes in exchange for your Old Notes in the exchange offer is engaging in or intends to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws;

          (3)   neither you nor any other person acquiring Exchange Notes in exchange for your Old Notes has an arrangement or understanding with any person to participate in the distribution of Exchange Notes issued in the exchange offer;

          (4)   neither you nor any other person acquiring Exchange Notes in exchange for your Old Notes is our "affiliate" as defined under Rule 405 of the Securities Act; and

          (5)   if you or another person acquiring Exchange Notes in exchange for your Old Notes is a broker-dealer and you acquired the Old Notes as a result of market making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes.

        BY TENDERING YOUR OLD NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

        Broker-dealers who cannot make the representations in item (5) of the paragraph above cannot use this exchange offer prospectus in connection with resales of the Exchange Notes issued in the exchange offer.

        If you are our "affiliate," as defined under Rule 405 of the Securities Act, if you are a broker-dealer who acquired your Old Notes in the initial offering and not as a result of market making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of Exchange Notes acquired in the exchange offer, you or that person:

          (1)   may not rely on the applicable interpretations of the Staff of the SEC and therefore may not participate in the exchange offer; and

          (2)   must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the Old Notes.

        You may tender some or all of your Old Notes in this exchange offer. However, your Old Notes may be tendered only in minimal denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

        When you tender your outstanding Old Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.

        The method of delivery of outstanding Old Notes and all other required documents to the exchange agent is at your election and risk.

        We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered Old Notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

          (1)   reject any and all tenders of any particular Old Note not properly tendered;

          (2)   refuse to accept any Old Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

          (3)   waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes before the expiration of the offer.

        Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Old Notes as we will reasonably determine. Neither we, the exchange agent nor any other person will incur any liability for failure to notify you or any defect or irregularity with respect to your tender of Old Notes. If we waive any terms or conditions pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

        In order to accept this exchange offer on behalf of a holder of Old Notes you must submit or cause your DTC participant to submit an Agent's Message as described below.

        The exchange agent, on our behalf will seek to establish an Automated Tender Offer Program ("ATOP") account with respect to the outstanding Old Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into our ATOP account in accordance with DTC's procedures for such transfers. Concurrently with the delivery of Old Notes, an Agent's Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent on or prior to 5:00 pm, New York City Time on the expiration date. The confirmation of a book entry transfer into the ATOP account as described above is referred to herein as a "Book-Entry Confirmation."

        The term "Agent's Message" means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent's Message stating that such participant and beneficial holder agree to be bound by the terms of this exchange offer.

        Each Agent's Message must include the following information:

          (1)   Name of the beneficial owner tendering such Old Notes;

          (2)   Account number of the beneficial owner tendering such Old Notes;

          (3)   Principal amount of Old Notes tendered by such beneficial owner; and

          (4)   A confirmation that the beneficial holder of the Old Notes tendered has made the representations for our benefit set forth under "—Deemed Representations" above.

        BY SENDING AN AGENT'S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTE ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

        The delivery of Old Notes through DTC, and any transmission of an Agent's Message through ATOP, is at the election and risk of the person tendering Old Notes. We will ask the exchange agent to instruct DTC to promptly return those Old Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Old Notes on behalf of holders of the Old Notes.

Acceptance of Outstanding Old Notes for Exchange; Delivery of Exchange Notes

        We will accept validly tendered Old Notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered Old Notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If we do not accept any tendered Old Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the Notes to an account maintained with DTC promptly after the exchange offer terminates or expires.

        THE AGENT'S MESSAGE MUST BE TRANSMITTED TO EXCHANGE AGENT ON OR BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Withdrawal Rights

        You may withdraw your tender of outstanding Old Notes at any time before 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, you should contact your bank or broker where your Old Notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

          (1)   specify the name of the person that tendered the Old Notes to be withdrawn;

          (2)   identify the Old Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Old Notes; and

          (3)   specify the name and number of an account at the DTC to which your withdrawn Old Notes can be credited.

        We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Old Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any outstanding Old Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Old Notes by following one of the procedures described above before the expiration date.

Conditions on the Exchange Offer

        Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Old Notes and may terminate the exchange offer (whether or not any Old Notes have been accepted for exchange) or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied, or has not been waived by us, prior to the expiration date:

  •
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

            (1)   seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction; or

            (2)   resulting in a material delay in our ability to accept for exchange or exchange some or all of the Old Notes in the exchange offer; or

            (3)   any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

  •
  any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that would directly or indirectly result in any of the consequences referred to in clauses (1), (2) or (3) above or would result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or the following has occurred:

            (1)   any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

            (2)   any limitation by a governmental authority which adversely affects our ability to complete the transactions contemplated by the exchange offer; or

            (3)   a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

            (4)   a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

  •
  any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the Old Notes or the Exchange Notes, which makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange; or

  •
  there shall occur a change in the current interpretation by the Staff of the SEC which permits the Exchange Notes issued pursuant to the exchange offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes; or

  •
  any law, statute, rule or regulation shall have been adopted or enacted which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

  •
  a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose; or

  •
  we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.

        If any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any Old Notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes and will extend the exchange offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.

        These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, provided that we will not waive any condition with respect to an individual holder of Old Notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties. Our failure at any time to exercise any of the foregoing rights will not be a waiver of our rights and each such right will be deemed an ongoing right which may be asserted at any time before the expiration of the exchange offer.

Exchange Agent

        Wells Fargo Bank, National Association, has been appointed the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of outstanding Old Notes, or a beneficial owner's commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the following address and telephone number:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building—12th Floor
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402
Or
By Facsimile Transmission:
(612) 667-6282
Telephone:
(800) 344-5128

        Additionally, any questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent. Holders of outstanding Old Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer.

        DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Fees and Expenses

        The principal solicitation is being made by us through DTC. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provisions of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent certified public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

        Additional solicitations may be made by telephone, facsimile or in person by our and our affiliates' officers employees and by persons so engaged by us.

Accounting Treatment

        The Exchange Notes will be recorded at the same carrying value as the existing Old Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be capitalized and expensed over the term of the Exchange Notes.

Transfer Taxes

        If you tender outstanding Old Notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register Exchange Notes in the name of, or request that your Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.

        YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU FAIL TO EXCHANGE OUTSTANDING OLD NOTES.

        If you do not tender your outstanding Old Notes, you will not have any further registration rights, except for the rights described in the Registration Rights Agreement and described above, and your Old Notes will continue to be subject to the provisions of the indenture governing the Old Notes regarding transfer and exchange of the Old Notes and the restrictions on transfer of the Old Notes imposed by the Securities Act and states securities law when we complete the exchange offer. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your Old Notes in the exchange offer, your ability to sell your Old Notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered Old Notes will not continue to be entitled to any increase in interest rate that the indenture governing the Old Notes provides for if we do not complete the exchange offer.

Consequences of Failure to Exchange

        The Old Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the Old Notes may be resold only:

          (1)   to us upon redemption thereof or otherwise;

          (2)   so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

          (3)   outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

          (4)   pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Shelf Registration

        The Registration Rights Agreement also requires that we file a shelf registration statement if:

          (1)   we cannot file a registration statement for the exchange offer because the exchange offer is not permitted by law or SEC policy;

          (2)   a law or SEC policy prohibits a holder from participating in the exchange offer;

          (3)   a holder cannot resell the Exchange Notes it acquires in the exchange offer without delivering a prospectus and this prospectus is not appropriate or available for resales by the holder; or

          (4)   a holder is a broker-dealer and holds notes acquired directly from us or one of our affiliates.

        We will also register the Exchange Notes under the securities laws of jurisdictions that holders may request before offering or selling notes in a public offering. We do not intend to register Exchange Notes in any jurisdiction unless a holder requests that we do so.

        Old Notes may be subject to restrictions on transfer until:

          (1)   a person other than a broker-dealer has exchanged the Old Notes in the exchange offer;

          (2)   a broker-dealer has exchanged the Old Notes in the exchange offer and sells them to a purchaser that receives a prospectus from the broker, dealer on or before the sale;

          (3)   the Old Notes are sold under an effective shelf registration statement that we have filed; or

          (4)   the Old Notes are sold to the public under Rule 144 of the Securities Act.

DESCRIPTION OF EXCHANGE NOTES

General

        Certain terms used in this description are defined under the subheading "—Certain definitions" below. In this description, (i) the terms "we," "our" "us" and "Issuer" each refer to Armored Autogroup Inc. and not any of its Subsidiaries and (ii) references to the "Notes" are to the Exchange Notes, unless the context otherwise requires. We issued the Old Notes and will issue the Notes pursuant to an indenture dated as of November 5, 2010, between us, as the Issuer and Wells Fargo Bank, National Association, as trustee (the "Trustee") as supplemented by a supplemental indenture, dated November 5, 2010 (as supplemented, the "Indenture"), entered into by and among us, the Trustee and Guarantors signatory thereto. The terms of the Notes include those stated in the Indenture and, except as specified below, those made part of such Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms pursuant to the provisions of the Indenture, and Holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof.

        The following is a summary of the material provisions of the Indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the Indenture in its entirety. Copies of the Indenture are available upon written request to the Issuer. You can find the definitions of certain terms used in this description under "—Certain Definitions."

        The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions thereof, including the definitions therein of certain terms used below. Because this is a summary, it may not contain all the information that is important to you. We urge you to read the Indenture because it, and not this description, defines your rights as a Holder of the Notes. You may request copies of the Indenture at our address set forth under the heading "Available Information."

Brief description of notes

        The Notes will be:

  •
  general unsecured senior obligations of the Issuer;

  •
  pari passu in right of payment with all existing and future Senior Indebtedness (including the Credit Facilities) of the Issuer;

  •
  effectively subordinated to all Secured Indebtedness of the Issuer (including the Credit Facilities) to the extent of the value of the assets securing such Indebtedness;

  •
  senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the Notes);

  •
  initially guaranteed on a senior unsecured basis by each Restricted Subsidiary that guarantees the Credit Facilities; and

  •
  structurally subordinated to all Indebtedness and other liabilities, including preferred stock, of Non-Guarantor Subsidiaries.

Guarantees

        The Guarantors, as primary obligors and not merely as sureties, will jointly and severally, irrevocably, fully and unconditionally guarantee, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on or Additional Interest, if any, in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

        The Restricted Subsidiaries (other than as detailed below) will initially guarantee the Notes. Each of the Guarantees of the Notes will be a general unsecured obligation of each Guarantor and will be pari passu in right of payment with all existing and future Senior Indebtedness of each such entity, will be effectively subordinated to all Secured Indebtedness of each such entity to the extent of the value of the assets securing such Indebtedness and will be senior in right of payment to all existing and future Subordinated Indebtedness of each such entity.

        Not all of the Issuer's Subsidiaries will Guarantee the Notes. The Notes will be structurally subordinated to Indebtedness and other liabilities of Non-Guarantor Subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of these Non-Guarantor Subsidiaries, the Non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer.

        As more fully described below under "Certain covenants—Limitation on guarantees of indebtedness by restricted subsidiaries," the Indenture will require that each of the Issuer's Wholly-Owned Restricted Subsidiaries that guarantees the obligations under the Credit Facilities or any other Indebtedness of the Issuer or any other Guarantor, shall also be a Guarantor of the Notes.

        Under the circumstances described below under the subheading "Certain covenants—Limitation on restricted payments," the Issuer will be permitted to designate certain of its Subsidiaries as Unrestricted Subsidiaries. The Issuer's Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture. The Issuer's Unrestricted Subsidiaries will not guarantee the Notes.

        The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

        Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        The Indenture provides that each Guarantor may consolidate with or merge with or into or sell its assets to the Issuer or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "Repurchase at the option of holders—Change of control" and "Certain covenants—Merger, consolidation or sale of all or substantially all assets."

        If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk factors—Risks related to the exchange offer and the Exchange Notes—Federal and state fraudulent transfer laws may permit a court to void the Exchange Notes or the guarantees, and if that occurs, you may not receive any payments on the Exchange Notes."

        A Guarantee by a Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

          (1)   (a) any sale, exchange, disposition or transfer (by merger or otherwise) of (x) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Guarantor, which sale, exchange, disposition or transfer in each case is made in compliance with the applicable provisions of the Indenture;

            (b)   the release or discharge of the guarantee by such Guarantor of the Credit Facilities or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

            (c)   the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

            (d)   the Issuer exercising its legal defeasance option or covenant defeasance option as described under "—Legal defeasance and covenant defeasance" or the Issuer's obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

          (2)   such Guarantor delivering to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with. Upon request, the Trustee shall execute an instrument evidencing the release of such Guarantor.

Ranking

        The payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes and the payment of any Guarantee will rank pari passu in right of payment to all Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Credit Facilities.

        The Notes will be effectively subordinated in right of payment to all of the Issuer's and each Guarantor's existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness, including the obligations of the Issuer and such Guarantor under the Credit Facilities. As of December 31, 2011, the Issuer has $297.0 million of outstanding Secured Indebtedness, consisting entirely of Secured Indebtedness under the Credit Facilities and the ability to borrow up to $50.0 million of additional secured Indebtedness.

        Although the Indenture will contain limitations on the amount of additional Indebtedness that the Issuer and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock."

Paying agent and registrar for the notes

        The Issuer will maintain one or more paying agents (each, a "paying agent") for the Notes. The initial paying agent for the Notes will be the Trustee (the "Paying Agent").

        The Issuer will also maintain one or more registrars (each, a "registrar") with offices in the United States. The Issuer will also maintain a transfer agent. The initial registrars will be the Trustee. The initial transfer agent will be the Trustee. The registrar and the transfer agent will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfers of Notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, maturity and interest

        In this offering, the Issuer will issue $275.0 million in aggregate principal amount of Notes. The Notes will mature on November 1, 2018. Subject to compliance with the covenant described below under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock," the Issuer may issue additional Notes from time to time after this offering under the Indenture ("Additional Notes"). The Notes offered by the Issuer and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "Notes" for all purposes of the Indenture and this "Description of Exchange Notes" include any Additional Notes that are actually issued.

        The Issuer will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Interest on the Notes will accrue at the rate of 9.25% per annum and will be payable semi-annually in arrears on each May 1 and November 1, commencing on May 1, 2011, to the Holders of record of the Notes on the immediately preceding April 15 and October 15. Interest on the Notes will accrue from the most recent date to which interest has been paid with respect to such Notes, or if no interest has been paid with respect to such Notes, from the date of original issuance thereof. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture and this "Description of Exchange Notes," in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest required to be paid pursuant to the Registration Rights Agreement.

        Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency will be the corporate trust office of the Trustee maintained for such purpose.

Mandatory redemption; offers to purchase; open market purchases

        The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption "—Repurchase at the option of holders." We may at any time and from time to time purchase Notes in the open market or otherwise.

Optional redemption

        Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to November 1, 2014.

        At any time prior to November 1, 2014, the Issuer may redeem all or a part of the Notes, on a pro rata basis, upon notice as described under the heading "Repurchase at the option of holders—Selection and notice," at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, but excluding the date of redemption (the "Redemption Date"), subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

        On and after November 1, 2014, the Issuer may redeem the Notes, on a pro rata basis, in whole or in part, upon notice as described under the heading "Repurchase at the option of holders—Selection and notice," at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to, but excluding the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Dollar Notes
2014	104.625%
2015	102.313%
2016 and thereafter	100.000%

        In addition, until November 1, 2013, the Issuer may, at its option, upon notice as described under the heading "Repurchase at the option of holders—Selection and notice," on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes, on a pro rata basis, issued under the Indenture at a redemption price equal to 109.250% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon and Additional Interest, if any, to, but excluding the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that (a) at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date and any Additional Notes of the relevant series that are issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption and (b) that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Any redemption or notice of any redemption may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other offering or other corporate transaction or event. Notice of any redemption in respect of an Equity Offering may be given prior to the completion thereof.

        The Trustee shall select the Notes to be redeemed in the manner described under "Repurchase at the option of holders—Selection and notice."

Repurchase at the option of holders

Change of control

        The Notes will provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under "—Optional redemption," the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date; provided that to the extent any mailed redemption notice includes a condition that is not satisfied or waived and the redemption referenced therein does not occur, the obligation to make a Change of Control Offer will be reinstated. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each

Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

          (1)   that a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control," and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

          (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)   that any Note not properly tendered will remain outstanding and continue to accrue interest;

          (4)   that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

          (5)   that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6)   that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

          (7)   that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

          (8)   if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

          (9)   the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

        While the Notes are in global form and the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuer of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

          (1)   accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (3)   deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

        The Credit Facilities will prohibit or limit, and future credit agreements or other agreements to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing the Notes. In such case, the Issuer's failure to purchase tendered Notes after any applicable notice and lapse of time would constitute an Event of Default under the Indenture.

        The Credit Facilities will, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Credit Facilities, we could seek a waiver of such default or seek to refinance our Credit Facilities. In the event we do not obtain such a waiver or refinance the Credit Facilities, such default could result in amounts outstanding under our Credit Facilities being declared due and payable.

        Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See "Risk factors—Risks related to the exchange offer and the Exchange Notes—We may not be able to repurchase the Exchange Notes upon a change of control."

        The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" and "—Certain covenants—Liens." Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

        We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted

        Holder. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

        The provisions under the Indenture relating to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset sales

        The Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

          (1)   the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in Good Faith by the Issuer) of the assets sold or otherwise disposed of; and

          (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

            (a)   any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer or such Restricted Subsidiary's balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in Good Faith by the Issuer) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or the Guarantees, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

            (b)   any securities or other obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale, and

            (c)   any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 2.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

        Within 365 days after the receipt of any Net Proceeds of any Asset Sale (the "Application Period"), the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

          (1)   to reduce or repay:

            (a)   Obligations under the Credit Facilities, and to correspondingly reduce commitments with respect thereto;

            (b)   Obligations under Indebtedness (other than Subordinated Indebtedness) that is secured by a Lien, which Lien is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

            (c)   Obligations under other Indebtedness (other than Subordinated Indebtedness) (and to correspondingly reduce commitments with respect thereto); provided that, to the extent the Issuer reduces Obligations under such Indebtedness, the Issuer shall equally and ratably reduce Obligations under the Notes as provided under "Optional Redemption," through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, and Additional Interest, if any, on the amount of Notes that would otherwise be prepaid; or

            (d)   Indebtedness of a Non-Guarantor Subsidiary, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (and correspondingly reduce commitments with respect thereto);

          (2)   to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets (other than working capital assets), in the case of each of (a), (b) and (c), used or useful in a Similar Business; or

          (3)   to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties (other than working capital assets) or (c) acquisitions of other assets (other than working capital assets) that, in the case of each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

  provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes ("Pari Passu Indebtedness"), to the holders of such Pari Passu Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the

Notes and such Pari Passu Indebtedness that is equal to $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $15.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC. The Issuer may satisfy the foregoing obligations with respect to such Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the Application Period.

        To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to compliance with other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Issuer or agent for such Pari Passu Indebtedness shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise use such Net Proceeds in any manner not prohibited by the Indenture.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        The Credit Facilities will prohibit or limit, and future credit agreements or other agreements to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes pursuant to this Asset Sale covenant. In the event the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Notes. In such case, the Issuer's failure to purchase tendered Notes would constitute an Event of Default under the Indenture.

Selection and notice

        If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee or the applicable registrar will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis (to the extent practicable) or (c) by lot or such other similar method in accordance with the procedures of DTC. No Notes of $2,000 or less can be redeemed in part.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of record of Notes at such Holder's registered address or otherwise delivered in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note, as applicable. Notes called for redemption, unless such redemption is conditioned on the happening of a future event, become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

        For Notes that are represented by global certificates held on behalf of DTC, notices may be given by delivery of the relevant notices to DTC for communication to entitled account holders in substitution of the aforementioned mailing.

Certain covenants

        Set forth below are summaries of certain covenants that will be contained in the Indenture.

Effectiveness of covenants

        Following the first day:

          (a)   the notes have an Investment Grade Rating from both of the Ratings Agencies; and

          (b)   no Default has occurred and is continuing under the Indenture;

the Issuer and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the following headings (collectively, the "Suspended Covenants"):

  •
  "—Repurchase at the option of holders—Asset sales,"

  •
  "—Limitation on restricted payments,"

  •
  "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock,"

  •
  Clause (4) of the first paragraph of "—Merger, consolidation or sale of all or substantially all assets,"

  •
  "—Transactions with Affiliates," and

  •
  "—Dividend and other payment restrictions affecting restricted subsidiaries."

        If at any time the notes' credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the "Reinstatement Date") and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the notes maintain an Investment Grade Rating and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Registration Rights Agreement, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the "Suspension Period." The Issuer will notify the Trustee of the commencement or termination of any Suspension Period.

        On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" or one of the clauses set forth in the second paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first or second paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock," such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of the second paragraph of "Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock." Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under "—Limitation on restricted payments" will be made as though the covenants described under "—Limitation on restricted payments" had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of "—Limitation on restricted payments."

        During any period when the Suspended Covenants are suspended, the board of directors of the Issuer may not designate any of the Issuer's Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture.

        There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on restricted payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

           (I)  declare or pay any dividend or make any payment or distribution on account of the Issuer's, or any of its Restricted Subsidiaries', Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

            (a)   dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

            (b)   dividends or distributions by a Restricted Subsidiary to the Issuer or any other Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common stock on a pro rata basis) so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (II)  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation involving the Issuer;

        (III)  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

            (a)   Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock;" or

            (b)   the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

        (IV)  make any Restricted Investment;

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (1)   no Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2)   immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock;" and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

            (a)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) commencing October 1, 2010 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

            (b)   100% of the aggregate net cash proceeds and the fair market value, as determined in Good Faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock") from the issue or sale of:

                (i)  (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in Good Faith by the Issuer, of marketable securities or other property received from the sale of:

                 (x)  Equity Interests to members of management, members of the board of directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer's Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

                 (y)  Designated Preferred Stock; and

                (B)  to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

               (ii)  debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

    provided, however, that in addition to clauses (x) and (y) referred to above, this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

            (c)   100% of the aggregate amount of cash and the fair market value, as determined in Good Faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock," (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

            (d)   100% of the aggregate amount received in cash and the fair market value, as determined in Good Faith by the Issuer, of marketable securities or other property received by means of:

                (i)  the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

               (ii)  the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Issuer or a Restricted Subsidiary pursuant to clauses (7) or (11) of the next succeeding paragraph or to the extent of the amount of the Investment that constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

            (e)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in Good Faith by the Issuer or, if such fair market value exceeds $25.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Issuer or a Restricted Subsidiary pursuant to clauses (7) or (11) of the next succeeding paragraph or to the extent of the amount of the Investment that constituted a Permitted Investment.

        The foregoing provisions will not prohibit:

          (1)   the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice such payment would have complied with the provisions of the Indenture;

          (2)   (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) ("Refunding Capital Stock"), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

          (3)   the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of, the substantially concurrent sale of, new Indebtedness of the Issuer or such Guarantor, as the case may be, which is incurred in compliance with "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" so long as:

            (a)   the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired for value, plus the amount of any premium (including any tender premiums), defeasance costs and any fees and expenses incurred in connection with such redemption, repurchase, defeasance, exchange, acquisition or retirement and the issuance of such new Indebtedness;

            (b)   such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so repurchased, defeased, exchanged, redeemed, acquired or retired for value;

            (c)   such new Indebtedness has a final scheduled maturity date equal to or later than the earlier of the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired, or the maturity date of the Notes; and

            (d)   such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired;

          (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, member of the board of directors or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies (permitted transferees, assigns, estates or heirs of such employee, director or consultant), pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $6.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $12.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer's direct or indirect parent companies, in each case to any employee, member of the board of directors or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the first paragraph of this covenant; plus

            (b)   the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

            (c)   the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

  and provided further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any employee, member of the board of directors or consultant of the Issuer, any of the Issuer's direct or indirect parent companies or any of the Issuer's Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

          (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" to the extent such dividends are included in the definition of "Fixed Charges";

          (6)   (a) the declaration and payment of dividends and distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date; provided that the amount of dividends paid pursuant to this clause (a) shall not exceed the aggregate amount of cash actually received by the Issuer from the sale of such Designated Preferred Stock;

            (b)   the declaration and payment of dividends and distributions to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

            (c)   the declaration and payment of dividends and distributions on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

  provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (7)   Investments in Unrestricted Subsidiaries taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of (x) $15.0 million and (y) 3.0% of Total Assets;

          (8)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (9)   the declaration and payment of dividends and distributions on the Issuer's common stock (or the payment of dividends to any direct or indirect parent entity of the Issuer to fund a payment of dividends on such entity's common stock), following the consummation of the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer's common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

          (10) Restricted Payments that are made with Excluded Contributions;

          (11) other Restricted Payments in an aggregate amount, taken together with all other Restricted Payments made pursuant to this clause (11), that are at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities) not to exceed $25.0 million at the time made;

          (12) distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Financing;

          (13) any Restricted Payment used to fund the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including as a result of the cancellation or vesting of outstanding options and other equity-based awards, in connection therewith) in each case, as described in this prospectus and to the extent permitted by the covenant described under "—Transactions with Affiliates;" provided that payments to Affiliates due to the termination of agreements with the Sponsor described under "Certain Relationships and Related-Party Transactions" or similar agreements shall be permitted by this clause (13) only to the extent such termination is attributable to an underwritten registered public offering of common stock of the Issuer or any direct or indirect parent of the Issuer or to a Change of Control;

          (14) the repurchase, redemption or other acquisition or retirement for value of any Preferred Stock or Subordinated Indebtedness pursuant to in accordance with the provisions similar to those described under the captions "Repurchase at the option of holders—Change of control" and "Repurchase at the option of holders—Asset sales"; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

          (15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent company in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

            (a)   franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

            (b)   foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

            (c)   customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

            (d)   general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

            (e)   amounts required for any direct or indirect parent company of the Issuer to pay fees and expenses incurred by any direct or indirect parent company of the Issuer related to (i) the maintenance by such parent entity of its corporate or other entity existence and (ii) any unsuccessful equity or debt offering of such parent company; and

            (f)    taxes with respect to income of any direct or indirect parent company of the Issuer derived from funding made available to the Issuer and its Restricted Subsidiaries by such direct or indirect parent company;

          (16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents); and

          (17) cash payments in lieu of the issuance of fractional shares or interests in connection with the exercise of warrants, options or other rights or securities convertible into or exchangeable for Capital Stock of the Issuer or any direct or indirect parent company of the Issuer; provided that any such cash payment shall not be for the purpose of evading the limitation of this covenant;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (7), (9), (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        The amount of all Restricted Payments (other than cash) will be the fair market value (as determined in Good Faith by the Issuer) on the date of such Restricted Payment of the assets or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

        As of the Issue Date, all of the Issuer's Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of "Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to this covenant or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Non-Guarantor Subsidiaries may not incur Indebtedness or Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $35.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Non-Guarantor Subsidiaries would be outstanding pursuant to this paragraph at such time.

        The foregoing limitations will not apply to:

          (1)   the incurrence of Indebtedness under Debt Facilities by the Issuer or any of the Guarantors and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $425.0 million outstanding at any one time;

          (2)   the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes) and exchange notes issued in respect of such Notes and any Guarantee thereof;

          (3)   Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

          (4)   Indebtedness (including Capitalized Lease Obligations) incurred or, Disqualified Stock and Preferred Stock issued by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any

  Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (4), when aggregated with the outstanding amount of Indebtedness, Disqualified Stock and Preferred Stock under clause (13) incurred to refinance Indebtedness, Disqualified Stock and Preferred Stock initially incurred in reliance on this clause (4), does not exceed the greater of (x) $25.0 million and (y) 5.0% of Total Assets at any one time outstanding;

          (5)   Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (6)   Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

            (a)   such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

            (b)   with respect to a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

          (7)   Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Non-Guarantor Subsidiary is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

          (8)   Indebtedness of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

          (9)   shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted

  Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause;

          (10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk;

          (11) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees or obligations in respect of letters of credit related thereto provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

          (12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or Designated Preferred Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries or amounts applied to make a Restricted Payment in accordance with clause (2) of the second paragraph of "Certain covenants—Limitation on restricted payments") as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "—Limitation on restricted payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of "—Limitation on restricted payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) (together with amounts applied under clause (13) to refinance Indebtedness or Disqualified Stock initially incurred in reliance on this clause 12(a)) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $50.0 million;

          (13) the incurrence or issuance by the Issuer of Indebtedness or Disqualified Stock or the incurrence or issuance by a Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness incurred or Disqualified Stock or Preferred Stock issued to pay premiums (including tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (a)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

            (b)   to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively,

            (c)   shall not include:

                (i)  Indebtedness, Disqualified Stock or Preferred Stock of a Non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

               (ii)  Indebtedness, Disqualified Stock or Preferred Stock of a Non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

              (iii)  Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

            (d)   shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on and related fees and expenses (including tender premiums) of, the Indebtedness being refunded or refinanced, and

            (e)   shall not have a Stated Maturity date prior to the earlier of the Stated Maturity of the Indebtedness being so refunded or refinanced or the Stated Maturity of the Notes;

  and provided further that subclauses (a) and (e) of this clause (13) will not apply to any refunding or refinancing of any Indebtedness outstanding under the Credit Facilities;

          (14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition, merger or consolidation, either

            (a)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

            (b)   the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition, merger or consolidation;

          (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

          (16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

          (17) (a) any guarantee by the Issuer or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Guarantee of such Restricted Subsidiary, any such guarantee of the Issuer or such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Guarantors' Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Guarantee of such Restricted Subsidiary, as applicable;

            (b)   any guarantee by a Guarantor of Indebtedness of the Issuer provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on guarantees of indebtedness by restricted subsidiaries;" provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantors' Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes, as applicable or

            (c)   any guarantee by a Non-Guarantor Subsidiary of Indebtedness of another Non-Guarantor Subsidiary incurred in accordance with the terms of the Indenture;

          (18) Indebtedness of Foreign Subsidiaries of the Issuer incurred not to exceed the greater of (x) $15.0 million and (y) 12.5% of the Foreign Subsidiary Total Assets at any one time outstanding;

          (19) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business; and

          (20) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, members of the board of directors and employees and consultants thereof, their respective estates, spouses or former spouses, in each case to finance, either directly or through promissory notes issued to such persons, the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption "—Limitation on restricted payments."

        For purposes of determining compliance with this covenant:

          (1)   in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (20) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or the first paragraph of this covenant. Additionally, all or any portion of any item of Indebtedness may later be classified as having been incurred pursuant to any category of permitted Indebtedness described in clauses (1) through (20) above or pursuant to the first paragraph of this covenant so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification. Notwithstanding the foregoing, all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph and may not later be reclassified; and

          (2)   at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

        Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar- denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        The Indenture will provide that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor's Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

        The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

Liens

        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) (each, an "Initial Lien") that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, unless:

          (1)   in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

          (2)   in all other cases, the Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to Liens securing the Notes and the related Guarantees.

        Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien that gave rise to the obligation to so secure the Notes and Guarantees.

Merger, consolidation or sale of all or substantially all assets

        The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)   the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease,

  conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the "Successor Company"); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

          (2)   the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction, no Default exists;

          (4)   immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

            (a)   the Successor Company or the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock," or

            (b)   the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

          (5)   each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture, the Notes and the Registration Rights Agreement; and

          (6)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

        The Successor Company will succeed to, and be substituted for, the Issuer, as the case may be, under the Indenture, the Registration Rights Agreement, the Guarantees and the Notes, as applicable. The foregoing clauses (3), (4), (5) and (6) shall not apply to the transaction contemplated by the Purchase Agreement. Notwithstanding the foregoing clauses (3) and (4),

          (1)   any Non-Guarantor Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer or another Restricted Subsidiary,

          (2)   the Issuer or any Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or a Guarantor, as applicable, and

          (3)   the Issuer may consolidate or merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in any state of the United States, the District of Columbia or any territory thereof.

        No Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)   (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

            (b)   the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

            (c)   immediately after such transaction, no Default exists; and

            (d)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture;

  provided that this clause (1) shall be inapplicable to a Restricted Subsidiary that previously was a Subsidiary Guarantor if such Restricted Subsidiary is no longer a Restricted Subsidiary of the Company after giving effect to such transaction; and

          (2)   the transaction is made in compliance with the covenant described under "—Repurchase at the option of holders—Asset sales."

        Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture, such Guarantor's Guarantee and the Registration Rights Agreement. Notwithstanding the foregoing, any Guarantor may (i) merge into or with or wind up into or transfer all or part of its properties and assets to a Guarantor or the Issuer or (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof. Notwithstanding the foregoing, any Restricted Subsidiary may liquidate or dissolve if the Issuer determines in good faith that such liquidation or dissolution is in the best interests of the Issuer and is not materially disadvantageous to the Holders.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

        The predecessor company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor will not be released from the obligation to pay the principal of and interest on the Notes.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $2.5 million, unless:

          (1)   such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

          (2)   the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $15.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions will not apply to the following:

          (1)   transactions between or among the Issuer or any of its Restricted Subsidiaries;

          (2)   Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on restricted payments" (other than clause (7) of the second paragraph thereof) and the definition of "Permitted Investments" (other than pursuant to clauses (3), (8) and (13) thereof);

          (3)   the payment of management, consulting, monitoring, transaction and advisory fees and related expenses to the Sponsor pursuant to the Sponsor Management Agreement and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not materially disadvantageous, in the good faith judgment of the board of directors of the Issuer, to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date;

          (4)   the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements provided for the benefit of, former, current or future officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries, as determined in Good Faith by the Issuer;

          (5)   transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

          (6)   any agreement or arrangement as in effect as of the Issue Date (other than the Sponsor Management Agreement and Stockholders' Agreement, but including, without limitation, each of the other agreements entered into in connection with the Transactions), or any amendment thereto (so long as any such amendment is not materially disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

          (7)   the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any Stockholders' Agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such existing agreement, together with all amendments thereto, taken as a whole, or any similar agreement are not otherwise disadvantageous in any material respect to the Holders when taken as a whole as compared to the original agreement in effect on the Issue Date;

          (8)   the Transactions and the payment of all fees and expenses related to the Transactions, in each case as contemplated in this prospectus;

          (9)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (10) if otherwise permitted under the Indenture, the issuance or transfer of Equity Interests of the Issuer (other than Disqualified Stock) to Affiliates of the Issuer and the granting of registration and other customary rights in connection therewith or any contribution to the capital of direct or indirect parent companies, the Issuer or any Restricted Subsidiary;

          (11) any customary transaction with a Securitization Subsidiary effected as part of a Qualified Securitization Financing;

          (12) payments by the Issuer or any of its Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer or a majority of the disinterested members of the board of directors of the Issuer in good faith;

          (13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans, restricted stock plans, bonus programs and other similar arrangements with such employees or consultants which, in each case, are approved in Good Faith by the Issuer and in accordance with applicable law;

          (14) investments in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and

          (15) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer or a Restricted Subsidiary of the Issuer owns an equity interest in or otherwise controls such Person.

Dividend and other payment restrictions affecting restricted subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (1)   (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

            (b)   pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

          (2)   make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

          (3)   sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

          (a)   contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Facilities and the related documentation and related Hedging Obligations and Cash Management Obligations;

          (b)   the Indenture, the Notes and the Guarantees (including any exchange notes and related guarantees);

          (c)   purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

          (d)   applicable law or any applicable rule, regulation or order;

          (e)   any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (or at the time it merges with or into the Issuer or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

          (f)    contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

          (g)   Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

          (h)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (i)    other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred or issued subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries;

          (j)    customary provisions in joint venture agreements or arrangements and other similar agreements relating solely to such joint venture; provided that with respect to any joint venture agreement relating to a Restricted Subsidiary, such provisions will not materially affect the Issuer's ability to make anticipated principal or interest payments on the Notes (as determined in Good Faith by the Issuer);

          (k)   customary provisions contained in leases, subleases, licenses, sublicenses or other agreements, in each case, entered into in the ordinary course of business;

          (l)    any agreement or instrument (A) relating to any Indebtedness or preferred stock of a Restricted Subsidiary permitted to be incurred subsequent to the Issue Date pursuant to the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" if the encumbrances and restrictions are not materially more disadvantageous to the Holders than is customary in comparable financings (as determined in good faith by the Issuer) and (B) either (x) the Issuer determines that such encumbrance or restriction will not adversely affect the Issuer's ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

          (m)  any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

          (n)   restrictions created in connection with any Qualified Securitization Financing that, in the good faith determination of the Issuer, are necessary or advisable to effect such Securitization Facility.

Limitation on guarantees of indebtedness by restricted subsidiaries

        The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Restricted Subsidiary or guarantee all or a portion of the Credit Facilities), other than a Guarantor, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

          (1)   such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture and joinder or supplement to the Registration Rights Agreement providing for a senior Guarantee by such Restricted Subsidiary, except that (a) with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor's Guarantee; and

            (b)   if the Notes or such Guarantor's Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Notes or the Guarantor's Guarantee are subordinated to such Indebtedness; and

          (2)   such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until payment in full of Obligations under the Indenture; and

          (3)   such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

            (a)   such Guarantee has been duly executed and authorized; and

            (b)   such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principals of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

        The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall only be required to comply with the 30-day period described above.

Reports and other information

        Notwithstanding that the Issuer may not be subject to the reporting requirements of

        Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture will require the Issuer to file with the SEC and furnish or make available to the Trustee within 15 days after the dates set forth below:

          (1)   within 90 days after the end of each fiscal year (120 days for the fiscal year ending December 31, 2010 but only in the event that Viking Acquisition Inc. changes its fiscal year end to December 31 for such fiscal year), all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and a report on the annual financial statements by the Issuer's independent registered public accounting firm;

          (2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year (90 days for the fiscal quarter ended September 30, 2010 and 60 days for the fiscal quarters ended December 31, 2010 and March 31, 2011), all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC;

          (3)   all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to filed such reports; and

          (4)   any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form. Notwithstanding the foregoing, the Issuer shall not be so obligated to file such reports with the SEC (i) if the SEC does not permit such filing or (ii) prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, so long as if clause (i) or (ii) is applicable the Issuer makes available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case, at the Issuer's expense and by the applicable date the Issuer would be required to file such information pursuant to the immediately preceding sentence. To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under "—Events of default and remedies" if Holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Issuer will deliver the financial statements and information of the type required to be delivered pursuant to clause (2) of the first sentence of this "Certain covenants—Reports and other information" covenant with respect to the fiscal quarter ended September 30, 2010, which, notwithstanding the foregoing, shall not be required to give pro forma effect to the Transactions, shall not be required to contain financial statement footnote disclosure and shall not be required to contain consolidating financial data with respect to the Guarantor and Non-Guarantor Subsidiaries of the type contemplated by Rule 3-10 of Regulation S-X promulgated under the Securities Act or otherwise; provided that the Issuer shall only be required to present a reasonably detailed "Management's Discussion and Analysis of Financial Condition and Results of Operations" to the extent of the information provided by Clorox.

        Substantially concurrently with the furnishing or making such information available to the Trustee pursuant to the immediately preceding paragraph, the Issuer shall also post copies of such information required by the immediately preceding paragraph on a website (which may be nonpublic and may be maintained by the Issuer or a third party) to which access will be given to Holders, prospective investors in the Notes (which prospective investors shall be limited to "qualified institutional buyers" within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Issuer), and securities analysts and market making financial institutions that are reasonably satisfactory to the Issuer. The Issuer shall hold quarterly conference calls that are publicly accessible after the Issuer's financial statements for the prior fiscal period have been made available; provided that such conference calls shall be held no later than 5 Business Days after the date that such financial statements are required to be made available. No fewer than three Business Days prior to the date of the conference call required to be held in accordance with the preceding sentence the Issuer shall issue a press release to the appropriate U.S. wire services announcing the time and the date of such conference call and directing the beneficial owners of, and prospective investors in, the Notes and securities analysts to contact an individual at the Issuer (for whom contact information shall be provided in such press release) to obtain information on how to access such conference call.

        In the event that any direct or indirect parent company of the Issuer becomes a guarantor of the Notes, the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand, in the form prescribed in the first paragraph of this covenant.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of any registration statement or other filing, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

        Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with its obligations to deliver a report for the fiscal quarter ended September 30, 2010 for purposes of clause (3) under "—Events of default and remedies" until 90 days after the date any report hereunder is due.

Payments for consent

        Neither the Issuer nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that are "qualified institutional buyers" within the meaning of Rule 144A of the Securities Act, who, upon request, confirm that they are "qualified institutional buyers," consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of default and remedies

        The Indenture will provide that each of the following is an Event of Default:

          (1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

          (2)   default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;

          (3)   failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

          (4)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

            (a)   such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

            (b)   the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25.0 million or more at any one time outstanding;

          (5)   failure by the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under "Certain covenants—Reports and other information") would constitute a Significant Subsidiary), to pay final judgments aggregating in excess of $25.0 million other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (6)   certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under "Certain covenants—Reports and other information") would constitute a Significant Subsidiary); or

          (7)   the Guarantee of any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under "Certain covenants—Reports and other information") would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that, taken together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under "Certain covenants—Reports and other information") would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its or their Guarantee(s) or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

        If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture will provide that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration and its consequences with respect to the Notes, provided such rescission would not conflict with any judgment of a court of competent jurisdiction. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

          (1)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

          (2)   holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

          (3)   the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

          (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2)   Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

          (3)   Holders of the Notes have offered and, if requested, provide to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5)   Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

        The Indenture will provide that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within 10 Business Days, after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No personal liability of directors, officers, employees and stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal defeasance and covenant defeasance

        The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

          (1)   the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

          (2)   the Issuer's obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "—Events of default and remedies" will no longer constitute an Event of Default with respect to the Notes. In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

          (1)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

            (a)   the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

            (b)   since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

  in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which, the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

          (6)   the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

          (7)   the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

          (8)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

          (1)   all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

          (2)   (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

            (b)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

            (c)   the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

            (d)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, supplement and waiver

        Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

        The Indenture will provide that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

          (1)   reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the option of holders");

          (3)   reduce the rate of or change the time for payment of interest on any Note;

          (4)   waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

          (5)   make any Note payable in money other than that stated therein;

          (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

          (7)   make any change in these amendment and waiver provisions;

          (8)   impair the right of any Holder to receive payment of principal of, or interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (9)   make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

          (10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under "—Certain covenants—Reports and other information") would constitute a Significant Subsidiary), in any manner adverse to the Holders of the Notes.

        Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder:

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

          (3)   to comply with the covenant relating to mergers, consolidations and sales of assets;

          (4)   to provide for the assumption of the Issuer's or any Guarantor's obligations to the Holders in a transaction that complies with the Indenture;

          (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

          (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

          (7)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (8)   to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

          (9)   to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

          (10) to add a Guarantor under the Indenture;

          (11) to conform the text of the Indenture, Guarantees or the Notes to any provision of this "Description of Exchange Notes" to the extent that an Officer's Certificate is provided to the Trustee stating that such provision in this "Description of Exchange Notes" was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes; or

          (12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indenture will contain certain limitations provided in the Trust Indenture Act on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign as provided in the Indenture.

        The Indenture will provide that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture will provide that in case an Event of Default shall occur (which shall not be cured or waived), the Trustee will be required, in the exercise of its rights and powers vested in it by the Indenture, to use under the circumstances, the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture, the Notes and any Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "Acquired Indebtedness" means, with respect to any specified Person,

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of; such other Person merging with or into or becoming a Restricted Subsidiary of, such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Acquisition" means the transactions contemplated by the Purchase Agreement.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:

          (1)   1.0% of the principal amount of such Note; and

          (2)   the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at November 1, 2014 (such redemption price being set forth in the table appearing above under the caption "Optional redemption"), plus (ii) all required interest payments due on such Note through November 1, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

        "Asset Sale" means:

          (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer (other than Equity Interests of the Issuer) or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

          (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" or directors' qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;

in each case, other than:

          (a)   any disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business of the Issuer and its Restricted Subsidiaries;

          (b)   the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under "Certain covenants—Merger, consolidation or sale of all or substantially all assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

          (c)   the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under "Certain covenants—Limitation on restricted payments" and the making of any Permitted Investments;

          (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $5.0 million;

          (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

          (f)    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

          (g)   the lease, assignment, sub-lease, license or sublicense of any real or personal property in the ordinary course of business;

          (h)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

          (i)    foreclosures, condemnation or any similar action on assets;

          (j)    any disposition of Securitization Assets, or participations therein, in connection with any Qualified Securitization Financing, or the disposition of an account receivable or note receivable in connection with the collection or compromise thereof in the ordinary course of business;

          (k)   the granting of a Lien that is permitted under the covenant described above under "Certain covenants—Liens;"

          (l)    the sale or issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under the caption "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (m)  any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by the Indenture;

          (n)   any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business; and

          (o)   the abandonment of intellectual property rights in the ordinary course of business, which in the good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole.

        "Asset Sale Offer" has the meaning set forth in the fourth paragraph under "Repurchase at the option of holders—Asset sales."

        "Bankruptcy Code" means Title 11 of the United States Code, as amended.

        "Bankruptcy Law" means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

        "Business Day" means each day which is not a Legal Holiday. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Cash Equivalents" means:

          (1)   United States dollars or in the case of a Foreign Subsidiary, any other foreign currency held by the Issuer and the Restricted Subsidiaries in the ordinary course of business;

          (2)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

          (3)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks, and in each case in a currency permitted under clause (1) above;

          (4)   repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above, and in each case in a currency permitted under clause (1) above;

          (5)   commercial paper rated at least P-2 by Moody's or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof, and in each case in a currency permitted under clause (1) above;

          (6)   marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and in a currency permitted under clause (1) above;

          (7)   investment funds investing 95% of their assets in securities of the types described in clauses (1) through (6) above;

          (8)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

          (9)   Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 24 months or less from the date of acquisition and in each case in a currency permitted under clause (1) above;

          (10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's and in each case in a currency permitted under clause (1) above; and

          (11) credit card receivables and debit card receivables so long as such are considered cash equivalents under GAAP and are so reflected on the Issuer's balance sheet.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Cash Management Services" means any or the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than to (i) one or more Permitted Holders or (ii) any Guarantor; or

          (2)   the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

          (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) penalties and interest related to taxes, (w) any Additional Interest with respect to the Notes (x) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Securitization Facility); plus

          (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

          (3)   interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

          (1)   any net after-tax effect of extraordinary, non-recurring or unusual gains or losses, costs, charges or expenses (less all fees and expenses relating thereto) (including any such amounts relating to the Transactions to the extent incurred on or prior to the date that is the one year anniversary of the Issue Date), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

          (2)   the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

          (3)   any net after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

          (4)   any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions (including sales or other dispositions of assets under a Securitization Facility) other than in the ordinary course of business, as determined in Good Faith by the Issuer, shall be excluded,

          (5)   the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period (without duplication for purposes of this covenant described under "Certain covenants—Limitation on restricted payments" of any amounts included under clause (3)(d)(i) of the first paragraph of such covenant),

          (6)   solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "Certain covenants—Limitation on restricted payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

          (7)   effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person's consolidated financial statements, including adjustments to the inventory, property and equipment, software and other intangible assets (including favorable and unfavorable leases and contracts), deferred revenue and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded,

          (8)   any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

          (9)   any impairment charge, asset write-off or write-down, in each case, pursuant to GAAP and the amortization of intangibles and other assets arising pursuant to GAAP shall be excluded,

          (10) any (i) non-cash compensation charge or expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and (ii) income (loss) attributable to deferred compensation plans or trusts shall be excluded,

          (11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring costs incurred during such period as a result of any such transaction shall be excluded,

          (12) accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP, shall be excluded,

          (13) any net unrealized gain or loss resulting from currency translation and gains or losses related to currency remeasurements of Indebtedness (including any unrealized net loss or gain resulting from hedge agreements for currency exchange risk), and

          (14) any net unrealized gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements shall be excluded.

        In addition, to the extent not already included in the Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

        Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants—Limitation on restricted payments" only (other than clause (3)(d) thereof of the first paragraph), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

        "Consolidated Secured Debt Ratio" means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer's EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

        "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and including, for the avoidance of doubt, all obligations relating to Qualified Securitization Financings) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in Good Faith by the Issuer.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds

            (a)   for the purchase or payment of any such primary obligation, or

            (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Facilities" means the Credit Facility under the Credit Agreement entered into as of the Issue Date by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and J.P. Morgan Securities LLC, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" above).

        "Debt Facilities" means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refunding thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or investor or group of lenders or investors.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the "Certain covenants—Limitation on restricted payments" covenant.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

          (1)   increased (without duplication) by:

            (a)   provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

            (b)   Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities), plus amounts excluded from the definition of "Consolidated Interest Expense" pursuant to clauses 1(x) through 1(z) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

            (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

            (d)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including

                (i)  such fees, expenses or charges related to the offering of the Notes, the Acquisition and the Credit Facilities and any Securitization Fees, and

               (ii)  any amendment or other modification of the Notes, the Credit Facilities and any Securitization Fees, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

            (e)   any other non-cash charges, expenses or losses reducing Consolidated Net Income for such period (including any impairment charges or the impact of purchase accounting), excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus

            (f)    the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Sponsor to the extent otherwise permitted under "Certain covenants—Transactions with Affiliates;" plus

            (g)   the amount of "run-rate" cost savings and synergies projected by the Issuer in good faith and certified by the chief financial officer of the Issuer to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) the chief financial officer of the Issuer shall have certified that (x) such cost savings and synergies are reasonably identifiable, factually supportable and reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (y) such actions have been taken and the benefits resulting therefrom are anticipated by the Issuer to be realized within 18 months of the Issue Date, (B) no cost savings or synergies shall be added pursuant to this clause (g) to the extent duplicative of any expenses or charges relating to such cost savings or synergies that are included elsewhere in this definition with respect to such period or duplicative of any pro forma adjustments made pursuant to the definition of "Fixed Charge Coverage Ratio" and (C) the aggregate amount of cost savings and synergies added pursuant to this clause (h) shall not exceed 10% of EBITDA for any period of four consecutive fiscal quarters; plus

            (h)   the amount of loss on sale of Securitization Assets and related assets to the Securitization Subsidiary in connection with a Qualified Securitization Financing; plus

            (i)    any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain covenants—Limitation on restricted payments;" plus

            (j)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

            (k)   any net loss included in the consolidated financial statements due to the application of Financial Accounting Standards No. 160 "Non-controlling Interests in Consolidated Financial Statements "FAS 160"); plus

            (l)    rent expense as determined in accordance with GAAP not actually paid in cash during such period (net of rent expense paid in cash during such period over and above rent expense as determined in accordance with GAAP); plus

            (m)  realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Issuer and its Restricted Subsidiaries;

            (n)   net realized losses from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements;

          (2)   decreased (without duplication) by: (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus (b) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Issuer and its Restricted Subsidiaries; plus (c) any net realized income or gains from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements, plus (d) any net income included in the consolidated financial statements due to the application of FAS 160, plus (e) rent expense actually paid in cash during such period (net of rent expense paid in cash during such period in an amount equal to rent expense determined in accordance with GAAP) and

          (3)   increased or decreased by (without duplication), as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

          (1)   public offerings with respect to the Issuer's or any direct or indirect parent company's common stock registered on Form S-4 or Form S-8;

          (2)   issuances to any Subsidiary of the Issuer; and

          (3)   any such public or private sale that constitutes an Excluded Contribution.

        "Event of Default" has the meaning set forth under "Events of default and remedies." "Excess Proceeds" has the meaning set forth in the fourth paragraph under "Repurchase at the option of holders—Asset sales." "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder,

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

          (1)   contributions to its common equity capital, and

          (2)   the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain covenants—Limitation on restricted payments."

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operations that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operations had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be (x) made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, merger or consolidation (including the Transactions) or discontinued operations which is being given pro forma effect that have been or are expected to be realized or (y) determined in accordance with Regulation S-X. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum, of:

          (1)   Consolidated Interest Expense of such Person for such period;

          (2)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

          (3)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

        "Foreign Subsidiary Total Assets" means the total assets of the Foreign Subsidiary or Subsidiaries that are not Guarantors, as determined in accordance with GAAP in good faith by the Issuer, without intercompany eliminations between such Foreign Subsidiaries and the Issuer and its other Subsidiaries, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of Fixed Charge Coverage Ratio.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date.

        "Good Faith by the Issuer" means the decision in good faith by a responsible financial officer of the Issuer; provided that (a) if such decision involves a determination of fair market value in excess of $1.0 million, the decision is made in good faith by the Senior Management of the Issuer and (b) if such decision involves a determination of fair market value in excess of $10.0 million, the decision is made in good faith by the board of directors of the Issuer.

        "Government Securities" means securities that are:

          (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Indenture and the Notes.

        "Guarantor" means each Restricted Subsidiary of the Issuer that provides a Guarantee of the Notes.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

        "Holder" means the Person in whose name a Note is registered on the registrar's books.

        "Indebtedness" means, with respect to any Person, without duplication:

          (1)   any indebtedness (including principal and premium) of such Person, whether or not contingent:

            (a)   in respect of borrowed money;

            (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

            (c)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business (and with respect to commercial letters of credit repaid in a timely manner) and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable; or

            (d)   representing any Hedging Obligations;

  if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (2)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

          (3)   to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business. For the avoidance of doubt, Indebtedness does not include Cash Management Services.

        "Independent Financial Advisor" means an independent accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Initial Purchasers" means J.P. Morgan Securities LLC, RBC Capital Markets Corporation and Natixis Securities North America Inc. as initial purchasers of the Old Notes.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

          (1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

          (2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

          (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

          (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain covenants—Limitation on restricted payments."

          (1)   "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

            (a)   the Issuer's "Investment" in such Subsidiary at the time of such redesignation; less

            (b)   the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in Good Faith by the Issuer.

        "Issue Date" means November 5, 2010.

        "Issuer" has the meaning set forth in the first paragraph under "General" and its permitted successors.

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof; taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness secured by a Lien on the assets disposed of required (other than required by clause (1) of the second paragraph of "Repurchase at the option of holders—Asset sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Non-Guarantor Subsidiary" means any Restricted Subsidiary that is not a Guarantor.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or any other Person, as the case may be.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of any other Person, as the case may be, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or such other Person, that meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee and that meets the requirements set forth in the indenture. The counsel may be an employee of or counsel to the Issuer or the Trustee.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalent received must be applied in accordance with the "Repurchase at the option of holders—Asset sales" covenant.

        "Permitted Holders" means the Sponsor and members of management of the Issuer (or its direct parent) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsor and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies held by such group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means:

          (1)   any Investment in the Issuer or any of its Restricted Subsidiaries;

          (2)   any Investment in cash and Cash Equivalents or Investment Grade Securities;

          (3)   any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary; or

            (b)   such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

          (4)   any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of "Repurchase at the option of holders—Asset sales" or any other disposition of assets not constituting an Asset Sale;

          (5)   any Investment existing on the Issue Date and any extension, modification, replacement or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date (or as subsequently amended or otherwise modified in a manner not disadvantageous to the Holders of the Notes in any material respect);

          (6)   any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

            (a)   in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

            (b)   as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (7)   Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock;"

          (8)   any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of (x) $10.0 million and (y) 2.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (9)   Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "Certain covenants—Limitation on restricted payments;"

          (10) guarantees of Indebtedness permitted under the covenant described in "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock;"

          (11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "Certain covenants—Transactions with Affiliates" (except transactions described in clauses (2), (5), (9), (11) and (15) of such paragraph);

          (12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

          (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $10.0 million and (y) 2.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (14) Investments relating to a Securitization Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Qualified Securitization Financing;

          (15) advances to, or guarantees of Indebtedness of, officers, directors and employees not in excess of $2.0 million outstanding at any one time, in the aggregate;

          (16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

          (17) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons; and

          (18) contributions to a "rabbi" trust for the benefit of employees within the meaning of Revenue Procedure 92-64 or other grantor trust subject to the claims of creditors in the case of a bankruptcy of the Issuer.

        "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as carriers', warehousemen's, materialmen's, repairmen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (3)   Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claims is to such property;

          (4)   Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers' acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (5)   minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

          (6)   Liens securing Indebtedness permitted to be incurred pursuant to clause (4) or (18) of the second paragraph under "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock;" provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries;

          (7)   Liens existing on the Issue Date (with the exception of Liens securing the Credit Facilities, on the Issue Date, which will be deemed incurred pursuant to clause (33) of this definition);

          (8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

          (9)   Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

          (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock;"

          (11) Liens securing Hedging Obligations and Cash Management Services so long as related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

          (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

          (15) Liens in favor of the Issuer or any Guarantor;

          (16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer's clients;

          (17) Liens on Securitization Assets and related assets incurred in connection with a Qualified Securitization Financing;

          (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

          (19) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

          (20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $15.0 million at any one time outstanding;

          (21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption "Events of default and remedies" so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

          (25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

          (26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

          (27) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

          (28) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

          (29) restrictive covenants affecting the use to which real property may be put; provided, however, that the covenants are complied with;

          (30) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

          (31) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

          (32) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

          (33) Liens securing Indebtedness permitted to be incurred under Debt Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock;" and

          (34) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described under "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock;" provided that, with respect to Liens securing Obligations permitted under this clause (34), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 3.25 to 1.0.

        For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Purchase Agreement" means the Purchase and Sale Agreement, dated as of September 21, 2010, among The Clorox Company and Viking Acquisition, Inc., as the same may be amended prior to the Issue Date.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined in Good Faith by the Issuer.

        "Qualified Securitization Financing" means any Securitization Facility of a Securitization Subsidiary that meets the following conditions: (i) the board of managers or directors of the Issuer shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and its Restricted Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Issuer or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in Good Faith by the Issuer), (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings and (iv) the Obligations under such Securitization Facility are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary). The grant of a security interest in any Securitization Assets of the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Facilities shall not be deemed a Qualified Securitization Financing.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Registration Rights Agreement" means (i) the Registration Rights Agreement related to the Notes dated as of the Issue Date, among the Issuer, the Guarantors and the initial purchasers party thereto, as amended or supplemented, and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes in a private offering by the Issuer after the Issue Date.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

        "Securitization Asset" means any accounts receivable, real estate asset, mortgage receivables or related assets, in each case subject to a Securitization Facility.

        "Securitization Facility" means any of one or more securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Issuer or any of its Restricted Subsidiaries sells its Securitization Assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells Securitization Assets to a Person that is not a Restricted Subsidiary.

        "Securitization Fees" means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Financing.

        "Securitization Repurchase Obligation" means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Securitization Subsidiary" means any Subsidiary in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Indebtedness" means:

          (1)   all Indebtedness of the Issuer or any Guarantor outstanding under the Credit Facilities or Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (2)   all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

          (3)   any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

          (4)   all Obligations with respect to the items listed in the preceding clause (1), (2) and (3); provided, however, that Senior Indebtedness shall not include:

            (a)   any obligation of such Person to the Issuer or any of its Subsidiaries;

            (b)   any liability for federal, state, local or other taxes owed or owing by such Person;

            (c)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

            (d)   any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such person; or

            (e)   that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

        "Senior Management" means the Chief Executive Officer and the Chief Financial Officer of the Issuer.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

        "Similar Business" means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Sponsor" means Avista Capital Holdings, L.P., and each of its Affiliates but not including, however, any portfolio companies of any of the foregoing.

        "Sponsor Management Agreement" means the management agreement between certain of the management companies associated with the Sponsor and the Issuer.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

        "Subordinated Indebtedness" means, with respect to the Notes,

          (1)   any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

          (2)   any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

        "Subsidiary" means, with respect to any Person:

          (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

          (2)   any partnership, joint venture, limited liability company or similar entity of which

             (x)  more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

             (y)  such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Total Assets" means, as of any date, the total consolidated assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries, determined on a pro forma basis contained in the definition of Fixed Charge Coverage Ratio.

        "Transaction Expenses" means any fees or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the Transactions, including payments to officers, employees and members of the board of managers or directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options, restricted stock and deferred compensation.

        "Transactions" means the transactions contemplated by the Purchase Agreement, the issuance of the Notes and borrowings under the Credit Facilities as in effect on the Issue Date.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 1, 2014; provided, however, that if the period from the Redemption Date to November 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

          (1)   any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

          (2)   such designation complies with the covenants described under "Certain covenants—Limitation on restricted payments;" and

          (3)   each of:

            (a)   the Subsidiary to be so designated; and

            (b)   its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

        The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and the Issuer or the relevant Restricted Subsidiary would be able to incur such Indebtedness pursuant to the covenant described under "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified and preferred stock," on a pro forma basis taking into account such designation.

        Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

          (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

          (2)   the sum of all such payments.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain United States federal income tax considerations relating to the exchange of Old Notes for Exchange Notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of Old Notes who hold the Old Notes as "capital assets" (in general, assets held for investment). Special situations, such as the following, are not addressed:

  •
  tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid United States federal income tax;

  •
  tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

  •
  tax consequences to holders whose "functional currency" is not the United States dollar;

  •
  tax consequences to persons who hold notes through a partnership or similar pass-through entity;

  •
  United States federal gift tax, estate tax or alternative minimum tax consequences, if any; or

  •
  any state, local or non-United States tax consequences.

        The discussion below is based upon the provisions of the Code, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

Consequences of Tendering Old Notes

        The exchange of your Old Notes for Exchange Notes in the exchange offer should not constitute an exchange for United States federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Old Notes. Accordingly, the exchange offer should have no United States federal income tax consequences to you if you exchange your Old Notes for Exchange Notes. For example, there should be no change in your tax basis and your holding period should carry over to the Exchange Notes. In addition, the United States federal income tax consequences of holding and disposing of your Exchange Notes should be the same as those applicable to your Old Notes.

        The preceding discussion of certain United States federal income tax considerations of the exchange offer is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging Old Notes for Exchange Notes, including the applicability and effect of any state, local or non-United States tax laws, and of any proposed changes in applicable laws.

 CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the Notes by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, collectively "Similar Laws," and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General fiduciary matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA plans from engaging in specified transactions involving Plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Notes by an ERISA Plan with respect to which the issuer, the initial purchasers, or the subsidiary guarantors are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, ("PTCEs") that may apply to the acquisition and holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975 of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the Notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding (and the exchange of Old Notes for Exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of Notes each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Exchange Notes constitutes assets of any Plan or (ii) the acquisition and holding of the Notes (and the exchange of Old Notes for Exchange Notes) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Notes (and holding the Notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes.

        This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes if the Old Notes were acquired as a result of market making activities or other trading activities.

        We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least 180 days after the expiration date. In addition, until (90 days after the date of this prospectus), all broker-dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of Exchange Notes by broker- dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

  •
  in the over-the-counter market;

  •
  in negotiated transactions; or

  •
  through the writing of options on the Exchange Notes or a combination of such methods of resale.

        These resales may be made:

  •
  at market prices prevailing at the time of resale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. An "underwriter" within the meaning of the Securities Act includes:

  •
  any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer; or

  •
  any broker or dealer that participates in a distribution of such Exchange Notes.

        Any profit on any resale of Exchange Notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of not less than 180 days after the expiration of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to performance of our obligations in connection with the exchange offer, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Exchange Notes (including any broker- dealers) against certain liabilities, including liabilities under the Securities Act, and will contribute to payments that they may be required to make in request thereof.

 LEGAL MATTERS

        The validity of the Exchange Notes and the guarantees offered in this prospectus will be passed upon for us by Kirkland & Ellis LLP, New York, New York (a limited liability partnership that includes professional corporations).

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2010 and 2011 and for the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, and our combined financial statements at June 30, 2010 and November 4, 2010 and for the years ended June 30, 2009 and 2010 and the period from July 1, 2010 to November 4, 2010, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the Exchange Notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us or the Exchange Notes, we refer you to the registration statement. If we have made references in this prospectus to any contracts, agreements or other documents and also filed any of those contracts, agreements or documents as exhibits to the registration statement, you should read the relevant exhibit for a more complete understanding of the document or matter involved.

        We are not currently subject to the informational requirements of the Exchange Act. However, as a result of exchange offer, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, will be required to file reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov). The registration statement, and our periodic and current reports are also available free of charge on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on our website and on the SEC's website is not a part of this prospectus. You can also request a copy of the registration statement, and our periodic and current reports by making a written or oral request to us. Any such request should be directed to Armored Autogroup Inc., 39 Old Ridgebury Road, Danbury, Connecticut 06810, Attention: Legal Department. Our telephone number is (203) 205-2900.

        Under the terms of the Indenture, we have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the Notes remain outstanding, we will furnish to the trustee and holders of the Notes the information specified therein in the manner specified therein. See "Description of Exchange Notes."

INDEX TO FINANCIAL STATEMENTS
Financial Statements of Armored AutoGroup, Inc.
and Subsidiaries

Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of June 30, 2010, November 4, 2010 and December 31, 2010 and 2011	F-3

Statements of Operations for the years ended June 30, 2009 and 2010, the period from July 1, 2010 to November 4, 2010, the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011

F-4

Statements of Equity and Comprehensive Income (Loss) for the years ended June 30, 2009 and 2010, the period from July 1, 2010 to November 4, 2010, the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011

F-5

Statements of Cash Flows for the years ended June 30, 2009 and 2010, the period from July 1, 2010 to November 4, 2010, the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011

F-6
Notes to Financial Statements	F-7
Unaudited Financial Statements
Condensed Consolidated Balance Sheets as of December 31, 2011 and March 31, 2012	F-61
Condensed Consolidated Statements of Operations for the three months ended March 31, 2011 and March 31, 2012	F-62
Condensed Consolidated Statements of Comprehensive Income for the three months ended March 31, 2011 and March 31, 2012	F-63
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2011 and March 31, 2012	F-64
Notes to Condensed Consolidated Financial Statements	F-65

Report of Independent Registered Public Accounting Firm

The Board of Directors of Armored AutoGroup, Inc.

        We have audited the accompanying consolidated balance sheets of Armored AutoGroup Inc. (the "Successor") as of December 31, 2010 and 2011, and the related consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011. We have also audited the related combined balance sheets of The Auto-Care Products Business, excluding the Prestone and YPF brands, a Business of The Clorox Company (collectively, the "Predecessor"), as of June 30, 2010 and November 4, 2010 and the combined statements of operations, equity and comprehensive income (loss), and cash flows, for the years ended June 30, 2009 and 2010 and for the period from July 1, 2010 to November 4, 2010. As discussed in Note 1, the combined financial statements of the Predecessor have been carved-out from The Clorox Company's consolidated financial statements to present the historical financial position, results of operations and cash flows of the Predecessor. These financial statements are the responsibility of the Company's Successor and Predecessor management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Successor or Predecessor Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Successor or Predecessor Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Successor at December 31, 2010 and 2011, and the consolidated results of its operations and its cash flows for the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011 and the combined financial position of the Predecessor at June 30, 2010 and November 4, 2010 and the combined results of its operations and its cash flows for the years ended June 30, 2009 and 2010 and for the period from July 1, 2010 to November 4, 2010, in conformity with U.S. generally accepted accounting principles.

                      /s/ Ernst & Young LLP

San Francisco, California
March 29, 2012, except for Note 16, as to which the date is April 10, 2012, and Notes 2, 3, 13 and 17 as to which the date is May 31, 2012

Armored AutoGroup Inc.

BALANCE SHEETS

(In thousands, except share and per share amounts)

	COMBINED		CONSOLIDATED
	June 30, 2010	November 4, 2010	December 31, 2010	December 31, 2011
	(Predecessor)	(Predecessor)	(Successor)	(Successor)
ASSETS
Current assets:
Cash	$—	$—	$31,701	$4,935
Accounts receivable, net	73,977	58,461	35,648	54,300
Inventory	34,590	39,918	38,222	37,250
Due from Clorox	—	—	1,674	11,727
Other current assets	3,628	2,407	3,586	9,937

Total current assets	112,195	100,786	110,831	118,149
Property, plant and equipment, net	12,857	13,606	21,712	29,905
Goodwill	346,804	347,233	385,234	384,793
Intangible assets, net	11,993	11,992	425,352	388,175
Deferred financing costs and other assets	747	48	7,789	6,454

Total assets	$484,596	$473,665	$950,918	$927,476

LIABILITIES AND EQUITY
Current liabilities:
Book overdraft	$—	$—	$—	$1,987
Accounts payable	20,503	12,367	12,186	8,606
Accrued expenses and other liabilities	14,244	12,141	17,405	22,614
Income taxes payable	32,435	6,922	167	1,821
Due to Parent	—	—	—	795
Notes payable, current portion	—	—	645	470

Total current liabilities	67,182	31,430	30,403	36,293
Notes payable, less current portion and discount	—	—	554,332	553,861
Other liabilities	776	900	2,500	2,500
Deferred income taxes	6,229	7,310	125,941	116,489

Total liabilities	74,187	39,640	713,176	709,143
Commitments and contingencies (Note 8)
Equity:
Net Clorox investment	411,468	434,936	—	—
Common stock ($0.01 par value, one thousand shares authorized, one thousand shares outstanding at December 31, 2010 and 2011)	—	—	—	—
Additional paid-in capital	—	—	260,218	260,484
Accumulated deficit	—	—	(22,116)	(39,784)
Accumulated other comprehensive loss	(1,059)	(911)	(360)	(2,367)

Total equity	410,409	434,025	237,742	218,333

Total liabilities and equity	$484,596	$473,665	$950,918	$927,476

The accompanying notes are an integral part of these financial statements.

Armored AutoGroup Inc.

STATEMENTS OF OPERATIONS

(In thousands)

	COMBINED			CONSOLIDATED
			Period from July 1, 2010 to November 4, 2010	Period from November 5, 2010 to December 31, 2010
	Year ended June 30,
					Year ended December 31, 2011
	2009	2010
	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)	(Successor)
Net sales	$292,391	$299,537	$94,341	$35,014	$281,317
Cost of products sold	156,657	147,672	50,201	20,583	153,114
Cost of products sold—acquisition related	—	—	—	7,229	4,439

Gross profit	135,734	151,865	44,140	7,202	123,764
Operating expenses:
Selling and administrative expenses	31,040	34,028	10,916	5,422	40,240
Advertising costs	25,163	23,994	7,582	2,240	24,699
Research and development costs	3,591	3,289	1,063	609	2,307
Amortization of acquired intangible assets	2	3	1	5,709	36,701
Acquisition-related charges	—	—	—	16,026	1,020
Restructuring costs (benefits)	994	11	(146)	—	—

Total operating expenses	60,790	61,325	19,416	30,006	104,967

Operating profit (loss)	74,944	90,540	24,724	(22,804)	18,797
Non-operating expenses (income):
Interest expense	—	—	—	7,350	48,090
Other expense (income)	758	238	(128)	212	80

Earnings (loss) before income taxes	74,186	90,302	24,852	(30,366)	(29,373)
Provision (benefit) for income taxes	26,626	34,277	8,728	(8,250)	(11,705)

Net earnings (loss)	$47,560	$56,025	$16,124	$(22,116)	$(17,668)

The accompanying notes are an integral part of these financial statements.

Armored AutoGroup Inc.

STATEMENTS OF EQUITY AND COMPREHENSIVE INCOME (LOSS)

(In thousands)

		Accumulated Other Comprehensive Income (Loss)
PREDECESSOR (COMBINED)	Net Clorox Investment	Currency Translation	Derivatives	Total Accumulated Other Comprehensive Income (Loss)	Total Equity	Total Comprehensive Income
Balance at June 30, 2008	$390,184	$(13)	$3,510	$3,497	$393,681
Net earnings	47,560	—	—	—	47,560	$47,560
Net distributions to Clorox	(52,016)	—	—	—	(52,016)	—
Share-based compensation	1,940	—	—	—	1,940	—
Translation adjustments, net of tax of $406	—	(2,196)	—	(2,196)	(2,196)	(2,196)
Change in valuation of derivatives and amortization of hedge contracts, net of tax of $2,390	—	—	(3,828)	(3,828)	(3,828)	(3,828)
Other	(23)	—	—	—	(23)	—

Balance at June 30, 2009	387,645	(2,209)	(318)	(2,527)	385,118	$41,536

Net earnings	56,025	—	—	—	56,025	$56,025
Net distributions to Clorox	(34,227)	—	—	—	(34,227)	—
Share-based compensation	2,025	—	—	—	2,025	—
Translation adjustments, net of tax of $262	—	526	—	526	526	526
Change in valuation of derivatives and amortization of hedge contracts, net of tax of $575	—	—	942	942	942	942

Balance at June 30, 2010	411,468	(1,683)	624	(1,059)	410,409	$57,493

Net earnings	16,124	—	—	—	16,124	$16,124
Net contributions from Clorox	6,758	—	—	—	6,758	—
Share-based compensation	586	—	—	—	586	—
Translation adjustments	—	111	—	111	111	111
Change in valuation of derivatives and amortization of hedge contracts	—	—	37	37	37	37

Balance at November 4, 2010	$434,936	$(1,572)	$661	$(911)	$434,025	$16,272

	Common Stock			Accumulated Other Comprehensive Loss
			Additional Paid-in Capital		Accumulated Deficit	Total Equity	Total Comprehensive Loss
SUCCESSOR (CONSOLIDATED)	Shares	Amount
Balance at November 5, 2010	—	$—	$—	$—	$—	$—
Issuance of common stock	1	—	258,800	—	—	258,800
Contribution of capital by Parent	—	—	1,400	—	—	1,400
Share-based compensation	—	—	18	—	—	18
Translation adjustments	—	—	—	(360)	—	(360)	$(360)
Net loss	—	—	—	—	(22,116)	(22,116)	(22,116)

Balance at December 31, 2010	1	—	260,218	(360)	(22,116)	237,742	$(22,476)

Share-based compensation	—	—	266	—	—	266
Translation adjustments	—	—	—	(2,007)	—	(2,007)	$(2,007)
Net loss	—	—	—	—	(17,668)	(17,668)	(17,668)

Balance at December 31, 2011	1	$—	$260,484	$(2,367)	$(39,784)	$218,333	$(19,675)

The accompanying notes are an integral part of these financial statements.

Armored AutoGroup Inc.

STATEMENTS OF CASH FLOWS

(In thousands)

	COMBINED
				CONSOLIDATED
	Year ended June 30,
			Period from July 1, 2010 to November 4, 2010	Period from November 5, 2010 to December 31, 2010	Year ended December 31, 2011
	2009	2010
	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)	(Successor)
Cash flows from operating activities:
Net earnings (loss)	$47,560	$56,025	$16,124	$(22,116)	$(17,668)
Adjustments:
Depreciation and amortization	2,191	2,410	892	6,834	45,262
Share-based compensation	1,940	2,025	586	18	266
Deferred income taxes	432	591	1,729	(8,418)	(14,126)
Restructuring	703	256	85	—	—
Other	(1,179)	38	288	1,508	375
Cash effects of changes, net of acquisition effects in:
Receivables, net	8,155	(31,616)	15,516	(32,514)	(18,934)
Inventory	4,781	(3,945)	(5,327)	13,365	972
Due from Clorox	—	—	—	(1,674)	(10,053)
Other current assets	(301)	225	433	(35)	(476)
Book overdraft	—	—	—	—	1,987
Accounts payable and accrued liabilities	(1,052)	4,647	(10,108)	26,271	2,299
Income taxes payable	(8,807)	5,883	(25,513)	167	306

Net cash provided by (used in) operating activities	54,423	36,539	(5,295)	(16,594)	(9,790)
Cash flows from investing activities:
Capital expenditures	(1,443)	(2,312)	(1,463)	(1,539)	(13,011)
Acquisition, net	—	—	—	(754,616)	—
Other	(964)	—	—	—	—

Net cash used in investing activities	(2,407)	(2,312)	(1,463)	(756,155)	(13,011)
Cash flows from financing activities:
Proceeds from issuance of common stock	—	—	—	258,800	—
Borrowings under term loan facility, net of discount	—	—	—	290,250	—
Borrowings under revolver	—	—	—	—	29,500
Payments on revolver	—	—	—	—	(29,500)
Principal payments on notes payable	—	—	—	—	(3,000)
Proceeds from bond issuance, net of discount	—	—	—	264,375	—
Advance from Parent	—	—	—	—	795
Deferred financing costs	—	—	—	(8,959)	(670)
Net (distributions to) contributions from Clorox	(52,016)	(34,227)	6,758	—	—

Net cash (used in) provided by financing activities	(52,016)	(34,227)	6,758	804,466	(2,875)

Effect of exchange rate on cash	—	—	—	(16)	(1,090)

Net increase (decrease) in cash	—	—	—	31,701	(26,766)
Cash at beginning of period	—	—	—	—	31,701

Cash at end of period	$—	$—	$—	$31,701	$4,935

Supplemental cash flow disclosures:
Cash paid for interest	$—	$—	$—	$1,550	$40,866

Cash paid for income taxes	$—	$—	$—	$—	$2,116

The accompanying notes are an integral part of these financial statements.

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS

Note 1—The Company and Summary of Significant Accounting Policies

The Company

        Armored AutoGroup Inc. ("Armored AutoGroup, Inc.," "Armored AutoGroup", "AAG" or "The Company") is a consumer products company consisting primarily of Armor All and STP, two of the most recognizable brands in the automotive aftermarket appearance products and performance products categories, respectively. Armored AutoGroup delivers its products to distributors, resellers and end users (collectively the customers) through its direct operations in the United States, Canada, Australia, and the United Kingdom and distributor relationships in approximately 50 countries. The Armor All and STP brands offer a myriad of automotive appearance and performance products that can be found in most of the major developed countries around the world.

        The Company was formerly known as The Auto-Care Products Business, excluding the Prestone and YPF licensed brands, a business product line of The Clorox Company ("Clorox") that operated through various Clorox wholly owned or controlled legal entities throughout the world. Herein, this business is referred to as the "Predecessor".

        On November 5, 2010, affiliates of Avista Capital Holdings, L.P. ("Avista") acquired the Predecessor from Clorox pursuant to the terms of a Purchase and Sale Agreement dated September 21, 2010 (the "Acquisition"). After completion of the Acquisition, the Purchaser renamed the Predecessor as "Armored AutoGroup" ("Successor"). Armored AutoGroup Parent, Inc. ("AAG Parent" or "Parent") indirectly owns all of AAG's issued and outstanding capital stock through its direct subsidiary and AAG's direct parent, Armored AutoGroup Intermediate Inc.

        References to "Armored AutoGroup" or "The Company" herein, refer collectively to both the Predecessor and Successor as well as all of their consolidated subsidiaries, unless otherwise specified.

Basis of Presentation

        The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP). The fiscal year-end for the Predecessor was June 30. Subsequent to the Acquisition, the Successor changed its fiscal year end from June 30 to December 31. The accompanying consolidated financial statements of the Successor include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

        The combined financial statements for the years ended June 30, 2009 and 2010 and the period from July 1, 2010 to November 4, 2010, ("Predecessor fiscal year" or "Predecessor period") have been prepared on a "carve-out" basis from Clorox's consolidated financial statements using historical results of operations, assets and liabilities attributable to the Predecessor, and include allocations of certain expenses from Clorox. The Predecessor has eliminated from its financial results all intercompany transactions between entities included in the combination.

        The combined financial statements of the Predecessor may not be indicative of the Company's future performance and do not necessarily reflect what its combined results of operations, financial position and cash flows would have been had the Predecessor operated as an independent company during the periods presented. To the extent that an asset, liability, revenue or expense is associated with the Predecessor, it is reflected in the Predecessor's combined financial statements.

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 1—The Company and Summary of Significant Accounting Policies (Continued)

        During the Predecessor periods presented, the total equity represented Clorox's interest in the recorded net assets of the Predecessor, plus other comprehensive income or loss. The net Clorox investment balance represented the cumulative net investment by Clorox in the Predecessor through that date and included cumulative operating results. In addition, allocated expenses and settlement of intercompany transactions were also included in Clorox's net investment.

        Clorox provided certain corporate services to the Predecessor and costs associated with these services have been allocated to the Company. AAG believes such allocations are reasonable; however, they may not be indicative of the actual expense that would have been incurred had the Predecessor been operating independent of Clorox for the periods presented. The charges for these services are included primarily in "selling and administrative expenses" in the Predecessor's combined statements of operations (see Note 2). Subsequent to the Acquisition, Clorox continued to provide certain significant services to the Company under a Transition Services Agreement. On November 1, 2011, the Company completed the transition of its North American and export operations from Clorox provisioning to stand-alone operations. The Company expects to complete the transition of its international operations to stand-alone operations in fiscal 2012.

        The Successor applied purchase accounting and began a new basis of accounting starting in the period from November 5, 2010 to December 31, 2010 and continuing through the year ended December 31, 2011 ("Successor periods"). As a result of purchase accounting, the Predecessor periods and Successor period financial statements are not directly comparable.

Recent Accounting Pronouncements

        In September 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2011-08, Testing Goodwill for Impairment ("ASU 2011-08"), which changes the way a company completes its annual impairment review process. The provisions of this pronouncement provide an entity with the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. ASU 2011-08 allows an entity the option to bypass the qualitative assessment for any reporting unit in any period and proceed directly to performing the first step of the two-step goodwill impairment test. The pronouncement does not change the current guidance for testing other indefinite-lived intangible assets for impairment. This standard is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. The Company will adopt this pronouncement in fiscal 2012 and does not expect the adoption of ASU 2011-08 to have a material effect on its financial position or results of operations.

        In June 2011, the FASB issued ASU No. 2011-05, Presentation of Comprehensive Income ("ASU 2011-05"), which will require companies to present the components of net income and other comprehensive income either in a single continuous statement or in two separate but consecutive statements. It eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders' equity. The pronouncement does not change the current option for presenting components of other comprehensive income, gross or net of the effect of income taxes, provided that such tax effects are presented in the statement in which other comprehensive income is presented or disclosed in the notes to the financial statements. The pronouncement does not affect the calculation or reporting of earnings per share. The pronouncement also does not change the

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 1—The Company and Summary of Significant Accounting Policies (Continued)

items which must be reported in other comprehensive income, how such items are measured, or when they must be reclassified to net income. This standard is effective for reporting periods beginning after December 15, 2011. Early adoption is permitted. The Company will adopt this pronouncement in the first quarter of 2012 and it will have no effect on its financial position or results of operations, but will impact the way the Company presents comprehensive income.

        In May 2011, the FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs ("ASU 2011-04"), which is intended to result in convergence between U.S. GAAP and International Financial Reporting Standards requirements for measurement of, and disclosures about, fair value. ASU 2011-04 clarifies or changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. This pronouncement is effective for reporting periods beginning after December 15, 2011, with early adoption prohibited for public companies. The new guidance will require prospective application. The Company will adopt this pronouncement in the first quarter of 2012 and does not expect its adoption to have a material effect on its financial position or results of operations.

Use of Estimates

        The preparation of these financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures. Specific areas, among others, requiring the application of management's estimates and judgment include assumptions pertaining to allowances for excess and obsolete inventory, provisions for cash discounts on amounts due from customers, share-based compensation awards, fair values assigned to assets acquired and liabilities assumed in connection with the Acquisition (see Note 3), accruals for consumer and trade-promotion programs, future product volume and pricing estimates, future cost trends, future cash flows associated with impairment testing of goodwill and other long-lived assets, creditworthiness of customers, potential income tax assessments and Predecessor period allocations of various expenses and other balances that were historically maintained by Clorox. Actual results could differ materially from the estimates and assumptions made.

Reclassifications

        Certain reclassifications have been made in the prior consolidated financial statements to conform to the current year presentation. These reclassifications did not change the previously reported net earnings (loss) of the Company.

Concentration of Risk

        Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable for both Predecessor and Successor periods and derivative financial instruments for Predecessor periods. The carrying values of such instruments approximate their fair values due to their short-term nature.

        The Company sells the majority of its products through third-party distributors and resellers and, as a result, maintains individually significant receivable balances with these parties. If the financial condition or operations of these distributors and resellers deteriorates substantially, the Company's results of operations, financial position and cash flows could be adversely affected.

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 1—The Company and Summary of Significant Accounting Policies (Continued)

        The gross accounts receivable due from the Company's largest customer, Wal-Mart Stores, Inc. ("Wal-Mart")) were 28%, 21%, 27% and 26% of gross accounts receivable at June 30, 2010, November 4, 2010, December 31, 2010 and December 31, 2011, respectively. One other customer, Target Corporation, accounted for 11% of gross accounts receivable as of December 31, 2011. Credit risk with respect to other accounts receivable is generally diversified due to the large number of entities comprising the Company's customer base and their dispersion across many geographical regions. The Company performs ongoing credit evaluations of the financial condition of its customers and requires credit enhancements, such as letters of credit and bank guarantees, in certain circumstances.

        Net sales to the Company's largest customer, Wal-Mart, were 23%, 22%, 19%, 28% and 20% of net sales for Predecessor fiscal years 2009 and 2010, and the period from July 1, 2010 to November 4, 2010, and the Successor period from November 5, 2010 to December 31, 2010, and the year ended December 31, 2011, respectively. No other customers exceeded 10% of combined net sales in any period. The Company uses multiple contract manufacturers in its manufacturing process.

        The Company has three product lines that have accounted for 10% or more of total combined net sales. For Predecessor fiscal years 2009 and 2010, and the period from July 1, 2010 to November 4, 2010, and the Successor period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, sales of Armor-All® wipes represented approximately 20%, 20%, 17%, 12% and 18% of the Company's total combined net sales, respectively. Armor-All® protectant represented approximately 24%, 23%, 16% and 26% of the Company's total combined net sales for Predecessor fiscal years 2009 and 2010, and the period from July 1, 2010 to November 4, 2010, and the Successor period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, respectively. In Predecessor fiscal years 2009 and 2010, and the period from July 1, 2010 to November 4, 2010, and the Successor period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, sales of STP® fuel and oil additives represented approximately 26%, 23%, 26%, 24% and 19% of the Company's total combined net sales, respectively.

Cash

        Treasury activities at Clorox were generally centralized in the Predecessor periods such that cash collections by the Company were automatically distributed to Clorox and are reflected as a component of net Clorox investment. The Company's combined balance sheet, therefore, reflects no cash balances in the Predecessor periods (see Note 2). Under the Transition Services Agreement, certain of the Company's cash collections and payments were centralized at Clorox in the Successor periods presented. The Company's cash is primarily comprised of demand accounts, the fair market value of which approximates cost. Under the Company's cash management system, checks issued but not yet presented to banks result in overdraft balances for accounting purposes and are classified as a current liability in the Consolidated Balance Sheets.

Inventories

        Inventories are stated at the lower of cost or market under a first-in, first-out ("FIFO") basis. When necessary, the Company provides allowances to adjust the carrying value of its inventory to the lower of cost or market, including any costs to sell or dispose. Consideration is given to obsolescence, excessive inventory levels, product deterioration and other factors in evaluating net realizable value for the purposes of determining the lower of cost or market.

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 1—The Company and Summary of Significant Accounting Policies (Continued)

Property, Plant and Equipment and Finite-Lived Intangible Assets

        Property, plant and equipment and finite-lived intangible assets are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expenses are calculated by the straight-line method using the estimated useful lives of the related assets. The following table provides estimated useful lives generally assigned to property, plant and equipment by asset classification (see Note 4 for weighted-average remaining useful lives of finite-lived intangible assets).

Classification	Expected Useful Lives
Land improvements	10 - 30 years
Buildings	10 - 40 years
Machinery and equipment	3 - 15 years

        Property, plant and equipment and finite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances occur that indicate that the carrying amount of an asset (or asset group) may not be recoverable. The Company's impairment review requires significant management judgment including estimating the future success of product lines, future sales volumes, revenue and expense growth rates, alternative uses for the assets and estimated proceeds from the disposal of the assets. The Company conducts reviews of idle and underutilized equipment when events or circumstances arise indicating that future cash flows are sufficient to recover the book value of asset groups, and reviews business plans for possible impairment indicators. Impairment occurs when the carrying amount of the asset (or asset group) exceeds its estimated future undiscounted cash flows and the impairment is viewed as other than temporary. When impairment is indicated, an impairment charge is recorded for the difference between the asset's book value and its estimated fair value. Depending on the asset, estimated fair value may be determined either by use of a discounted cash flow ("DCF") model or by reference to estimated selling values of assets in similar condition. The use of different assumptions would increase or decrease the estimated fair value of assets and would increase or decrease any impairment measurement. There have been no instances of impairment identified.

        Computer Software Costs:    Internal and external costs incurred in developing or obtaining computer software for internal use are capitalized in property, plant and equipment and are amortized on a straight-line basis, over the estimated useful life of the software (3 to 7 years). General and administrative costs related to developing or obtaining such software are expensed as incurred.

Valuation of Goodwill and Intangible Assets

        The Company tests its goodwill, trademarks with indefinite lives and other indefinite-lived intangible assets for impairment annually on the first day of the fiscal fourth quarter unless there are indications during a different interim period that these assets may have become impaired.

        The first step of the goodwill impairment test is to compare the fair value of each reporting unit to its carrying amount to determine if there is potential impairment. If the fair value of the reporting unit is less than its carrying value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss. The second step of the goodwill impairment test compares the implied fair value of the reporting unit's goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit's goodwill exceeds the implied fair value of that goodwill, an impairment

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 1—The Company and Summary of Significant Accounting Policies (Continued)

loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. That is, the fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value was the purchase price paid to acquire the reporting unit.

        Determining the fair value of a reporting unit under the first step of the goodwill impairment test and determining the fair value of individual assets and liabilities of a reporting unit (including unrecognized intangible assets) under the second step of the goodwill impairment test is inherently subjective in nature and often involves the use of significant estimates and assumptions based on known facts and circumstances at the time the Company performs the valuation. The use of different assumptions, inputs and judgments or changes in circumstances could materially affect the results of the valuation and could have a significant impact on whether or not an impairment charge is recognized and the magnitude of any such charge.

        The following is a description of the valuation methodologies the Company used to derive and test the reasonableness of the fair value of the reporting units:

  •
  Income approach:    To determine fair value, the Company uses a DCF approach for each of the reporting units. Under this approach, the Company estimates the future cash flows of each reporting unit and discounts these cash flows at a rate of return that reflects their relative risk. The cash flows used in the DCF are consistent with the Company's long-range forecasts, and give consideration to historic and projected long-term business trends and strategies. The other key estimates and factors used in the DCF include, but are not limited to, discount rates, future sales volumes, revenue and expense growth rates, changes in working capital, capital expenditure forecasts, foreign exchange rates, currency devaluation, inflation, and a perpetuity growth rate.

  •
  Guideline public company multiples:    The Company uses the guideline public company method to select reasonably similar/guideline publicly traded companies for each of the Company's reporting units. Using the guideline public company method, the Company calculates earnings before interest, taxes, depreciation and amortization ("EBITDA") multiples for each of the public companies using both historical and forecasted EBITDA figures. By applying these multiples to the appropriate historic and forecasted EBITDA figures for each reporting unit, fair value estimates are calculated.

        During the fourth quarter of 2011, the Company determined the fair value of the assets and liabilities of its reporting units in the first step of the goodwill impairment test as the weighted average of both an income approach, based on discounted cash flows using the Company's weighted average cost of capital and a market approach, using inputs from a group of peer companies. The Company did not identify any reporting units that failed or were at risk of failing the first step of the goodwill impairment test (comparing fair value to carrying amount) during 2011.

        For trademarks and other intangible assets with indefinite lives, impairment occurs when the carrying amount of an asset is greater than its estimated fair value. An impairment charge is recorded for the difference between the carrying amount and the fair value. The Company uses an income approach, the relief-from-royalty method, to estimate the fair value of its trademarks and other intangible assets with indefinite lives. This method assumes that, in lieu of ownership, a third party would be willing to pay a royalty in order to obtain the rights to use the comparable asset. The

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 1—The Company and Summary of Significant Accounting Policies (Continued)

determination of the fair values of trademarks and other intangible assets with indefinite lives requires significant judgments in determining both the assets' estimated cash flows as well as the appropriate discount and royalty rates applied to those cash flows to determine fair value. Changes in such estimates or the application of alternative assumptions could produce different results. There have been no instances of impairment identified during the period ended December 31, 2010 or the year ended December 31, 2011.

Share-Based Compensation

        Employees of the Company participated in various Clorox share-based compensation plans during the Predecessor periods. The Company recorded compensation expense associated with stock options and other forms of equity compensation based on their fair values on the dates they were granted. The expense was recorded by amortizing the fair values on a straight-line basis over the vesting period. For purposes of the Predecessor period financial statements, share-based compensation expense includes costs of employees who are directly associated with the operations of the Company and share-based compensation expense associated with Clorox's employees whose efforts indirectly or partially supported the operations of the Predecessor and were included in the overhead allocation from Clorox during the Predecessor periods.

        During the Successor periods, the Company has granted both time-based stock option awards and performance-based stock option awards that vest subject to a liquidity event (e.g., an initial public offering or change in control, as defined) based upon the attainment of specified returns on capital to the Company's shareholders. The Company records share-based compensation associated with the time-based awards based on their fair values on the dates they were granted. The expense is recognized by amortizing the fair value on a straight-line basis over the vesting period. In accordance with ASC 718, the Company has estimated the fair value of its performance-based stock option awards, but did not recognize share-based compensation expense through December 31, 2011, given that the performance condition (a liquidity event) was outside the control of the Company. As a result, no compensation expense will be recorded until the liquidity event occurs.

Employee Benefits

        During the Predecessor periods, substantially all domestic employees and certain international employees of the Company participated in defined benefit pension plans and post-retirement plans, as administrated and sponsored by Clorox. Benefits were based on either employee years of service and compensation or a stated dollar amount per year of service. Clorox contributed to the plans in amounts deemed necessary to provide benefits and to the extent deductible for federal income tax purposes. Assets of the plans consist primarily of cash and marketable equity and debt security investments. Clorox made contributions of $30.0 million $43.0 million and $15.0 million in Predecessor fiscal years 2009 and 2010 and the period from July 1, 2010 to November 4, 2010, respectively. Clorox also contributed $1.0 million, $2.0 million and zero to its foreign retirement income plans for Predecessor fiscal years 2009 and 2010, and the period from July 1, 2010 to November 4, 2010, respectively. Clorox's funding policy was to contribute amounts sufficient to meet minimum funding requirements as set forth in the employee benefit tax laws plus additional amounts as Clorox determined to be appropriate.

        Clorox accounts for its defined benefit pension plans and post-retirement plans using actuarial methods. During the Predecessor periods, employees of the Company participated in Clorox's defined

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 1—The Company and Summary of Significant Accounting Policies (Continued)

benefit pension plans and the plans' assets and liabilities were combined with those related to other Clorox businesses. Similarly, Clorox managed its postretirement benefit plans on a combined basis with claims data and liability information related to the Company aggregated and combined with other Clorox businesses. As a result, no assets or liabilities are reflected on the Company's balance sheets and pension and other post-retirement expenses for the Company have been determined on a multi-employer plan basis; pension expense was allocated to the Company and is reflected in the results of operations.

        For the Predecessor periods, Clorox recognized an actuarial-based obligation at the onset of disability for certain benefits provided to individuals after employment but before retirement that include medical, dental, vision, life and other benefits; such costs were allocated to the Company during the Predecessor periods.

        Under the terms of the Acquisition agreement, the Successor has no further obligations with respect to employee benefit plans provided by the Predecessor.

        Subsequent to the Acquisition, the Company established a defined contribution plan for its U.S. employees, which qualifies as a tax deferred savings plan under Section 401(k) of the Internal Revenue Code ("IRC" or the "Code"). Eligible U.S. employees may contribute a percentage of their pre-tax compensation, subject to certain IRC limitations. The plan provides for employer matching contributions of 100% of participant income deferrals to a maximum of $1,000 and employer contributions up to 10% of a participant's annual salary, subject to limits prescribed under U.S. federal regulations.

Restructuring Liabilities

        Restructuring liabilities for costs associated with exit or disposal activities are recognized and measured initially at fair value in the period in which the liability is incurred. One-time employee termination liabilities are recognized at the time the group of employees is notified, provided the group will not be retained to render service beyond a minimum retention period, in which case the liability is recognized ratably over the future service period. A liability for costs that will continue to be incurred under a contract for its remaining term without economic benefit to the Company is recognized at fair value when the Company ceases using the right conveyed by the contract.

Revenue Recognition

        Sales are recognized when title to the product, ownership and risk of loss transfer to the customer, which can be on the date of shipment or the date of receipt by the customer and when all of the following have occurred: a firm sales arrangement exists, pricing is fixed and determinable, and collection is reasonably assured. Revenue includes shipping and handling costs, which generally are included in the list price to the customer. A provision for payment discounts and product return allowances is recorded as a reduction of sales in the same period that the revenue is recognized.

        Trade promotions, consisting primarily of customer pricing allowances, merchandising funds and consumer coupons, are offered through various programs to customers and consumers. Sales are recorded net of trade promotion spending, which is recognized as incurred, generally at the time of the sale. Accruals for expected payouts under these programs are included as accrued marketing and promotion in the accrued expenses and other liabilities line item in the Consolidated Balance Sheets.

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 1—The Company and Summary of Significant Accounting Policies (Continued)

        Amounts received by the Company from the licensing of certain trademarks are recorded as deferred revenue on the Consolidated Balance Sheets and are recognized as revenue on a straight-line basis over the term of the licensing agreement when the underlying royalties are earned.

        The Company provides an allowance for doubtful accounts based on its historical experience and a periodic review of its accounts receivable. Receivables were presented net of an allowance for doubtful accounts of $627,000, $748,000, $108,000 and $390,000 as of June 30, 2010, November 4, 2010, December 31, 2010 and December 31, 2011, respectively. The Company's provision for doubtful accounts was $332,000, $450,000, $590,000, $108,000 and $282,000 for Predecessor fiscal years 2009 and 2010, and for the period from July 1, 2010 to November 4, 2010, and the Successor period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, respectively.

Cost of Products Sold

        Cost of products sold is primarily comprised of direct materials and supplies consumed in the manufacturing of product, as well as manufacturing labor, depreciation expense, direct overhead expense necessary to acquire and convert the purchased materials and supplies into finished product, contract manufacturing costs, and provisions for inventory losses (including losses on the disposition of excess and obsolete inventory). Cost of products sold also includes the cost to distribute products to customers, inbound freight costs, internal transfer costs, warehousing costs and other shipping and handling activity.

        The costs associated with developing and designing new packaging are expensed as incurred and include design, artwork, films, and labeling. Expenses for Predecessor fiscal years 2009 and 2010, and for the period from July 1, 2010 to November 4, 2010, and the Successor period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011 were $635,000, $519,000, $335,000, $46,000 and $744,000, respectively, and were classified as cost of products sold.

Selling and Administrative Expenses

        Selling and administrative expense is primarily comprised of marketing expenses, selling expenses, administrative and other indirect overhead costs, depreciation and amortization expense on non-manufacturing assets and other miscellaneous operating items. Non-advertising related components of the Company's total marketing spending include costs associated with consumer promotions, product sampling and sales aids, all of which are included in selling and administrative expenses. For the Predecessor fiscal years 2009 and 2010 and the period from July 1, 2010 to November 4, 2010 and the Successor period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011 amounts charged to selling and administrative were $31,040,000, $34,028,000, $10,916,000, $5,422,000 and $40,240,000, respectively.

Advertising Costs

        Advertising costs are expensed when the advertising or promotion is published or presented to consumers. Charges to advertising include television, print, radio, internet and in-store advertising expenses. For the Predecessor fiscal years 2009 and 2010 and the period from July 1, 2010 to November 4, 2010 and the Successor period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011 amounts charged to advertising were $25,163,000, $23,994,000, $7,582,000, $2,240,000, and $24,699,000, respectively.

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 1—The Company and Summary of Significant Accounting Policies (Continued)

Operating Leases

        The Company recognizes rental expense for operating leases, including those with rent abatement and escalation provisions, on a straight-line basis over the applicable lease term.

Research and Development Costs

        Research and development costs are charged to expense as incurred. For the Predecessor fiscal years 2009 and 2010 and the period from July 1, 2010 to November 4, 2010 and the Successor period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011 amounts charged to advertising were $3,591,000, $3,289,000, $1,063,000, $609,000 and $2,307,000, respectively.

Deferred Financing Costs

        Deferred financing costs represent legal, other professional and bank underwriting fees incurred in connection with the issuance of debt. Such fees are amortized over the life of the related debt using the interest method. Amortization of deferred financing costs is included in interest and other expense (income), net.

Income Taxes

        For the Predecessor periods, the Company did not file separate tax returns but rather was included in the income tax returns filed by Clorox and its subsidiaries in various domestic and foreign jurisdictions. For the purpose of the Predecessor period financial statements, the tax provision of the Company was derived from the Company's financial information carved-out of the consolidated financial statements of Clorox, including allocations and eliminations deemed necessary by management as though the Company was filing its own tax returns. Further assumptions made in the determination of taxable income are stated in Note 11.

        The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the anticipated future tax consequences attributable to the differences between the financial statement amounts and their respective tax bases. Management reviews the Company's deferred tax assets to determine whether their value can be realized based upon available evidence. A valuation allowance is established when management believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in the Company's tax provision in the period of change. In addition to valuation allowances, the Company provides for uncertain tax positions when such tax positions do not meet the recognition thresholds or measurement standards prescribed by accounting guidance on the accounting for uncertainty in income taxes. Amounts for uncertain tax positions are adjusted when new information becomes available or when positions are effectively settled.

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 1—The Company and Summary of Significant Accounting Policies (Continued)

Foreign Currency Translation

        Local currencies are the functional currencies for substantially all of the Company's foreign operations. When the transactional currency is different than the functional currency, transaction gains and losses are included as a component of other expense (income), net. Assets and liabilities of foreign operations are translated into U.S. dollars using the exchange rates in effect at the respective balance sheet reporting date. Income and expenses are translated at the average exchange rate during the period. Gains and losses on foreign currency translations are reported as a component of accumulated other comprehensive income (loss). Deferred taxes are not provided on cumulative translation adjustments where the Company expects earnings of a foreign subsidiary to be indefinitely reinvested.

Derivative Instruments

        The Company is a global business that is exposed to commodity price fluctuations in the normal course of its business. During the Predecessor periods, the Company participated in Clorox's risk management strategy of using derivative instruments, including forward contracts, to hedge certain commodity price exposures. The objective of these strategies was to offset gains and losses resulting from these exposures with losses and gains on the derivative contracts used to hedge them, thereby reducing volatility of earnings or protecting fair values of assets and liabilities. Derivative contracts were not used for speculative purposes. Hedge accounting was applied based upon the criteria established by accounting guidance on accounting for derivative instruments and hedging activities, whereby derivatives are designated as fair value hedges, cash flow hedges or net investment hedges. Clorox used different methodologies, when necessary, to estimate the fair value of its derivative contracts. The estimated fair values of the majority of Clorox's contracts were based on quoted market prices, traded exchange market prices, or broker price quotations, and represent the estimated amounts that Clorox would have paid or received to terminate the contracts.

        Under the terms of the Acquisition agreement, the Successor did not assume any of the Predecessor's derivative instruments or obligations. During the Successor period the Company has not entered into any derivate instruments or forward contracts.

Note 2—Related-Party Transactions

Clorox

        The Predecessor period financial statements reflect allocated expenses associated with Clorox's services including: product supply, human resources, marketing, sales, legal, information services, corporate administrative services, finance, treasury, tax, executive administration, facilities services and other services. The costs associated with these generally included payroll and benefit costs as well as overhead costs related to the support services. Functional costs were allocated to the Company based on utilization measures including headcount and other measures. Where determinations based on utilization were impracticable, Clorox used other methods and criteria, such as global sales dollars, U.S. sales dollars, advertising and sales promotion spending, warehousing and delivery spending, and capital spending, which were believed to be reasonable estimates of costs attributable to the Company. All such amounts had been deemed to have been paid by the Company to Clorox in the period in which the costs were recorded.

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 2—Related-Party Transactions (Continued)

        Total allocated expenses that were recorded for the Predecessor periods were as follows (in thousands):

	Year ended June 30,		Period from July 1, 2010 to November 4, 2010
	2009	2010
Cost of products sold	$2,635	$3,047	$1,007
Selling and administrative expenses	10,939	10,816	3,852

Total allocated expenses	$13,574	$13,863	$4,859

        During the Predecessor periods, central treasury activities included the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt and interest rate management. There was no company specific debt during the Predecessor periods. All Clorox funding to the Company since inception has been accounted for as capital contributions from Clorox and all cash remittances from the Company to Clorox have been accounted for as distributions to Clorox. Accordingly, no cash, debt or related interest charges from Clorox were reflected in the Predecessor period financial statements. For Predecessor periods presented, cash flows of the Company were accounted for either as contributions from or distributions to Clorox and consisted mainly of net activity resulting from normal operating activities. The average balance of the net Clorox investment was $389,000, $400,000 and $423,000 for the Predecessor fiscal years ended June 30, 2009 and 2010 and the Predecessor period from July 1, 2010 to November 4, 2010, respectively.

        In conjunction with the Acquisition agreement, the Successor entered into a shared services agreement ("Transition Services Agreement" or "TSA") with Clorox whereby Clorox would provide certain services, equipment and office space to the Successor. Additionally under the TSA, the Successor provides certain services to Clorox. The Successor included $859,000, $1,036,000 and $609,000 of net expenses during the period from November 5, 2010 to December 31, 2010 under the TSA in cost of products sold, selling and administrative expenses and research and development costs, respectively. The Successor included $6,616,000, $3,436,000 and $621,000 of net expenses during the year ended December 31, 2011 under the TSA in cost of products sold, selling and administrative expenses and research and development costs, respectively. The TSA is cancelable by the Successor in part or whole with 120 days' notice.

        Related-party transactions and activities involving Clorox are not always consummated on terms equivalent to those that would prevail in an arm's-length transaction where conditions of competitive, free-market dealings may exist. As of December 31, 2010 and 2011, $1,674,000 and $11,727,000 was due from Clorox, respectively.

Avista

        Avista and several of its employees together own approximately 99.3% of Parent, which is the sole stockholder of Intermediate, the Company's parent. As a result, Avista has the power to elect our board of directors and has the ability to exercise significant influence or control over the Company's operations.

        The Company has entered into an advisory services and monitoring agreement with Avista and affiliates of Avista whereby Avista provides services for a fixed fee to the Company. In the period from

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 2—Related-Party Transactions (Continued)

November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, the Company recorded charges of $153,000 and $1,114,000, including out of pocket expenses, respectively, in selling and administrative expenses related to this monitoring agreement. In addition, Avista and affiliates of Avista provided $9,450,000 of services included in acquisition-related charges for the period from November 4, 2010 to December 31, 2010. In connection with the Acquisition and the issuance of its long-term debt, the Company paid $4,050,000 to Avista and affiliates of Avista for consulting expenses and recorded these as deferred financing costs which are amortized over the term of the debt using the effective interest rate method. Related amortization expense for the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011 was $94,000 and $605,000, respectively.

        Transaction related expenses of $1,400,000 were paid on behalf of the Company by Avista and have been reflected as an additional capital contribution and expense in the financial statements.

Directors and Officers

        In connection with the Acquisition and issuance of the Company's long-term debt, the Company incurred costs of $1,800,000 for consulting expenses from individuals that later became directors and officers of the Company. Of this amount, $400,000 was paid to certain directors and officers of the Company and $1,400,000 was reinvested in the Company through the purchase of common stock. Included in acquisition-related charges for the period from November 4, 2010 to December 31, 2010 are $1,343,000 for consulting expenses provided by individuals that later became directors and officers of the Company. Deferred financing costs of $457,000 for consulting expenses provided by individuals that later became directors and officers of the Company were recorded in connection with the issuance of the Company's long-term debt and are amortized over the term of the respective debt using the effective interest rate method. Related amortization expense for the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011 was $11,000 and $68,000, respectively.

        The Company engaged Charles McIlvaine, a Director of the Company and Industry Executive of Avista, to provide services associated with corporate development and other strategic initiatives on a consulting basis. In the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, the Company recorded charges of $20,000 and $240,000, respectively, in selling and administrative expenses related to this arrangement.

Parent

        The Company received zero and $795,000 during the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, respectively, on behalf of its Parent related to the sale of the Parent's stock to certain of the Company's employees. As of December 31, 2011, $795,000 of amounts due to Parent is included in accrued expenses and other liabilities related to sales of the Parent's stock to the Company's employees.

Note 3—Business Combinations

        In September 2010, Viking Acquisition Inc., an entity owned by affiliates of Avista, entered into an agreement to acquire the Auto-Care Products Business, excluding the Prestone and YPF licensed brands, from Clorox. This acquisition closed on November 5, 2010 and included employees in the United States and other countries dedicated to the Company, related product patent and developed technology and certain other assets, including the manufacturing facilities located in Painesville, Ohio

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 3—Business Combinations (Continued)

and Wales, U.K. Viking Acquisition Inc. was subsequently renamed as Armored AutoGroup Inc. In these financial statements and related footnotes, the Company refers to this acquisition as the "Acquisition."

        The following table summarizes the purchase price accounting for the Acquisition (in thousands):

Purchase consideration
Cash consideration paid	$765,000
Purchase consideration cash adjustment for working capital closing balances	(10,384)

Purchase consideration	754,616

Assets acquired
Accounts receivable	3,425
Inventories	52,420
Property, plant and equipment	21,471
Customer relationships	325,300
Trademarks and brands	99,400
Other intangibles	6,500
Other assets	484
Liabilities assumed
Accounts payable	(861)
Accrued expenses and other liabilities	(752)
Legal pre-acquisition contingency	(2,500)
Net deferred tax liability	(135,709)

Net assets acquired	369,178

Excess of fair value consideration over fair value of net assets acquired	$385,438

        Purchase consideration in the Acquisition included $765,000,000 paid to Clorox less an amount of $10,384,000 returned to the Company from Clorox, in accordance with provisions of the Acquisition purchase and sale agreement that provided for a post-closing period for Avista and Clorox to finalize certain initially estimated working capital balances acquired as of November 5, 2010. The purchase consideration for the Acquisition was allocated to the tangible assets and intangible assets acquired and liabilities assumed based on their estimated fair values on the acquisition date, with the excess of the fair value of purchase consideration over the fair value of the identifiable assets and liabilities recorded as goodwill. In assigning fair value to customer relationships acquired from Clorox in the Acquisition, management utilized an excess earnings discounted cash flow method. In assigning fair value to Armor All and STP trademarks and brands acquired, management utilized a discounted cash flow income approach. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets was the acquisition of an assembled workforce skilled in product development and production and the acquired product lines' market position and distribution network, which provided a base for product line expansion and corporate development opportunities.

        During the year ended December 31, 2011, the Company retrospectively adjusted the goodwill balance, as of the Acquisition, primarily to reflect a change in estimated state tax rates used to value deferred tax assets and liabilities that were recorded on a provisional basis in the original purchase

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 3—Business Combinations (Continued)

accounting. The retrospective adjustment resulted in a reduction of the net deferred tax liability assumed and goodwill, as reflected in the table above, in the amount of $5,768,000. During the measurement period, the Company filed its initial separate tax return for the period from November 5, 2010 to December 31, 2010. The Company used the information from that tax return to refine and finalize the Company's original estimate of the state effective tax rates which resulted in changes to the provisional valuation of the net deferred tax liability, and consequently, the goodwill. The Company finalized its purchase accounting during the fourth quarter of fiscal year 2011. Acquisition-related charges for the Acquisition of $16,026,000 and $1,020,000 were recorded for the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, respectively, related to legal, consulting, accounting, and tax advisory services.

        The following supplemental pro forma operating results for the years ended June 30, 2010 and 2009 have been prepared as if the acquisition took place on July 1, 2008. The historical information has been adjusted to give effect to events that are (1) directly attributable to the acquisition, (2) factually supportable and (3) expected to have a continuing impact on the combined results. Such items primarily include interest expense related to the debt issued in conjunction with the acquisition, additional amortization expense associated with the recognition of intangible assets, the step-up of asset's values in purchase accounting, including the impact of the step-up in inventory values and the impact of different Predecessor and Successor share-based compensation and benefit plans. This pro forma information should not be relied upon as necessarily being indicative of the historical results that would have been obtained if the acquisition had actually occurred on that date, nor of the results that may be obtained in the future.

	Year ended June 30,		Six-month period ended December 31, 2010
(in thousands)	2009	2010
Supplemental pro forma net sales	$292,391	$299,537	$129,355
Supplemental pro forma net (loss) earnings	(22,533)	3,875	(9,569)

Note 4—Goodwill and Intangible Assets

        Changes in the carrying amount of goodwill and intangible assets for the Predecessor fiscal years ended June 30, 2009 and 2010, and for the period from July 1, 2010 to November 4, 2010, and the

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 4—Goodwill and Intangible Assets (Continued)

Successor period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011 were as follows (in thousands):

		Trademarks and Other Intangible Assets
	Goodwill	Trademarks and Brands Not Subject to Amortization	Customer Relationships Subject to Amortization	Other Intangibles Subject to Amortization	Total
Predecessor Period:
Balance at June 30, 2009	$345,712	$11,946	$—	$50	$11,996
Amortization	—	—	—	(3)	(3)
Translation adjustments	1,092	—	—	—	—

Balance at June 30, 2010	346,804	11,946	—	47	11,993
Amortization	—	—	—	(1)	(1)
Translation adjustments	429	—	—	—	—

Balance at November 4, 2010	$347,233	$11,946	$—	$46	$11,992

Successor Period:
Balance at November 5, 2010	$—	$—	$—	$—	$—
Acquired, as previously reported	391,206	99,400	325,300	6,500	431,200
Purchase price adjustment	(5,768)	—	—	—	—

Acquired, as adjusted	385,438	99,400	325,300	6,500	431,200
Amortization	—	—	(5,507)	(202)	(5,709)
Translation adjustments	(204)	(141)	2	—	(139)

Balance at December 31, 2010	385,234	99,259	319,795	6,298	425,352
Amortization	—	—	(35,401)	(1,300)	(36,701)
Translation adjustments	(441)	(83)	(393)	—	(476)

Balance at December 31, 2011	$384,793	$99,176	$284,001	$4,998	$388,175

        In connection with the Acquisition, the Company recorded $385.4 million of goodwill. Changes to provisional amounts included in purchase price accounting are adjusted retrospectively to the financial statements during the measurement period.

        Amortization of intangible assets with finite lives is recognized over estimated useful lives ranging from 5 to 10 years, which the Company believes reasonably represents the time period in which the economic benefits of the intangible assets are consumed or otherwise realized. The Company has experienced a negligible attrition rate in its customer base, and is not able to identify a reliable pattern of attrition and, as such, is utilizing the straight-line amortization method to amortize customer relationship intangible assets. Other definite lived intangible assets are being amortized on the straight-line amortization method. The Company has determined acquired trademarks and brands have indefinite useful lives.

        During the year ended December 31, 2011, the Company retrospectively adjusted the goodwill balance, as of the Acquisition, and including the December 31, 2010 balance above, primarily to reflect a change in provisional amounts for estimated state tax rates used to value deferred tax assets and liabilities in purchase accounting. The measurement period adjustment was recorded based on filed tax

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 4—Goodwill and Intangible Assets (Continued)

returns during the period of adjustment and resulted in a reduction of goodwill and deferred tax liability balances in the amount of $5,768,000. Of the goodwill related to the Acquisition, none is expected to be deductible for tax purposes. In addition, the Company recorded adjustments to goodwill, trademarks and brands not subject to amortization and other intangible assets subject to amortization primarily related to foreign currency translation. The weighted-average remaining amortization period for customer relationships and other intangible assets subject to amortization is 8 years and 4 years, respectively.

        Intangible assets subject to amortization were net of accumulated amortization of $53,000, $54,000, $5,709,000 and $42,410,000, at June 30, 2010, November 4, 2010, December 31, 2010 and December 31, 2011, respectively.

        Expected future amortization expense for these intangible assets as of December 31, 2011 is as follows (in thousands):

Fiscal Years
2012	$36,701
2013	36,701
2014	36,701
2015	36,499
2016	35,401
Thereafter	106,996

$288,999

Note 5—Fair Value Measurement of Assets and Liabilities

        The Predecessor's derivative financial instruments were recorded at fair value in the balance sheets as of June 30, 2010 as follows (in thousands):

June 30, 2010
(Predecessor)
Other current assets:
Commodity purchase contracts	$30
Long-term assets:
Commodity purchase contracts	1
Other current liabilities:
Commodity purchase contracts	(141)
Long-term liabilities:
Commodity purchase contracts	(8)

        The Company held no commodity purchase contracts as of November 4, 2010, December 31, 2010 or December 31, 2011.

        Clorox used commodity swap contracts, which had been designated as cash flow hedges, to fix the price of a portion of its raw material requirements and during the Predecessor periods allocated the gains and losses to the Company. Contract maturities were matched to the length of the raw material purchase contracts. Realized contract gains and losses were reflected as adjustments to the cost of the

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 5—Fair Value Measurement of Assets and Liabilities (Continued)

raw materials. All of these derivative instruments were accorded hedge accounting treatment and were considered effective.

        The realized gains or losses for dedesignated cash flows that had been previously accumulated in other comprehensive income (loss) remain in other comprehensive income (loss) until the forecasted transaction is recognized in earnings or recognized in earnings immediately if the forecasted transaction is no longer probable. The Company recognized zero in each of Predecessor fiscal years 2009 and 2010 and $114,000 from dedesignated cash flow hedges for the period from July 1, 2010 to November 4, 2010. Changes in the value of derivative instruments after dedesignation were recorded in other income (expense) and amounted to zero for Predecessor fiscal year 2009, $(107,000) in Predecessor fiscal year 2010 and $47,000 for the period from July 1, 2010 to November 4, 2010.

        The effects of derivative instruments on other comprehensive income (loss) ("OCI") and on the statement of operations for Predecessor fiscal year 2010 and the period from July 1, 2010 to November 4, 2010, were as follows (in thousands):

	Twelve months ended June 30, 2010		Period from July 1, 2010 to November 5, 2010
	Loss Recognized in OCI	Loss Reclassified From OCI and Recognized in Earnings	Gain Recognized in OCI	Gain Reclassified From OCI and Recognized in Earnings
Cash flow hedges:
Commodity purchase contracts	$(47)	$(1,555)	$142	$99

        The amounts reclassified from OCI and recognized in earnings are included in other income (expense).

        As of June 30, 2010, the net notional value of commodity derivatives was $4,652,000, of which $1,412,000 related to diesel fuel, and $3,240,000 related to jet fuel. There were no commodity derivatives as of November 4, 2010.

        The Successor has not executed any derivative instruments or forward contracts and had no commodity derivatives as of December 31, 2010 or 2011.

        The Company defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value which is intended to increase consistency and comparability and related disclosures. An asset or liability's classification is based on the lowest level of input that is significant to the fair value measurement and is disclosed in one of the following three categories:

          Level 1—Quoted market prices in active markets for identical assets or liabilities.

          Level 2—Observable market-based inputs or unobservable inputs that are corroborated by market data.

          Level 3—Unobservable inputs reflecting the reporting entity's own assumptions.

        At June 30, 2010, the Company's financial assets and liabilities that were measured at fair value on a recurring basis during the trailing twelve months were comprised of Level 2 commodity purchase

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 5—Fair Value Measurement of Assets and Liabilities (Continued)

contracts. Commodity purchase contracts for the Predecessor periods were fair valued using information quoted by commodity derivative dealers. As of November 4, 2010, December 31, 2010 and December 31, 2011, the Company had no commodity purchase contracts.

        The carrying values of accounts receivable and accounts payable approximated their fair values at June 30, 2010, November 4, 2010, December 31, 2010 and December 31. 2011, due to the short maturity and nature of those balances. At December 31, 2010 and 2011, the carrying value of the Company's long-term term loans approximated their estimated fair value due to their recent issuance and variable rate. At December 31, 2010 and 2011, the fair value of the Company's senior notes due 2018 was approximately $272.3 million and $212.4 million, respectively, based on observable market-based inputs and unobservable inputs corroborated by market data (Level 2) as compared to their carrying value of $264.5 million and $265.4 million, respectively.

        Certain terms of the agreements governing the Predecessor's over-the-counter derivative instruments required the Predecessor or the counterparty to post collateral when the fair value of the derivative instruments exceeded contractually defined counterparty liability position limits. There was no collateral posted at June 30, 2010 or November 4, 2010.

        Certain terms of the agreements governing the Predecessor's over-the-counter derivative instruments contained provisions that required the credit ratings, as assigned by Standard & Poor's and Moody's to the Company and its counterparties, to remain at a level equal to or better than the minimum of an investment-grade credit rating. As of June 30, 2010 and November 4, 2010, the Predecessor and each of its counterparties maintained investment-grade ratings with both Standard & Poor's and Moody's.

Note 6—Balance Sheet Components

        Other balance sheet components as of June 30, 2010, November 4, 2010, December 31, 2010 and December 31, 2011 were as follows (in thousands):

	COMBINED		CONSOLIDATED
	June 30, 2010	November 4, 2010	December 31, 2010	December 31, 2011
	(Predecessor)	(Predecessor)	(Successor)	(Successor)
Inventory
Finished goods	$25,629	$32,836	$30,154	$30,814
Raw materials and packaging	10,146	8,765	8,088	8,487
Allowances for obsolesce	(1,185)	(1,683)	(20)	(2,051)

	$34,590	$39,918	$38,222	$37,250

        A step-up in the value of inventory of $11,668,000 was recorded in connection with the Acquisition based on valuation estimates. During the period from November 5, 2010 to December 31, 2010 and the

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 6—Balance Sheet Components (Continued)

year ended December 31, 2011, $7,229,000 and $4,439,000, respectively, of this step-up amount was charged to "cost of products sold—acquisition related" as the inventory was sold.

	COMBINED		CONSOLIDATED
	June 30, 2010	November 4, 2010	December 31, 2010	December 31, 2011
	(Predecessor)	(Predecessor)	(Successor)	(Successor)
Other current assets:
Current deferred tax assets	$2,208	$1,388	$1,057	$5,061
Deferred financing costs	—	—	971	1,512
Prepaid income taxes	—	—	—	1,348
Other	1,420	1,019	1,558	2,016

	$3,628	$2,407	$3,586	$9,937

	COMBINED		CONSOLIDATED
	June 30, 2010	November 4, 2010	December 31, 2010	December 31, 2011
	(Predecessor)	(Predecessor)	(Successor)	(Successor)
Property, plant and equipment, net:
Land and improvements	$1,357	$1,367	$577	$595
Buildings	12,759	12,759	3,270	3,466
Machinery and equipment	40,506	45,057	17,813	20,959
Capitalized software	—	—	—	7,800
Construction in progress	1,137	11	612	2,244

	55,759	59,194	22,272	35,064
Less: accumulated depreciation	(42,902)	(45,588)	(560)	(5,159)

	$12,857	$13,606	$21,712	$29,905

        Depreciation expense related to property, plant and equipment including accelerated depreciation from restructuring activities was $2,801,000, $2,520,000, $926,000, $560,000 and $4,725,000 in Predecessor fiscal years 2009 and 2010, and for the period from July 1, 2010 to November 4, 2010, and for the Successor period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, respectively.

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 6—Balance Sheet Components (Continued)

        The table above excludes land related to the Paulsboro plant, as discussed in Note 10.

	COMBINED		CONSOLIDATED
	June 30, 2010	November 4, 2010	December 31, 2010	December 31, 2011
	(Predecessor)	(Predecessor)	(Successor)	(Successor)
Accrued expenses and other liabilities
Trade and sales promotion	$9,548	$8,578	$6,992	$6,297
Compensation and employee benefit costs	1,318	1,039	1,865	2,409
Deferred tax liability	—	—	670	—
Accrued interest	—	—	5,232	8,677
Other	3,378	2,524	2,646	5,231

	$14,244	$12,141	$17,405	$22,614

Note 7—Notes Payable

        The following table summarizes the carrying value of the Company's notes payable (in thousands):

	Current Interest Rate	Effective Interest Rate	Balance at December 31, 2011
Senior notes due 2018	9.25%	9.95%	$275,000
Term loan	6.00%	6.69%	297,000
Revolver			—

			572,000
Less: discount			(17,669)

			554,331
Less: current portion, net of discount			(470)

Notes payable, less current portion and discount			$553,861

  Senior Notes due 2018

        In connection with the Acquisition on November 5, 2010, the Company issued senior unsecured notes in an aggregate principal amount of $275.0 million, which will mature in November 2018. The coupon interest on these notes is payable semiannually on May 1 and November 1. Interest expense associated with these notes including amortization of debt issuance costs was $4,148,000 and $26,907,000 for the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, respectively. Debt issuance costs are deferred and are recorded as other current assets and other non-current assets on the Company's consolidated balance sheets.

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 7—Notes Payable (Continued)

  Term Loan

        Also in connection with the Acquisition on November 5, 2010, the Company entered into a credit agreement, among Armored AutoGroup Intermediate Inc. (f/k/a Viking Intermediate Inc.), the Company, several lenders, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto (the "Credit Facility"). Under this Credit Facility, the Company issued a $300.0 million term loan with quarterly principal payments of $750,000 beginning on March 31, 2011 and the remaining principal maturing in November 2016. Borrowings under the Credit Facility bear interest at a rate of the sum of (i) the greater of LIBOR or 1.75% and (ii) 4.25%. The Credit Facility is collateralized by substantially all of the assets of the Company. The Credit Facility is subject to certain covenants which restrict the Company's ability to incur indebtedness or liens, or make certain investments and requires the Company to maintain certain financial ratios. As of December 31, 2011, the Company was in compliance with all covenants related to its debt. Interest expense associated with this term loan including amortization of debt issuance costs was $3,136,000 and $20,096,000 for the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, respectively. Debt issuance costs are deferred and are recorded as other current assets and other non-current assets on the Company's Consolidated Balance Sheets.

  Revolver

        In addition to the term loan, the Credit Facility provides for an unsecured $50.0 million revolving credit facility (the "Revolver"), which matures in November 2015. Loans under the Revolver portion of the Credit Facility will typically bear interest at a rate of the sum of (i) the greater of LIBOR or 1.75% and (ii) 4.25%. An annual commitment fee of 0.75% is charged quarterly based on the average daily unused portion of the Revolver. As of December 31, 2010 and 2011, no borrowings or letters of credit were outstanding under the $50.0 million Revolver. Interest expense associated with the Revolver including amortization of debt issuance costs and commitment fees for unused borrowings was $125,000 and $1,076,000 for the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, respectively. Debt issuance costs are deferred and are recorded as other current assets and other non-current assets on the Company's Consolidated Balance Sheets.

        Debt maturities are as follows as of December 31, 2011:

Fiscal Years:
2012	$3,000
2013	3,000
2014	3,000
2015	3,000
2016	285,000
Thereafter	275,000

$572,000

        The Company has deferred financing costs of $8,959,000 and $9,629,000 less accumulated amortization of $216,000 and $1,698,000 as of December 31, 2010 and 2011, respectively.

Note 8—Commitments and Contingencies

  Lease Arrangements

        The Company leases various manufacturing, warehousing and office facilities that are classified as operating leases. The Company believes that its existing facilities are generally adequate to meet

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 8—Commitments and Contingencies (Continued)

current requirements although certain administrative and sales personnel who were working in Clorox facilities in the United States, Australia, Canada and Mexico under the Transition Services Agreement were relocated during 2011 and the Company will continue to relocate additional personnel during 2012 as part of its separation from Clorox. The Company believes that suitable additional or substitute space will be available as needed to accommodate such relocations from Clorox facilities, any further physical expansion of corporate operations and for any additional sales offices.

        The Company is also party to certain purchase obligations, which are defined as purchase agreements that are enforceable and legally binding and that specify all significant terms, including quantity, price and the approximate timing of the transaction. Examples of the Company's purchase obligations include commitments for raw material and contract packing purchases and advertising contracts.

        The following is a schedule of future minimum rental payments required under the Company's existing non-cancelable lease agreements and certain non-cancelable obligations at December 31, 2011 (in thousands):

Year Ended December 31,	Operating Leases	Warehousing Obligations	Sponsorship Obligations
2012	$2,081	$4,328	$6,308
2013	738	4,328	6,528
2014	595	3,993	1,470
2015	459	3,041	—
2016	237	2,027	—
Thereafter	3	—	—

	$4,113	$17,717	$14,306

        Rental expense for all operating leases was $1,517,000, $952,000, $254,000, $431,000 and $1,966,000 in Predecessor fiscal years 2009 and 2010, and the period from July 1, 2010 to November 4, 2010, and the Successor period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, respectively.

  Litigation and Other Legal Matters

        The Company is subject to various lawsuits and claims relating to issues such as contract disputes, product liability, patents and trademarks, advertising, employee and other matters. Although the results of claims and litigation cannot be predicted with certainty, it is the opinion of management that the ultimate disposition of these matters, to the extent not previously provided for, will not have a material adverse effect, individually or in the aggregate, on the Company's combined financial statements taken as a whole.

        In connection with the Acquisition, Clorox retained liability associated with a potential contract claim and also certain environmental matters associated with the Paulsboro plant. In conjunction with the Acquisition, the Successor has agreed to indemnify and reimburse Clorox for 50% of the first $5,000,000 in costs related to the contract claim. As of December 31, 2010 and 2011, the Company has accrued $2,500,000 in long-term liabilities related to this contingency.

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 9—Share-Based Compensation Plans

        The following table presents details of total share-based compensation expense that is included in the Company's statements of operations (in thousands):

	COMBINED
				CONSOLIDATED
	Year ended June 30,
			Period from July 1, 2010 to November 4, 2010	Period from November 5, 2010 to December 31, 2010	Year ended December 31, 2011
	2009	2010
	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)	(Successor)
Cost of products sold	$184	$192	$56	$1	$13
Selling and administrative expenses	1,627	1,700	492	16	243
Research and development costs	129	133	38	1	10

Total share-based compensation costs	$1,940	$2,025	$586	$18	$266

  Predecessor Period Share-Based Compensation Plans

        As described more fully in Note 2, Clorox provided certain corporate services, including employee services for which total share-based compensation costs of $1,717,000, $1,898,000 and $419,000 for Predecessor fiscal years 2009 and 2010 and the period from July 1, 2010 to November 4, 2010, respectively, have been allocated to the Company.

        The remainder of this section regarding Predecessor period plans addresses certain fully dedicated employees of the Predecessor who participated in various Clorox share-based compensation plans during the Predecessor periods.

  2005 Clorox Stock Incentive Plan

        Certain fully dedicated Company employees participated in Clorox's 2005 Stock Incentive Plan (2005 Clorox Plan). Share-based compensation costs and the related income tax benefits recognized for fully dedicated employees under the 2005 Clorox Plan for the Predecessor periods presented were classified as follows (in thousands):

	Year ended June 30,
			Period from July 1, 2010 to November 4, 2010
	2009	2010
Cost of products sold	$21	$12	$4
Selling and administrative expenses	187	107	32
Research and development costs	15	8	2

	$223	$127	$38

Related income tax benefit	$86	$49	$13

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 9—Share-Based Compensation Plans (Continued)

        The Predecessor calculated the fair value of each option award on the date of grant using the Black-Scholes option pricing model. The following weighted-average assumptions were used for each respective Predecessor period:

	Year ended June 30,
			Period from July 1, 2010 to November 4, 2010
	2009	2010
Expected life	5 years	5 years	5 years
Expected volatility	23.4%	22.0%	20.6%
Risk-free interest rate	2.6%	2.4%	1.5%
Dividend yield	3.00%	3.60%	3.40%

        The expected life of the stock options during the Predecessor periods was based on observed historical exercise patterns. Groups of employees having similar historical exercise behavior were considered separately for valuation purposes. The Predecessor estimated stock option forfeitures based on historical data and adjusted the rate to expected forfeitures periodically. Adjustments of the forfeiture rate resulted in a cumulative catch-up adjustment in the period the forfeiture estimate was changed. The expected volatility of the Predecessor periods was based on implied volatility from publicly traded options on Clorox's stock at the date of grant, historical implied volatility of Clorox's publicly traded options and other factors. The risk-free interest rate was based on the implied yield on a U.S. Treasury yield curve with a term similar to the expected remaining term of the option on the date of the grant. The dividend yield assumed in the Predecessor periods was based on the projected annual Clorox dividend payments per share, divided by Clorox's stock price at the date of grant.

        The following table summarizes stock option activity under the 2005 Clorox Plan as of and for the Predecessor fiscal year 2010 and the period from July 1 to November 4, 2010 (in thousands, except per share amounts):

	Number of Shares	Weighted- Average Exercise Price	Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at June 30, 2009	11,363	$56.17
Granted	2,260	57.25
Forfeited	(968)	60.17
Exercised	(285)	45.87

Outstanding at June 30, 2010	12,370	56.29	6.0 years	$76
Granted	3,040	66.48
Forfeited	(4,786)	63.73
Exercised	(1,932)	58.40

Outstanding at November 4, 2010	8,692	55.30	1.2 years	62

Options vested and exercisable at November 4, 2010	8,382	54.88	1.1 years	62

        The weighted-average fair value per share of each option granted during Predecessor fiscal years 2009 and 2010 and the period from July 1, 2010 to November 4, 2010 and estimated at the grant date using the Black-Scholes option-pricing model, was $10.98, $8.28 and $8.11, respectively. The total intrinsic value of options exercised in Predecessor fiscal year 2010 and the period from July 1, 2010 to

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 9—Share-Based Compensation Plans (Continued)

November 4, 2010 was $5,000 and $17,000, respectively. There were no options exercised or cash received for option exercises in Predecessor fiscal year 2009. Clorox received $2,000 and $6,000 from Company employees during Predecessor fiscal year 2010 and the period from July 1, 2010 to November 4, 2010, respectively, from stock options exercised under the 2005 Clorox Plan.

        Stock option awards outstanding as of November 4, 2010, have generally been granted at prices that were either equal to or above the market value of the stock on the date of grant. Stock options outstanding as of November 4, 2010, generally vest over four years and expire no later than 10 years after the grant date. The Predecessor generally recognized compensation expense ratably over the vesting period. At November 4, 2010, there was $56,000 of total unrecognized compensation cost related to non-vested options, which was expected to be recognized over a remaining weighted-average vesting period of two years, subject to forfeitures. Aggregate intrinsic value for the Predecessor period's options was calculated as the difference between the exercise price of the underlying awards and the quoted price of Clorox's common stock.

  Restricted Stock Awards

        The fair value of restricted stock awards for the Predecessor periods was estimated on the date of grant based on the market price of Clorox stock and was amortized to compensation expense on a straight-line basis over the related vesting periods, which were generally three to four years. The total number of restricted stock awards expected to vest was adjusted by estimated forfeiture rates. Restricted stock grants prior to July 1, 2009, received dividend distributions during their vesting period. Restricted stock grants after July 1, 2009 received dividends earned during the vesting period upon vesting.

        No shares vested in Predecessor fiscal year 2010 or during the period from July 1, 2010 to November 4, 2010. The total fair value of the shares that vested in Predecessor fiscal year 2009 was $11,000. There were no restricted stock awards granted during Predecessor fiscal years 2009 and 2010 or during the period from July 1, 2010 to November 4, 2010.

  Performance Units

        The Predecessor's performance unit grants provided for the issuance of common stock to certain managerial staff and executive management if the Predecessor achieved certain performance targets. The performance unit grants vested after three years. Performance unit grants prior to July 1, 2009 received dividend distributions during their vesting periods. Performance unit grants after July 1, 2009 received dividends earned during the vesting period upon vesting. The fair value of each grant issued was estimated on the date of grant based on the current market price of Clorox's stock. The total amount of compensation expense recognized reflects estimated forfeiture rates, and the initial assumption that performance goals would be achieved. Compensation expense was adjusted quarterly based on management's assessment of the probability that performance goals would be achieved. If such goals were not met or it was determined that achievement of performance goals was not probable, any previously recognized compensation expense was reversed. If it was determined that the performance goals would be exceeded, additional compensation expense was recognized.

        The number of shares issued would be dependent upon vesting and the achievement of specified performance targets. At November 4, 2010, there was $109,000 of total unrecognized compensation cost

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 9—Share-Based Compensation Plans (Continued)

related to non-vested performance unit grants which was expected to be recognized over a remaining weighted-average performance period of two years. The weighted-average grant-date fair value of awards granted was $63.95, $57.25 and $66.48, per share for Predecessor fiscal years 2009 and 2010 and the period from July 1, 2010 to November 4, 2010, respectively.

        The following table summarizes performance unit award activity for Predecessor fiscal year 2010 and the period from July 1, 2010 to and as of November 4, 2010 (in thousands, except per share amounts):

	Number of Shares	Weighted- Average Grant-Date Fair Value Per Share
Outstanding at June 30, 2009	3,945	62
Granted	980	57
Vested	(1,875)	62
Forfeited	(540)	61

Outstanding at June 30, 2010	2,510	61
Granted	1,210	66
Vested	(910)	61
Forfeited	(2,390)	63

Outstanding at November 4, 2010	420	61

        The total fair value of performance units vested and distributed was $36,000, $115,000 and $74,000 during Predecessor fiscal years 2009 and 2010 and the period from July 1, 2010 to November 4, 2010, respectively. Any options that were not vested as of the date of the Acquisition were forfeited.

  Successor Period Share-Based Plans

        In November 2010, the Company's Parent's Board of Directors approved the 2010 Stock Option Plan (the "2010 AAG Option Plan"), which authorized equity awards to be granted for up to 26,500,000 shares of Parent's common stock. Under the 2010 AAG Option Plan, certain management and key employees of the Company have been or may be granted a combination of time-based and performance-based options to purchase the Parent's common stock. Share-based compensation expense related to employee grants under the 2010 AAG Option Plan has been reflected in these financial statements.

        The Company's Parent has the option, not obligation, to repurchase shares issued pursuant to the exercise of stock options to employees who terminate employment under certain circumstances. The purchase price of the Parent's call option depends on the circumstances under which the employee terminates employment with the Company. If a participant in the 2010 AAG Option Plan were to terminate employment, the Parent's exercise of a repurchase right under the Amended and Restated Shareholders' Agreement on shares received by the former employee through the exercise of stock options may require equity awards to be expensed in the Company's statement of operations in the period in which the termination occurs.

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 9—Share-Based Compensation Plans (Continued)

        The Successor utilizes the Black-Scholes method to estimate the fair value of time-based options and a Monte Carlo simulation model based on the assumptions used in the time-based options' Black-Scholes model to estimate the fair values of performance-based options. The following weighted-average assumptions were used for time-based and performance-based option grants in the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011:

	Period from November 5, 2010 to December 31, 2010	Year ended December 31, 2011
Expected life	6.5 years	6.5 years
Expected volatility	50.0%	50.0%
Risk-free interest rate	1.53% - 2.26%	1.45% - 3.05%
Dividend yield	0%	0%

        The expected life of the stock options on the option grants during the Successor period is determined based on the average of the weighted vesting term and the contractual term of the options. The Company estimates stock option forfeitures based on historical data from the Predecessor and adjusts the rate to expected forfeitures periodically. The adjustment of the forfeiture rate will result in a cumulative catch-up adjustment in the period the forfeiture estimate is changed. Expected volatility for the Successor period was determined based on a five-company peer group, all of which have publicly traded stock. The risk-free interest rate is based on the implied yield on a U.S. Treasury yield curve with a term similar to the expected remaining term of the option on the date of the grant. Dividend yield for the Successor period is determined based on projected annual dividend payments.

        The following table summarizes stock option activity for time-based options under the 2010 AAG Option Plan for the Successor period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011 (in thousands, except per share and year amounts):

	Number of Time-Based Shares	Weighted- Average Exercise Price	Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at November 5, 2010	—	$—		$—
Granted	5,455	1.00

Outstanding at December 31, 2010	5,455	1.00
Granted	3,023	1.01
Forfeited	(1,723)	1.00

Outstanding at December 31, 2011	6,755	1.01	9.1 years	—

Vested and exercisable at December 31, 2011	1,064	1.00	9.1 years	—

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 9—Share-Based Compensation Plans (Continued)

        The following table summarizes stock option activity for performance-based options under the 2010 AAG Option Plan for the Successor period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011 (in thousands, except per share and year amounts):

	Number of Performance- Based Shares	Weighted- Average Exercise Price	Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at November 5, 2010	—	$—		$—
Granted	9,849	1.00

Outstanding at December 31, 2010	9,849	1.00
Granted	6,444	1.01
Forfeited	(3,445)	1.00

Outstanding at December 31, 2011	12,848	1.01	9.1 years	—

        There were no performance-based options vested and exercisable as of December 31, 2011.

        There have been no stock options exercised to date under the 2010 AAG Option Plan and no cash received. The weighted-average fair value per share of each time-based option granted during the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011 estimated at the grant date using the Black-Scholes option-pricing model was $0.21. The weighted-average fair value per share of each performance-based option granted during the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011 was $0.15 using a Monte Carlo simulation model.

        Under the 2010 AAG Option Plan, time-based options vest ratably over the applicable service period, which is five years, on each anniversary of the date of grant. The Company generally recognizes share-based compensation expense ratably over the vesting period. Performance-based options vest subject to a liquidity event (e.g., an initial public offering or change in control, as defined) based upon the attainment of specified returns on capital to the Company's shareholders. Time-based and performance-based options expire ten years from the date of grant. Time-based options vest immediately upon a change in control event, subject to certain conditions. The aggregate intrinsic values for the Successor period in the tables above represent the pre-tax differences between the estimated fair value of the Parent Company's common stock at December 31, 2010 and 2011 and the exercise price of each outstanding and exercisable stock option at December 31, 2010 and 2011. This assumes that the option holders had been able to receive fair value through the exercise of their options. At December 31, 2011, the total amount of unrecognized compensation cost is $1,061,000 for time-based options.

        Compensation expense on performance-based option grants is not recognized until a liquidity event occurs. For the period from November 5, 2010 to December 31, 2011 and the year ended December 31, 2011, the Company did not recognize share-based compensation expense related to its performance-based grants given that the performance condition (a liquidity event) did not occur in either period. At December 31, 2011, the total amount of unrecognized compensation costs for performance-based options, net of expected forfeitures was $1,773,000.

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 10—Restructuring

        Restructuring charges (benefits) were 994,000, $11,000 and $(146,000) in Predecessor fiscal years 2009 and 2010 and in the period from July 1, 2010 to November 4, 2010, respectively. As part of the Company's network simplification project, the Company closed its Paulsboro plant in Predecessor fiscal year 2008 and made the decision to close the leased warehousing facility in Mentor, Ohio, which was originally scheduled to close in July 2011. Management re-evaluated the continued use of the Mentor facility and determined to continue using this facility through the expiration of the lease in September 2012. The building, machinery and equipment associated with the Paulsboro plant and the Mentor facility have been included in the combined financial statements, including the related depreciation expense. At June 30, 2009, the building, machinery and equipment related to Paulsboro were fully depreciated. In connection with the Acquisition, Clorox retained the land related to the Paulsboro plant and, therefore, the land is excluded from these financial statements. Clorox maintains an accrual for potential litigation claims and an assessment for an environmental matter associated with the Paulsboro plant. Any related environmental liability was retained by Clorox and, therefore, no amounts have been recorded related to this matter in these financial statements.

        Total restructuring (benefits) charges, including cost of products sold, for the Predecessor periods were as follows (in thousands):

	Year ended June 30,
			Period from July 1, 2010 to November 4, 2010
	2009	2010
Cost of products sold	$703	$(99)	$85
Severance	666	—	(268)
Other	328	11	122

	$1,697	$(88)	$(61)

        Amounts reflected in cost of products sold (benefits) charges consist primarily of accelerated depreciation. In Predecessor fiscal 2010 and the period from July 1, 2010 to November 4, 2010, cost of products sold also includes the acceleration of deferred rent on the Mentor facility of $482,000 and $24,000.

        The Company recorded no restructuring charges and made no severance payments in the Successor period from November 5, 2010 to December 31, 2010 or the year ended December 31, 2011.

        Total severance payments for Predecessor fiscal year 2009 were $1,304,000, and zero for both Predecessor fiscal year 2010 and the period from July 1, 2010 to November 4, 2010. Total accrued severance was $268,000 at June 30, 2010. There was no accrued severance as of November 4, 2010, December 31, 2010 or December 31, 2011.

        The Company may, from time to time, decide to pursue additional restructuring related initiatives and, therefore, may incur restructuring, asset impairment, severance and related charges in the future.

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 11—Income Taxes

        The provision (benefit) for income taxes on earnings (loss) before income taxes, by tax jurisdiction, consisted of the following (in thousands):

	COMBINED
				CONSOLIDATED
	Year ended June 30,
			Period from July 1, 2010 to November 4, 2010	Period from November 5, 2010 to December 31, 2010	Year ended December 31, 2011
	2009	2010
	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)	(Successor)
Current:
Federal	$20,662	$26,753	$4,781	$7	$1,501
State	3,585	4,272	1,014	83	994
Foreign	1,947	2,661	1,269	78	104

Total current	26,194	33,686	7,064	168	2,599
Deferred:
Federal	788	525	1,657	(7,037)	(12,247)
State	40	36	7	(861)	(1,343)
Foreign	(396)	30	—	(520)	(714)

Total deferred	432	591	1,664	(8,418)	(14,304)

Total	$26,626	$34,277	$8,728	$(8,250)	$(11,705)

        The components of earnings (loss) before income taxes, by tax jurisdiction, were as follows (in thousands):

	COMBINED
				CONSOLIDATED
	Year ended June 30,
			Period from July 1, 2010 to November 4, 2010	Period from November 5, 2010 to December 31, 2010	Year ended December 31, 2011
	2009	2010
	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)	(Successor)
United States	$70,773	$82,371	$20,685	$(29,395)	$(23,605)
Foreign	3,413	7,931	4,167	(971)	(5,768)

	$74,186	$90,302	$24,852	$(30,366)	$(29,373)

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 11—Income Taxes (Continued)

        A reconciliation of the statutory federal income tax rate to the Company's effective tax rate on earnings (loss) before income taxes follows:

	COMBINED
				CONSOLIDATED
	Year ended June 30,
			Period from July 1, 2010 to November 4, 2010	Period from November 5, 2010 to December 31, 2010	Year ended December 31, 2011
	2009	2010
	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)	(Successor)
Statutory federal tax rate	35.0%	35.0%	35.0%	35.0%	35.0%
State taxes (net of federal tax benefits)	3.2	3.1	2.7	1.7	0.8
Foreign rate differential	—	—	—	—	2.9
Domestic manufacturing deduction	(2.1)	(0.5)	(1.7)	—	—
Acquisition-related	—	—	—	(8.6)	(0.6)
Other differences	(0.2)	0.4	(0.9)	(0.9)	1.7

Effective tax rate	35.9%	38.0%	35.1%	27.2%	39.8%

        Deferred tax assets and liabilities are recognized for the future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax bases using enacted tax rates in effect for the year in which the differences are expected to be reversed. Significant deferred tax assets and liabilities consist of the following (in thousands):

	COMBINED		CONSOLIDATED
	June 30, 2010	November 4, 2010	December 31, 2010	December 31, 2011
	(Predecessor)	(Predecessor)	(Successor)	(Successor)
Deferred tax assets:
Compensation and benefits programs	$619	$585	$—	$—
Accrual and reserves	605	667	550	1,014
Inventory costs	56	56	249	2,861
Acquisition-related	—	—	2,891	2,613
Net operating losses	—	—	971	1,221
Other	1,792	1,012	—	—

Total deferred tax assets	3,072	2,320	4,661	7,709
Deferred tax liabilities:
Fixed and intangible assets	(4,539)	(5,933)	(128,827)	(119,137)
Tax effect of deferred translation	(402)	—	—	—
Inventory costs	—	—	(1,388)	—
Unremitted foreign earnings	(2,105)	(2,261)	—	—

Total deferred tax liabilities	(7,046)	(8,194)	(130,215)	(119,137)

Net deferred tax liabilities	$(3,974)	$(5,874)	$(125,554)	$(111,428)

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 11—Income Taxes (Continued)

        The net deferred tax assets and liabilities are included in the combined balance sheets as follows (in thousands):

	COMBINED		CONSOLIDATED
	June 30, 2010	November 4, 2010	December 31, 2010	December 31, 2011
	(Predecessor)	(Predecessor)	(Successor)	(Successor)
Current deferred tax assets	$2,208	$1,388	$1,057	$5,061
Current deferred tax liabilities	—	—	(670)	—
Non-current deferred tax assets	47	48	—	—
Non-current deferred tax liabilities	(6,229)	(7,310)	(125,941)	(116,489)

Net deferred tax liabilities	$(3,974)	$(5,874)	$(125,554)	$(111,428)

        The Company periodically reviews its deferred tax assets for recoverability. A valuation allowance is established when the Company believes that it is more likely than not that some portion of its deferred tax assets will not be realized. The Company determined that a valuation allowance is not required to reduce deferred tax assets because all deferred tax assets are more likely than not to be realized. As of December 31, 2011, the Company had net operating loss carryforwards of zero and $600,000 for federal and state net operating loss carryforwards, respectively, available to offset future taxable income which expire in varying amounts beginning in 2030. The Company had aggregate foreign net operating losses of approximately $4,158,000 as of December 31, 2011 which expire in varying amounts beginning in 2014.

        In June 2008, Clorox reached settlement with the Internal Revenue Service (IRS) resolving tax issues originally arising in 2002. As a result of the settlement agreement, Clorox paid $1,972,000 in federal taxes and interest for 2002 in the fourth quarter of Predecessor fiscal year 2008. The Company had previously provided for these uncertain tax positions. In the first quarter of Predecessor fiscal year 2010, Clorox paid federal tax and interest of $1,237,000 related to the 2004 and 2006 tax years. No tax benefits had previously been recognized for the issues related to the 2004 and 2006 tax settlements. No tax benefits had previously been recognized for the issues related to the 2003 tax settlement. In the period from July 1, 2010 to November 4, 2010, the Company was refunded net federal tax and interest of $1,370,000 related to the 2003, 2004 and 2006 tax years.

        In connection with Acquisition, Clorox has agreed to indemnify the Company for any taxes and interest associated with the Predecessor periods.

        The Company recognizes interest and penalties related to uncertain tax positions as a component of income tax expense. As of June 30, 2010, November 4, 2010, December 31, 2010 and December 31, 2011, the total balance of accrued interest and penalties related to uncertain tax positions was $114,000, $144,000, $151,000 and $136,000, respectively. For the years ended June 30, 2009 and 2010, the period from July 1, 2010 to November 4, 2010, the period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, interest and penalties included in income tax expense were not significant.

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 11—Income Taxes (Continued)

        The following is a reconciliation of the beginning and ending amounts of the Company's gross unrecognized tax benefits (in thousands):

	COMBINED
				CONSOLIDATED
	Year ended June 30,
			Period from July 1, 2010 to November 4, 2010	Period from November 5, 2010 to December 31, 2010	Year ended December 31, 2011
	2009	2010
	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)	(Successor)
Unrecognized tax benefits—beginning of period	$480	$471	$586	$586	$586
Gross increases—tax positions in prior periods	21	78	—	—	—
Gross increase—current period tax positions	52	37	—	—	—
Settlements	(82)	—	—	—	(169)

Unrecognized tax benefits—end of period	$471	$586	$586	$586	$417

        As of June 30, 2010, November 4, 2010, December 31, 2010 and December 31, 2011, the total amount of unrecognized tax benefits was $471,000, $586,000, $586,000 and $417,000, respectively, which would affect the effective tax rate, if recognized. Of the amounts above, $417,000 relates to periods which were included within Clorox tax returns. An offsetting receivable has been recorded in other assets for the Clorox indemnity as of December 31, 2010 and 2011.

        Clorox files income tax returns in the U.S. federal and various state, local and foreign jurisdictions. Certain issues related to Predecessor fiscal years 2003, 2004 and 2006 were settled with the IRS Appeals Division in the period from July 1, 2010 to November 4, 2010. Various income tax returns in state and foreign jurisdictions are currently in the process of examination. The U.S. federal tax returns filed by the Predecessor for all years from 2003 forward are subject to examination by the IRS, except for 2005 for which the statute is closed. Similarly, the Predecessors' California and United Kingdom tax returns are subject to examination from 2006 and 2005 forward, respectively. The U.S. federal tax return filed by the Successor for 2010 is subject to examination by the IRS.

        In the twelve months succeeding December 31, 2011, the Company does not expect total unrecognized tax benefits to significantly change. Audit outcomes and the timing of audit settlements are subject to significant uncertainty.

        The Company provides for U.S. income taxes on the earnings of foreign subsidiaries unless the earnings are considered indefinitely invested outside of the U.S. No provision has been made for U.S. income taxes or foreign withholding taxes on $0.3 million of cumulative unremitted earnings of certain foreign subsidiaries as of December 31, 2011 since the Company intends to indefinitely reinvest these earnings outside the U.S. The Company determined that the calculation of the amount of unrecognized deferred tax liability related to these cumulative unremitted earnings was not practicable. If these earnings were distributed to the Company's U.S. entity, the Company would be subject to additional U.S. income taxes and foreign withholding taxes would be reduced by available foreign tax credits.

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 12—Retirement Income and Health Benefit Plans

        During the Predecessor periods, substantially all employees of the Company were participants in various defined benefit pension plans and postretirement plans administered and sponsored by Clorox. Benefits under the pension plans were based primarily on years of service and employees' compensation. The postretirement plans provide associates with health care and life insurance benefits upon retirement.

        As discussed in Note 1, the Predecessor period financial statements reflect the plans on a multi-employer basis in accordance with accounting guidance on employers' accounting for pensions. As such, Clorox's actuarially determined total pension costs, which include service costs, interest costs and amortization of actuarial gains/losses, are allocated to the Predecessor based on a ratio of the Company's salary expense to Clorox's salary expense. The Company believes this methodology is a reasonable basis of allocation. For Predecessor fiscal years 2009 and 2010 and for the period from July 1, 2010 to November 4, 2010, the amount of pension expense allocated to the Predecessor from Clorox for Company employees participating in Clorox pension plans was approximately $123,000, $109,000 and $83,000 respectively.

        Additionally, Clorox allocated costs associated with the postretirement plans based upon a ratio of the Predecessor's salary expense to Clorox's salary expense. The Company believes this methodology is a reasonable basis of allocation. For the years ended June 30, 2009 and 2010 and for the period from July 1, 2010 to November 4, 2010, the amount of postretirement expense allocated to the Predecessor from Clorox for Company employees participating in Clorox's postretirement plans was approximately $81,000, $55,000 and $78,000 respectively.

        In connection with Acquisition, the Successor did not assume any liabilities or obligations for pension or other post-retirement benefits to Company employees for Predecessor plans.

  Defined Contribution Plans

        During the Predecessor periods, certain employees of the Company participated in Clorox's defined contribution plans. The Predecessor period plans had two components, a 401(k) component and a profit-sharing component. Employee contributions made to the 401(k) component were partially matched with Clorox contributions. Clorox contributions to the profit-sharing component above 3% of employee eligible earnings were discretionary and were based on certain Clorox performance targets for eligible employees. The Successor established a defined contribution plan in the United States for the Company's employees that contains two components, a 401(k) component and a profit-sharing component, which qualifies as a tax deferred savings plan under Section 401(k) of the Internal Revenue Code ("IRC"). Eligible U.S employees may contribute a percentage of their pre-tax compensation, subject to certain IRC limitations. The Plan provides for employer matching contributions to be made at the discretion of the Board of Directors. The Company's aggregate cost of the defined contribution plans was $570,000, $567,000, $184,000, $3,000 and $1,084,000 in Predecessor fiscal years 2009, and 2010, and the period from July 1, 2010 to November 4, 2010, and the Successor period from November 5, 2010 to December 31, 2010 and the year ended December 31, 2011, respectively.

Note 13—Segment Data

        The Company manages its business through two geographic segments: North America and International.

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 13—Segment Data (Continued)

  •
  North America consists of auto-care products marketed and sold in the United States and Canada. Products within this segment include auto-care products primarily under the Armor All® and STP® brands.

  •
  International consists of products sold outside North America. Products within this segment include auto-care products primarily under the Armor All® and STP®, brands.

        The following tables summarize the financial performance of the Company's operating segments (in thousands):

	Year ended June 30, 2009 (Predecessor)
	North America	International	Consolidated
Net sales	$232,829	$59,562	$292,391
Earnings before income taxes	65,721	8,465	74,186
Capital expenditures	1,443	—	1,443
Depreciation and amortization	1,965	226	2,191
Share-based compensation	1,940	—	1,940

	Year ended June 30, 2010 (Predecessor)
	North America	International	Consolidated
Net sales	$233,163	$66,374	$299,537
Earnings before income taxes	79,685	10,617	90,302
Capital expenditures	2,312	—	2,312
Depreciation and amortization	2,154	256	2,410
Share-based compensation	2,025	—	2,025

	Period from July 1, 2010 to November 4, 2010 (Predecessor)
	North America	International	Consolidated
Net sales	$68,080	$26,261	$94,341
Earnings before income taxes	19,703	5,149	24,852
Capital expenditures	1,463	—	1,463
Depreciation and amortization	804	88	892
Share-based compensation	586	—	586

	Period from November 5, 2010 to December 31, 2010 (Successor)
	North America	International	Corporate	Consolidated
Net sales	$28,611	$6,403	$—	$35,014
Earnings (loss) before income taxes	6,925	(919)	(36,372)	(30,366)
Capital expenditures	1,497	42	—	1,539
Depreciation and amortization	1,046	79	5,709	6,834
Share-based compensation	17	1	—	18

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 13—Segment Data (Continued)

	Year ended December 31, 2011 (Successor)
	North America	International	Corporate	Consolidated
Net sales	$212,114	$69,203	$—	$281,317
Earnings (loss) before income taxes	33,327	27,553	(90,253)	(29,373)
Capital expenditures	11,986	1,025	—	13,011
Depreciation and amortization	7,454	1,107	36,701	45,262
Share-based compensation	256	10	—	266

        Subsequent to the Acquisition, the Company does not allocate its cost of products sold—acquisition related, acquisition-related charges, amortization of intangible assets and interest expense between its North America and International segments but includes them in the tables above under Corporate in order to reconcile the North America and International segments' performance to the Company's consolidated statements of operations. All intersegment sales are eliminated and are not included in the Company's reportable segments' net sales.

        The following is a summary of sales by product line for the Company's North America segment (in thousands):

	COMBINED
				CONSOLIDATED
	Year ended June 30,
			Period from July 1, 2010 to November 4, 2010	Period from November 5, 2010 to December 31, 2010	Year ended December 31, 2011
	2009	2010
	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)	(Successor)
North America:
Armor All products	$149,305	$160,651	$43,441	$18,257	$146,169
STP products	83,524	72,512	24,639	10,354	65,945

Total net sales	$232,829	$233,163	$68,080	$28,611	$212,114

        The Company has not historically tracked net sales by product line for its International segment.

        The Company has operations in the United States and abroad, including Australia, Europe, Canada and other international locations. The following tables summarize the allocation of net sales and long-lived tangible assets based on geography (in thousands):

	COMBINED
				CONSOLIDATED
	Year ended June 30,
			Period from July 1, 2010 to November 4, 2010	Period from November 5, 2010 to December 31, 2010	Year ended December 31, 2011
	2009	2010
	(Predecessor)	(Predecessor)	(Predecessor)	(Successor)	(Successor)
U.S.	$214,861	$212,603	$63,340	$27,594	$191,436
Canada	17,968	20,560	4,740	1,017	20,678
Europe	23,015	25,488	8,328	1,647	22,270
Rest of world	36,547	40,886	17,933	4,756	46,933

Total net sales	$292,391	$299,537	$94,341	$35,014	$281,317

	COMBINED		CONSOLIDATED
	Balance at		Balance at
	June 30, 2010	November 4, 2010	December 31, 2010	December 31, 2011
	(Predecessor)	(Predecessor)	(Successor)	(Successor)
North America	$11,551	$12,334	$18,911	$27,096
International	1,306	1,272	2,801	2,809

Total long-lived tangible assets	$12,857	$13,606	$21,712	$29,905

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 14—Financial Information for the Company and Its Subsidiaries

        The Company's payment obligations under the Senior Notes due 2018 are guaranteed, jointly and severally, by all of the Company's wholly owned domestic subsidiaries that guarantee the obligations of the Company under the Credit Facility. These guarantees are full and unconditional, subject, in the case of the subsidiary guarantors, to customary release provisions. The Company conducts substantially all of its business through its subsidiaries. In servicing payments to be made on the 2018 Notes and other indebtedness, and to satisfy other liquidity requirements, the Company will rely, in large part, on cash flows from these subsidiaries, mainly in the form of dividends, royalties and advances or payments on account of intercompany loan arrangements. The ability of these subsidiaries to make dividend payments to the Company will be affected by, among other factors, the obligations of these entities to their creditors, requirements of corporate and other law, and restrictions contained in agreements entered into by or relating to these entities.

        The following supplemental condensed combining financial information sets forth, on a combining basis, balance sheets, statements of operations and statements of comprehensive (loss) income for the Company, the guarantor subsidiaries, the non-guarantor subsidiaries and elimination entries necessary to consolidate the Company and its subsidiaries. This information is presented in lieu of separate financial statements and other related disclosures pursuant to Regulation S-X Rule 3-10 of the Securities Exchange Act of 1934, as amended, "Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered."

        The operating and investing activities of the separate legal entities are fully interdependent and integrated. Accordingly, the results of the separate legal entities are not representative of what the operating results would be on a stand-alone basis.

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 14—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Balance Sheet
June 30, 2010

	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Total Combined
ASSETS
Current assets:
Cash	$—	$—	$—
Accounts receivable, net	63,298	10,679	73,977
Inventory	27,895	6,695	34,590
Other current assets	2,800	828	3,628

Total current assets	93,993	18,202	112,195
Property, plant and equipment, net	11,551	1,306	12,857
Goodwill	324,752	22,052	346,804
Intangible assets, net	11,993	—	11,993
Other assets	747	—	747

Total assets	$443,036	$41,560	$484,596

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$16,101	$4,402	$20,503
Accrued expenses and other liabilities	10,224	4,020	14,244
Income taxes payable	29,774	2,661	32,435

Total current liabilities	56,099	11,083	67,182
Other liabilities	776	—	776
Deferred income taxes	6,199	30	6,229

Total liabilities	63,074	11,113	74,187
Equity	379,962	30,447	410,409

Total liabilities and equity	$443,036	$41,560	$484,596

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 14—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Balance Sheet
November 4, 2010

	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Total Combined
ASSETS
Current assets:
Cash	$—	$—	$—
Accounts receivable, net	47,693	10,768	58,461
Inventory	31,172	8,746	39,918
Other current assets	1,601	806	2,407

Total current assets	80,466	20,320	100,786
Property, plant and equipment, net	12,334	1,272	13,606
Goodwill	324,752	22,481	347,233
Intangible assets, net	11,992	—	11,992
Other assets	48	—	48

Total assets	$429,592	$44,073	$473,665

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$9,152	$3,215	$12,367
Accrued expenses and other liabilities	9,256	2,885	12,141
Income taxes payable	5,653	1,269	6,922

Total current liabilities	24,061	7,369	31,430
Other liabilities	900	—	900
Deferred income taxes	7,310	—	7,310

Total liabilities	32,271	7,369	39,640
Equity	397,321	36,704	434,025

Total liabilities and equity	$429,592	$44,073	$473,665

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 14—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Balance Sheet
December 31, 2010

	Issuer	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Total Combined
ASSETS
Current assets:
Cash	$29,966	$—	$1,735	$—	$31,701
Accounts receivable, net	151	26,540	8,957	—	35,648
Inventory	—	28,432	9,790	—	38,222
Due from Clorox	(1,064)	3,626	(888)	—	1,674
Other current assets	2,531	1	1,054	—	3,586

Total current assets	31,584	58,599	20,648	—	110,831
Property, plant and equipment, net	936	17,900	2,876	—	21,712
Goodwill	—	310,576	74,658	—	385,234
Intangible assets, net	—	344,501	80,851	—	425,352
Investment in subsidiaries	765,063	172,909	—	(937,972)	—
Other assets	7,789	—	—	—	7,789

Total assets	$805,372	$904,485	$179,033	$(937,972)	$950,918

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Accounts payable	$1,249	$8,418	$2,519	$—	$12,186
Accrued expenses and other liabilities	6,066	7,812	3,527	—	17,405
Income taxes payable	6	83	78	—	167
Notes payable, current portion	645	—	—	—	645

Total current liabilities	7,966	16,313	6,124	—	30,403
Notes payable, less current portion and discount	554,332	—	—	—	554,332
Other liabilities	2,500	—	—	—	2,500
Deferred income taxes	2,832	123,109	—	—	125,941

Total liabilities	567,630	139,422	6,124	—	713,176
Shareholder's equity	237,742	765,063	172,909	(937,972)	237,742

Total liabilities and shareholder's equity	$805,372	$904,485	$179,033	$(937,972)	$950,918

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 14—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Balance Sheet
December 31, 2011

	Issuer	Combined Guarantor Subsidiaries	Combined Non- Guarantor Subsidiaries	Eliminations	Total Combined
ASSETS
Current assets:
Cash	$—	$—	$4,935	$—	$4,935
Accounts receivable, net	766	42,421	11,113	—	54,300
Inventory	—	29,364	7,886	—	37,250
Due from Clorox	(244)	11,433	538	—	11,727
Other current assets	7,370	542	2,025	—	9,937

Total current assets	7,892	83,760	26,497	—	118,149
Property, plant and equipment, net	9,102	17,994	2,809	—	29,905
Goodwill	—	310,576	74,217	—	384,793
Intangible assets, net	—	314,304	73,871	—	388,175
Investment in subsidiaries	742,004	171,786	—	(913,790)	—
Other assets	6,450	—	4	—	6,454

Total assets	$765,448	$898,420	$177,398	$(913,790)	$927,476

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Book overdraft	$1,987	$—	$—	$—	$1,987
Accounts payable	2,519	4,419	1,668	—	8,606
Accrued expenses and other liabilities	13,651	5,097	3,866	—	22,614
Income taxes payable	(33,788)	35,531	78	—	1,821
Due to Parent	795	—	—	—	795
Notes payable, current portion	470	—	—	—	470

Total current liabilities	(14,366)	45,047	5,612	—	36,293
Notes payable, less current portion and discount	553,861	—	—	—	553,861
Other liabilities	2,500	—	—	—	2,500
Deferred income taxes	5,120	111,369	—	—	116,489

Total liabilities	547,115	156,416	5,612	—	709,143
Shareholder's equity	218,333	742,004	171,786	(913,790)	218,333

Total liabilities and shareholder's equity	$765,448	$898,420	$177,398	$(913,790)	$927,476

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 14—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Statement of Operations
Year Ended June 30, 2009

	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Total Combined
Net sales	$226,007	$66,384	$292,391
Cost of products sold	111,091	45,566	156,657

Gross profit	114,916	20,818	135,734
Operating expenses:
Selling and administrative expenses	22,770	8,270	31,040
Advertising costs	18,256	6,907	25,163
Research and development costs	3,590	1	3,591
Amortization of acquired intangible assets	2	—	2
Restructuring costs	994	—	994

Total operating expenses	45,612	15,178	60,790

Operating profit	69,304	5,640	74,944
Non-operating expenses (income):
Other expense (income)	(1,469)	2,227	758

Earnings before income taxes	70,773	3,413	74,186
Provision for income taxes	25,075	1,551	26,626

Net earnings	$45,698	$1,862	$47,560

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 14—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Statement of Operations
Year Ended June 30, 2010

	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Total Combined
Net sales	$227,971	$71,566	$299,537
Cost of products sold	100,120	47,552	147,672

Gross profit	127,851	24,014	151,865
Operating expenses:
Selling and administrative expenses	25,719	8,309	34,028
Advertising costs	17,959	6,035	23,994
Research and development costs	3,289	—	3,289
Amortization of acquired intangible assets	3	—	3
Restructuring costs	11	—	11

Total operating expenses	46,981	14,344	61,325

Operating profit	80,870	9,670	90,540
Non-operating expenses (income):
Other expense (income)	(1,501)	1,739	238

Earnings before income taxes	82,371	7,931	90,302
Provision for income taxes	31,586	2,691	34,277

Net earnings	$50,785	$5,240	$56,025

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 14—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Statement of Operations
Period from July 1, 2010 to November 4, 2010

	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Total Combined
Net sales	$70,932	$23,409	$94,341
Cost of products sold	36,333	13,868	50,201

Gross profit	34,599	9,541	44,140
Operating expenses:
Selling and administrative expenses	8,239	2,677	10,916
Advertising costs	5,073	2,509	7,582
Research and development costs	1,063	—	1,063
Amortization of acquired intangible assets	1	—	1
Restructuring benefits	(146)	—	(146)

Total operating expenses	14,230	5,186	19,416

Operating profit	20,369	4,355	24,724
Non-operating expenses (income):
Other expense (income)	(316)	188	(128)

Earnings before income taxes	20,685	4,167	24,852
Provision for income taxes	7,459	1,269	8,728

Net earnings	$13,226	$2,898	$16,124

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 14—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Statement of Operations
Period from November 5, 2010 to December 31, 2010

	Issuer	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Total Combined
Net sales	$—	$48,109	$5,060	$(18,155)	$35,014
Cost of products sold	—	37,012	1,726	(18,155)	20,583
Cost of products sold—acquisition related	—	7,229	—	—	7,229

Gross profit	—	3,868	3,334	—	7,202
Operating expenses:
Selling and administrative expenses	383	3,519	1,520	—	5,422
Advertising costs	—	595	1,645	—	2,240
Research and development costs	—	609	—	—	609
Amortization of acquired intangible assets	—	4,695	1,014	—	5,709
Acquisition-related charges	16,026	—	—	—	16,026

Total operating expenses	16,409	9,418	4,179	—	30,006

Operating profit (loss)	(16,409)	(5,550)	(845)	—	(22,804)
Non-operating expenses (income):
Interest expense	7,350	—	—	—	7,350
Other expense (income)	58	—	154	—	212

Loss before income taxes	(23,817)	(5,550)	(999)	—	(30,366)
Benefit for income taxes	(5,643)	(2,165)	(442)	—	(8,250)
Equity earnings of subsidiaries, net of taxes	(3,942)	(557)	—	4,499	—

Net loss	$(22,116)	$(3,942)	$(557)	$4,499	$(22,116)

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 14—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Statement of Operations
Year Ended December 31, 2011

	Issuer	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Total Combined
Net sales	$—	$233,176	$77,870	$(29,729)	$281,317
Cost of products sold	—	123,721	59,122	(29,729)	153,114
Cost of products sold—acquisition related	—	4,439	—	—	4,439

Gross profit	—	105,016	18,748	—	123,764
Operating expenses:
Selling and administrative expenses	17,475	11,766	10,999	—	40,240
Advertising costs	—	17,941	6,758	—	24,699
Research and development costs	—	2,307	—	—	2,307
Amortization of acquired intangible assets	—	30,181	6,520	—	36,701
Acquisition-related charges	1,020	—	—	—	1,020

Total operating expenses	18,495	62,195	24,277	—	104,967

Operating (loss) profit	(18,495)	42,821	(5,529)	—	18,797
Non-operating expenses (income):
Interest expense	48,090	—	—	—	48,090
Other (income) expense	(64)	(95)	239	—	80

(Loss) earnings before income taxes	(66,521)	42,916	(5,768)	—	(29,373)
(Benefit) provision for income taxes	(35,194)	24,099	(610)	—	(11,705)
Equity earnings (loss) of subsidiaries, net of taxes	13,659	(5,158)	—	(8,501)	—

Net (loss) earnings	$(17,668)	$13,659	$(5,158)	$(8,501)	$(17,668)

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 14—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Statement of Cash Flows
Year Ended June 30, 2009

	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Total Combined
Cash flows from operating activities:
Net earnings	$45,698	$1,862	$47,560
Adjustments:
Depreciation and amortization	1,965	226	2,191
Share-based compensation	1,940	—	1,940
Deferred income taxes	828	(396)	432
Restructuring	703	—	703
Other	(373)	(806)	(1,179)
Cash effect of changes, net of acquisition effects, in:
Receivables, net	6,475	1,680	8,155
Inventory	3,953	828	4,781
Other current assets	(414)	113	(301)
Accounts payable and accrued liabilities	(834)	(218)	(1,052)
Income taxes payable	(6,867)	(1,940)	(8,807)

Net cash provided by operating activities	53,074	1,349	54,423

Cash flows from investing activities:
Capital expenditures	(1,400)	(43)	(1,443)
Other	(964)	—	(964)

Net cash used in investing activities	(2,364)	(43)	(2,407)

Cash flows from financing activities:
Distributions to Clorox	(50,710)	(1,306)	(52,016)

Net cash used in financing activities	(50,710)	(1,306)	(52,016)

Effect of exchange rate on cash	—	—	—

Net increase in cash	—	—	—
Cash at beginning of period	—	—	—

Cash at end of period	$—	$—	$—

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 14—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Statement of Cash Flows
Year Ended June 30, 2010

	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Total Combined
Cash flows from operating activities:
Net earnings	$50,785	$5,240	$56,025
Adjustments:
Depreciation and amortization	2,154	256	2,410
Share-based compensation	2,025	—	2,025
Deferred income taxes	561	30	591
Restructuring	256	—	256
Other	(237)	275	38
Cash effect of changes, net of acquisition effects, in:
Receivables, net	(32,735)	1,119	(31,616)
Inventory	(5,129)	1,184	(3,945)
Other current assets	40	185	225
Accounts payable and accrued liabilities	4,521	126	4,647
Income taxes payable	5,169	714	5,883

Net cash provided by operating activities	27,410	9,129	36,539

Cash flows from investing activities:
Capital expenditures	(2,237)	(75)	(2,312)

Net cash used in investing activities	(2,237)	(75)	(2,312)

Cash flows from financing activities:
Distributions to Clorox	(25,173)	(9,054)	(34,227)

Net cash used in financing activities	(25,173)	(9,054)	(34,227)

Effect of exchange rate on cash	—	—	—

Net increase in cash	—	—	—
Cash at beginning of period	—	—	—

Cash at end of period	$—	$—	$—

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 14—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Statement of Cash Flows
Period from July 1, 2010 to November 4, 2010

	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Total Combined
Cash flows from operating activities:
Net earnings	$13,226	$2,898	$16,124
Adjustments:
Depreciation and amortization	803	89	892
Share-based compensation	586	—	586
Deferred income taxes	1,729	—	1,729
Restructuring	85	—	85
Other	388	(100)	288
Cash effect of changes, net of acquisition effects, in:
Receivables, net	15,605	(89)	15,516
Inventory	(3,276)	(2,051)	(5,327)
Other current assets	411	22	433
Accounts payable and accrued liabilities	(7,785)	(2,323)	(10,108)
Income taxes payable	(24,121)	(1,392)	(25,513)

Net cash provided by operating activities	(2,349)	(2,946)	(5,295)

Cash flows from investing activities:
Capital expenditures	(1,409)	(54)	(1,463)

Net cash used in investing activities	(1,409)	(54)	(1,463)

Cash flows from financing activities:
Distributions to Clorox	3,758	3,000	6,758

Net cash used in financing activities	3,758	3,000	6,758

Effect of exchange rate on cash	—	—	—

Net increase in cash	—	—	—
Cash at beginning of period	—	—	—

Cash at end of period	$—	$—	$—

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 14—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Statement of Cash Flows
Period from November 5, 2010 to December 31, 2010

	Issuer	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Total Combined
Cash flows from operating activities:
Net loss	$(22,116)	$(3,942)	$(557)	$4,499	$(22,116)
Adjustments:
Depreciation and amortization	569	5,219	1,046	—	6,834
Share-based compensation	18	—	—	—	18
Deferred income taxes	(6,400)	(1,498)	(520)	—	(8,418)
Equity earnings of subsidiaries, net of taxes	3,942	557	—	(4,499)	—
Other	1,400	108	—	—	1,508
Cash effect of changes, net of acquisition effects, in:
Receivables, net	(151)	(34,174)	1,811	—	(32,514)
Inventory	—	14,408	(1,043)	—	13,365
Due from Clorox	1,064	(3,626)	888	—	(1,674)
Other current assets	(1,030)	1,397	(402)	—	(35)
Accounts payable and accrued liabilities	12,681	7,545	6,045	—	26,271
Intercompany receivable / payable	(9,867)	15,462	(5,610)	15	—
Income taxes payable	6	83	78	—	167

Net cash (used in) provided by operating activities	(19,884)	1,539	1,736	15	(16,594)

Cash flows from investing activities:
Capital expenditures	—	(1,539)	—	—	(1,539)
Acquisition, net	(754,616)	(36,573)	(36,573)	73,146	(754,616)

Net cash used in investing activities	(754,616)	(38,112)	(36,573)	73,146	(756,155)

Cash flows from financing activities:
Proceeds from issuance of common stock	258,800	36,573	36,573	(73,146)	258,800
Borrowings under term loan facility, net of discount	290,250	—	—	—	290,250
Proceeds from bond issuance, net of discount	264,375	—	—	—	264,375
Debt financing costs	(8,959)	—	—	—	(8,959)

Net cash provided by (used in) financing activities	804,466	36,573	36,573	(73,146)	804,466

Effect of exchange rate on cash	—	—	(1)	(15)	(16)

Net increase in cash	29,966	—	1,735	—	31,701
Cash at beginning of period	—	—	—	—	—

Cash at end of period	$29,966	$—	$1,735	$—	$31,701

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 14—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Statement of Cash Flows
Year Ended December 31, 2011

	Issuer	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Total Combined
Cash flows from operating activities:
Net earnings (loss)	$(17,668)	$13,659	$(5,158)	$(8,501)	$(17,668)
Adjustments:
Depreciation and amortization	4,316	33,319	7,627	—	45,262
Share-based compensation	266	—	—	—	266
Deferred income taxes	(1,716)	(12,410)	—	—	(14,126)
Equity (loss) earnings of subsidiaries, net of taxes	(13,659)	5,158	—	8,501	—
Other	—	80	295		375
Cash effect of changes, net of acquisition effects, in:
Receivables, net	(615)	(15,881)	(2,438)	—	(18,934)
Inventory	—	(932)	1,904	—	972
Due from Clorox	(820)	(7,807)	(1,426)	—	(10,053)
Other current assets	1,040	(541)	(975)	—	(476)
Book overdraft	1,987	—	—	—	1,987
Accounts payable and accrued liabilities	8,855	(6,044)	(512)	—	2,299
Intercompany receivable / payable	34,712	(40,710)	5,612	386	—
Income taxes payable	(35,142)	35,448	—	—	306

Net cash (used in) provided by operating activities	(18,444)	3,339	4,929	386	(9,790)

Cash flows from investing activities:
Capital expenditures	(8,647)	(3,339)	(1,025)	—	(13,011)

Net cash used in investing activities	(8,647)	(3,339)	(1,025)	—	(13,011)

Cash flows from financing activities:
Borrowings under revolver	29,500	—	—	—	29,500
Payments on revolver	(29,500)	—	—	—	(29,500)
Principal payments on notes payable	(3,000)	—	—	—	(3,000)
Advance from Parent	795	—	—	—	795
Debt financing costs	(670)	—	—	—	(670)

Net cash used in financing activities	(2,875)	—	—	—	(2,875)

Effect of exchange rate on cash	—	—	(704)	(386)	(1,090)

Net (decrease) increase in cash	(29,966)	—	3,200	—	(26,766)
Cash at beginning of period	29,966	—	1,735	—	31,701

Cash at end of period	$—	$—	$4,935	$—	$4,935

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 15—Quarterly Financial Information (Unaudited)

        The following table presents selected unaudited financial information for the eight quarters in the period ended December 31, 2011. The results for any quarter are not net indicative of future quarterly results and, accordingly, period-to-period comparisons should not be relied upon as an indication of future performance (in thousands).

	Predecessor (Combined)				Successor (Consolidated)
	Quarters Ended
	March 31, 2010	June 30, 2010	September 30, 2010	Period from October 1, 2010 to November 4, 2010	Period from November 5, 2010 to December 31, 2010
Net sales	$79,583	$87,549	$68,490	$25,851	$35,014
Total cost and expense(1)	52,330	61,011	47,791	21,826	57,818

Income (loss) from operations	27,253	26,538	20,699	4,025	(22,804)
Interest and other expense (income), net	95	204	(99)	(29)	7,562
Provision (benefit) for income taxes	10,309	9,995	7,278	1,450	(8,250)

Net earnings (loss)	$16,849	$16,339	$13,520	$2,604	$(22,116)

	Successor (Consolidated)
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Net sales	$80,581	$79,401	$61,826	$59,509
Total cost and expense(2)	69,808	75,016	55,884	61,812

Income (loss) from operations	10,773	4,385	5,942	(2,303)
Interest and other expense, net	11,609	12,054	12,598	11,908
Benefit for income taxes	(328)	(3,001)	(3,100)	(5,276)

Net loss	$(508)	$(4,668)	$(3,556)	$(8,935)

(1)
Includes merger costs of $16,026,000 in the period from November 5, 2010 to December 31, 2010.

(2)
Includes merger costs of $691,000, $258,000, $45,000 and $26,000 for the quarters ended March 31, June 30, September 30, 2011, and December 31, 2011, respectively

Armored AutoGroup Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 16—Valuation and Qualifying Accounts (in thousands)

	Balance at beginning of period	Charged to costs and expenses	Charges Utilized / Write-offs	Balance at end of period
Allowance for doubtful accounts
Year ended December 31, 2011	$108	$282	$—	$390
Period from November 5, 2010 to December 31, 2010(1)	—	108	—	108
Period from July 1, 2010 to November 4, 2010	627	590	(469)	748
Year ended June 30, 2010	729	450	(552)	627
Year ended June 30, 2009	542	332	(145)	729
Allowance for inventory obsolescence
Year ended December 31, 2011	$20	$2,031	$—	$2,051
Period from November 5, 2010 to December 31, 2010(1)	—	20	—	20
Period from July 1, 2010 to November 4, 2010	1,185	514	(16)	1,683
Year ended June 30, 2010	830	764	(409)	1,185
Year ended June 30, 2009	634	489	(293)	830

(1)
Reserve as of November 4, 2010 was not part of the Acquisition, so beginning reserve at November 5, 2010 is zero.

Note 17—Subsequent Events

        The Company entered into an operating lease on January 26, 2012 for its corporate headquarters that is expected to begin on or about July 13, 2012. The lease provides for aggregate base rental payments of $2,719,000 payable in monthly installments totaling an average of $375,000 annually and escalating over the 87 month term of the agreement.

        The Company has evaluated all subsequent events through May 31, 2012, the date the financial statements were available to be issued, and has concluded that no events or transactions have occurred or are pending that would have a material effect on the financial statements at December 31, 2011.

Armored AutoGroup Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31, 2011	March 31, 2012
		(Unaudited)
ASSETS
Current assets:
Cash	$4,935	$6,240
Accounts receivable, net	54,300	89,597
Inventories	37,250	42,368
Due from Clorox	11,727	889
Other current assets	9,937	11,964

Total current assets	118,149	151,058
Property, plant and equipment, net	29,905	31,427
Goodwill	384,793	386,913
Intangible assets, net	388,175	381,074
Deferred financing costs and other assets	6,454	6,155

Total assets	$927,476	$956,627

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Book overdraft	$1,987	$—
Accounts payable	8,606	21,922
Accrued expenses and other liabilities	22,614	34,231
Income taxes payable	1,821	5,751
Due to Parent	795	795
Notes payable, current portion	470	424

Total current liabilities	36,293	63,123
Notes payable, less current portion and discount	553,861	553,768
Other liabilities	2,500	2,500
Deferred income taxes	116,489	113,186

Total liabilities	709,143	732,577
Commitments and contingencies (Note 7)
Shareholder's Equity:
Common stock ($0.01 par value, 1,000 shares authorized, issued and outstanding at December 31, 2011 and March 31, 2012)	—	—
Additional paid-in capital	260,484	260,549
Accumulated deficit	(39,784)	(38,678)
Accumulated other comprehensive (loss) income	(2,367)	2,179

Total shareholder's equity	218,333	224,050

Total liabilities and shareholder's equity	$927,476	$956,627

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Armored AutoGroup Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands)

	Three months ended March 31,
	2011	2012
Net sales	$80,581	$86,396
Cost of products sold	40,154	43,090
Cost of products sold—acquisition related	4,439	—

Gross profit	35,988	43,306
Operating expenses:
Selling and administrative expenses	9,153	13,147
Advertising costs	5,497	5,263
Research and development costs	699	515
Amortization of acquired intangible assets	9,175	9,175
Acquisition-related charges	691	—

Total operating expenses	25,215	28,100

Operating profit	10,773	15,206
Non-operating expenses (income):
Interest expense	11,826	12,090
Other (income)	(217)	(219)

(Loss) earnings before (benefit) provision for income taxes	(836)	3,335
(Benefit) provision for income taxes	(328)	2,229

Net (loss) earnings	$(508)	$1,106

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Armored AutoGroup Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

(In thousands)

	Three months ended March 31,
	2011	2012
Net (loss) earnings	$(508)	$1,106
Other comprehensive income:
Foreign currency translation	3,438	4,546

Comprehensive income	$2,930	$5,652

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Armored AutoGroup Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three months ended March 31,
	2011	2012
Cash flows from operating activities:
Net (loss) earnings	$(508)	$1,106
Adjustments to reconcile net (loss) earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	11,196	11,586
Share-based compensation	65	65
Deferred income taxes	(4,549)	(3,300)
Other	80	55
Cash effect of changes in:
Accounts receivable, net	(36,590)	(35,352)
Inventories	(1,492)	(5,118)
Due from Clorox	6,770	10,838
Other current assets	(6,333)	(2,107)
Book overdraft	—	(1,987)
Accounts payable and accrued liabilities	17,444	24,933
Income taxes payable	4,268	3,930

Net cash (used in) provided by operating activities	(9,649)	4,649

Cash flows from investing activities:
Capital expenditures	(1,695)	(2,946)

Net cash used in investing activities	(1,695)	(2,946)

Cash flows from financing activities:
Borrowings under revolver	—	8,000
Payments on revolver	—	(8,000)
Principal payments on notes payable	(750)	(750)
Deferred financing costs	(629)	—

Net cash used in financing activities	(1,379)	(750)

Effect of exchange rate changes on cash	236	352

Net (decrease) increase in cash	(12,487)	1,305
Cash at beginning of period	31,701	4,935

Cash at end of period	$19,214	$6,240

Supplemental cash flow disclosures:
Cash paid for interest	$3,186	$4,714

Cash paid for income taxes	$—	$1,558

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Armored AutoGroup Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 1—The Company and Summary of Significant Accounting Policies

The Company

        Armored AutoGroup Inc. ("Armored AutoGroup Inc.," "Armored AutoGroup," "AAG" or "The Company") is a consumer products company consisting primarily of Armor All and STP, two of the most recognizable brands in the automotive aftermarket appearance products and performance products categories, respectively. Armored AutoGroup delivers its products to distributors, resellers and end users (collectively the customers) through its direct operations in the United States, Canada, Australia, and the United Kingdom and distributor relationships in approximately 50 countries. The Armor All and STP brands offer multiple automotive appearance and performance products that can be found in most of the major developed countries around the world.

        On November 5, 2010, affiliates of Avista Capital Holdings, L.P. ("Avista") acquired the Armor All, STP and certain other brands from The Clorox Company ("Clorox") pursuant to the terms of a Purchase and Sale Agreement dated September 21, 2010 (the "Acquisition"). Armored AutoGroup Parent Inc. ("AAG Parent" or "Parent") indirectly owns all of AAG's issued and outstanding capital stock through its direct subsidiary and AAG's direct parent, Armored AutoGroup Intermediate Inc.

Basis of Presentation

        The unaudited interim condensed consolidated financial statements for the three months ended March 31, 2012 and 2011, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the consolidated results of operations, financial position and cash flows of the Company for the periods presented. The results for the interim period ended March 31, 2012 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2012, or for any future period.

        Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") have been omitted or condensed pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The information in this report should be read in conjunction with the Company's Registration Statement on Form S-4 filed with the SEC for the fiscal year ended December 31, 2011, which includes a complete set of footnote disclosures, including the Company's significant accounting policies.

        Subsequent to the Acquisition, Clorox provided certain significant services to the Company under a Transition Services Agreement ("TSA"). On November 1, 2011, the Company completed the transition of its North American and export operations from Clorox provisioning to stand-alone operations. The Company expects to complete the transition of its international operations to stand-alone operations in fiscal 2012.

Recent Accounting Pronouncements

        In June and December 2011, the Financial Accounting Standards Board ("FASB") issued guidance on the presentation of other comprehensive income ("OCI"). This guidance eliminates the option to present the components of OCI as part of the statement of changes in stockholders' equity and also requires presentation of reclassification adjustments from OCI to net income on the face of the financial statements. This guidance is effective for fiscal years and interim periods beginning after

Armored AutoGroup Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 1—The Company and Summary of Significant Accounting Policies (Continued)

December 15, 2011, with the exception of the requirement to present reclassification adjustments from OCI to net income on the face of the financial statements, which has been deferred pending further deliberation by the FASB. Adoption of this guidance did not have a material impact on the Company's consolidated financial statements.

        In May 2011, the FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs ("ASU 2011-04"), which is intended to result in convergence between U.S. GAAP and International Financial Reporting Standards requirements for measurement of, and disclosures about, fair value. ASU 2011-04 clarifies or changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. This pronouncement is effective for reporting periods beginning after December 15, 2011, with early adoption prohibited for public companies. The new guidance will require prospective application. Adoption of this guidance did not have a material impact on the Company's consolidated financial statements.

        In December 2011, the FASB issued Accounting Standards Update ("ASU") No. 2011-11, "Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities" ("ASU 2011-11") to amend the requirement for an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. ASU 2011-11 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company plans to adopt ASU 2011-11 on January 1, 2013, as required, but does not believe this guidance will have a significant impact on the Company's consolidated financial statements.

Use of Estimates

        The preparation of these financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ materially from the estimates and assumptions made.

Reclassifications

        Certain reclassifications have been made in the prior consolidated financial statements to conform to the current year presentation. These reclassifications included separately stating interest expense of $11,826,000 for the three months ended March 31, 2011 on the Condensed Consolidated Statement of Operations which was previously included in interest and other expense, net and separately stating the change in due from Clorox of $6,770,000 for the three months ended March 31, 2011 on the Condensed Consolidated Statement of Cash Flows which was previously included in other current assets. These reclassifications did not change the previously reported net earnings (loss) of the Company.

Armored AutoGroup Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 1—The Company and Summary of Significant Accounting Policies (Continued)

Concentration of Risk

        Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. The carrying values of such instruments approximate their fair values due to their short-term nature.

        The Company sells the majority of its products through third-party distributors and resellers and, as a result, maintains individually significant receivable balances with these parties. If the financial condition or operations of these distributors and resellers deteriorates substantially, the Company's results of operations, financial position and cash flows could be adversely affected.

        Accounts receivable due from the Company's largest customer were 26% and 24% of accounts receivable at December 31, 2011 and March 31, 2012, respectively. One other customer accounted for 11% and 10% of accounts receivable as of December 31, 2011 and March 31, 2012, respectively. Credit risk with respect to other accounts receivable is generally diversified due to the large number of entities comprising the Company's customer base and their dispersion across many geographical regions. The Company performs ongoing credit evaluations of the financial condition of its customers and requires credit enhancements, such as letters of credit and bank guarantees, in certain circumstances.

        Net sales to the Company's largest customer were 19% of net sales for each of the three months ended March 31, 2011 and 2012. No other customers exceeded 10% of combined net sales in any period. The Company uses multiple contract manufacturers in its manufacturing process.

Allowance for Doubtful Accounts

        The Company provides an allowance for doubtful accounts based on its historical experience and a periodic review of its accounts receivable. Receivables were presented net of an allowance for doubtful accounts of $390,000 and $445,000 as of December 31, 2011 and March 31, 2012, respectively. The Company's provision for doubtful accounts was $289,000 and $55,000 for the three months ended March 31, 2011 and 2012, respectively.

Comprehensive Income

        Comprehensive income includes net earnings and foreign currency translation adjustments that are excluded from net earnings, but are included as a separate component of shareholder's equity.

Note 2—Related-Party Transactions

Clorox

        In conjunction with the Acquisition agreement, the Company entered into a shared services agreement ("TSA") with Clorox whereby Clorox would provide certain services, equipment and office space to the Company. Additionally under the TSA, the Company provides certain services to Clorox. The Company included $2,129,000, $1,417,000 and $358,000 of net expenses during the three months ended March 31, 2011 under the TSA in cost of products sold, selling and administrative expenses and research and development costs, respectively. The Company included $436,000 of net expenses during the three months ended March 31, 2012 under the TSA in selling and administrative expenses. The TSA is cancelable by the Company in part or whole with 120 days' notice. On November 1, 2011, the

Armored AutoGroup Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 2—Related-Party Transactions (Continued)

Company completed the transition of its North American and export operations from Clorox provisioning to stand-alone operations. The Company expects to complete the transition of its international operations to stand-alone operations in fiscal 2012.

        Related-party transactions and activities involving Clorox are not always consummated on terms equivalent to those that would prevail in an arm's-length transaction where conditions of competitive, free-market dealings may exist. As of December 31, 2011 and March 31, 2012, $11,727,000 and $889,000 was due from Clorox, respectively.

Avista

        Avista and several of its employees together own approximately 99.3% of Parent, which is the sole stockholder of Intermediate, the Company's parent. As a result, Avista has the power to elect our board of directors and has the ability to exercise significant influence or control over the Company's operations.

        The Company has entered into an advisory services and monitoring agreement with Avista and affiliates of Avista whereby Avista provides services for a fixed fee to the Company. In the three months ended March 31, 2011 and 2012, the Company recorded charges of $250,000 and $267,000, including out of pocket expenses, respectively, in selling and administrative expenses related to this monitoring agreement. In connection with the Acquisition and the issuance of its long-term debt, the Company paid $4,050,000 to Avista and affiliates of Avista for consulting expenses and recorded these as deferred financing costs which are amortized over the term of the debt using the effective interest rate method. Related amortization expense for each of the three months ended March 31, 2011 and 2012 was $150,000.

Directors and Officers

        In connection with the Acquisition and issuance of the Company's long-term debt, the Company incurred costs of $1,800,000 for consulting expenses from individuals that later became directors and officers of the Company. Of this amount, $400,000 was paid to certain directors and officers of the Company and $1,400,000 was reinvested in the Company through the purchase of common stock. Deferred financing costs of $457,000 for consulting expenses provided by individuals that later became directors and officers of the Company were recorded in connection with the issuance of the Company's long-term debt and are amortized over the term of the respective debt using the effective interest rate method. Related amortization expense for each of the three months ended March 31, 2011 and 2012 was $17,000.

        The Company engaged Charles McIlvaine a Director of the Company and Industry Executive of Avista, to provide services associated with corporate development and other strategic initiatives on a consulting basis. This arrangement concluded as of December 31, 2011. The Company recorded charges of $60,000 in selling and administrative expenses related to this arrangement.

Parent

        During the second quarter of 2011, the Company received $795,000 on behalf of its Parent related to the sale of the Parent's stock to certain of the Company's employees. As of December 31, 2011 and

Armored AutoGroup Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 2—Related-Party Transactions (Continued)

March 31, 2012 the Company had $795,000 of amount due to Parent related to sales of the Parent's stock to the Company's employees.

Note 3—Goodwill and Intangible Assets

        Changes in the carrying amount of goodwill and intangible assets were as follows (in thousands):

		Trademarks and Other Intangible Assets
	Goodwill	Trademarks and Brands Not Subject to Amortization	Customer Relationships Subject to Amortization	Other Intangibles Subject to Amortization	Total
Balance at December 31, 2011	$384,793	$99,176	$284,001	$4,998	$388,175
Amortization	—	—	(8,850)	(325)	(9,175)
Translation adjustments	2,120	643	1,431	—	2,074

Balance at March 31, 2012	$386,913	$99,819	$276,582	$4,673	$381,074

        In connection with the Acquisition, the Company recorded $385.4 million of goodwill. None of the goodwill related to the Acquisition is expected to be deductible for tax purposes.

Note 4—Fair Value Measurement of Assets and Liabilities

        The Company defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value which is intended to increase consistency and comparability and related disclosures. An asset or liability's classification is based on the lowest level of input that is significant to the fair value measurement and is disclosed in one of the following three categories:

Level 1—Quoted market prices in active markets for identical assets or liabilities.

Level 2—Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3—Unobservable inputs reflecting the reporting entity's own assumptions.

        The carrying values of accounts receivable and accounts payable approximated their fair values at December 31, 2011 and March 31, 2012 due to the short maturity and nature of those balances. At December 31, 2011 and March 31, 2012, the carrying value of the Company's long-term term loans approximated their estimated fair value due to their recent issuance and variable rate. At December 31, 2011 and March 31, 2012, the fair value of the Company's senior notes due 2018 was approximately $212.4 million and $230.3 million, respectively, based on observable market-based inputs and unobservable inputs corroborated by market data (Level 2) as compared to their carrying value of $265.4 million and $265.7 million, respectively.

Armored AutoGroup Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 5—Balance Sheet Components

        Other balance sheet components as December 31, 2011 and March 31, 2012 were as follows (in thousands):

	December 31, 2011	March 31, 2012
Inventories
Finished goods	$30,814	$34,084
Raw materials and packaging	8,487	10,340
Allowances for obsolescence	(2,051)	(2,056)

	$37,250	$42,368

        A step-up in the value of inventory of $11,668,000 was recorded in connection with the Acquisition based on valuation estimates. During the three months ended March 31, 2011, $4,439,000 of this step-up amount was charged to "cost of products sold—acquisition related" as the inventory was sold.

	December 31, 2011	March 31, 2012
Other current assets:
Current deferred tax assets	$5,061	$5,058
Deferred financing costs	1,512	1,512
Prepaid income taxes	1,348	1,348
Other	2,016	4,046

	$9,937	$11,964

	December 31, 2011	March 31, 2012
Property, plant and equipment, net:
Land and improvements	$595	$610
Buildings	3,466	3,517
Machinery and equipment	20,959	21,584
Capitalized software	7,800	7,892
Construction in progress	2,244	4,407

	35,064	38,010
Less: accumulated depreciation	(5,159)	(6,583)

	$29,905	$31,427

        The Company capitalized $1,097,000 and $1,907,000 of computer software costs during the three months ended March 31, 2011 and 2012, respectively. Depreciation expense related to property, plant

Armored AutoGroup Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 5—Balance Sheet Components (Continued)

and equipment was $1,107,000 and $1,424,000 for the three months ended March 31, 2011 and 2012, respectively.

	December 31, 2011	March 31, 2012
Accrued expenses and other liabilities
Trade and sales promotion	$6,297	$9,314
Compensation and employee benefit costs	2,409	3,537
Accrued interest	8,677	15,070
Other	5,231	6,310

	$22,614	$34,231

Note 6—Notes Payable

        The following table summarizes the carrying value of the Company's notes payable (in thousands):

	Current Interest Rate	Effective Interest Rate	Balance at March 31, 2012
Senior notes due 2018	9.25%	9.95%	$275,000
Term loan	6.00%	6.69%	296,250
Revolver			—

			571,250
Less: discount			(17,058)

			554,192
Less: current portion, net of discount			(424)

Notes payable, less current portion and discount			$553,768

Senior Notes due 2018

        In connection with the Acquisition on November 5, 2010, the Company issued senior unsecured notes in an aggregate principal amount of $275.0 million, which will mature in November 2018. The coupon interest on these notes is payable semiannually on May 1 and November 1. Interest expense associated with these notes including amortization of debt issuance costs was $6,712,000 and $6,735,000 for the three months ended March 31, 2011 and 2012, respectively. Under terms of a registration rights agreement the Company entered into with respect to the notes, the Company agreed to use commercially reasonable efforts to complete an exchange offer related to the notes by April 28, 2012. The Company has filed a registration statement with the SEC. From April 29, 2012 until date the exchange offer is completed, additional interest shall accrued on the principal amount of the notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum). Any amounts of

Armored AutoGroup Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 6—Notes Payable (Continued)

additional interest due will be payable in cash on the same original interest payment dates as interest on the notes is payable.

Term Loan

        Also in connection with the Acquisition on November 5, 2010, the Company entered into a credit agreement, among Armored AutoGroup Intermediate Inc. (f/k/a Viking Intermediate Inc.), the Company, several lenders, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto (the "Credit Facility"). Under this Credit Facility, the Company issued a $300.0 million term loan with quarterly principal payments of $750,000 beginning on March 31, 2011 and the remaining principal maturing in November 2016. Borrowings under the Credit Facility bear interest at a rate of the sum of (i) the greater of LIBOR or 1.75% and (ii) 4.25%. The Credit Facility is collateralized by substantially all of the assets of the Company. The Credit Facility is subject to certain covenants which restrict the Company's ability to incur indebtedness or liens, or make certain investments and requires the Company to maintain certain financial ratios. As of March 31, 2012, the Company was in compliance with all covenants related to its debt. Interest expense associated with this term loan including amortization of debt issuance costs was $4,915,000 and $4,955,000 for the three months ended March 31, 2011 and 2012, respectively. Debt issuance costs are deferred and are recorded as other current assets and other non-current assets on the Company's Consolidated Balance Sheets.

Revolver

        In addition to the term loan, the Credit Facility provides for an unsecured $50.0 million revolving credit facility (the "Revolver"), which matures in November 2015. Loans under the Revolver portion of the Credit Facility will typically bear interest at a rate of the sum of (i) the greater of LIBOR or 1.75% and (ii) 4.25%. An annual commitment fee of 0.75% is charged quarterly based on the average daily unused portion of the Revolver. As of December 31, 2011 and March 31, 2012, no borrowings or letters of credit were outstanding under the $50.0 million Revolver. Interest expense associated with the Revolver including amortization of debt issuance costs and commitment fees for unused borrowings was $199,000 and $316,000 for the three months ended March 31, 2011 and 2012, respectively. Debt issuance costs are deferred and are recorded as other current assets and other non-current assets on the Company's Consolidated Balance Sheets.

        The Company has deferred financing costs of $9,629,000 less accumulated amortization of $1,698,000 and $2,074,000 as of December 31, 2011 and March 31, 2012, respectively.

Note 7—Commitments and Contingencies

Lease Arrangements

        The Company entered into an operating lease on January 26, 2012 for its corporate headquarters that is expected to begin on or about July 13, 2012. The lease provides for aggregate base rental payments of $2,719,000 payable in monthly installments totaling an average of $375,000 annually and escalating over the 87 month term of the agreement.

Armored AutoGroup Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 7—Commitments and Contingencies (Continued)

Litigation and Other Legal Matters

        The Company is subject to various lawsuits and claims relating to issues such as contract disputes, product liability, patents and trademarks, advertising, employee and other matters. Although the results of claims and litigation cannot be predicted with certainty, it is the opinion of management that the ultimate disposition of these matters, to the extent not previously provided for, will not have a material adverse effect, individually or in the aggregate, on the Company's combined financial statements taken as a whole.

        In connection with the Acquisition, Clorox retained liability associated with a potential contract claim and also certain environmental matters associated with the Paulsboro plant. In conjunction with the Acquisition, the Company agreed to indemnify and reimburse Clorox for 50% of the first $5,000,000 in settlement costs related to the contract claim. As of December 31, 2011 and March 31, 2012, the Company has accrued $2,500,000 in long-term liabilities related to this contingency.

Note 8—Defined Contribution Plan

        The Company established a defined contribution plan in the United States for the Company's employees that contains two components, a 401(k) component and a profit-sharing component, which qualifies as a tax deferred savings plan under Section 401(k) of the Internal Revenue Code ("IRC"). Eligible U.S employees may contribute a percentage of their pre-tax compensation, subject to certain IRC limitations. The Plan provides for employer matching contributions to be made at the discretion of the Board of Directors. The Company's aggregate cost of the defined contribution plans was $88,000 and $439,000 in the three months ended March 31, 2011 and 2012, respectively.

Note 9—Segment Data

        The Company manages its business through two geographic segments: North America and International.

  •
  North America consists of auto-care products marketed and sold in the United States and Canada. Products within this segment include auto-care products primarily under the Armor All® and STP® brands.

  •
  International consists of products sold outside North America. Products within this segment include auto-care products primarily under the Armor All® and STP®, brands.

        The following tables summarize the financial performance of the Company's operating segments (in thousands):

	Three months ended March 31, 2011
	North America	International	Corporate	Consolidated
Net sales	$62,709	$17,872	$—	$80,581
Earnings (loss) before income taxes	24,264	2,044	(27,144)	(836)
Capital expenditures	1,431	264	—	1,695
Depreciation and amortization	1,911	110	9,175	11,196
Share-based compensation	63	2	—	65

Armored AutoGroup Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 9—Segment Data (Continued)

	Three months ended March 31, 2012
	North America	International	Corporate	Consolidated
Net sales	$66,983	$19,413	$—	$86,396
Earnings (loss) before income taxes	21,975	2,537	(21,177)	3,335
Capital expenditures	2,815	131	—	2,946
Depreciation and amortization	2,182	229	9,175	11,586
Share-based compensation	62	3	—	65

        The Company does not allocate its cost of products sold—acquisition related, acquisition-related charges, amortization of intangible assets and interest expense between its North America and International segments but includes them in the tables above under Corporate in order to reconcile the North America and International segments' performance to the Company's consolidated statements of operations. All intersegment sales are eliminated and are not included in the Company's reportable segments' net sales.

Note 10—Financial Information for the Company and Its Subsidiaries

        The Company's payment obligations under the Senior Notes due 2018 are guaranteed, jointly and severally, by all of the Company's wholly owned domestic subsidiaries that guarantee the obligations of the Company under the Credit Facility. These guarantees are full and unconditional, subject, in the case of the subsidiary guarantors, to customary release provisions. The Company conducts substantially all of its business through its subsidiaries. In servicing payments to be made on the 2018 Notes and other indebtedness, and to satisfy other liquidity requirements, the Company will rely, in large part, on cash flows from these subsidiaries, mainly in the form of dividends, royalties and advances or payments on account of intercompany loan arrangements. The ability of these subsidiaries to make dividend payments to the Company will be affected by, among other factors, the obligations of these entities to their creditors, requirements of corporate and other law, and restrictions contained in agreements entered into by or relating to these entities.

        The following supplemental condensed combining financial information sets forth, on a combining basis, balance sheets, statements of operations and statements of comprehensive (loss) income for the Company, the guarantor subsidiaries, the non-guarantor subsidiaries and elimination entries necessary to consolidate the Company and its subsidiaries. This information is presented in lieu of separate financial statements and other related disclosures pursuant to Regulation S-X Rule 3-10 of the Securities Exchange Act of 1934, as amended, "Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered."

        The operating and investing activities of the separate legal entities are fully interdependent and integrated. Accordingly, the results of the separate legal entities are not representative of what the operating results would be on a stand-alone basis.

Armored AutoGroup Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 10—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Balance Sheet
December 31, 2011

	Issuer	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Total Combined
ASSETS
Current assets:
Cash	$—	$—	$4,935	$—	$4,935
Accounts receivable, net	766	42,421	11,113	—	54,300
Inventories	—	29,364	7,886	—	37,250
Due from Clorox	(244)	11,433	538	—	11,727
Other current assets	7,370	542	2,025	—	9,937

Total current assets	7,892	83,760	26,497	—	118,149
Property, plant and equipment, net	9,102	17,994	2,809	—	29,905
Goodwill	—	310,576	74,217	—	384,793
Intangible assets, net	—	314,304	73,871	—	388,175
Investment in subsidiaries	742,004	171,786	—	(913,790)	—
Deferred financing costs and other assets	6,450	—	4	—	6,454

Total assets	$765,448	$898,420	$177,398	$(913,790)	$927,476

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Book overdraft	$1,987	$—	$—	$—	$1,987
Accounts payable	2,519	4,419	1,668	—	8,606
Accrued expenses and other liabilities	13,651	5,097	3,866	—	22,614
Income taxes payable	(33,788)	35,531	78	—	1,821
Due to Parent	795	—	—	—	795
Notes payable, current portion	470	—	—	—	470

Total current liabilities	(14,366)	45,047	5,612	—	36,293
Notes payable, less current portion and discount	553,861	—	—	—	553,861
Other liabilities	2,500	—	—	—	2,500
Deferred income taxes	5,120	111,369	—	—	116,489

Total liabilities	547,115	156,416	5,612	—	709,143
Shareholder's equity	218,333	742,004	171,786	(913,790)	218,333

Total liabilities and shareholder's equity	$765,448	$898,420	$177,398	$(913,790)	$927,476

Armored AutoGroup Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 10—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Balance Sheet
March 31, 2012

	Issuer	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Total Combined
ASSETS
Current assets:
Cash	$948	$—	$5,292	$—	$6,240
Accounts receivable, net	894	70,982	17,721	—	89,597
Inventories	—	33,323	9,045	—	42,368
Due from Clorox	(115)	33	971	—	889
Other current assets	7,278	1,172	3,514	—	11,964

Total current assets	9,005	105,510	36,543	—	151,058
Property, plant and equipment, net	10,369	18,356	2,702	—	31,427
Goodwill	—	310,576	76,337	—	386,913
Intangible assets, net	—	306,758	74,316	—	381,074
Investment in subsidiaries	741,390	176,652	—	(918,042)	—
Deferred financing costs and other assets	6,074	77	4	—	6,155

Total assets	$766,838	$917,929	$189,902	$(918,042)	$956,627

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Accounts payable	$2,584	$13,020	$6,318	$—	$21,922
Accrued expenses and other liabilities	23,041	5,916	5,274	—	34,231
Income taxes payable	(43,619)	49,445	(75)	—	5,751
Due to Parent	795	—	—	—	795
Notes payable, current portion	424	—	—	—	424

Total current liabilities	(16,775)	68,381	11,517	—	63,123
Notes payable, less current portion and discount	553,768	—	—	—	553,768
Other liabilities	2,500	—	—	—	2,500
Deferred income taxes	3,295	108,158	1,733	—	113,186

Total liabilities	542,788	176,539	13,250	—	732,577
Shareholder's equity	224,050	741,390	176,652	(918,042)	224,050

Total liabilities and shareholder's equity	$766,838	$917,929	$189,902	$(918,042)	$956,627

Armored AutoGroup Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 10—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Statement of Operations
Three months ended March 31, 2011

	Issuer	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Total Combined
Net sales	$—	$67,261	$21,681	$(8,361)	$80,581
Cost of products sold	—	32,950	15,565	(8,361)	40,154
Cost of products sold—acquisition related	—	4,439			4,439

Gross profit	—	29,872	6,116	—	35,988
Operating expenses:
Selling and administrative expenses	5,775	820	2,558	—	9,153
Advertising costs	—	4,056	1,441	—	5,497
Research and development costs	—	699	—	—	699
Amortization of acquired intangible assets	—	7,545	1,630	—	9,175
Acquisition-related charges	691	—	—	—	691

Total operating expenses	6,466	13,120	5,629	—	25,215

Operating (loss) profit	(6,466)	16,752	487	—	10,773
Non-operating expenses (income):
Interest expense	11,756	—	70	—	11,826
Other (income) expense	—	1	(218)	—	(217)

(Loss) earnings before (benefit) provision for income taxes	(18,222)	16,751	635	—	(836)
(Benefit) provision for income taxes	(7,149)	6,572	249	—	(328)
Equity earnings of subsidiaries, net of taxes	10,565	386	—	(10,951)	—

Net (loss) earnings	$(508)	$10,565	$386	$(10,951)	$(508)

Armored AutoGroup Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 10—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Statement of Operations
Three months ended March 31, 2012

	Issuer	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Total Combined
Net sales	$—	$72,941	$22,458	$(9,003)	$86,396
Cost of products sold	—	37,143	14,950	(9,003)	43,090

Gross profit	—	35,798	7,508	—	43,306
Operating expenses:
Selling and administrative expenses	5,579	4,912	2,656	—	13,147
Advertising costs	—	3,545	1,718	—	5,263
Research and development costs	—	515	—	—	515
Amortization of acquired intangible assets	—	7,545	1,630	—	9,175

Total operating expenses	5,579	16,517	6,004	—	28,100

Operating (loss) profit	(5,579)	19,281	1,504	—	15,206
Non-operating expenses (income):
Interest expense	12,090	—	—	—	12,090
Other (income) expense	—	—	(219)	—	(219)

(Loss) earnings before (benefit) provision for income taxes	(17,669)	19,281	1,723	—	3,335
(Benefit) provision for income taxes	(9,035)	11,308	(44)	—	2,229
Equity earnings of subsidiaries, net of taxes	9,740	1,767	—	(11,507)	—

Net earnings	$1,106	$9,740	$1,767	$(11,507)	$1,106

Armored AutoGroup Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 10—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Statement of Comprehensive (Loss) Income
Three months ended March 31, 2011

	Issuer	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Total Combined
Net (loss) earnings	$(508)	$10,565	$386	$(10,951)	$(508)
Other comprehensive income:
Foreign currency translation	—	—	3,423	15	3,438

Comprehensive (loss) income	$(508)	$10,565	$3,809	$(10,936)	$2,930

Armored AutoGroup Inc.
Combining Statement of Comprehensive Income
Three months ended March 31, 2012

	Issuer	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Total Combined
Net earnings	$1,106	$9,740	$1,767	$(11,507)	$1,106
Other comprehensive income:
Foreign currency translation	—	—	4,144	402	4,546

Comprehensive income	$1,106	$9,740	$5,911	$(11,105)	$5,652

Armored AutoGroup Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 10—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Statement of Cash Flows
Three months ended March 31, 2011

	Issuer	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Total Combined
Cash flows from operating activities:
Net (loss) earnings	$(508)	$10,565	$386	$(10,951)	$(508)
Adjustments to reconcile net (loss) earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	959	8,495	1,741	—	11,195
Share-based compensation	65	—	—	—	65
Deferred income taxes	(176)	(3,924)	(449)	—	(4,549)
Equity earnings of subsidiaries, net of taxes	(10,565)	(386)	—	10,951	—
Other	—	80	—	—	80
Cash effect of changes in:
Accounts receivable, net	(224)	(29,701)	(6,665)	—	(36,590)
Inventories	—	(1,953)	461	—	(1,492)
Due from Clorox	3,114	4,734	(2,373)	—	5,475
Other current assets	383	—	(1,619)	—	(1,236)
Accounts payable and accrued liabilities	9,443	3,881	319	—	13,643
Intercompany receivable / payable	17,405	(26,868)	9,478	(15)	—
Income taxes payable	(31,954)	35,524	698	—	4,268

Net cash (used in) provided by operating activities	(12,058)	447	1,977	(15)	(9,649)

Cash flows from investing activities:
Capital expenditures	(984)	(447)	(264)	—	(1,695)

Net cash used in investing activities	(984)	(447)	(264)	—	(1,695)

Cash flows from financing activities:
Principal payments on notes payable	(750)	—	—	—	(750)
Debt financing costs	(629)	—	—	—	(629)

Net cash used in financing activities	(1,379)	—	—	—	(1,379)

Effect of exchange rate changes on cash	—	—	221	15	236

Net (decrease) increase in cash	(14,421)	—	1,934	—	(12,487)
Cash at beginning of period	29,966	—	1,735	—	31,701

Cash at end of period	$15,545	$—	$3,669	$—	$19,214

Armored AutoGroup Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 10—Financial Information for the Company and Its Subsidiaries (Continued)

Armored AutoGroup Inc.
Combining Statement of Cash Flows
Three months ended March 31, 2012

	Issuer	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Total Combined
Cash flows from operating activities:
Net earnings	$1,106	$9,740	$1,767	$(11,507)	$1,106
Adjustments to reconcile net earningsto net cash (used in) provided by operating activities:
Depreciation and amortization	1,644	8,071	1,871	—	11,586
Share-based compensation	65	—	—	—	65
Deferred income taxes	—	(3,211)	(89)	—	(3,300)
Equity earnings of subsidiaries, net of taxes	(9,740)	(1,767)	—	11,507	—
Other	—	—	55	—	55
Cash effect of changes in:
Accounts receivable, net	(128)	(28,561)	(6,663)	—	(35,352)
Inventories	—	(3,959)	(1,159)	—	(5,118)
Due from Clorox	(129)	11,400	(433)	—	10,838
Other current assets	89	(707)	(1,489)	—	(2,107)
Book overdraft	(1,987)	—	—	—	(1,987)
Accounts payable and accrued liabilities	9,455	9,420	6,058	—	24,933
Intercompany receivable / payable	13,552	(13,927)	777	(402)	—
Income taxes payable	(9,831)	13,914	(153)	—	3,930

Net cash (used in) provided by operating activities	4,096	413	542	(402)	4,649

Cash flows from investing activities:
Capital expenditures	(2,398)	(413)	(135)	—	(2,946)

Net cash used in investing activities	(2,398)	(413)	(135)	—	(2,946)

Cash flows from financing activities:
Borrowings under revolver	8,000	—	—	—	8,000
Payments on revolver	(8,000)	—	—	—	(8,000)
Principal payments on notes payable	(750)	—	—	—	(750)

Net cash used in financing activities	(750)	—	—	—	(750)

Effect of exchange rate changes on cash	—	—	(50)	402	352

Net (decrease) increase in cash	948	—	357	—	1,305
Cash at beginning of period	—	—	4,935	—	4,935

Cash at end of period	$948	$—	$5,292	$—	$6,240

Note 14—Subsequent Events

        The Company has evaluated all subsequent events through May 15, 2012, the date the financial statements were available to be issued, and has concluded that no events or transactions have occurred or are pending that would have a material effect on the financial statements at March 31, 2012.

$275,000,000

Armored Autogroup

Offer to Exchange

Exchange Offer for 9.25% Senior Notes due 2018

PROSPECTUS

                        , 2012

        We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

        This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who can not legally be offered the securities.

        The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

        Until                        , all dealers that effect transactions in these securities, whether or not participating in the exchange offer may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Delaware

        Under the Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

        The bylaws of Armored Autogroup Inc. provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law of the State of Delaware.

        We have also purchased insurance insuring our directors and officers against certain liabilities that they might incur as directors or officers, including certain liabilities under the Securities Act of 1933, as amended.

Item 21.    Exhibits and Financial Statement Schedules.

(a)
Exhibits

        The following is a list of exhibits required by Item 601 of Regulation S-K and filed as part of this registration statement. Exhibits that previously have been filed are incorporated herein by reference.

EXHIBIT NO.		DESCRIPTION
2.1	*	Purchase and Sale Agreement, dated September 21, 2010, by and among Armored AutoGroup Inc. (formerly Viking Acquisition Inc.) and The Clorox Company.

2.2	*	Amendment No. 1 to Purchase and Sale Agreement, dated November 5, 2010, by and among Armored AutoGroup Inc. (formerly Viking Acquisition Inc.) and The Clorox Company.

3.1	*	Amended and Restated Certificate of Incorporation of Armored AutoGroup Inc. (formerly Viking Acquisition Inc.)

3.2	*	Bylaws of Armored AutoGroup Inc. (formerly Viking Acquisition Inc.)

3.3	*	Certificate of Incorporation of The Armor All/STP Products Company.

3.4	*	Amended and Restated Bylaws of The Armor All/STP Products Company.

3.5	*	Certificate of Incorporation of STP Products Manufacturing Company.

3.6	*	Amended and Restated Bylaws of STP Products Manufacturing Company.

3.7	*	Amended and Restated Certificate of Incorporation of Armored AutoGroup Sales Inc.

3.8	*	Bylaws of Armored AutoGroup Sales Inc.

3.9	*	Certificate of Formation of AA Group (U.S.)—A LLC.

3.10	*	Amended and Restated Limited Liability Company Agreement of AA Group (U.S.)—A LLC.

3.11	*	Certificate of Formation of AA Group (U.S.)—B LLC.

3.12	*	Limited Liability Company Agreement of AA Group (U.S.)—B LLC.

4.1	*	Indenture, dated November 5, 2010, by and among Armored AutoGroup Inc. (formerly Viking Acquisition Inc.) and Wells Fargo Bank, National Association, as Trustee.

4.2	*	Supplemental Indenture, dated November 5, 2010, by and among Armored AutoGroup Inc. (formerly Viking Acquisition Inc.), the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.3	*	Registration Rights Agreement, dated November 5, 2010, by and among Armored AutoGroup Inc. (formerly Viking Acquisition Inc.) and J.P. Morgan Securities LLC, for itself and on behalf of the Initial Purchasers listed on Schedule 1 thereto.

4.4	*	Joinder to Registration Rights Agreement, dated November 5, 2010, by STP Products Manufacturing Company and The Armor All/STP Products Company.

4.5	*	Stockholders Agreement, dated November 5, 2010, by and among Armored AutoGroup Parent Inc. (former Viking Parent Inc.), Avista Capital Partners II, L.P., Avista Capital Partners (Offshore) II, L.P., Avista Capital Partners (Offshore) II-A, L.P., ACP Viking Co-Invest, LLC and the Management Stockholders, party thereto.

5.1	*	Opinion of Kirkland & Ellis LLP.

EXHIBIT NO.		DESCRIPTION
10.1	†*	Employment Agreement, dated November 5, 2010, by and among Armored AutoGroup Inc. (formerly Viking Acquisition Inc.) and David P. Lundstedt.

10.2	†*	Consulting Letter Agreement, dated November 5, 2010, by Armored AutoGroup Parent, Inc. (formerly Viking Parent Inc.) and accepted by David P. Lundstedt.

10.3	†*	Consulting Letter Agreement, dated November 5, 2010, by Armored AutoGroup Parent Inc. (formerly Viking Parent Inc.) and accepted by Charles McIlvaine.

10.4	†*	Consulting Letter Agreement, dated November 5, 2010, by Armored AutoGroup Parent Inc. (formerly Viking Parent Inc.) and accepted by Allen Yurko.

10.5	†*	Employment Separation Agreement and Release, dated September 30, 2011, by and among Armored AutoGroup Inc. and Dan Steimle.

10.6	†*	Consulting Agreement, dated October 1, 2011, by and among Armored AutoGroup Inc. and Dan Steimle.

10.7	†*	Form of Nonqualified Stock Option Award Agreement.

10.8	†*	Armored AutoGroup Parent Inc. (formerly Viking Parent Inc.) 2010 Equity Incentive Plan.

10.9	*	Amended and Restated Credit Agreement, dated March 16, 2011, by and among Armored AutoGroup Inc. (formerly Viking Acquisition Inc.), as borrower, Armored AutoGroup Intermediate Inc. (formerly Viking Intermediate Inc.), the several lenders from time to time parties thereto, Natixis, New York Branch, as Syndication Agent, Royal Bank of Canada, as Documentation Agent, and J.P. Morgan Chase Bank, N.A., as Administrative Agent.

10.10	*	Guarantee and Collateral Agreement, dated November 5, 2010, by and among Armored AutoGroup Inc. (formerly Viking Acquisition Inc.), Armored AutoGroup Intermediate Inc. (formerly Viking Intermediate Inc.) and certain of its subsidiaries party thereto, in favor of J.P. Morgan Chase Bank, N.A., as Administrative Agent.

10.11	*	Advisory Services and Monitoring Agreement, dated November 5, 2011, by and among Armored AutoGroup Inc. (formerly Viking Acquisition Inc.) and Avista Capital Holdings, L.P.

10.12	†*	Consulting Agreement, dated as of December 1, 2010, by and among Charles McIlvaine and Armored AutoGroup Inc.

10.13	†*	Employment Separation Agreement and Release, dated December 31, 2011, by and among Armored AutoGroup Inc. and Derek Gordon.

21.1	*	Subsidiaries of the registrant

23.1		Consent of Independent Registered Public Accounting Firm

23.2	*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney

25.1	*	Statement of Trustee Eligibility

99.1	*	Form of Letter of Transmittal

†
Indicates a management contract or compensatory plan or arrangement.

*
Previously filed.

(b)
Financial Statement Schedules

        All schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

Item 22.    Undertakings.

        The undersigned registrants hereby undertakes:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)   That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (e)   That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

          (f)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (g)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

          (h)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on June 22, 2012.

ARMORED AUTOGROUP INC. (Registrant)
By:	/s/ DAVID P. LUNDSTEDT
	Name:	David P. Lundstedt
	Title:	Chairman, President and Chief Executive Officer

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID P. LUNDSTEDT David P. Lundstedt	Chairman, President and Chief Executive Officer	June 22, 2012
/s/ J. ANDREW BOLT J. Andrew Bolt	Executive Vice President, Chief Financial Officer and Principal Accounting Officer	June 22, 2012
* David F. Burgstahler	Director	June 22, 2012
* David Durkin	Director	June 22, 2012
* Allen Yurko	Director	June 22, 2012
* Charles McIlvaine	Director	June 22, 2012

*By:	/s/ J. ANDREW BOLT J. Andrew Bolt, as Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on June 22, 2012.

THE ARMOR ALL/STP PRODUCTS COMPANY (Registrant)
By:	/s/ DAVID P. LUNDSTEDT
	Name:	David P. Lundstedt
	Title:	Chairman, President and Chief Executive Officer

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID P. LUNDSTEDT David P. Lundstedt	Chairman, President and Chief Executive Officer	June 22, 2012
/s/ J. ANDREW BOLT J. Andrew Bolt	Executive Vice President, Chief Financial Officer and Principal Accounting Officer	June 22, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on June 22, 2012

STP PRODUCTS MANUFACTURING COMPANY (Registrant)
By:	/s/ DAVID P. LUNDSTEDT
	Name:	David P. Lundstedt
	Title:	Chairman, President and Chief Executive Officer

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID P. LUNDSTEDT David P. Lundstedt	Chairman, President and Chief Executive Officer	June 22, 2012
/s/ J. ANDREW BOLT J. Andrew Bolt	Executive Vice President, Chief Financial Officer and Principal Accounting Officer	June 22, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on June 22, 2012.

ARMORED AUTOGROUP SALES INC. (Registrant)
By:	/s/ DAVID P. LUNDSTEDT
	Name:	David P. Lundstedt
	Title:	Chairman, President and Chief Executive Officer

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID P. LUNDSTEDT David P. Lundstedt	Chairman, President and Chief Executive Officer	June 22, 2012
/s/ J. ANDREW BOLT J. Andrew Bolt	Executive Vice President, Chief Financial Officer and Principal Accounting Officer	June 22, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on June 22, 2012.

AA GROUP (U.S.)—A LLC (Registrant)
By:	Armored AutoGroup Inc.
Its:	Sole Member
By:	/s/ DAVID P. LUNDSTEDT
	Name:	David P. Lundstedt
	Title:	Chairman, President and Chief Executive Officer

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID P. LUNDSTEDT David P. Lundstedt	President, Chief Executive Officer and Manager	June 22, 2012
/s/ J. ANDREW BOLT J. Andrew Bolt	Executive Vice President, Chief Financial Officer and Principal Accounting Officer	June 22, 2012

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on June 22, 2012.

AA GROUP (U.S.)—B LLC (Registrant)
By:	Armored AutoGroup Inc.
Its:	Sole Member
By:	/s/ DAVID P. LUNDSTEDT
	Name:	David P. Lundstedt
	Title:	Chairman, President and Chief Executive Officer

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID P. LUNDSTEDT David P. Lundstedt	President, Chief Executive Officer and Manager	June 22, 2012
/s/ J. ANDREW BOLT J. Andrew Bolt	Executive Vice President, Chief Financial Officer and Principal Accounting Officer	June 22, 2012

EXHIBIT INDEX

EXHIBIT NO.		DESCRIPTION
2.1	*	Purchase and Sale Agreement, dated September 21, 2010, by and among Armored AutoGroup Inc. (formerly Viking Acquisition Inc.) and The Clorox Company.

2.2	*	Amendment No. 1 to Purchase and Sale Agreement, dated November 5, 2010, by and among Armored AutoGroup Inc. (formerly Viking Acquisition Inc.) and The Clorox Company.

3.1	*	Amended and Restated Certificate of Incorporation of Armored AutoGroup Inc. (formerly Viking Acquisition Inc.)

3.2	*	Bylaws of Armored AutoGroup Inc. (formerly Viking Acquisition Inc.)

3.3	*	Certificate of Incorporation of The Armor All/STP Products Company.

3.4	*	Amended and Restated Bylaws of The Armor All/STP Products Company.

3.5	*	Certificate of Incorporation of STP Products Manufacturing Company.

3.6	*	Amended and Restated Bylaws of STP Products Manufacturing Company.

3.7	*	Amended and Restated Certificate of Incorporation of Armored AutoGroup Sales Inc.

3.8	*	Bylaws of Armored AutoGroup Sales Inc.

3.9	*	Certificate of Formation of AA Group (U.S.)—A LLC.

3.10	*	Amended and Restated Limited Liability Company Agreement of AA Group (U.S.)—A LLC.

3.11	*	Certificate of Formation of AA Group (U.S.)—B LLC.

3.12	*	Limited Liability Company Agreement of AA Group (U.S.)—B LLC.

4.1	*	Indenture, dated November 5, 2010, by and among Armored AutoGroup Inc. (formerly Viking Acquisition Inc.) and Wells Fargo Bank, National Association, as Trustee.

4.2	*	Supplemental Indenture, dated November 5, 2010, by and among Armored AutoGroup Inc. (formerly Viking Acquisition Inc.), the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.3	*	Registration Rights Agreement, dated November 5, 2010, by and among Armored AutoGroup Inc. (formerly Viking Acquisition Inc.) and J.P. Morgan Securities LLC, for itself and on behalf of the Initial Purchasers listed on Schedule 1 thereto.

4.4	*	Joinder to Registration Rights Agreement, dated November 5, 2010, by STP Products Manufacturing Company and The Armor All/STP Products Company.

4.5	*	Stockholders Agreement, dated November 5, 2010, by and among Armored AutoGroup Parent Inc. (former Viking Parent Inc.), Avista Capital Partners II, L.P., Avista Capital Partners (Offshore) II, L.P., Avista Capital Partners (Offshore) II-A, L.P., ACP Viking Co-Invest, LLC and the Management Stockholders, party thereto.

5.1	*	Opinion of Kirkland & Ellis LLP.

10.1	†*	Employment Agreement, dated November 5, 2010, by and among Armored AutoGroup Inc. (formerly Viking Acquisition Inc.) and David P. Lundstedt.

10.2	†*	Consulting Letter Agreement, dated November 5, 2010, by Armored AutoGroup Parent, Inc. (formerly Viking Parent Inc.) and accepted by David P. Lundstedt .

10.3	†*	Consulting Letter Agreement, dated November 5, 2010, by Armored AutoGroup Parent Inc. (formerly Viking Parent Inc.) and accepted by Charles McIlvaine.

EXHIBIT NO.		DESCRIPTION
10.4	†*	Consulting Letter Agreement, dated November 5, 2010, by Armored AutoGroup Parent Inc. (formerly Viking Parent Inc.) and accepted by Allen Yurko.

10.5	†*	Employment Separation Agreement and Release, dated September 30, 2011, by and among Armored AutoGroup Inc. and Dan Steimle.

10.6	†*	Consulting Agreement, dated October 1, 2011, by and among Armored AutoGroup Inc. and Dan Steimle.

10.7	†*	Form of Nonqualified Stock Option Award Agreement.

10.8	†*	Armored AutoGroup Parent Inc. (formerly Viking Parent Inc.) 2010 Equity Incentive Plan.

10.9	*	Amended and Restated Credit Agreement, dated March 16, 2011, by and among Armored AutoGroup Inc. (formerly Viking Acquisition Inc.), as borrower, Armored AutoGroup Intermediate Inc. (formerly Viking Intermediate Inc.), the several lenders from time to time parties thereto, Natixis, New York Branch, as Syndication Agent, Royal Bank of Canada, as Documentation Agent, and J.P. Morgan Chase Bank, N.A., as Administrative Agent.

10.10	*	Guarantee and Collateral Agreement, dated November 5, 2010, by and among Armored AutoGroup Inc. (formerly Viking Acquisition Inc.), Armored AutoGroup Intermediate Inc. (formerly Viking Intermediate Inc.) and certain of its subsidiaries party thereto, in favor of J.P. Morgan Chase Bank, N.A., as Administrative Agent.

10.11	*	Advisory Services and Monitoring Agreement, dated November 5, 2011, by and among Armored AutoGroup Inc. (formerly Viking Acquisition Inc.) and Avista Capital Holdings, L.P.

10.12	†*	Consulting Agreement, dated as of December 1, 2010, by and among Charles McIlvaine and Armored AutoGroup Inc.

10.13	†*	Employment Separation Agreement and Release, dated December 31, 2011, by and among Armored AutoGroup Inc. and Derek Gordon.

21.1	*	Subsidiaries of the registrant

23.1		Consent of Independent Registered Public Accounting Firm

23.2	*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney

25.1	*	Statement of Trustee Eligibility

99.1	*	Form of Letter of Transmittal

†
Indicates a management contract or compensatory plan or arrangement.

*
Previously filed.